                                                          CONTROL SHARE MEETING

                                 SCHEDULE 14A

                                  (RULE 14A)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

  Filed by the Registrant [X]

  Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement

[_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-
6(e)(2))

[_]Definitive Proxy Statement

[_]Definitive Additional Materials

[X]Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          COMMERCIAL INTERTECH CORP.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     ---------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[_]$125 per Exchange Act Rules 0-11(c) (1) (ii), 14a-6(i) (1), 14a-6(i) (2) or
Item 22(a) (2) of Schedule 14A.

[_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i) (3).

[_]Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

  (1) Title of each class of securities to which transaction applies:
    ------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:
    ------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:
    ------------------------------------------------------------------------

  (5) Total fee paid:
    ------------------------------------------------------------------------

[X]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES

    PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

                               ----------------

                               CUNO INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                 06-1159240
                                                    (I.R.S. EMPLOYER
   (STATE OR OTHER JURISDICTION OF                 IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)

        400 RESEARCH PARKWAY
        MERIDEN, CONNECTICUT                              06450
                                                       (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE
              OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (203) 237-5541

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT: NONE

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                    COMMON STOCK, PAR VALUE $.001 PER SHARE,
                WITH ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS
                                (TITLE OF CLASS)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               CUNO INCORPORATED

                                     PART I
                 INFORMATION INCLUDED IN INFORMATION STATEMENT
                    AND INCORPORATED IN FORM 10 BY REFERENCE

              CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10

 ITEM
 NO.             CAPTION                  LOCATION IN INFORMATION STATEMENT
 ----            -------                  ---------------------------------
  1.  Business ...................   "Information Statement Summary"; "Risk
                                      Factors"; "Introduction"; "Management's
                                      Discussion and Analysis of Financial
                                      Condition and Results of Operations."
  2.  Financial Information ......   "Summary Financial and Other Data"; "Risk
                                      Factors"; "The Distribution"; "Financing";
                                      "Pro Forma Capitalization"; "Selected
                                      Financial and Other Data"; "Management's
                                      Discussion and Analysis of Financial
                                      Condition and Results of Operations."
  3.  Properties..................   "Business--Properties."
  4.  Security Ownership of
       Certain Beneficial Owners
       and Management.............   "Ownership of Common Stock."
  5.  Directors and Executive        "Risk Factors--Composition of Board of
       Officers...................    Directors and Management; Potential
                                      Conflicts of Interest"; "Management"; "The
                                      Distribution--Future Management of The
                                      Company."
  6.  Executive Compensation......   "Arrangements Between the Company and
                                      Commercial Intertech"; "Management."
  7.  Certain Relationships and
       Related Transactions.......   "Information Statement Summary";
                                      "Arrangements Between the Company and
                                      Commercial Intertech"; "Certain
                                      Transactions in Connection with the
                                      Distribution."
  8.  Legal Proceedings...........   "Business--Legal Proceedings."
  9.  Market Price of and
       Dividends on the
       Registrant's Common Equity    "Information Statement Summary"; "Risk
       and Related Shareholder        Factors--No Prior Market for the Shares;
       Matters....................    Possible Volatility of Share Price"; "The
                                      Distribution--Listing and Trading of the
                                      Common Stock"; "Description of Capital
                                      Stock."
 10.  Recent Sales of Unregistered
       Securities.................   Not Applicable.
 11.  Description of Registrant's
       Securities to be              "Information Statement Summary"; "Risk
       Registered.................    Factors--Anti-Takeover Considerations";
                                      "The Distribution--Listing and Trading of
                                      the Common Stock"; "Description of Capital
                                      Stock."
 12.  Indemnification of Directors   "Information Statement Summary"; "Liability
       and Officers...............    and Indemnification of Directors and
                                      Officers."

 ITEM
 NO.              CAPTION                    LOCATION IN INFORMATION STATEMENT
 ----             -------                    ---------------------------------
 13.  Financial Statements and          "Selected Financial and Other Data";
       Supplementary Data............    "Management's Discussion and Analysis of
                                         Financial Condition and Results of
                                         Operations."
 14.  Changes in and Disagreements
       with Accountants on Accounting
       and Financial Disclosure......   Not Applicable.
 15.  Financial Statements and
       Exhibits......................   "Index to Combined Financial Statements."

                   SUBJECT TO COMPLETION--DATED JULY 30, 1996
                              FOR INFORMATION ONLY

INFORMATION STATEMENT
- ---------------------

      Commercial                                                           CUNO
[LOGO]----------                                                 Filter Systems
      Intertech                                                ----------------

                               CUNO INCORPORATED

                                  COMMON STOCK
                          (PAR VALUE $.001 PER SHARE)

                               ----------------

  This Information Statement is being furnished to shareholders of Commercial Intertech Corp. ("Commercial Intertech") in connection with the distribution by Commercial Intertech to its shareholders of all of the outstanding shares of common stock of its wholly-owned subsidiary, CUNO Incorporated ("CUNO" or the "Company").

  It is expected that the distribution will be made on or about August 19, 1996, on the basis of one share of common stock of CUNO for one Commercial Intertech common share, subject to certain conditions. See "Information Statement Summary--The Distribution--Distribution Date". No consideration will be paid by shareholders of Commercial Intertech for the shares of common stock of CUNO to be received by them in the distribution, nor will they be required to surrender or exchange shares of Commercial Intertech in order to receive common stock of CUNO. No fractional shares will be issued.

  There is no current public market for the common stock of CUNO. Application has been made to list such shares on the Nasdaq National Market under the symbol "CUNO."

  IN REVIEWING THIS INFORMATION STATEMENT, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 6.

                               ----------------

          NO SHAREHOLDER APPROVAL IS REQUIRED IN CONNECTION WITH THIS
              DISTRIBUTION, WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

                               ----------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                INFORMATION STATEMENT. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

     THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. ANY SUCH OFFERING MAY
         ONLY BE MADE BY MEANS OF A SEPARATE PROSPECTUS PURSUANT TO AN
               EFFECTIVE REGISTRATION STATEMENT AND OTHERWISE IN
                        COMPLIANCE WITH APPLICABLE LAW.

             THE DATE OF THIS INFORMATION STATEMENT IS      , 1996

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
TABLE OF CONTENTS........................................................   i
INFORMATION STATEMENT SUMMARY............................................   1
RISK FACTORS.............................................................   6
  Absence of History as a Stand-Alone Company............................   6
  Limited Relevance of Historical Financial Information..................   6
  Agreements with Commercial Intertech; Lack of Arm's-Length
   Negotiations..........................................................   6
  Potential Change of Control of Commercial Intertech....................   6
  No Prior Market for the Shares; Possible Volatility of Share Price.....   7
  Risks Associated With International Operations.........................   7
  Patents and Proprietary Techniques.....................................   7
  Technological and Regulatory Change....................................   7
  Certain Federal Income Tax Considerations..............................   8
  Competition............................................................   8
  Composition of Board of Directors and Management; Potential Conflicts
   of Interest...........................................................   8
  Anti-Takeover Considerations...........................................   9
  Risks Associated with Acquisitions.....................................   9
  Forward-Looking Information May Prove Inaccurate.......................   9
  Effects on Commercial Intertech Common Stock...........................   9
INTRODUCTION.............................................................  10
THE DISTRIBUTION.........................................................  11
  Background and Reasons for the Distribution............................  11
  Manner of Effecting the Distribution...................................  11
  Results of the Distribution............................................  11
  Listing and Trading of the Common Stock................................  12
  Future Management of The Company.......................................  12
  Certain Federal Income Tax Consequences of the Distribution............  12
  Conditions; Termination................................................  13
  Reasons for Furnishing the Information Statement.......................  13
ARRANGEMENTS BETWEEN THE COMPANY AND COMMERCIAL INTERTECH................  14
  Distribution and Interim Services Agreement............................  14
  Tax Allocation Agreement...............................................  15
  Employee Benefit Agreement.............................................  15
FINANCING................................................................  16
PRO FORMA CAPITALIZATION.................................................  17
PROJECTIONS..............................................................  18
  Uncertainty of Projections.............................................  18
  General................................................................  18
  Methodology............................................................  19
  Projection Periods Presented...........................................  19
  Assumptions............................................................  19
SELECTED FINANCIAL AND OTHER DATA........................................  21
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS...........................................................  22
  Overview...............................................................  22
  Results of Operations..................................................  23
  Impact of Inflation....................................................  25
  Quarterly Results and Seasonality......................................  25
  Liquidity and Capital Resources........................................  26
  Accounting Standards...................................................  26

                                                                          PAGE
                                                                          ----
BUSINESS.................................................................  27
  General................................................................  27
  Market Overview........................................................  27
  Growth Strategy........................................................  28
  Products...............................................................  29
  New Products...........................................................  33
  Competition............................................................  34
  Research and Development and Product Development.......................  34
  Manufacturing..........................................................  34
  Raw Material Suppliers.................................................  34
  Distribution and Sales.................................................  34
  Properties.............................................................  35
  Trademarks and Patents.................................................  35
  Seasonality............................................................  35
  Government Regulations.................................................  35
  Employees..............................................................  36
  Legal Proceedings......................................................  36
MANAGEMENT...............................................................  37
  Executive Officers, Directors and Significant Employees................  37
  Board of Directors.....................................................  38
  Committees of the Board of Directors...................................  39
  Compensation of the Board of Directors.................................  40
  Executive Compensation.................................................  40
EXPECTED COMPENSATION AND EMPLOYEE BENEFIT PLANS FOLLOWING THE
 DISTRIBUTION............................................................  43
  Annual Incentive Compensation..........................................  43
  The Executive Management Incentive Plan................................  43
  The Management Incentive Plan..........................................  43
  Change of Control Agreements...........................................  43
  Stock Option Plans.....................................................  44
OWNERSHIP OF COMMON STOCK................................................  47
  Security Ownership of Directors and Executive Officers.................  47
  Security Ownership of Certain Beneficial Owners........................  48
CERTAIN TRANSACTIONS IN CONNECTION WITH THE DISTRIBUTION.................  49
DESCRIPTION OF CAPITAL STOCK.............................................  50
  Common Stock...........................................................  50
  Preferred Stock........................................................  50
  Certain Corporate Provisions...........................................  50
  Delaware Anti-Takeover Law.............................................  51
  Stockholder Rights Agreement...........................................  51
LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS..................  54
  Limitation of Liability of Directors...................................  54
  Indemnification of Directors and Officers..............................  54
ADDITIONAL INFORMATION...................................................  56
INDEX TO COMBINED FINANCIAL STATEMENTS................................... F-1

                                  Commercial
                            [LOGO]----------
                                  Intertech

                                                                         , 1996

Dear Shareholder:

  We are pleased to inform you that on July 29, 1996 the Board of Directors of Commercial Intertech Corp. ("Commercial Intertech") approved a plan to spin-off our fluid purification business by declaring a dividend distribution of 100% of the common stock of CUNO Incorporated ("CUNO") on a pro-rata basis to the holders of Commercial Intertech common shares (the "Distribution"). The enclosed Information Statement explains the Distribution in detail and contains important financial statements and other data regarding CUNO. We urge you to read it carefully.

  The Distribution will result in your ownership of shares of two very different companies. Commercial Intertech will focus on its hydraulic systems and building systems and metal products businesses and CUNO will focus on its fluid purification business. Your Board of Directors believes that the Distribution, by enabling Commercial Intertech and CUNO to develop their respective businesses separately, should better position the two companies to enhance their respective businesses and produce greater total shareholder value over the long- term. The Board is excited about the opportunities each Company has to offer.

  As explained in the Information Statement, each holder of record of Commercial Intertech common shares at the close of business on August 9, 1996, the record date for the Distribution, will receive one share of CUNO Common Stock for every one share of Commercial Intertech common share. No action is required on your part to receive your CUNO shares. You will not be required to either pay anything for the new shares or to surrender your Commercial Intertech shares. No fractional shares of CUNO stock will be issued.

  A shareholder vote is not required in connection with this matter and accordingly your proxy is not being sought.

                                          Sincerely,

                                          Paul J. Powers
                                          Chairman, President and Chief
                                           Executive Officer

                                           CUNO
                                Filter Sysytems
                               ----------------

                                                                          , 1996

Dear Shareholder:

  As a result of being a holder of Commercial Intertech Corp. common shares you are about to become a shareholder in CUNO Incorporated ("CUNO"). On behalf of all who are a part of this new public corporation, I welcome you as a shareholder.

  CUNO has a long history of leadership in the design, manufacture and marketing of a comprehensive line of filtration products for the separation, clarification and purification of liquids and gases. CUNO's products are used in the health care, fluid processing and potable water markets. CUNO's Board of Directors believes there are significant opportunities for CUNO and that the shareholders will benefit from the increased business focus that will come following the spin-off.

  The document that follows contains important financial information and other data regarding CUNO. I urge you to read it carefully.

                                          Sincerely,

                                          Paul J. Powers
                                          Chairman and Chief Executive Officer

                         INFORMATION STATEMENT SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, including "Risk Factors," and financial statements (including the notes thereto) appearing elsewhere in this Information Statement. Unless the context otherwise requires, or it is specifically indicated otherwise, (i) the information in this Information Statement gives effect to the spin-off (the "Spin-off") of the Company to be effected through a distribution of the Company's common stock, par value $.001 per share, to holders of record of Commercial Intertech common shares at the close of business on August 9 1996 (the "Distribution") and the related transactions described more fully in "The Distribution," (ii) as of July 23, 1996, an 13,747 to 1 stock split to be effected immediately before the Distribution and (iii) "CUNO" or the "Company" means CUNO Incorporated after giving effect to the Spin-off. See "Arrangements Between the Company and Commercial Intertech."

                     DISTRIBUTION FROM COMMERCIAL INTERTECH

  The Company is currently a wholly-owned subsidiary of Commercial Intertech. On July 29, 1996, Commercial Intertech approved a plan to spin-off the businesses and operations that now comprise the Company, and the associated assets and liabilities of such businesses and operations by declaring a dividend distribution of all of the common stock of the Company. The Company and Commercial Intertech have entered into or will, on or prior to the consummation of the Distribution, enter into certain agreements relating to the Distribution and governing various interim and ongoing relationships between the two companies. See "Arrangements Between the Company and Commercial Intertech."

                                  THE COMPANY

  The Company is a world leader in the design, manufacture and marketing of a comprehensive line of filtration products for the separation, clarification and purification of liquids and gases. The Company's products, which include proprietary depth filters and semi-permeable membrane filters, are used in the health care, fluid processing and potable water markets. These products, most of which are disposable, effectively remove contaminants that range in size from molecules to sand particles. The Company's sales are approximately balanced between international and domestic markets. Significant customers include Boston Chicken, Inc., Kentucky Fried Chicken Corporation, McDonald's Corporation, Monsanto Company and Minnesota Mining and Manufacturing Company ("3M").

  The Company's objective is to provide high value-added products and premium customer service. The Company's proprietary manufacturing processes result in products that lower customers' operating expenses and improve the quality of customers' end products by providing longer lasting, higher quality and more efficient filters. As part of the Company's commitment to customer service, the Company designates its own scientists, each of whom possess particular industry expertise, to collaborate with customers on specific projects to insure satisfaction with its products and to create new products.

  In mid-1994, the Company realigned its business to accelerate sales growth and improve operating margins. A new senior management team developed and implemented the following initiatives, which are key elements of its ongoing growth strategy: (i) develop new products from core technologies, (ii) decrease product development cycle times, (iii) develop pre/final filter systems, (iv) increase customer focus, (v) improve operating efficiencies and (vi) pursue selective acquisitions. Due principally to these initiatives, net sales increased from $143 million to $163 million, a 14% increase, and operating margins improved from 3.5% to 6.7% from 1994 to 1995. Additionally, these initiatives have resulted in the introduction of 15 new products or product extensions which have produced over $18 million in aggregate sales over the last two years.

                    BACKGROUND AND REASONS FOR DISTRIBUTION

  Commercial Intertech believes that the Distribution will allow investors to better evaluate the merits of the CUNO Business (as defined below) and the Commercial Intertech Remaining Businesses (as defined below). The Spin-off will increase the long-term value of Commercial Intertech and its shareholders' investment. Commercial Intertech also believes that, as a result of the division of Commercial Intertech into two separate companies, each company will be able to establish better compensation and incentives for its officers and employees, including employee stock and cash incentive plans, that will relate directly to the respective company's performance. In addition, the Company believes the Spin-off will allow it to acquire other companies in the filtration industry using the Common Stock (as defined below) as consideration as well as have better access to the capital markets. In the past, such acquisitions were more difficult because potential targets did not desire to hold Commercial Intertech Common Shares (as defined below) because its performance was not as directly tied to the performance of the CUNO Business. The Distribution should also enable shareholders to benefit in the near term from the value of a higher growth and higher multiple CUNO Business, which has not previously received appropriate market recognition because of Commercial Intertech's mix of lower multiple industrial businesses.

  Commercial Intertech believes that its three businesses, hydraulic systems, building systems and metal products and the CUNO Business, require different management experience and capabilities, (due to their distinct marketing and selling techniques) and strategic planning, in order to maximize their respective potential growth. Commercial Intertech believes that the Distribution will allow the management of each company to better develop its respective businesses and will allow the financial markets to better recognize and evaluate the different growth characteristics of the two companies.

                                THE DISTRIBUTION

Distributing Company........  Commercial Intertech Corp., an Ohio corporation
                              ("Commercial Intertech").

Distributed Company.........  CUNO Incorporated ("CUNO" or the "Company"),
                              which on the Distribution Date will own the fluid purification segment of Commercial Intertech's operations (the "CUNO Business"). CUNO was incorporated under the laws of Delaware on May 23, 1985. On the Distribution Date (as defined below), the Company will become a publicly held corporation by virtue of the distribution of the Common Stock to the holders of Commercial Intertech Common Shares on the Record Date. See "Summary Financial and Other Data" and "Business."

Shares to be Distributed....  13,747,432 shares of common stock, par value
                              $.001 per share (the CUNO common stock and the Rights (as defined below) are collectively referred to herein as the "Common Stock"), of the Company, based on the number of common shares, par value $1.00 per share, of Commercial Intertech ("Commercial Intertech Common Stock") outstanding as of July 23, 1996. The shares to be distributed will constitute all of the shares of the Common Stock outstanding immediately after the Distribution. No fractional shares will be distributed. This number excludes stock options and performance shares to be granted on the Distribution Date. See "The Distribution--Manner of Effecting the Distribution."

                              One share of Common Stock for each Commercial
Distribution Ratio..........  Intertech Common Share. See "The Distribution--
                              Manner of Effecting the Distribution."

                              Commercial Intertech received opinions of tax
                              counsel based on certain assumptions and
Federal Income Tax            representations that the Distribution should
 Consequences...............  qualify as a tax-free spin-off under Section 355 of the Internal Revenue Code of 1986, as amended
                              (the "Code"). See "Risk Factors--Certain Federal
                              Income Tax Considerations" and "The
                              Distribution--Certain Federal Income Tax
                              Consequences of the Distribution."

                              There will be no fractional shares because the
Fractional Shares...........  distribution ratio is one for one. See "The
                              Distribution--Manner of Effecting the
                              Distribution."

                              There is currently no public market for the
Trading Market and Symbol...  Common Stock. Application has been made to list the Common Stock on the Nasdaq National Market ("Nasdaq") under the symbol "CUNO." See "The Distribution--Listing and Trading of the Common Stock." It is anticipated that prior to the Distribution Date, the Commercial Intertech Common Stock will trade with due bills.

                              Close of business on August 9, 1996 (the "Record
Record Date.................  Date").

                              The later of August 19, 1996 or the earliest
Distribution Date...........  practicable date following approval by Nasdaq of the Common Stock for trading thereon and the commencement of trading (the "Distribution Date"). The Distribution is subject to there not being in effect on the Distribution Date any injunction, order or decree of any court or any governmental authority which prohibits or makes illegal the Distribution. On the Distribution Date, the Distribution Agent (as defined below) will commence mailing share certificates for the Common Stock to holders of Commercial Intertech Common Stock as of the Record Date. Commercial Intertech shareholders will not be required to make any payment or to take any other action to receive the Common Stock. See "The Distribution-- Manner of Effecting the Distribution."

Distribution Agent,
 Transfer Agent and           ChaseMellon Shareholder Services, L.L.C. (the
 Registrar..................  "Distribution Agent").

                              The principal corporate offices of the Company
                              are located at 400 Research Parkway, Meriden,
Principal Office of the       Connecticut 06450; telephone number (203) 237-
 Company....................  5541.

Certain Provisions of the
 Certificate of
 Incorporation and Bylaws;
 Rights Agreement...........
                              Certain provisions of the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") and Amended and Restated Bylaws (the "Restated Bylaws"), contain provisions that (i) limit a shareholder's ability to act by written consent, (ii) provide for a staggered board of directors, (iii) require an affirmative vote of 80% of the shareholders entitled to vote to remove directors, which can only be for cause, to amend certain provisions of the Restated Certificate or to repeal or amend the Restated Bylaws and (iv) allow the Company's Board of Directors (the "Board"), without obtaining shareholder approval, to issue shares of preferred stock having rights that could adversely affect the voting power and economic rights of holders of the Common Stock. See "Capital Stock--Certain Corporate Provisions." The Restated Certificate would eliminate certain liabilities of CUNO directors in connection with the performance of their duties. See "Liability and Indemnification of Directors and Officers-- Limitation of Liability of Directors." The Rights Agreement (as defined below) will make more difficult an acquisition of control of the Company in a transaction not approved by the Board. See "Description of Capital Stock-- Shareholder Rights Agreement."

Post-Distribution Dividend    It is anticipated that, following the
 Policy.....................  Distribution, the Company will not pay dividends.

Risk Factors................
                              See "Risk Factors" for matters which should be considered when evaluating the Common Stock.

Relationship Between
 Commercial Intertech and
 CUNO after the
 Distribution...............  Commercial Intertech will have no stock ownership interest in the Company after the Distribution. However, the Company and Commercial Intertech will enter into several agreements relating to the Distribution and defining their ongoing relationship. As part of these agreements, the parties will agree to certain indemnities in respect of certain tax, employee and other matters. These agreements also include provisions for the transfer to the Company of all of the assets and liabilities of the CUNO Business. Additional agreements will relate to, among other things, certain employee benefit and compensation matters, tax sharing, administrative services and other miscellaneous matters. In addition, the Chairman of the Board and Chief Executive Officer of the Company will also be the Chairman of the Board and Chief Executive Officer of Commercial Intertech and the Company and Commercial Intertech will have certain common Directors. See "Arrangements Between the Company and Commercial Intertech."

                        SUMMARY FINANCIAL AND OTHER DATA

  The following table sets forth summary financial and other data of the Company. The selected income statement data for the years ended October 31, 1993, 1994 and 1995 are derived from audited combined financial statements of the Company. The selected balance sheet data as of April 30, 1996 and the selected income statement data for the six month periods ended April 30, 1995 and 1996 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the six months ended April 30, 1996 are not necessarily indicative of the results that may be expected for the entire year ending October 31, 1996. The data should be read in conjunction with the combined financial statements, related notes, other financial information, pro forma capitalization and pro forma condensed combined financial statements included elsewhere herein and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                        SIX MONTHS ENDED
                                  YEAR ENDED OCTOBER 31,                    APRIL 30,
                           ---------------------------------------  ---------------------------
                                                         PRO FORMA                    PRO FORMA
                             1993      1994      1995     1995(1)    1995     1996     1996(1)
                           --------  --------  --------  ---------  -------  -------  ---------
INCOME STATEMENT DATA(2):
 Net Sales...............  $130,771  $143,111  $162,699  $162,699   $77,343  $86,094   $86,094
 Gross Profit............    40,605    50,604    62,927    62,927    28,921   34,208    34,208
 Operating Income
  (Loss).................    (1,678)    4,978    10,840    10,840     4,692    7,624     7,624
 Interest Expense........      (281)     (706)     (691)   (3,241)     (421)    (199)   (1,474)
 Other (Expense) Income--
  net....................      (590)   (2,229)     (586)     (586)     (212)      56        56
 Income (Loss) Before
  Income Taxes...........    (2,549)    2,043     9,563     7,013     4,059    7,481     6,206
 Net Income (Loss).......      (701)    1,807     6,101     4,553     2,657    5,102     4,328
PRO FORMA PER SHARE DATA:
 Net Income Per Share....                                    $.33                         $.31
 Shares Used to Calculate
  Net Income Per
  Share(3)...............                                  13,747                       13,747
OTHER DATA:
 Depreciation and
  Amortization...........  $  7,664  $  8,154  $  7,929  $  7,929   $ 3,850  $ 3,818   $ 3,818
 Capital Expenditures....     3,245     2,927     5,234     5,234     2,754    2,408     2,408

                                                             APRIL 30, 1996
                                                           ------------------
                                                            ACTUAL  PRO FORMA
                                                           -------- ---------
BALANCE SHEET DATA:
 Working Capital.........................................  $ 52,437 $ 14,262(4)
 Total Assets............................................   167,200  167,200
 Short-Term Debt.........................................    12,962   12,962
 Long-Term Debt, Excluding Current Maturities............     3,484   33,484(5)
 Total Shareholder's Equity..............................   114,406   46,231(6)

- -------
(1) Adjusts actual interest expense to reflect the interest expense on the $30 million of long-term debt allocated to the Company from Commercial Intertech, which will be replaced immediately with the $30 million term facility from Mellon Bank, N.A., based on an 8.5% per annum interest rate, as if it had been outstanding for the entire period, and adjusts net income for the interest expense, net of the related federal and state taxes. Interest rates under the term facility will be variable with each 1/8% point movement in the interest rate resulting in a change in annual interest expense of $37,500 ($22,800, net of tax) based on the $30 million term facility balance. Does not include the capital gain tax of approximately $2.5 million, incurred because the Distribution is considered a change in the ownership group of CUNO Pacific Pty., Ltd. under Australian tax law, as the capital gain tax results directly from the Distribution and is a nonrecurring charge.
(2) Operating income has been reduced by an amount equal to the Company's estimate of the charges and expenses the Company would have incurred during those time periods presented as if it had operated as a separate, stand-alone entity.
(3) Shares based on 13,747,432 Commercial Intertech shares outstanding as of July 23, 1996 and on a distribution of one share of Common Stock for each Commercial Intertech Common Share.
(4) Adjusts working capital to reflect the dividend, as if the Distribution occurred as of April 30, 1996, of $35.7 million declared by the Company and payable to Commercial Intertech and the capital gain tax of approximately $2.5 million, incurred because the Distribution is considered a change in the ownership group of CUNO Pacific Pty., Ltd. under Australian Law.
(5) Adjusts long-term debt to reflect, as if the Distribution occurred as of April 30, 1996, the allocation of $30 million of long-term debt from Commercial Intertech to the Company, which will be replaced immediately with the $30 million term facility from Mellon Bank, N.A.
(6) Adjusts total shareholder's equity to reflect, as if the Distribution occurred as of April 30, 1996, the allocation of $30 million of long-term debt described in (5) above, the dividend of $35.7 million and the $2.5 million capital gain tax described in (4) above.

                                 RISK FACTORS

  Holders of Commercial Intertech Common Shares will receive shares of the Common Stock in the Distribution and should therefore consider carefully the following factors, in addition to the other information contained in this Information Statement. This Information Statement contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Information Statement.

ABSENCE OF HISTORY AS A STAND-ALONE COMPANY

  The Company has not recently operated as a stand-alone company. After the Distribution, the Company will no longer be a subsidiary of Commercial Intertech, but will operate as a stand-alone company, and Commercial Intertech will have no obligation to provide assistance to the Company or any of its subsidiaries except as described in "Arrangements Between the Company and Commercial Intertech." There can be no assurance that services provided to the Company by Commercial Intertech under such arrangements will continue to be provided, and if not, whether, or on what terms, such services could be replicated. Any termination of the arrangements could have an adverse effect on certain operations of the Company. See "Arrangements Between the Company and Commercial Intertech."

LIMITED RELEVANCE OF HISTORICAL FINANCIAL INFORMATION

  The financial information included herein may not necessarily reflect the results of operations, financial position and cash flows of the Company in the future or what the results of operations, financial position and cash flows would have been had the Company been a separate, stand-alone entity during the periods presented. The financial information included herein does not reflect many significant changes that will occur in the funding and operations of the Company as a result of the Distribution. In addition, the financial statements of the Company include certain assets, liabilities and expenses which were not historically recorded at the level of, but are associated with, the businesses transferred to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview", "Certain Transactions Related to the Distribution" and financial statements (including the notes thereto) appearing elsewhere in this Information Statement.

AGREEMENTS WITH COMMERCIAL INTERTECH; LACK OF ARM'S-LENGTH NEGOTIATIONS

  In contemplation of the Distribution, the Company will enter into a number of agreements with Commercial Intertech, including a Distribution and Interim Services Agreement (as defined below) for the purpose of defining the ongoing relationship with Commercial Intertech. Although these agreements were not the result of arm's-length negotiations between independent parties, the Company believes such agreements contain terms comparable to those that would have resulted from negotiations between unaffiliated parties although there can be no assurance of such. See "Arrangements Between the Company and Commercial Intertech."

POTENTIAL CHANGE OF CONTROL OF COMMERCIAL INTERTECH

  On June 27, 1996, United Dominion Industries Limited ("United") offered to purchase all of the outstanding Common Shares of Commercial Intertech, the current holder of 100% of the Common Stock. On July 12, 1996, United launched a tender offer for all of the outstanding Commercial Intertech Common Shares. On July 19, 1996, United sued in Ohio federal district court to enjoin Commercial Intertech and its directors from taking steps to effect the Spin-off until Commercial Intertech's shareholders have the opportunity to vote on the proposed "Control Share Acquisition" by United at the Ohio Control Share Acquisition Act meeting on August 30, 1996. As a result, Commercial Intertech's Common Shares may, either before or after the consummation of the Distribution, be owned by United or another company. If such a transaction occurs,

Commercial Intertech would be controlled by persons who may have different objectives and goals from the goals and objectives of Commercial Intertech's present management, which could adversely affect the arrangements with Commercial Intertech that exist now or will exist on the Distribution Date. See "Arrangements Between the Company and Commercial Intertech." In addition, under certain conditions there is a significant risk that such a transaction could have adverse tax consequences to Commercial Intertech and certain shareholders of the Company. See "--Certain Federal Income Tax Considerations" and "The Distribution--Certain Federal Income Tax Consequences of the Distribution."

NO PRIOR MARKET FOR THE SHARES; POSSIBLE VOLATILITY OF SHARE PRICE

  Prior to the Distribution, there has been no public market for the Common Stock. There can be no assurance that an active trading market will develop upon completion of the Distribution or, if it does develop, that such market will be sustained. The market price for the Common Stock may be significantly affected by factors such as the announcement of new products or services by the Company or its competitors, technological innovation by the Company or its competitors, the growth and expansion of the Company's business, trends and uncertainties affecting the filtration and separations industry as a whole, issuances and repurchases of Common Stock, quarterly variations in the Company's operating results or the operating results of the Company's competitors, investors' expectations of the Company's prospects, changes in earnings estimates by analysts or reported results that vary materially from such estimates and general economic and other conditions.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

  Approximately 47%, 50% and 54% of the Company's revenues for fiscal year 1993, 1994 and 1995, respectively, were from international sales. The Company manufactures products in four foreign countries; such operations may be affected by economic, political and governmental conditions in some of the countries where the Company has manufacturing facilities or where its products are sold. In addition, changes in economic or political conditions in any of the countries in which the Company operates could result in unfavorable taxation policies, exchange rates, new or additional currency or exchange controls, governmental regulations, other restrictions being imposed on the operations of the Company or expropriation. Accordingly, no assurance can be given that any of the Company's strategies will prove to be effective or that management's goals will be achieved. In addition, the Company receives a substantial portion of its revenues in currencies other than the United States Dollar. Therefore, the Company's operations may be adversely affected by significant fluctuations in the value of the United States Dollar in comparison to local currencies in the countries in which it operates. From time to time, the Company enters into foreign exchange contracts intended to reduce the Company's exposure to currency fluctuations for identified transactions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

PATENTS AND PROPRIETARY TECHNIQUES

  The Company has a patent portfolio as well as other proprietary information and manufacturing techniques and has applied and will continue to apply for, patents to protect its technology. The Company's success depends in part upon its ability to protect its technology and proprietary products under United States and foreign patent and other intellectual property laws. Trade secrets and confidential know-how which are not patentable are protected through confidentiality agreements, contractual provisions and internal company administrative procedures. There can be no assurance that such arrangements will provide meaningful protection for the Company in the event of any unauthorized use or disclosure. See "Business--Trademarks and Patents."

TECHNOLOGICAL AND REGULATORY CHANGE

  The filtration and separations industry is characterized by changing technology, competitively imposed process standards and regulatory requirements, each of which influences the demand for the Company's products and services. Changes in legislative, regulatory or industrial requirements may render certain of the Company's filtration and separations products and processes obsolete. Acceptance of new products may also be affected by the adoption of new government regulations requiring stricter standards. The Company's ability to anticipate changes in technology and regulatory standards and to develop and introduce new and enhanced products successfully on a timely basis will be a significant factor in the Company's ability to grow and to remain competitive. There can be no assurance that the Company will be able to achieve the technological advances that may be necessary for it to remain competitive or that certain of its products will not become obsolete. In addition, the Company is subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development or failure of products to operate properly. See "Business--Competition" and "--Research and Development and Product Development."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  Commercial Intertech has received opinions of Tax Counsel (as defined below) to the effect that, among other things, for federal income tax purposes the Distribution should be tax-free under Section 355 of the Code. These opinions assume that certain factional representations will continue to be true. There is, however, no assurance that the Distribution will be considered tax-free by the Internal Revenue Service (the "IRS"). In addition, if a change of control of Commercial Intertech or the Company occurs pursuant to a tender offer or other transaction initiated prior to or in connection with the Spin-off, there is a significant risk that the Distribution will not be tax-free. See "-- Potential Change of Control of Commercial Intertech." If the Distribution is not considered a tax-free distribution, Commercial Intertech and certain shareholders of the Company would be held liable for potentially significant federal taxes. See "The Distribution--Certain Federal Income Tax Consequences of the Distribution."

COMPETITION

  The filtration and separations markets in which the Company competes are highly competitive. The Company competes with many domestic and international companies in its global markets. There can be no assurance that the Company's products will continue to compete successfully with the products of its competitors. The principal methods of competition in the markets in which the Company competes are product specifications, performance, quality, knowledge, reputation, technology, distribution capabilities, service and price. The Company is under constant pressure from its customers to increase product efficiency while reducing cost. The Company has a significant number of competitors, some of which are larger and have greater financial and other resources than the Company. See "Business--Market Overview" and "-- Competition."

COMPOSITION OF BOARD OF DIRECTORS AND MANAGEMENT; POTENTIAL CONFLICTS OF
INTEREST

  Mark G. Kachur, the Chief Operating Officer of CUNO, has previously served as an executive officer of Commercial Intertech. Paul J. Powers, the Chairman of the Board of Directors, President, Chief Executive Officer and Chief Operating Officer of Commercial Intertech is also Chairman of the Board of Directors and the Chief Executive Officer of CUNO. Commercial Intertech anticipates that Mr. Powers will generally devote one-half of his time to the business of the Company. In addition, four of the six initial members of the Board are also members of the Commercial Intertech Board of Directors. Two of the initial members of the Board have not served on the Commercial Intertech Board of Directors. See "Management." These relationships and the contractual and other ongoing relationships between the Company and Commercial Intertech following the Distribution may give rise to potential conflicts of interest should the interests of the Company and Commercial Intertech be different. The Distribution and Interim Services Agreement provides that following the Distribution Date, any corporate opportunity, transaction, agreement or other arrangement which becomes known to a director or officer of the Company, which officer or director is also an officer or director of Commercial Intertech or a subsidiary of Commercial Intertech, shall not be the property or corporate opportunity of the Company, even if such opportunity, transaction, agreement or other arrangement relates to the fluid purification business. See "Arrangements between the Company and Commercial Intertech--Distribution and Interim Services Agreement."

ANTI-TAKEOVER CONSIDERATIONS

  The Restated Certificate and the Restated Bylaws contain provisions that (i) limit a stockholder's ability to act by written consent, (ii) provide for a staggered board of directors, (iii) require an affirmative vote of 80% of the stockholders entitled to vote to remove directors (who can only be removed for cause), to amend certain provisions of the Restated Certificate or to repeal or amend the Restated Bylaws and (iv) allow the Board, without obtaining stockholder approval, to issue shares of preferred stock having rights that could adversely affect the voting power and economic rights of holders of the Common Stock. The Company has also adopted a stockholder rights agreement. Also, Section 203 of the Delaware General Corporation Law and Rights Agreement restricts certain business combinations with any "interested stockholder" as defined by such statute. Any of the foregoing factors may delay, defer or prevent a change in control of the Company. See "Description of Capital Stock."

RISKS ASSOCIATED WITH ACQUISITIONS

  The Company's business strategy depends in part on its ability to effect acquisitions. Future acquisitions could be financed by internally generated funds, bank borrowings, public offerings or private placements of equity or debt securities, a combination of the foregoing or effectuated in stock-for-stock transactions. There can be no assurance that the Company will be able to make acquisitions on terms favorable to the Company. If the Company completes acquisitions, it will encounter various associated risks, including the possible inability to integrate an acquired business into the Company's manufacturing systems, increased goodwill amortization, diversion of management's attention and unanticipated problems or liabilities, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. For a period of two years after the distribution, the Company will not be able to receive "pooling" treatment for any acquisition.

FORWARD-LOOKING INFORMATION MAY PROVE INACCURATE

  This Information Statement contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this document, the words "anticipate," "believe," "estimate" and "expect" and similar expressions, as they relate to the Company or the Company's management, are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risk factors described in this Information Statement. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Company does not intend to update these forward-looking statements.

EFFECTS ON COMMERCIAL INTERTECH COMMON STOCK

  After the Distribution, the Commercial Intertech Common Shares will continue to be listed and traded on the New York Stock Exchange. As a result of the Distribution, the trading prices of Commercial Intertech Common Shares will be lower than the trading prices of Commercial Intertech Common Shares immediately prior to the Distribution. The combined trading prices of Commercial Intertech Common Shares and the Common Stock after the Distribution may be equal to, less than or greater than the trading prices of Commercial Intertech Common Shares prior to the Distribution. In addition, until the market has fully analyzed the operations of Commercial Intertech without the Company's business, the prices at which the Commercial Intertech Common Shares trade may fluctuate significantly.

                                 INTRODUCTION

  On July 29, 1996, the Board of Directors of Commercial Intertech (the "Commercial Intertech Board") has authorized management to proceed with the Spin-off by declaring the Distribution. The Distribution to holders of Commercial Intertech Common Shares of all of the outstanding shares of the Common Stock of the Company will occur on the Distribution Date. At the time of the Distribution, CUNO will own the assets, liabilities and operations which prior to the Distribution Date comprise the CUNO Business. See "Business." On the Distribution Date, Commercial Intertech will effect the Distribution by delivering all of the outstanding shares of the Common Stock to the Distribution Agent for distribution to the holders of record of Commercial Intertech Common Shares at the close of business on the Record Date. CUNO's principal executive offices are located at 400 Research Parkway, Meriden, Connecticut 06450, and its telephone number is (203) 237-5541.

  Shareholders of Commercial Intertech with inquiries relating to the Distribution should contact the Distribution Agent, telephone number (800) 756-3353 or Commercial Intertech, 1775 Logan Avenue, Youngstown, Ohio 44505, telephone number (330) 746-8011. After the Distribution Date, shareholders of CUNO with inquiries relating to the Distribution or their investment in CUNO should contact CUNO at the above address and phone number or ChaseMellon Shareholder Services, L.L.C., CUNO's transfer agent and registrar, at (800) 756-3353.

                               THE DISTRIBUTION

BACKGROUND AND REASONS FOR THE DISTRIBUTION

  Commercial Intertech believes that the Distribution will allow investors to better evaluate the merits of the CUNO Business and the Commercial Intertech's hydraulic systems and metal products divisions (the "Commercial Intertech Remaining Businesses"). The Spin-off will increase the long-term value of Commercial Intertech and its shareholders' investment. Commercial Intertech also believes that, as a result of the division of Commercial Intertech into two separate companies, each company will be able to establish better compensation and incentives for its officers and employees, including, employee stock and cash incentive plans, that will relate directly to the respective company's performance. In addition, the Company believes the Spin-off will allow it to acquire other companies in the filtration industry using its Common Stock as consideration as well as have better access to the capital markets. In the past, such acquisitions were more difficult because potential targets did not desire to hold Commercial Intertech Common Stock because its performance was not as directly tied to the performance of the CUNO Business. The Distribution should also enable shareholders to benefit in the near term from the value of a higher-growth and higher-multiple CUNO business, which has not previously received appropriate market recognition because of Commercial-Intertech's mix of lower multiple industrial businesses.

  Commercial Intertech believes that the two Commercial Intertech Remaining Businesses and the CUNO Business, require different management experience and capabilities, due to their distinct marketing and selling techniques and strategic planning, in order to maximize their respective potential growth. Commercial Intertech believes that the Distribution will allow the management of each company to better develop their businesses and will allow the financial markets to better recognize and evaluate the different growth characteristics of the two businesses.

MANNER OF EFFECTING THE DISTRIBUTION

  The Distribution was declared by the Commercial Intertech Board on July 29, 1996 and will be made on the Distribution Date to shareholders of record of Commercial Intertech as of the close of business on the Record Date. On or prior to the Distribution Date, share certificates for the Common Stock will be delivered to the Distribution Agent. Commencing on the Distribution Date, the Distribution Agent will begin mailing such share certificates to holders of Commercial Intertech Common Shares as of the close of business on the Record Date on the basis of one share of the Common Stock for every one Commercial Intertech Common Share held on the Record Date. All such shares of the Common Stock will be fully paid and nonassessable and holders thereof will not be entitled to preemptive rights. See "Description of Capital Stock-- Common Stock."

  NO HOLDER OF COMMERCIAL INTERTECH COMMON SHARES WILL BE REQUIRED TO PAY ANY CASH OR OTHER CONSIDERATION FOR THE SHARES OF THE COMMON STOCK TO BE RECEIVED IN THE DISTRIBUTION OR TO SURRENDER OR EXCHANGE COMMERCIAL INTERTECH COMMON SHARES OR TO TAKE ANY OTHER ACTION IN ORDER TO RECEIVE THE COMMON STOCK.

  The Distribution will not affect the number of, or the rights attaching to, outstanding shares of Commercial Intertech Common Shares. Certificates representing outstanding Commercial Intertech Common Shares will continue to represent rights to purchase Commercial Intertech Common Shares pursuant to the Rights Agreement, dated as of November 29, 1989 between Commercial Intertech and The Mahoning National Bank of Youngstown, as rights agent.

  No certificates representing fractional shares of the Common Stock will be issued as part of the Distribution because the distribution ratio is one for one.

RESULTS OF THE DISTRIBUTION

  After the Distribution, Commercial Intertech and the Company will be separate public companies. The number and identity of holders of the Common Stock immediately after the Distribution will be substantially the same as the number and identity of holders of Commercial Intertech Common Shares as of the Record Date. Immediately after the Distribution, the Company expects to have 3,669 holders of record of the Common Stock and 13,747,432 shares of Common Stock outstanding, based on the number of holders of record and outstanding Commercial Intertech Common Shares as of July 23, 1996, and the distribution ratio of one share of Common Stock for each Commercial Intertech Common Share. The actual number of shares of Common Stock to be distributed will be determined as of the Record Date. The Distribution will not affect the number of outstanding Commercial Intertech Common Shares or any rights of holders of Commercial Intertech Common Shares. LISTING AND TRADING OF THE COMMON STOCK


  There is not currently a public market for the Common Stock. Prices at which the Common Stock may trade prior to the Distribution on a "when-issued" basis or after the Distribution cannot be predicted. Until the Common Stock is fully distributed and an orderly market develops, the prices at which trading in such stock occurs may fluctuate significantly. The prices at which the Common Stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, the depth and liquidity of the market for the Company Common Stock, investor perception of the Company and its business, the Company's dividend policy and general economic and market conditions.

  An application has been filed for listing the Common Stock on Nasdaq. The transfer agent and registrar for the Common Stock will be ChaseMellon Shareholder Services, L.L.C. For certain information regarding options to purchase the Common Stock that may become outstanding after the Distribution, see "Management--Compensation of the Board of Directors" and "Management-- Executive Compensation."

  Shares of the Common Stock distributed to Commercial Intertech shareholders in the Distribution will be freely transferable, except for shares received by persons who may be deemed to be "affiliates" of the Company under the Securities Act of 1933, as amended, and the rules promulgated thereunder (the "Securities Act"). Persons who may be deemed to be affiliates of the Company after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with, the Company, and may include certain officers and directors of the Company as well as principal shareholders of the Company, if any. Persons who are affiliates of the Company will be permitted to sell their shares of Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Rule 144 under the Securities Act. It is anticipated that after the Distribution, the Company's directors and executive officers will own, in the aggregate, 393,949 shares or 2.8% of the Common Stock. See "Ownership of Common Stock."

  It is anticipated that, following the Distribution, the Company will not pay dividends.

FUTURE MANAGEMENT OF THE COMPANY

  Following the Distribution, the Company will have substantially the same operating management as the current CUNO Business. In addition to Mark G. Kachur, who is currently President of CUNO and Senior Vice President of Commercial Intertech and who will be President and Chief Operating Officer of the Company, Paul J. Powers, who has served as Chairman, President, Chief Executive Officer and Chief Operating Officer of Commercial Intertech since 1987, will serve as CUNO's Chairman and Chief Executive Officer. The other executive officers of the Company will also be drawn from the executive officers of CUNO and the officers and employees of Commercial Intertech. See "Management--Executive Officers."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

  Commercial Intertech has received opinions from Katten Muchin & Zavis and Fried, Frank, Harris, Shriver & Jacobson ("Tax Counsel") attached hereto to the effect that, among other things, the Distribution should qualify as a tax-free spin-off under Section 355 of the Code. So long as the Distribution qualifies under Section 355 of the Code, the material federal income tax consequences of the Distribution will be as follows:

    (i) no gain or loss will be recognized by or be includible in the income of a holder of Commercial Intertech Common Shares solely as a result of the receipt of the Common Stock upon the Distribution;

    (ii) no gain or loss will be recognized by Commercial Intertech upon the Distribution of the Common Shares;

    (iii) assuming that a holder of Commercial Intertech Common Shares holds such Commercial Intertech Common Shares as a capital asset, such holder's holding period for the Common Shares received in the Distribution will include the period during which such Commercial Intertech Common Shares was held; and

    (iv) the tax basis of Commercial Intertech Common Shares held by a Commercial Intertech shareholder immediately prior to the Distribution will be apportioned (based upon relative fair market values at the time of the Distribution) between such Commercial Intertech Common Shares and Common Stock received by such shareholder in the Distribution.

  Each shareholder should be aware that the opinions of Tax Counsel are based upon various factual matters supported by representations of management which if inaccurate or incomplete, or which subsequently become inaccurate or incomplete, could eliminate the ability to rely on the opinions. In addition, an opinion of counsel represents only counsel's best legal judgment and has no binding effect or official status and no assurance can be given that the IRS will not take contrary positions or that a court considering the issues would not hold otherwise. No ruling has been or will be requested from the IRS concerning the federal income tax consequences of the transaction. Tax Counsel will not update or reissue their opinions as of the Distribution Date.

  If the Distribution does not qualify under Section 355 of the Code, then Commercial Intertech will be treated as if it sold the stock of CUNO in a taxable transaction resulting in a substantial tax liability to Commercial Intertech. In addition, the shareholders who receive the Common Stock in the Distribution will be treated as if they have received a taxable dividend (to the extent of Commercial Intertech's accumulated and current earnings and profits) in the amount of the full fair market value of the Common Stock received.

  The opinions of Tax Counsel are based specifically upon the assumption that
(i) United's tender offer for the outstanding Commercial Intertech Common Stock is not accepted by the shareholders of Commercial Intertech and (ii) neither Commercial Intertech nor the Company is acquired in a transaction after the Distribution which was initiated prior to the Spin-off or that could reasonably be anticipated to occur as of the Distribution Date. Tax Counsels' opinions express no view as to the reasonableness of that assumption. If that assumption proves to be inaccurate, Tax Counsels' opinions may no longer be relied upon and there is a significant risk that the Distribution will not qualify as a tax-free distribution under Section 355 of the Code. In addition, legislation proposed by the Clinton Administration would render the Spin-off taxable to Commercial Intertech if within two years following the Spin-off there is a more than 50% change in control transaction involving either Commercial Intertech or the Company which is related to the Spin-off. The explanation to the proposed legislation indicates that a hostile acquisition commenced before the Spin-off occurs may be related. The Clinton Administration proposed that this legislation apply to all transactions occurring after March 19, 1996, although Congressional leaders have indicated that it would not be effective until after appropriate Congressional action. Stockholders who acquire the Common Stock after the Spin-off will not have any individual federal tax obligation with respect to this potential liability. However, such new stockholders will be impacted by the effect, if any, on CUNO's earnings, financial condition and results of operations from such tax liabilities.

  THE FOREGOING IS ONLY A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION UNDER CURRENT LAW AND IS INTENDED FOR GENERAL INFORMATION ONLY. EACH SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES OF THE DISTRIBUTION TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS, AND AS TO POSSIBLE CHANGES IN TAX LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE.

  As soon as practicable following the Distribution, information with respect to the allocation of tax basis between the Common Stock and the Commercial Intertech Common Shares will be made available to the holders of Commercial Intertech Common Shares.

CONDITIONS; TERMINATION
  The Distribution is subject to approval by Nasdaq of the Common Stock for trading thereon, the effectiveness of the Form 10 under the 1934 Act and there not being in effect on the Distribution Date any injunction, order or decree of any court or any governmental authority which prohibits or makes illegal the Distribution. See "Arrangements Between the Company and Commercial Intertech--Distribution Agreement."

REASONS FOR FURNISHING THE INFORMATION STATEMENT
  This Information Statement is being furnished by Commercial Intertech solely to provide information to holders of Commercial Intertech Common Shares who will receive Common Stock in the Distribution. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any securities of Commercial Intertech or the Company. The information contained herein is given as of the date of this Information Statement unless otherwise indicated.

           ARRANGEMENTS BETWEEN THE COMPANY AND COMMERCIAL INTERTECH

  For the purpose of governing certain of the relationships between the Company and Commercial Intertech relating to the Distribution, and to provide mechanisms for an orderly transition, the Company and Commercial Intertech will enter into the various agreements described in this section. The agreements summarized below have been filed as exhibits to the Form 10, of which this Information Statement is a part, and the following summaries are qualified in their entirety by reference to the agreements as filed.

DISTRIBUTION AND INTERIM SERVICES AGREEMENT

  The Company and Commercial Intertech will enter into a distribution and interim services agreement (the "Distribution and Interim Services Agreement") providing for, among other things, the principal corporate transactions required to effect the separation of the CUNO Business from the Commercial Intertech Remaining Businesses and the Distribution, and certain other agreements governing the relationship between the Company and Commercial Intertech with respect to or in consequence of the Distribution.

  Subject to certain exceptions, the Distribution and Interim Services Agreement provides for certain cross-indemnities (including an indemnity of Commercial Intertech by the Company with respect to certain financial guarantees by Commercial Intertech) principally designed to place financial responsibility for the liabilities of the Company and its subsidiaries with the Company, and financial responsibility for the liabilities of Commercial Intertech and its other subsidiaries with Commercial Intertech. In addition, the Distribution and Interim Services Agreement provides that each of the Company and Commercial Intertech will indemnify the other in the event of certain liabilities arising under the Securities Exchange Act of 1934, as amended (the "1934 Act").

  The Distribution and Interim Services Agreement also provides for the allocation of benefits between Commercial Intertech and the Company under existing insurance policies after the Distribution Date, and sets forth procedures for the administration of insured claims. In addition, the Distribution and Interim Services Agreement provides that Commercial Intertech will use reasonable efforts to maintain directors and officers insurance at substantially the level of Commercial Intertech's current directors and officers insurance policy for a period of three years with respect to the directors and officers of Commercial Intertech who will become directors and officers of the Company as of the Distribution Date for acts relating to periods prior to the Distribution Date.

  The Distribution and Interim Services Agreement provides that, in general, except as otherwise set forth therein, in the Tax Allocation Agreement and in the Benefits Agreement (as defined below) (i) costs and expenses related to the Distribution arising prior to or on the Distribution Date or such other date as mutually determined by the Company and Commercial Intertech (the "Cut-off Date") will be paid by Commercial Intertech, and Cuno in a manner to be determined later, (ii) as of the Cut-off Date, accruals relating to such costs and expenses, identified as relating to the Company, will be transferred to the Company, and (iii) following the Cut-off Date the party which benefits from such costs and expenses will pay such costs and expenses.

  The Distribution and Interim Services Agreement provides that certain services which have historically been provided to the Company by Commercial Intertech will continue to be provided to the Company following the Distribution Date, at rates specified in such agreement, for a period up to twelve (12) months following the Distribution Date, with certain exceptions. In addition, the Distribution and Interim Services Agreement provides that following the Distribution Date, any corporate opportunity, transaction, agreement or other arrangement which becomes known to a director or officer of the Company, which officer or director is also an officer or director of Commercial Intertech or subsidiary of Commercial Intertech, shall not be the property or corporate opportunity of the Company, even if such opportunity, transaction, agreement or other arrangement relates to the fluid purification business.

  The Distribution and Interim Services Agreement provides that the Distribution will not be made until all of the following conditions are satisfied or waived by the Commercial Intertech Board in its sole discretion:

(i) the Form 10 being declared effective; (ii) the Common Stock being approved for listing on Nasdaq or any other exchange selected by the Company; and (iii) no injunction, order or decree of any court or any governmental authority which prohibits or makes illegal the Distribution.

TAX ALLOCATION AGREEMENT

  Through the Distribution Date, the results of the operations of the CUNO Business have been and will be included in Commercial Intertech's domestic and foreign income tax returns. As part of the Distribution, the Company and Commercial Intertech will enter into a tax sharing agreement (the "Tax Allocation Agreement") which provides, among other things, for the allocation between the parties thereto of federal, state, local and foreign tax liabilities for all periods through the Distribution Date. In general, the Tax Allocation Agreement provides that the Company will be liable for United States federal, state, local and foreign tax liabilities, including any such liabilities resulting from an audit or other adjustment to previously filed tax returns, which are attributable to the Company through the Distribution Date, and that Commercial Intertech will be responsible for all such taxes of Commercial Intertech (excluding the Company). In addition all taxes (other than as described below) attributable to or occasioned by the separation of the CUNO Business and the Commercial Intertech Remaining Business and the Distribution shall be CUNO's responsibility.

  The Tax Allocation Agreement also allocates between the Company and Commercial Intertech liability for any taxes which arise solely because the Distribution does not qualify as tax-free under Section 355. Under the Tax Allocation Agreement, if the Distribution is determined to be taxable because a change of control of Commercial Intertech occurs, then the resulting tax liability shall be borne solely by Commercial Intertech. If the Distribution is determined to be taxable because of a change of control of the Company, then the resulting tax liability shall be borne solely by CUNO. Under the Tax Allocation Agreement, each of Commercial Intertech and the Company will make certain representations, warranties and covenants to the other party in order to preserve the tax-free nature of the Distribution. To the extent that either party violates such representations, warranties or covenants, then the party in such breach shall be solely liable for the tax liability resulting therefrom. If a tax liability arises in connection with the Distribution for any reason not set forth above, then such liability shall be borne equally by Commercial Intertech and the Company.

  Though valid as between the parties thereto, the Tax Allocation Agreement is not binding on the IRS or other governmental tax authorities and does not affect the joint and several liability of the Company, Commercial Intertech and their respective subsidiaries for all federal taxes of the consolidated group or other income taxes relating to periods prior to the Distribution Date.

EMPLOYEE BENEFIT AGREEMENT

  Commercial Intertech and the Company will enter into an employee benefits and compensation allocation agreement (the "Benefits Agreement") providing for the treatment of employee benefit matters and other compensation arrangements for certain former and current Company employees and their beneficiaries and dependents, as well as certain former employees of certain former Company businesses and their beneficiaries and dependents (collectively, the "Company Participants").

  The Benefits Agreement contemplates that the Company will establish certain pension, retirement savings and welfare plans effective on or before the Distribution Date which will be similar to the benefit plans currently maintained by Commercial Intertech, but, without an employee stock ownership plan feature. The Benefits Agreement provides that the Company's new base retirement plan will assume all liabilities under the Commercial Intertech base retirement plan related to all the Company Participants and that plan assets related to such liabilities will be transferred to the Company's base retirement plan. The Benefits Agreement provides that after the Distribution Date the Company will assume all liabilities for benefits under any welfare plans related to the Company Participants. The Benefits Agreement also provides that, subject to receipt of any necessary consents, any stock options for Commercial Intertech Common Stock, Commercial Intertech restricted stock and other Commercial Intertech stock-based awards held by the Company employees and the Company non-employee directors who are not also directors of Commercial Intertech, and half of such options held by the Company non-employee directors who are also directors of Commercial Intertech will, as of the Distribution Date, be replaced with stock options, restricted stock or other stock-based awards, as the case may be, for Common Stock, in each case adjusted so that the value thereof after the Distribution Date will equal the value of the replaced award before the Distribution Date. Finally, the Benefits Agreement provides that, effective as of the Distribution Date, the Company will become responsible for all other liabilities to the Company Participants (including, without limitation, unfunded supplemental retirement benefits).

                                   FINANCING

  As reflected in the audited balance sheets for the Company at October 31, 1994 and 1995, the Company has had limited direct third-party indebtedness and historically has relied on internally generated funds and funds provided by Commercial Intertech to finance its operations. However, after the Distribution, Commercial Intertech will no longer provide funds to finance the Company's operations.

  In connection with the Distribution, the Company will assume $30 million of Commercial Intertech's debt and Commercial Intertech will be released from all obligations in connection with such debt while retaining the proceeds from such debt. The Company will not receive any proceeds from the debt assumed.

  In conjunction with the Spin-off, the Company has declared to Commercial Intertech a $35.7 million dividend. Additionally, the Company has a $27.1 million receivable from Commercial Intertech, both of which are expected to be paid within one year of the Distribution Date. The Company intends to fund the payment of the dividend primarily from proceeds from the $27.1 million receivable from Commercial Intertech. The remaining cash payment is expected to be funded through the Company's internally generated cash flow or existing unused lines of credit in various foreign countries.

  In connection with the Distribution, the Company has received a commitment from Mellon Bank, N.A., (the "Bank") to provide a credit facility (the "CUNO Facility") for an aggregate borrowing availability of up to $55 million to the Company, consisting of a $30 million term facility and a $25 million revolving facility. The CUNO Facility will be secured by all the domestic assets and 65% of the stock of the foreign affiliates of the Company and expires on January 30, 1998. The term facility will be completely drawn down immediately after the Distribution and the proceeds used to repay the $30 million debt assumed from Commercial Intertech. Therefore, after the Distribution, the Company will have $30 million drawn under the term facility and nothing drawn under the revolving facility. The Company may directly or indirectly be required to use a portion of the CUNO Facility to meet its obligations discussed above.

  Borrowings under the CUNO Facility will bear interest at a rate equal either to the Bank's base rate or the prevailing London Interbank Offered Rate, plus, in each case, a certain margin, based upon the date of borrowing. If the Company requires issuance of a letter of credit, a fee will be charged concurrently with such issuance. The Company also will be required to pay a commitment fee based upon the unused portion of the revolving credit facility during the term of the loan.

  The CUNO Facility will contain customary representations and warranties and events of default and require compliance with certain covenants by the Company, including, among other things: (i) maintenance of certain financial ratios and compliance with certain financial tests and limitations; (ii) limitations on the payment of dividends, incurring of additional indebtedness and granting of certain liens and (iii) restrictions on mergers, acquisitions, asset sales, capital expenditures and investments.

                           PRO FORMA CAPITALIZATION

  The table below sets forth the capitalization of the Company as of April 30, 1996 and as adjusted to give effect to the Distribution. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements and notes thereto and pro forma condensed combined financial statements included elsewhere in this Information Statement.

                                                      (IN THOUSANDS)
                                                   AS OF APRIL 30, 1996
                                             -----------------------------------
                                                       PRO FORMA
                                              ACTUAL  ADJUSTMENTS    AS ADJUSTED
                                             -------- -----------    -----------
Cash........................................ $  5,521                  $ 5,521
                                             ========                  =======
Dividend Payable............................ $    --   $ 35,675 (5)    $35,675
                                             ========                  =======
Short-Term Debt............................. $ 12,962                  $12,962
                                             ========                  =======
Long-Term Debt.............................. $  3,484  $ 30,000 (2)    $33,484
Shareholder's Equity........................  108,696   (30,000)(2)        --
                                                         (2,500)(3)
                                                        (40,521)(4)
                                                        (35,675)(5)
As Adjusted Stockholders' Equity:
  Preferred Stock, $.001 par value; no
   shares authorized actual, 2,000,000
   shares authorized as adjusted; no shares
   issued and outstanding actual and as
   adjusted.................................
  Common Stock, $.001 par value; 50,000,000
   shares authorized; 13,747,432 shares
   issued and outstanding as adjusted(1)....      --         14 (4)         14
  Additional Paid-in-Capital................      --     40,507 (4)     40,507
                                             --------                  -------
                                              108,696                   40,521
Translation Adjustments.....................    5,710                    5,710
                                             --------                  -------
    Total Shareholder's Equity..............  114,406
    Total Stockholders' Equity..............                            46,231
                                             --------                  -------
     Total Capitalization................... $117,890                  $79,715
                                             ========                  =======

- --------
(1) Excludes (i) 314,000 shares of Common Stock issuable upon exercise of options to be granted upon the Distribution, (ii) 192,000 shares of Common Stock to be issued upon the achievement of certain performance goals, and
    (iii) 694,000 shares of Common Stock reserved for issuance upon exercise of options that may be granted in the future under the Stock Option Plans. See "Management--Stock Option Plans".
(2) Reflects the allocation of $30 million of Commercial Intertech long-term debt to the Company which will be replaced immediately with the $30 million term facility from Mellon Bank, N.A.
(3) Reflects the capital gain tax of approximately $2.5 million incurred because the Distribution is considered a change in the ownership group of CUNO Pacific Pty., Ltd. under Australian tax law. The Tax Allocation Agreement provides for the payment of the capital gain tax by the Company.
(4) Reflects the issuance of 13,747,432 shares of Common Stock.
(5) Reflects the dividend of $35.7 million declared by the Company and payable to Commercial Intertech in connection with the Distribution. See "Financing."

                                  PROJECTIONS

UNCERTAINTY OF PROJECTIONS

  The Company was the sole preparer of the projected financial information (the "Projections") set forth herein, which was prepared as of the date of the Information Statement. The Projections are based on the Company's estimated results of operations for the Company under the hypothetical assumptions described in "--Assumptions." The Company does not intend to update or otherwise revise the Projections to reflect events or circumstances existing or arising after the date of the Information Statement or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions do not prove to be valid. Furthermore, the Company does not intend to update or revise the Projections to reflect changes in general economic or industry conditions. These Projections are qualified in their entirety by and should be read in conjunction with the information and financial statements (and notes thereto) included in this Information Statement. Neither Ernst & Young LLP, independent auditors for the Company, nor any other firm has examined or provided any other form of assurance on the Projections and, consequently, neither Ernst & Young LLP nor any other person has reviewed or assumes any responsibility for the Projections.

GENERAL

  The Company does not as a matter of course publicly disclose projected financial information but prepared the projected financial information included in this Information Statement in connection with the Distribution. The Projections were prepared by the Company and are qualified by and subject to the assumptions set forth below and the other information contained herein. The Projections were not prepared with a view toward compliance with published guidelines of the Commission, the American Institute of Certified Public Accountants or any other regulatory or professional agency or body, generally accepted accounting principles or consistency with the Company's audited financial statements. In addition, Ernst & Young LLP, the independent auditors for the Company, has neither compiled nor examined the Projections and, accordingly, does not express any opinion or any other form of assurance with respect to, assumes no responsibility for, and disclaims any association with, the Projections. The Projections should be read together with the information contained under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and the financial statements and related notes thereto included in this Information Statement.

  Upon declaration of effectiveness of the Form 10, of which this Information Statement is a part, the Company will become subject to the informational requirements of the 1934 Act and, in accordance therewith, will file periodic reports and other information with the Commission relating to the Company's business, financial statements and other matters. Such filings will not include projected financial information. The assumptions described herein are those that the Company believes are most significant to the Projections; however, not all of the assumptions used in preparing the Projections have been set forth herein.

  THE PROJECTIONS ARE BASED UPON A NUMBER OF ASSUMPTIONS AND ESTIMATES THAT, WHILE PRESENTED WITH NUMERICAL SPECIFICITY AND CONSIDERED REASONABLE BY THE COMPANY WHEN TAKEN AS A WHOLE, INHERENTLY ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY, AND ARE BASED UPON SPECIFIC ASSUMPTIONS WITH RESPECT TO FUTURE BUSINESS DECISIONS, SOME OR ALL OF WHICH WILL CHANGE. PROJECTIONS ARE NECESSARILY SPECULATIVE IN NATURE AND IT CAN BE EXPECTED THAT THE ASSUMPTIONS OF THE PROJECTIONS WILL NOT PROVE TO BE VALID OR WILL VARY FROM ACTUAL RESULTS. SEE "RISK FACTORS." ACCORDINGLY, THE PROJECTIONS ARE ONLY AN ESTIMATE. ACTUAL RESULTS WILL VARY FROM THE PROJECTIONS AND THE VARIATIONS MAY BE MATERIAL. CONSEQUENTLY, THIS INFORMATION STATEMENT SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON OF RESULTS THAT WILL ACTUALLY BE ACHIEVED.

METHODOLOGY

  Revenues were projected based on the Company's estimates of volumes of shipments of the Company's products, changes in the Company's product mix and pricing assumptions for the projected periods. Projected costs were developed by the Company after reviewing each process component of the Company's operations such as raw material purchasing, as well as its corporate functions such as sales and marketing, human resources, and accounting and finance, among others.

PROJECTION PERIODS PRESENTED

  The Company's Projections are for 1996 and 1997.

  The following table sets forth financial projections and other data for 1996 and 1997. The data has been prepared in accordance with pro forma and historical financial statements presented elsewhere herein. The projections were compiled by each of the Company's operating groups and reviewed and adjusted by management. Current prevailing foreign exchange rates were used in translating projected results of the international operations.

                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                        YEAR ENDED OCTOBER 31,
                         ----------------------------------------------------------
                           1993      1994      1995    1995 PRO    1996      1997
                          ACTUAL    ACTUAL    ACTUAL    FORMA    FORECAST  FORECAST
                         --------  --------  --------  --------  --------  --------
INCOME STATEMENT DATA:
  Net Sales............. $130,771  $143,111  $162,699  $162,699  $182,346  $202,149
  Gross Profit..........   40,605    50,604    62,927    62,927    72,530    85,345
  Operating Income
   (Loss)...............   (1,678)    4,978    10,840    10,840    17,183    21,820
  Interest Expense......     (281)     (706)     (691)   (3,241)   (2,725)   (2,660)
  Other (Expense)
   Income--Net..........     (590)   (2,229)     (586)     (586)       (5)     (450)
  Income (Loss) Before
   Income Taxes.........   (2,549)    2,043     9,563     7,013    14,453    18,710
  Net Income (Loss).....     (701)    1,807     6,101     4,553     9,441    11,282
  Pro Forma Net Income
   Per Share............                                  $0.33     $0.69     $0.82
  Shares Used to
   Calculate Pro Forma
   Net Income Per
   Share................                                 13,747    13,747    13,747

Note: Excludes Extraordinary And Nonrecurring Charges Resulting From The
Distribution

OTHER DATA:
  Depreciation and
   Amortization......... $  7,644  $  8,154  $  7,929  $  7,929  $  6,663  $  7,297
  Capital Expenditures..    3,245     2,927     5,234     5,234     8,805    10,500
BALANCE SHEET DATA:
  Working Capital....... $ 36,541  $ 42,227  $ 49,174  $ 10,999  $ 16,259  $ 20,300
  Total Assets..........  145,952   153,071   162,827   162,827   171,593   163,602
  Long-Term Debt,
   Excluding Current
   Maturities...........    5,580     5,175     4,060    34,060    32,415    28,421
  Stockholders' Equity..  103,743   106,466   112,189    44,014    53,455    64,737

ASSUMPTIONS

  In developing the Projections, the Company has made certain assumptions relating to its business. The major assumptions pertaining to its markets, sales, prices, strategy and costs, selling, general and administrative expenses, interest expense, taxes and capital expenditures are outlined below. In addition, the Company did not take into account when formulating the Projections the effect of unforeseeable events such as labor disputes, new technologies or competitors, material changes in political or economic conditions, changes in legislation or regulations, or any changes in generally accepted accounting principles, the result of any of which alone or in the aggregate may have a material effect on the Company's business, financial condition, results of operations or prospects.

  Economic conditions vary widely among the countries in which the Company conducts business. Assessments of local economic factors have been used independently to forecast sales and financial results for each business unit. Taken as a whole, economic growth is generally expected to range from 3% to 5% per annum over the forecast period. The balance of the anticipated growth in sales derives from industry-specific factors, expectations for continued success in market penetration strategies and full realization of the business potential from introductions of new products.

  Net sales are expected to increase to $182.3 million in 1996, representing an increase of nearly $20 million or 12% over the previous year. Most of the year-over-year gain is expected to occur in the domestic market segment where sales are projected to be higher by $12.6 million or 17% in 1996. This growth is largely projected to be driven by increased demand from customers in the pharmaceutical and electronics industries. More modest growth rates are anticipated in the coatings, chemical and petrochemical industry segments over 1995 rates. Further sales gains are expected to be derived from new charged and uncharged nylon membrane separations technologies recently developed for customers in the diagnostic products industry. Sales growth for these diagnostic products is expected to accelerate substantially in 1997. Potable water sales in the United States are expected to be greater than those in 1995 by 8% due, principally, to the fast-growing food service industry segment. Sales growth in Australia will be hampered by weak industry conditions while sales are expected to increase dramatically in Pacific Rim/Asian countries as a result of strong demand in the electronics industry and general market penetration. Aggressive market expansion strategies are also responsible for a projected increase in 1996 for operating units in Brazil and Europe. Sales are likely to be flat in Japan for 1996 as a result of its relatively stagnant economy.

  Continued growth is projected in all business units for 1997 as sales are expected to reach $202.1 million for an increase of nearly 11% over projected net sales for 1996. Accelerating shipments for process filtration products and a steady climb in demand for consumer products are expected to result in a 12% increase in domestic sales over those in 1996. Prospects for significant sales growth in Australia during fiscal year 1997 are less certain, but expectations for another double-digit growth year in Pacific Rim/Asia and moderate increases in sales for Brazil and Europe are projected to yield an improvement in combined overseas sales of 9% when compared to the previous year.

  Operating income is forecasted to reach $17.2 million in 1996 representing an increase over 1995 of $6.3 million or 59%. Operating income is expected to advance further to $21.8 million in 1997 for a year-over-year increase of 27%. During this period, the Company projects gross profit to improve continually from 38.7% of net sales in 1995, to 39.8% in 1996 and 42.2% in 1997. Gains in projected profit margins will derive principally from increased sales volumes, higher margins for new product introductions, improved manufacturing processes for certain operations in the United States and enhanced profitability from the Company's direct marketing strategies recently implemented in Europe. Selling, administrative and general expenses will rise in absolute terms throughout the period as the Company continues its strategic program to enhance marketing, technical and product development capabilities. Operating profit margins are expected to improve to 9.4% of sales in 1996 and 10.8% in 1997.

  Projected interest expense of $2.7 million in 1996 and 1997 reflects additional debt assigned to the Company as part of the Distribution. The effective tax rate is projected to increase in 1997 due to reduced benefits from utilization of tax loss carryforwards in Brazil and a general increase in the proportionate share of income earned in higher tax jurisdictions.

  Capital expenditures are projected to increase to $8.8 million in 1996 and $10.5 million in 1997 as the Company invests in manufacturing equipment, tooling, administrative support systems and cost saving programs necessary to achieve the revenue growth and margin improvements forecasted for the period.

                       SELECTED FINANCIAL AND OTHER DATA

  The following table sets forth selected financial and other data of the Company. The selected balance sheet data as of October 31, 1994 and 1995 and the selected income statement data for the years ended October 31, 1993, 1994 and 1995 are derived from combined financial statements of the Company which have been audited by Ernst & Young LLP, independent auditors. The selected balance sheet data as of October 31, 1991, 1992 and 1993; the selected income statement data for the years ended October 31, 1991 and 1992; the selected balance sheet data as of April 30, 1996 and the selected income statement data for the six month periods ended April 30, 1995 and 1996 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the six months ended April 30, 1996 are not necessarily indicative of the results that may be expected for the entire year ending October 31, 1996. The data should be read in conjunction with the combined financial statements, related notes, other financial information, pro forma capitalization and pro forma condensed combined financial statements and other financial information included herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                                            SIX MONTHS ENDED
                                          YEAR ENDED OCTOBER 31,                                APRIL 30,
                          -----------------------------------------------------------  -----------------------------
                                                                            PRO FORMA                      PRO FORMA
                            1991      1992      1993      1994      1995     1995(1)    1995      1996      1996(1)
                          --------  --------  --------  --------  --------  ---------  -------  ---------  ---------
INCOME STATEMENT DA-
 TA(2):
 Net Sales..............  $131,019  $128,195  $130,771  $143,111  $162,699  $162,699   $77,343  $ 86,094   $ 86,094
 Gross Profit...........    44,337    38,383    40,605    50,604    62,927    62,927    28,921    34,208     34,208
 Operating Income
  (Loss)................     5,946    (2,538)   (1,678)    4,978    10,840    10,840     4,692     7,624      7,624
 Interest Expense.......    (1,353)   (1,638)     (281)     (706)     (691)   (3,241)     (421)     (199)    (1,474)
 Other (Expense)
  Income--Net...........      (528)     (638)     (590)   (2,229)     (586)     (586)     (212)       56         56
 Income (Loss) Before
  Income Taxes..........     4,065    (4,814)   (2,549)    2,043     9,563     7,013     4,059     7,481      6,206
 Net Income (Loss)......     1,209    (4,300)     (701)    1,807     6,101     4,553     2,657     5,102      4,328
PRO FORMA PER SHARE DA-
 TA:
 Net Income Per Share...                                                        $.33                           $.31
 Shares Used to
  Calculate Net Income
  Per Share(3)..........                                                      13,747                         13,747
OTHER DATA:
 Depreciation and
  Amortization..........  $  8,552  $  8,276  $  7,664  $  8,154  $  7,929  $  7,929   $ 3,850  $  3,818   $  3,818
 Capital Expenditures...     8,554     6,729     3,245     2,927     5,234     5,234     2,754     2,408      2,408
                                          OCTOBER 31,                                                      PRO FORMA
                          ------------------------------------------------                      APRIL 30,  APRIL 30,
                            1991      1992      1993      1994      1995                          1996       1996
                          --------  --------  --------  --------  --------                      ---------  ---------
BALANCE SHEET DATA:
 Working Capital........  $ 41,903  $ 35,784  $ 36,541  $ 42,227  $ 49,174                      $ 52,437   $ 14,262(4)
 Total Assets...........   153,524   151,135   145,952   153,071   162,827                       167,200    167,200
 Short-Term Debt........     7,296     8,582     9,031     9,972    10,440                        12,962     12,962
 Long-Term Debt,
  Excluding Current
  Maturities............     6,450     4,418     5,580     5,175     4,060                         3,484     33,484(5)
 Total Shareholder's
  Equity................   111,910   107,314   103,743   106,466   112,189                       114,406     46,231(6)

- --------
(1) Adjusts actual interest expense to reflect the interest expense on the $30 million of long-term debt allocated to the Company from Commercial Intertech, which will be replaced immediately with the $30 million term facility from Mellon Bank, N.A., based on an 8.5% per annum interest rate, as if it had been outstanding for the entire period, and adjusts net income for the interest expense, net of the related federal and state taxes. Interest rates under the term facility will be variable with each 1/8% point movement in the interest rate resulting in a change in annual interest expense of $37,500 ($22,800, net of tax) based on the $30 million term facility balance. Does not include the capital gain tax of approximately $2.5 million, incurred because the Distribution is considered a change in the ownership group of CUNO Pacific Pty., Ltd. under Australian tax law, as the capital gain tax results directly from the Distribution and is a nonrecurring charge.
(2) Operating income has been reduced by an amount equal to the Company's estimate of the charges and expenses the Company would have incurred during those time periods presented as if it had operated as a separate, stand-alone entity.
(3) Shares based on 13,747,432 Commercial Intertech shares outstanding as of July 23, 1996 and on a distribution of one share of Common Stock for each Commercial Intertech Common Share.
(4) Adjusts working capital to reflect the dividend, as if the Distribution occurred as of April 30, 1996, of $35.7 million declared by the Company and payable to Commercial Intertech and the capital gain tax of approximately $2.5 million, incurred because the Distribution is considered a change in the ownership group of CUNO Pacific Pty., Ltd. under Australian Law.
(5) Adjusts long-term debt to reflect, as if the Distribution occurred as of April 30, 1996, the allocation of $30 million of long-term debt from Commercial Intertech to the Company, which will be replaced immediately with the $30 million term facility from Mellon Bank, N.A.
(6) Adjusts total shareholder's equity to reflect, as if the Distribution occurred as of April 30, 1996, the allocation of $30 million of long-term debt described in (5) above, the dividend of $35.7 million and the $2.5 million capital gain tax described in (4) above.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  The following presentation of management's discussion and analysis of the Company's financial condition and results of operations should be read in conjunction with the Company's combined financial statements, accompanying notes thereto and other financial information appearing elsewhere in this Information Statement. The following presentation contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Information Statement.

OVERVIEW

  The Company's financial results improved significantly in fiscal years 1994 and 1995 and the first six months of 1996. This favorable trend results from a number of business initiatives begun in 1994 by the new senior management team. These initiatives include developing new products for specific markets, decreasing product development cycle times, developing pre/final filter systems, increasing customer focus and improving operating efficiencies.

  The Company's products are used in health care, fluid processing and potable water markets. The main driver of worldwide industry growth in these markets is the need to eliminate unwanted contaminants to ensure safe, consistent products or services. This need has taken on increasingly larger importance as the quality of the world's resources deteriorates, population growth continues, world industrialization progresses, global manufacturing becomes the norm, detection levels improve, global quality standards are demanded and environmental consciousness grows.

  The Company believes that a broad and diverse customer base and its geographic diversity generally insulates it from the adverse effects of softening demand in any one market segment. The Company receives a substantial portion of its revenues in foreign currencies. Therefore, the Company's operations may be affected by significant fluctuations in the value of the United States Dollar. This is especially true with regard to the Company's sales in Japan because products for that major market are manufactured in the United States.

  Selling price increases are implemented regularly by the Company to cover rising costs for wages, benefits, raw materials, purchased components and other operating needs, but the continuing trend of competitive pressures and price resistance in the marketplace can sometimes limit the extent to which cost increases can be passed along to customers in established product lines. Consequently, the Company relies upon economies of scale efficiencies, productivity improvements and cost saving measures to offset any shortfall in price increases and to successfully maintain or improve profit margins.

  The Company's increased profitability is principally attributable to operating cost leverage resulting from increasing revenue on a controlled fixed cost base and a change in the product mix to higher margin membrane products. The Company's selling, administrative and general expenses have increased in absolute dollar terms to support the Company's increased sales effort, while generally decreasing as a percentage of net sales.

RESULTS OF OPERATIONS

  The following table sets forth certain income statement data of the Company expressed as a percentage of net sales for the periods presented:

                                                                   SIX MONTHS
                                                YEARS ENDED        ENDED APRIL
                                                OCTOBER 31,            30,
                                             --------------------  ------------
                                             1993    1994   1995   1995   1996
                                             -----   -----  -----  -----  -----
Net Sales................................... 100.0%  100.0% 100.0% 100.0% 100.0%
Cost of Products Sold.......................  68.9    64.6   61.3   62.6   60.3
                                             -----   -----  -----  -----  -----
Gross Profit................................  31.1    35.4   38.7   37.4   39.7
Selling, Administrative and General.........  32.4    31.9   32.0   31.3   30.8
                                             -----   -----  -----  -----  -----
Operating Income (Loss).....................  (1.3)    3.5    6.7    6.1    8.9
Other (Expense) Income--Net.................  (0.6)   (2.1)  (0.8)  (0.9)  (0.2)
                                             -----   -----  -----  -----  -----
Income (Loss) Before Income Taxes...........  (1.9)    1.4    5.9    5.2    8.7
Provision (Benefit) for Income Taxes........  (1.4)    0.1    2.1    1.8    2.8
                                             -----   -----  -----  -----  -----
Net Income (Loss)...........................  (0.5)%   1.3%   3.8%   3.4%   5.9%
                                             =====   =====  =====  =====  =====

 Six Months Ended April 30, 1996 Compared To Six Months Ended April 30, 1995

  Net Sales. Net sales increased $8.8 million, or 11% (12 percent after adjusting for exchange rate differences). Increased demand from customers in the pharmaceutical, biomedical, and electronics industry segments contributed heavily to a 12% improvement in United States revenues while aggressive marketing strategies and favorable business conditions were responsible for a 17% increase in sales for the Company's operations in Europe when compared to the prior period. Elsewhere, moderate sales increases were posted in Japan and Brazil, but revenues were flat in Australia as a result of weak industry conditions.

  Gross Profit. Gross profit increased $5.3 million, or 18%. Gross margins increased from 37.4% to 39.7%. The increases primarily reflect the increased sales volumes, higher profit margins for new product introductions and improved manufacturing processes for certain of the Company's United States operations. Gross profit margins equalled or exceeded those in the prior period for all locations except Japan where the impact of a weaker Yen on imported material caused gross profit margins to decline in 1996.

  Selling, Administrative and General Expense. Selling, administrative & general expenses increased $2.4 million, or 10%, but as a percentage of net sales, decreased from 31.3% to 30.8%. The decrease in selling, general and administrative expenses as a percentage of net sales reflects the effect of increased sales volume partially offset by general cost increases.

  Nonoperating Expense. Nonoperating expense decreased from $663,000 in 1995 to $143,000 in 1996. Included in nonoperating income for the first six months of 1996 is a $100,000 pre-tax gain on the sale of certain property. The balance of the decrease is primarily due to the decrease in interest expense.

  Interest Expense. Interest expense decreased by $222,000, or 52.7%. The decrease reflects a general decline in effective rates paid on short-term borrowings and the refinancing of long-term debt in Japan at a lower interest rate.

  Income Taxes. The Company's effective tax rate decreased from 35% to 32%. The decline resulted from utilization of tax loss carryforwards in Brazil and proportionately lower income earned in Japan's high tax jurisdiction.

  Backlog. Incoming orders for the first half of 1996 were 14% higher than the same period in 1995 on a parity-adjusted basis. Bookings were higher at all locations, but most of the year-over-year increase occurred in the United States where growing demand in the Company's core product lines combined with new product introductions for the biomedical industry to push incoming orders 17% above those in the first half of 1995. The backlog of unfilled orders as of April 30 was 7% higher than the backlog at the beginning of the year.

 Year Ended October 31, 1995 Compared To Year Ended October 31, 1994

  Net Sales. Net sales increased $19.6 million, or 14%. The increases came from the continued strength in the United States economy and improved business conditions for most of the overseas units. Net sales in the United States were up 4% over the previous year as a mild recovery in the chemical and industrial processing industry segment enabled the Company to achieve moderate sales growth in 1995. Sales for the combined overseas operations were up 13% from the previous year on a parity-adjusted basis with year-over-year improvements occurring in all of the business units. Sales growth was particularly strong in Brazil and Europe where sales were up 25% and 15%, respectively, over the previous year.

  Gross Profit. Gross profit increased $12.3 million, or 24%. Gross profit margins increased from 35.4% to 38.7%. Contributing factors were dramatically improved results in the consumer water division resulting from higher selling prices and improved efficiencies following completion of a program to consolidate manufacturing facilities, and disposal of the unprofitable ultrafiltration product line late in fiscal year 1994. Also contributing were the highest operating income in five years for the European operations as a result of increased demand, concurrent gains in manufacturing efficiencies, and strong profit margins from changes in distribution and marketing strategies. Gross profit margins held relatively steady at 38.5% in Japan as lower costs for imported material resulting from a strong Yen were negated by price discounting to meet competitive challenges in the marketplace. Gross margins were lower in Brazil as business conditions deteriorated during the latter half of the fiscal year 1995 in response to government fiscal policies designed to restrict the local economy and keep inflation in check.

  Selling, Administrative and General Expenses. Selling, administrative & general expenses increased $6.5 million, or 14%, and as a percentage of net sales, increased from 31.9% to 32.0%. This increase is a result of the strategic initiatives begun in 1994 to upgrade the research, technical and marketing capabilities of the Company.

  Nonoperating Expense. Nonoperating expenses decreased from $2.9 million in 1994 to $1.3 million in 1995. Included in this category for 1994 is a $1.1 million loss incurred on the sale of CUNO's unprofitable ultrafiltration product line located in the United States. In addition, foreign currency exchange and translation losses decreased to $449,000 in 1995 from $933,000 in 1994. The exchange and translation losses derive principally from operations in Brazil where currency fluctuations have historically been very volatile.

  Interest Expense. Interest expense decreased by $15,000, or 2%. This decrease reflects a gradual decline over the period of average rates paid on short-term borrowings. Approximately 69 percent of the total interest expense in 1995 was incurred in Japan in connection with short-term operating needs and a long-term commitment related to a major construction project recently completed.

  Income Taxes. The Company's effective tax rate was 36% in 1995 compared to 12% in 1994. The 1994 calculated rate was distorted downward by the reversal of SFAS No. 109 tax valuation adjustments associated with certain foreign operations.

  Backlog. Incoming orders in 1995 were 10 percent higher than the previous year on a parity-adjusted basis. Bookings were stronger in both the domestic and overseas segments. The backlog of unfilled orders to start the new year was 31 percent higher than the previous year for the overseas units but was down 10 percent in the U.S.

 Year Ended October 31, 1994 Compared To Year Ended October 31, 1993

  Net Sales. Net sales increased $12.3 million, or 9% (8% after adjusting for exchange rate differences). Sales for domestic operations increased by less than 5% in 1994 as moderate growth in the fluid processing segment was counteracted by sluggish activity in the consumer product line. Orders increased in 1994 from United States customers in the pharmaceutical, coatings, electronics and food and beverage industries while demand remained weak from the chemical and industrial processing segments. Sales for the combined overseas operations were up 11% in 1994 from the previous year on a parity-adjusted basis and were particularly strong in Australia, Asia and Brazil where the year-over-year gain averaged 23%. Sales growth was moderate in Europe while sales in Japan were weak for the second consecutive year as a result of a stagnant Japanese economy.

  Gross Profit. Gross profit increased $10.0 million, or 25%. Gross profit margins increased from 31.1% to 35.4%. The increase came from the strength of healthier sales volume and the initial benefits of reorganization efforts begun in 1993 when the Company suffered from a widespread downturn for the core process filtration product line. Results improved over 1993 for all of the operating units, but a substantial portion of the year-over-year gain occurred in the foreign sector reflecting strong sales growth in the Pacific Rim, improved performance in Brazil, a major turn-around in Europe resulting from increased sales activity and improved manufacturing efficiencies, and a significant increase in earnings for the Japanese unit due to the combined favorable effects of a stronger Yen on imported material and the maintaining of effective controls over other operating costs.

  Selling, Administrative and General. Selling, administrative & general expenses increased $3.3 million, or 8%, and as a percentage of net sales, decreased from 32.4% to 31.9%. The decrease in selling, administrative & general expenses as a percentage of net sales reflects the effect of increased sales volume partially offset by general cost increases.

  Nonoperating Expenses. Nonoperating expenses increased from $0.9 million in 1993 to $2.9 million in 1994. Included in this category for 1994 is a $1.1 million loss incurred on the sale of the Company's unprofitable ultrafiltration product line located in the United States. Foreign currency exchange and translation losses of $933,000 in 1994 and $672,000 in 1993 derive principally from operations in Brazil.

  Interest Expense. Interest expense increased by $425,000, or 151%. The 1993 interest expense included a reduction of $693,000 in accrued interest to account for the favorable outcome of certain tax claims from prior periods. Approximately 52% of the total expense in 1994 pertains to long-term debt, most of which derives from funding of major construction projects in the United States and Japan. Remaining interest results from short-term borrowings to support current operations. Effective interest rates paid were relatively unchanged in 1993 and 1994.

  Income Taxes. The calculated effective tax rate in 1994 of 12% is distorted by the renewal of SFAS No. 109 related tax valuation adjustments associated with certain foreign operations. Similarly, the effective rate of 72% in 1993 is distorted by an adjustment in the tax provision to account for the settlement of a dispute with one foreign tax authority over deductibility of certain expenses. Excluding this settlement, the effective rate in 1993 would have been 44%.

  Backlog. Incoming orders in 1994 were 5% higher than those in the previous year on a parity-adjusted basis. Most of the gain occurred in the overseas segment as bookings increased only marginally in the United States. The backlog of unfilled orders to start the 1994 fiscal year was up 2% from the previous year.

IMPACT OF INFLATION

  Inflation has not had a material impact on the Company over the past three years nor is it anticipated to have a material impact for the foreseeable future.

QUARTERLY RESULTS AND SEASONALITY

  The Company's business is typically not seasonal. However, consolidated sales in the first quarter of each year tend to be lower than the other quarters due to the holiday season and customary year-end distributor inventory reductions.

LIQUIDITY AND CAPITAL RESOURCES

  In 1995, the Company's balance of cash and cash equivalents increased from $4.4 million at the end of 1994 to $6.7 million at the end of 1995, for an increase of $2.3 million. Cash generated from operating activities held steady in 1995 as increased net earnings were offset by working capital needs to support the surge in global business. Capital expenditures amounted to $5.2 million in 1995, $2.9 million in 1994 and $3.2 million in 1993, measured at historical exchange rates. Nearly 72% of the 1995 spending pertained to investment in the United States for expansion of production capacity, equipment upgrades to improve manufacturing performance, installation of emission control devices, tooling for the manufacture of new product offerings, and purchase of advanced computer systems to support manufacturing processes and administrative functions. Capacity expansion, equipment upgrades, emission controls and office automation in the United States accounted for the majority of the capital expenditures in the two preceding years. Long-term debt, including current maturities, amounted to $5.1 million at October 31, 1995 and consisted of mortgages on two manufacturing facilities located in Japan and the United States with interest rates ranging from 2% to 5%. Cash used in financing activities was negligible in 1995 while principal payments of long-term debt and intercompany dividends consumed $2.9 million in the previous year. Internal cash flows have generally been sufficient to provide the capital resources necessary to support operating needs and finance capital expenditure programs. Borrowing rates to start the 1996 year were generally lower than the same period a year ago, reflecting prevailing market conditions.

  Through the first six months of 1996, cash has decreased $1.2 million from $6.7 million to $5.5 million due, principally, to dividends paid and increased receivables in connection with intercompany activity. Net earnings for the period were nearly double those of last year. Capital expenditures through April 30, 1996 were $2.4 million. Of this total, approximately two thirds pertained to the expansion of production capacity, equipment upgrades to improve manufacturing performance, tooling to manufacture new product offerings, and advanced computer systems to support manufacturing and administrative functions in the United States. The remainder of the capital spending pertained to manufacturing and computer system upgrades in the overseas units. Authorized but unspent capital expenditure programs totaled $6.5 million at April 30, 1996, including a significant capital investment program in its United States membrane manufacturing operation designed to double productive capacity, to introduce cell-based manufacturing into the existing process, and to provide higher yields from raw materials, lower labor costs and reduced scrap rates.

  On July 29, 1996, Commercial Intertech's Board of Directors declared a distribution of 100% of its interest in the Company to existing shareholders of Commercial Intertech. As part of the Distribution the Company will declare a dividend of $35.7 million payable to Commercial Intertech and the Company will assume $30.0 million of Commercial Intertech's debt. In addition, the Company will enter into a $55.0 million credit facility maturing on January 30, 1998. The credit facility will consist of a $30 million term facility and a $25 million revolving facility. The term facility will be completely drawn down immediately after the Distribution and the proceeds used to repay the $30 million debt assumed from Commercial Intertech. The Company believes that funds available under the revolving facility, cash flow from operations, and other short-term and long-term borrowings will be sufficient to satisfy future needs for working capital, capital expenditures, research and development, debt service and other operating needs for at least the next 12 months, as well as to meet its dividend obligation to Commercial Intertech.

  The Company anticipates using collections on the receivables, including receivables from affiliates, as an additional source of funds to meet working capital needs. The dividend payable to affiliate will be funded primarily from proceeds from the receivable due from affiliate. Additionally, the Company had available unused lines of credit in various countries totaling approximately $9.4 million at the end of 1995.

ACCOUNTING STANDARDS

  In 1995, the Company adopted FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of." This Statement establishes accounting standards for the recognition, measurement and reporting of impairments to long-lived assets, certain intangibles and related goodwill when an entity is unable to recover the carrying amounts of those assets. No adjustments to financial results or financial position were required by the Company as a result of the adoption.

                                   BUSINESS

GENERAL

  The Company is a world leader in the design, manufacturing and marketing of a comprehensive line of filtration products for the separation, clarification and purification of liquids and gases. The Company's products, which include proprietary depth filters and semi-permeable membrane filters, are used in the health care, fluid processing and potable water markets. These products, most of which are disposable, effectively remove contaminants that range in size from molecules to sand particles. The Company's sales are approximately balanced between international and domestic markets. Significant customers include Boston Chicken, Inc., Kentucky Fried Chicken Corporation, McDonald's Corporation, Monsanto Company, and 3M.

  The Company's objective is to provide high value-added products and premium customer service. The Company's proprietary manufacturing processes result in products that lower customers' operating expenses and improve the quality of customers' end products by providing longer lasting, higher quality, and more efficient filters. As part of the Company's commitment to customer service, the Company designates its own scientists, each of whom possess particular industry expertise, to collaborate with customers on specific projects to insure satisfaction with its products and to create new products.

  In mid-1994, the Company realigned its business to accelerate net sales growth and improve operating margins. A new senior management team developed and implemented the following initiatives, which are key elements of its ongoing growth strategy: (i) develop new products for specific markets, (ii) decrease product development cycle times, (iii) develop pre/final filter systems, (iv) increase customer focus, (v) improve operating efficiencies and
(vi) pursue selective acquisitions. Due principally to these initiatives, net sales increased from $143 million to $163 million, a 14% increase, and operating margins improved from 3.5% to 6.7% from fiscal year 1994 to fiscal year 1995. Additionally, these initiatives have resulted in the introduction of 15 new products or product extensions which have produced over $18 million in aggregate sales over the last two years.

MARKET OVERVIEW

  Filtration is the process of separating particles of various sizes from liquids or gases. The mechanics of filtration range from the removal of coarse contaminants, most often particulates, as large as 200 microns such as sand and sediment, to the elimination of bacteria and viruses at less than .01 micron (human hair is typically 20 microns in diameter). A filtration device consists of a plastic or metal housing and a filtration medium. Filtration media, which can be manufactured out of a variety of substances, act as the separator or barrier in the filtration process.

  Filtration media include microporous membranes, glass, synthetic and cellulosic fibers, porous metals and ceramics. Microporous membranes are thin, film-like materials with millions of uniform microscopic holes. Membranes are the most widely used filtration media because they remove specifically-sized particles and can be configured into a variety of shapes and sizes.

  The Company estimates, based on 1995 industry data, that the potential size and growth rate of the three markets it serves are as follows:

                                              ESTIMATED WORLD   ESTIMATED ANNUAL
                                            WIDE POTENTIAL 1995    FIVE YEAR
   MARKET                                       MARKET SIZE       GROWTH RATE
   ------                                   ------------------- ----------------
                                               (IN MILLIONS)
   Health Care.............................       $  900               10%
   Fluid Processing........................        1,200                8%
   Potable Water...........................          800                8%
                                                  ------
     Total.................................       $2,900
                                                  ======

 Health Care

  The health care market is experiencing rapid growth as a result of the intensive research efforts to find cures for diseases, the increasing use of rapid and simpler diagnostic tests to help reduce health care costs, the trend toward finer and more cost-efficient filtration and increased governmental regulation. When harmful elements are identified, they are often regulated or new medical standards of care are implemented to decrease or eliminate contact. In many cases, fluid filtration can play a key role in eliminating contact with many harmful elements. Price is not the primary factor in the customers' filtration decision process, but rather the performance and reliability of the product.

  The health care market applications include pharmaceutical and biotechnology companies which require cost-efficient filtration and high levels of purity for production of sterile, contaminate free drugs, as well as producers of diagnostic test kits which require highly efficacious membranes. In addition, applications include bacteria-free water and food and beverage products.

 Fluid Processing

  Major segments in the fluid processing market include chemical, petrochemical and oil and gas processors, manufacturers of paints and resins, electronics and semi-conductors and power generation facilities. As sophisticated manufacturing processes increase and as the adoption of practices focused on quality increase, the Company believes the demand for filtration products will also increase. In part, this trend is driven by the enhanced ability to detect contaminants in process streams. As automation increases, focus on quality control increases, and as the ability to detect contaminants progresses, fluid filtration will play a greater role in the manufacturing process.

  The fastest growing segment of the fluid processing market is semi-conductor manufacturing. The ever increasing demand to place finer circuitry on computer chips is requiring a cleaner environment and much higher quality standards for the chemicals and the ultra pure water used in the manufacturing process. Ultra pure water is used to rinse the chips during manufacture in order to ensure that the product is particle free and no residual contamination is left on the chip surface. The industry uses corrosive, high purity chemicals and gases for the manufacture of computer chips, hard disks, video terminals and other components. All of the chemicals and gases used are processed through very fine filtration systems. The rapidly expanding demand for electronic products and the wider use of computer chips is fueling industry growth.

 Potable Water

  The potable water segment includes residential, commercial and food service customers. According to industry data, it is estimated that 1.2 billion people in the world do not have safe drinking water. Demand is driven both by consumers' desire to improve the taste and quality of their drinking water and by the expanded concern of regulatory agencies. The sharpest growth in this market may occur in Asia/Pacific Rim and South American countries where the quality of drinking water has been found to be severely deficient in several regions. Water safety concerns have driven the growth of the consumer bottled water market to over $2 billion in the United States, as well as the growth in the water filtration market.

  The food service industry has an increasing need for consistent global product quality. Food service includes water used for fountain beverages, steam ovens, coffee and tea. Specifically, restaurants have become increasingly aware of the need for water filtration and control of the taste and quality of the water used in their businesses.

GROWTH STRATEGY

  The Company's goal is to grow at a rate higher than the general filtration market and to increase the Company's operating margins. Key elements of the Company's growth strategy include:

  Develop New Products for Specific Markets. The Company has initiated a strategy to develop high value- added products for specific markets. Historically, the Company offered non-differentiated products and often competed solely on price. To gain a better understanding of specific markets and guide new product development, the Company introduced Scientific Application Support Services ("SASS"). SASS uses scientists with post-graduate degrees who are experts in the specific industry they serve. They collaborate with customers who are developing and implementing new processes or products that have specific filtration requirements. Often these relationships lead to the development of new market specific products. The Company expects to introduce in excess of 10 new products over the next twelve months, especially in the health care market which offers high growth and above average industry margins. The Company believes that these products will provide its customers with products that offer greater efficiency, quality, safety and ease of use. The Company has introduced 15 new products or extensions within the last two years that have generated aggregate sales of $18 million.

  Decrease Product Development Cycle Times. The Company has decreased its product development cycle times from an average of four to five years to approximately 18 months to 24 months. This improvement has occurred through increased market focus, collaboration with leading-edge customers through SASS teams and the formation of cross-functional product launch teams. The Company believes it can continue to shorten product development cycle times through these same methods.

  Develop Pre/Final Filter Systems. Many filtration systems have one or more prefilters to remove large contaminants from the liquid or gas before it passes through the final filter, prolonging the life of the more expensive final filter. When these filters are designed together in a system, the performance of the system is enhanced. The Company has a leading prefilter market position and is expanding the number of final filters it offers. This allows the Company to provide its customers with a total filter solution from one vendor.

  Increase Customer Focus. The Company has traditionally sold to the distributor, who in turn sells to the end-user. The Company's current goal is to provide unmatched customer service to its end-user customers, while providing resources for its distributors. In many cases the customer is unable to define its filtration needs accurately and seeks outside resources to identify and choose the best filtration alternative. The Company's SASS professionals meet this need. Management has been training and focusing distributors on specific market segments and providing additional sales and marketing support. This enables distributors to provide customers with superior industry expertise and Company-specific product knowledge.

  Improve Operating Efficiencies. The Company believes it can improve operating efficiencies by implementing cost controls, productivity gains, profit based compensation for its employees, shifting product mix to higher margin health care and fluid processing markets and outsourcing production of certain processes. The Company has recently initiated a $10 million capital investment program designed to (i) integrate cell-based manufacturing, (ii) provide higher yields from raw materials, (iii) improve inventory management,
(iv) lower labor costs, (v) reduce manufacturing cycle times and (vi) reduce scrap rates. The Company had gross profit margins of 31.1%, 35.4% and 38.7% in fiscal years 1993, 1994 and 1995, respectively, and 39.7% for the six months ended April 30, 1996.

  Pursue Selective Acquisitions. The Company believes that the continuing trend towards consolidation in certain filtration segments, together with recent systems trends (prefilter and filter), will provide the Company with attractive opportunities to acquire high-quality companies and subsequently allow the Company to expand into new geographic markets, add new customers, provide new products, manufacturing and service capabilities or increase the Company's penetration with existing customers. The Company evaluates acquisition candidates on a regular basis, although the Company is not currently in discussions with any specific company. In addition, management of the Company believes that after the Distribution the Company will be in a better position to use its stock as currency to acquire other companies in the industry.

PRODUCTS

  The Company manufactures a full range of products suitable for each of its market segments offering its customers solutions to a wide range of filtration requirements. Many of the products manufactured by the

Company use electrokinetic adsorption, a proprietary chemical process developed by the Company which alters both membrane and depth filter media surfaces. Electrokinetic adsorption uses molecular charges on dissolved ions to bind finer contaminants to the filter surface. This attribute significantly enhances filtration efficiency by removing contaminants smaller than the micron rating of the filter.

  The Company typically groups its products into the following categories.

 Membranes

  The typical polymer and nylon membranes that the Company produces resemble plastic films except for the molecular size pores that are engineered into the surface and depth of the membrane. By varying pore size and altering the physical or chemical properties of the membrane, the quantity and type of substances which can pass through the membrane can be regulated with absolute certainty. The Company manufactures "absolute rated" products where no particle above a certain size can pass through the membrane. In many applications, these membranes can be integrity tested to ensure specific performance both at the beginning and end of a particular process. A membrane can be employed in a variety of configurations, including flat sheets, discs and cartridges which contain high surface area, pleated membrane media.

  Containers for filter media or housings can be manufactured from various metals or plastics and are designed to allow the application of pressure to create the required flow of liquid through the membrane. Membranes must be replaced depending on the application and intensity with which they are used. In some applications, such as in pharmaceutical or biotechnology, they are changed for each batch. In very clean applications or in totally enclosed environments, they may be changed weekly, monthly or annually.

  Uses of membranes include water purification for electronics and applications in semiconductor manufacturing, pharmaceutical, biotechnology and other applications, as well as residential use for drinking water.

  The Company's membrane products are sold under the following labels:
Zetapor(R), Microfluor(R), Polypro(R), ZetaBind(R), Electropor(TM), BevASSURE(TM), Synchro(R), Acro(R) and AC/PH Lithowater(R).

 Depth Filters

  The Company's disposable depth filters are constructed from a matrix or formation of very fine and micro-fine fibres such as polypropylene, cotton, polyester, glass fiber, acrylic, rayon, polymer, carbon and other materials. The fibre matrix is then processed into a rigid filter media using techniques such as thermal bonding, resin bonding, pleating or winding. The Company's technology has a strong emphasis on graded density attributes and electrokinetic adsorption. Graded density depth technology allows filter media to be manufactured with very open porous outer layers, progressively becoming smaller in the size of the pores or void volume through the depth of the filter media. Graded density construction extends filter life in many applications and reduces pressure loss across the filtration process thereby reducing energy costs. The structure of graded density filter media allows particles to be trapped throughout the depth of the cartridge which minimizes surface binding, allows for high contaminant capacity and lower pressure drops than solely trapping particles on the surface of the media.

  The Company manufactures depth filters in a wide variety of cartridge and pore sizes with "absolute" particulate ratings. The filter cartridges are used in filter housings which can be manufactured in a broad range of metals or plastics to suit particular customer specifications. Filter housings are designed for a wide range of temperatures and pressures.

  The Company's depth filter products are sold under the following labels:
Zeta Plus(R), Betafine(R), Micro-Klean(R) II, Beta-Klean(R), Betapure(R), MicroWynd(R) and PetroFit(R).

 Cleanable Filters and Systems

  The Company designs and manufactures an extensive range of self-cleaning disc filters, backwash strainers and recleanable metal filters. The self-cleaning disc filters and back wash strainers can be electrically or mechanically operated with automatic controls to provide for specific requirements in process applications. The recleanable metal filter elements are constructed of sintered porous stainless steel or metal screens in tubular and pleated construction. The recleanable elements can be cleaned in place in a filter housing or removed for mechanical, ultrasonic or chemical cleaning.

  The Company's cleanable filters and system products are sold under the following labels: Poro-Klean(R), Micro-Screen(R) and Auto-Klean(R).

 Housings and Systems

  The Company designs and manufactures a wide variety of filter housings to suit specific process and customer applications. The housings can be of plastic or metal construction utilizing a broad range of materials including polypropylene, PVC, nylon, aluminum, copper, brass, steel, stainless steel and other specialized metals, such as titanium.

  Specialized designs include sanitary, electropolished and coated finishes for chemical resistance and ease of sterilization, sanitization or cleaning. The Company supplies a broad range of standard housings manufactured from 316 stainless steel in sanitary, polished and electropolished finishes for enhancing pharmaceutical and electronic applications. Finish specifications can be measured in terms of Roughness Average (Ra) with average variations in surface finish measured in microns down to 0.45 micron, the size of small bacteria.

  The Company designs and manufactures proprietary housings and systems such as CTG-Klean with patented features and a totally enclosed disposable filter media pack for use in critical applications where housing cleanliness is essential or when physical separation of toxic or corrosive chemicals from the metal housing is desired.

  The Company's range of housings are designed and manufactured to regulatory pressure vessel codes, particularly for applications in the oil and gas, refinery and petrochemicals industries. The Company designs and markets housings to meet the local regulatory requirements in most countries.

  The Company's products are principally sold into the health care, fluid processing and potable water markets. In many cases, the Company's products are sold into more than one of these end markets. The following table summarizes the end markets that the Company's products are sold into.


                                  REPRESENTATIVE                REPRESENTATIVE
           MARKET                  APPLICATION                 COMPANY PRODUCTS

- -----------------------------------------------------------------------------------------

  HEALTH CARE
   Pharmaceutical           Manufacturing injectible     Activated carbon, Zeta Plus(R),
                             drugs                       Zetapor(R), Microfluor(R),
   Biological               Blood plasma fractionation   Polypro(R), ZetaBind(R),
   Diagnostics              Membranes for infectious     BevAssure and sanitary filter
                             disease test kits           housings
   Biotechnology            Cell debris removal
   Food and Beverage        Wine and beer production

- -----------------------------------------------------------------------------------------

  FLUID PROCESSING
   Electronics              Plating bath solutions       Microfluor(R), Betafine(R),
   Semiconductors           High purity water,           Betafine(R)-D, Betapure(R),
                             chemicals and gases for     Electropor(TM), filter housings,
                             manufacturing computer      MicroWynd(R)II, Polypro(R),
                             chips                       Beta-Klean(TM), PetroFit(R),
   Coatings Processors      Paint and resin filtration   Micro-Klean(R)II,
   Chemical                 Product clarification        Auto-Klean(R), Poro-Klean(R),
                            Equipment protection         Micro-Screen(R), Zeta Plus(R),
   Oil, Gas and             Removing contaminants from   Synchro, Acro,
    Petrochemical Refiners   oil and gas streams         AC and PHP Lithowater(R)
   Magnetic Media           Coating purity/optical
    (recording tape and      clarity
    floppy disk)
    Manufacturers
   Commercial and           Car wash rinse water
    Industrial
   Printers and Graphic     Manufacturing of high
    Art Companies            quality inks

- -----------------------------------------------------------------------------------------

  POTABLE WATER
   Food Service             Fountain beverages, steam  CUNO Food Service(TM), System
                             ovens, coffee and tea     ONE(R), Coolermate, Aqua Pure(R),
                                                       CUNO OCS water filters,
                                                       Water Factory Systems(R),
                                                       Faucetmate(R) Filter Systems and
                                                       Coolermate(R)


   Residential              Drinking and cooking water
                             and appliance protection

NEW PRODUCTS

  Historically, the Company offered non-differentiated products and often competed solely on price. Through SASS, the Company is developing new products for specific markets. The Company has introduced 15 new products or extensions within the last two years that have generated aggregate sales of $18 million. The Company plans to introduce new products to serve the following industries over the next twelve months:


        MARKET               NEW PRODUCT                DESCRIPTION

- ----------------------------------------------------------------------------------------------------------

  HEALTH CARE
   Pharmaceutical and  Polypro II              Very high surface area
    Biopharmaceutical                           filters designed to protect
                                                valuable membrane filters
                       Zetapor II              Uncharged nylon cartridges
                                                validated for bacteria
                                                retention
                       Zeta Plus               A self-contained version of
                                                Zeta Plus(R) that allows
                                                small to medium volume Zeta
                                                Plus(R) filtration for
                                                laboratory and pilot scale
                                                development
   Food and Beverage   BevAssure II            Nylon66 membrane filter
   Diagnostic and      Zeta Bind II            Further advancements in the
    Laboratory                                  development of ZetaBind(R)
                                                                               Nylon66 membrane to enhance
                                                the membrane's adaptability
                                                for specific biotechnology
                                                and diagnostic applications
- ----------------------------------------------------------------------------------------------------------

  FLUID PROCESSING
   Electronic          Zeta Plus EC            A media for polishing
    Manufacturing                               filtration with enhanced
                                                adsorption characteristics
                       Electropor II           Higher flow rate membrane
                                                filter
   Petrochemical       Petrofit II             New generation rigid resin
                                                bonded depth filter with
                                                greater life
   Chemical            Polypro III             Very high surface area
                                                filters for corrosive
                                                chemicals
   Commercial and      PROSFR--R.O. system     Automated Reverse Osmosis
    Industrial                                  systems for car wash rinse
                                                                               water
- ----------------------------------------------------------------------------------------------------------

  POTABLE WATER
   Residential         Aqua Pure DWS           Drinking water system
                       Aqua Pure countertop    Purification system for
                        filter                  above counter use
   Food Service        Scale Guard(R) filters  Reduce scale buildup in
                                                steam ovens

COMPETITION

  The markets in which the Company competes are highly competitive. The Company competes with many domestic and international companies in its global markets including Millipore Corporation, Pall Corporation, Gelman Sciences Inc., Memtec Ltd., Osmonics, Inc. and Culligan Water Technologies, Inc. No one company has a significant presence in all the Company's markets. The principal methods of competition are product specifications, performance, quality, knowledge, reputation, technology, distribution capabilities, service and price. Some of the Company's other competitors are multi-line companies with other principal sources of income who have substantially greater resources than the Company; many others are local product assemblers or service companies that purchase components and supplies such as valves and tanks from more specialized manufacturers than the Company. Through its SASS teams, the Company has developed many products in conjunction with its customers, such customers working closely with the Company in the design and development process. The Company believes that these relationships provide it with a competitive advantage over other manufacturers.

RESEARCH AND DEVELOPMENT AND PRODUCT DEVELOPMENT

  The Company's research and development activities are conducted in its own laboratories, supplemented by on-site development and application of custom design and engineering. The Company's research, development and engineering expenditures, which consisted mainly of the development of new products, product applications and manufacturing processes, for fiscal year 1993, 1994 and 1995 were approximately $7.2 million, $7.8 million and $8.3 million, respectively, and 5.5%, 5.4% and 5.1% of net sales, respectively. The Company also incurs additional internal costs relating to its sales and service personnel for product development.

MANUFACTURING

  The Company's manufacturing is largely vertically integrated, using unique, proprietary and patented processes, with many of the major components of its filtration units manufactured and assembled in its own plants. As stated above, the Company has begun to outsource some of its manufacturing processes, such as metal housing manufacturing. The Company believes that it generally has sufficient manufacturing capacity for the foreseeable future. The Company has developed a new, more efficient membrane manufacturing process which the Company believes provides a competitive advantage through the production of superior products at lower costs.

RAW MATERIAL SUPPLIERS

  The primary raw materials used by the Company are cotton, nylon, acrylic, cellulose and various resins, plastics and metals. The Company has not experienced a shortage of any of its raw materials in the past three years. The Company believes that there is an adequate supply of all of its raw materials at competitive prices from a variety of suppliers.

DISTRIBUTION AND SALES

  The Company has over 150 independent distributors of its products in 73 countries. Distributors represent the primary channel in the marketing of the Company's health care and fluid processing products. The Company has agreements with all of its major distributors in the United States. In certain markets outside the United States, the Company uses dedicated sales people. The Company's potable water products are sold directly to wholesalers, such as plumbing suppliers, water quality dealers and major resellers, and through manufacturing representatives and sales managers.

  The Company's agreements with its United States distributors are usually for a period of two years. Such agreements usually assign an exclusive territory, prohibit distributors from carrying competing products, require that distributors share market and customer related information with the Company and require distributors to carry an adequate stock of its products. The Company does not believe that the loss of any one of its distributors would have an adverse effect on the Company. The Company's top ten distributors accounted for approximately 27% of its total sales in fiscal year 1995.

  The Company believes that no end-user of any of its products accounts for more than 5% of sales. As of July 15, 1996, the Company employed 250 people as sales people. Of such employees, 155 are located overseas.

PROPERTIES

  The Company's world headquarters is located in Meriden, Connecticut. This facility also contains its primary manufacturing and assembly plant. The following table sets forth the location and approximate size of the Company's principal properties and facilities, all of which are owned by the Company.

                                                                    APPROXIMATE
                                                                   FACILITY SIZE
LOCATION                                                             (SQ. FT.)
- --------                                                           -------------
Meriden, Connecticut..............................................    189,000
Enfield, Connecticut..............................................    120,000
Stafford Springs, Connecticut.....................................    165,000
Kita-Ibaragi, Japan...............................................     40,000
Marinque, Brazil..................................................     65,000
Calais, France....................................................     50,000
Mazeres, France...................................................     40,000
Sydney, Australia*................................................    290,000

*  40% of this facility is sublet to an unrelated third party.

  In addition to the properties listed above, the Company leases one facility in the United States and 16 facilities outside the United States. These facilities are generally used as warehouses and/or sales offices.

TRADEMARKS AND PATENTS

  Trademarks and brand name recognition are important to the Company. The Company generally owns the trademarks under which its products are marketed. The Company has registered its trademarks and will continue to do so as they are developed or acquired. The Company has over 300 registered trademarks throughout the world. The Company protects such trademarks and believes that there is significant value associated with them.

  The Company has over 200 active patents throughout the world and over 35 patents pending worldwide. The Company additionally relies on proprietary, non-patented technologies to a certain extent. Certain of the Company's employees sign non-disclosure and assignment of proprietary rights agreements.

SEASONALITY

  The Company's business is typically not seasonal. However, sales in the first quarter of each fiscal year tend to be lower than the other quarters due to the holiday season and year-end distributor inventory reductions.

GOVERNMENT REGULATIONS

  Management believes that it is in substantial compliance with applicable regulations of Federal, state and local authorities regulating the discharge of materials into the environment.

  The Company manufactures certain filtration products that are used as components in medical devices and the Company must use the Food and Drug Administration ("FDA") listed materials in the manufacture of these products. Additionally, the Company maintains Drug Master File ("DMF") files for certain products sold into the health care market.

  Certain medical devices marketed and manufactured by the Company's customers are subject to extensive regulation by the FDA and, in some instances, by foreign governments. Noncompliance with FDA requirements can result in, among other things, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure of the government to grant premarket clearance or premarket approval for devices, withdrawal of marketing approvals and criminal prosecution. Before a new device can be introduced into the market, the manufacturer must generally obtain FDA clearance through either a 510(k) notification or a premarket approval application ("PMA"). A 510(k) clearance will be granted if the submitted information establishes that the proposed device is "substantially equivalent" to a legally marketed Class I or II medical device, or to a Class III medical device for which the FDA has not called for PMAs. The FDA recently has been requiring a more rigorous demonstration of substantial equivalence than in the past. It generally takes from four to twelve months from submission to obtain a 510(k) clearance, but it may take longer. The FDA may determine that a proposed device is not substantially equivalent to a legally marketed device, or that additional information is needed before a substantial equivalence determination can be made.

  In many areas the sale and promotion of water treatment devices is regulated at the state level by product registration, advertising restrictions, water testing, product disclosure and other regulations specific to the water treatment industry. In some local areas certain types of water treatment products, including those manufactured by the Company, are restricted because of a concern with the character and volume of water they discharge.

EMPLOYEES

  At July 15, 1996 the Company employed over 1,200 people worldwide (exclusive of employees of independent distributors), with over 700 employees in the United States and over 500 employees in other countries. In the United States, approximately 122 employees are members of a union under a contract which expires on October 31, 1997. Locations outside the United States also employ union members: France has approximately 100 union employees and Brazil has 38 union employees. The Company believes its employee relations are generally good.

LEGAL PROCEEDINGS

  The Company is a party to various other legal proceedings and claims in the ordinary course of business. The Company does not believe that the outcome of any pending matters will, individually or in the aggregate, materially adversely affect its financial condition or results of operations.

                                  MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND SIGNIFICANT EMPLOYEES

  The executive officers and directors of the Company as of the Distribution are as follows:

NAME                             AGE POSITION
- ----                             --- --------
Paul J. Powers..................  61 Chief Executive Officer and Chairman of the
                                      Board
Mark G. Kachur..................  53 President, Chief Operating Officer and
                                      Director
Michael H. Croft................  52 Senior Vice President
Ronald C. Drabik................  50 Senior Vice President, Chief Financial
                                      Officer, Secretary and Treasurer
John M. Galvin..................  63 Director
Gerald C. McDonough.............  68 Director
C. Edward Midgley...............  59 Director
Charles L. Cooney...............  51 Director

  Paul J. Powers. Mr. Powers has been a director of the Company and Commercial Intertech since 1984, and will be Chief Executive Officer of the Company as of the Distribution. He has also been President and Chief Operating Officer of Commercial Intertech since 1984 and Chief Executive Officer since 1987. He holds a bachelor's degree in Economics from Merrimack College and a master's degree in Business Administration from George Washington University. Mr. Powers is also a director of Ohio Edison Company, Global Marine, Inc. and Twin Disc, Inc.

  Mark G. Kachur. Mr. Kachur will be President and Chief Operating Officer of the Company and a director as of the Distribution. From 1994 until joining the Company, Mr. Kachur was a Senior Vice President of Commercial Intertech and President of the Company. From 1992 until 1994, he was President and CEO of Biotage Inc., from 1971 to 1991, he was with Pall Corporation, the last seven years as a Group Vice President. He holds a bachelor's of science degree in Mechanical Engineering from Purdue University and a master's degree in Business Administration from the University of Hartford.

  Michael H. Croft. Mr. Croft will be Senior Vice President of the Company as of the Distribution. From 1993 until the Distribution, Mr. Croft was President--U.S. Operations of the Company. From 1984 until 1993 he was with Cuno Pacific Rim operations serving as Managing Director of Cuno Pacific, Cuno Asia with oversight of Cuno K.K. (Japan). He holds a bachelor's degree in Engineering (Chemistry) from The University of Sydney and a Certificate in Marketing from the University of New South Wales.

  Ronald C. Drabik. Mr. Drabik will be Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company as of the Distribution. From July 1996 until joining the Company, he was a Vice-President of Commercial Intertech. From 1995 until 1996, he was Vice President of Acme-Cleveland Corporation, a manufacturer of telecommunication and other products. From 1993 until 1995, he was with Met-Coil Systems Corp., a machine tool builder, for which he served at various times as President, Executive Vice President, Senior Vice President, Chief Financial Officer and an outside consultant. From 1989 until 1992, he was Vice President of Finance and Chief Financial Officer of RB&W Corporation, a manufacturer/distributor of engineered fasteners. He holds a bachelor of arts degree from Baldwin-Wallace College.

  John M. Galvin. Mr. Galvin has been a director of the Company and Commercial Intertech since 1993. Since his retirement in 1992 from The Irvine Company, a major landowner and developer that also owns a major portfolio of income property, Mr. Galvin has been a private investor and consultant. From 1987 until 1992, he was Vice Chairman and Director of The Irvine Company. He holds a bachelor's degree in Business Administration from Indiana University. Mr. Galvin is also a director of Global Marine, Inc. and Oasis Residential Inc.

  Gerald C. McDonough. Mr. McDonough has been a director of the Company and Commercial Intertech since 1992. Mr. McDonough retired from Leaseway Transportation Corporation, a trucking company, in 1988, prior to which he had served as Chairman of the Board and Chief Executive Officer since 1982. He holds a bachelor's degree in Business Administration from Case Western Reserve University. Mr. McDonough is also a director of York International Corporation, Brush-Wellman Corporation and Associated Estates Realty Corporation, and a trustee of the Fidelity Funds.

  C. Edward Midgley. Mr. Midgley has been a director of the Company and Commercial Intertech since 1995. Mr. Midgley has been associated with PaineWebber Incorporated since 1995 and is currently a Managing Director. From 1992 until 1995, he was Co-Head of Investment Banking, Executive Managing Director, Head of Mergers and Acquisitions and a Member of the Board of Directors of Kidder, Peabody & Co. Incorporated. He holds a bachelor of arts degree in Economics from Princeton University and a master's degree in Business Administration from Harvard Business School.

  Charles L. Cooney. Dr. Cooney will become a director of the Company upon the Distribution. He has been a Professor of Chemical and Biochemical Engineering at the Massachusetts Institute of Technology ("MIT") since 1982. At MIT he is also the acting department head and executive officer of the Department of Chemical Engineering, the Associate Director of Industrial Involvement for the Biotechnology Process Engineering Center, the co-director of the Program on the Pharmaceutical Industry, and associate director, Industrial Involvement, of the Biotechnology Process Engineering Center. Since 1989, he has served as the regional editor of Bioseparations, and in 1992, Dr. Cooney became a founding Fellow for the American Institute for Medical and Biological Engineering. He holds a bachelor of science degree in Chemical Engineering from the University of Pennsylvania, a master's degree and a Ph.D. in Biochemical Engineering from MIT. Dr. Cooney is also a director of Genzyme Corporation.

  Other significant employees of the Company include:

  Peter M. Meier. Dr. Meier has been Vice President--Marketing for the Company since 1994. From 1978 until joining the Company, he held various marketing positions, including Marketing Manager--Food and Beverage, for Millipore Corp. He holds a bachelor's of science degree in Chemical Engineering from the University of Pennsylvania and a Ph.D. in Chemical Engineering from Case Western Reserve University.

  Michael Neuroth. Mr. Neuroth has been Vice President--Manufacturing for the Company since March 1996. From 1991 until joining the Company, he was President of Neuroth & Associates. Mr. Neuroth holds a bachelor of science degree in Electrical Engineering from the Rochester Institute of Technology.

  Timothy B. Carney. Mr. Carney will be Vice President--Controller and Assistant Secretary of the Company as of the Distribution. From 1993 until joining the Company, he served Commercial Intertech as Cuno Inc. Group Controller and from 1989 until 1993 he served Commercial Intertech as General Manager and Controller of Water Factory Systems. He holds a bachelor's of science degree (Economics) and a master's degree in Business Administration from Youngstown State University.

  Anthony C. Doina. Mr. Doina has been Vice President--Sales for the Company since 1994. From 1978 until joining the Company, he was with Pall Corporation where he held the position of Vice President of Sales. He holds a bachelor's of science degree in Chemistry from State University of New York at Stony Brook.

  Francis J. Disinski. Mr. Disinski has been Vice President--Filtration Technology since March 1996. From 1995 until joining the Company, he served as the Company's Vice President--Scientific Services and from 1991 to 1995 he served as the Company's Vice President--Research, Development and Engineering. He holds a bachelor's of science degree in Chemistry from the State University of New York at Corning.

BOARD OF DIRECTORS

  Prior to the Distribution, the five persons on the Board will be divided into three classes. The Board will be composed of one Class I director (Mr. Galvin), two Class II directors (Messrs. Kachur and McDonough) and two Class III directors (Messrs. Midgley and Powers). Dr. Cooney will be a Class I director after the Distribution.

The terms of the Class I, Class II and Class III directors expire on the date of the 1997, 1998 and 1999 annual meetings, respectively. At each annual meeting, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. Directors elected by the shareholders may be removed only for cause. After the Distribution, the Company intends to add three new directors, one for each of Class I, Class II and Class III.

COMMITTEES OF THE BOARD OF DIRECTORS

 Audit Committee

  The Audit Committee has the responsibility for recommending the selection of independent auditors by the Board of Directors; reviewing with such auditors, prior to the commencement of or during such audit for each fiscal year, the scope of the examination to be made; reviewing with such auditors the audited financial reports, any changes in accounting policies, the services rendered by such auditors (including management consulting services) and the effect of such services on the independence of such auditors; reviewing the Company's internal audit and control functions; considering such other matters relating to such audits and to the accounting procedures employed by the Company as the Audit Committee may deem appropriate; and reporting to the full Board of Directors regarding all of the foregoing. This Committee consists of the following four members: Messrs. Midgley (Chairman), Galvin, McDonough and Dr. Cooney. No member of the Audit Committee is an employee of the Company.

 Compensation Committee

  The Compensation Committee has the authority to determine annual salaries and bonuses for all elected officers and senior management; constitutes the "Committee" contemplated by the Company's various stock option and award plans with the responsibility for administering such plans; and has the authority to approve incentive and deferred compensation plans, and funding arrangements related thereto, for elected officers and senior management. This Committee consists of the following four members: Messrs. McDonough (Chairman), Galvin, Midgley and Dr. Cooney. No member of the Compensation Committee is an employee of the Company.

 Executive and Finance Committee

  The Executive and Finance Committee, during the intervals between the meetings of the Board of Directors, possesses and may exercise all the powers of the Board in the management of the business and affairs of the Company in so far as may be permitted by law. The Executive and Finance Committee has the responsibility for overseeing and ensuring that the Company's financial resources are managed prudently and cost effectively, with emphasis on those issues which are long-term in nature, and shall make recommendations to the Board as to: (i) debt and capital structure; (ii) issuance of shares or repurchase of outstanding shares; (iii) dividend policy and the declaration of dividends; (iv) acquisitions and divestitures; and (v) any other financial matters deemed appropriate by the Committee. The Executive and Finance Committee shall also have such other powers and perform such other duties as shall from time to time be prescribed by the Board of Directors. The Executive and Finance Committee also has the responsibility for overseeing and evaluating the investments of the Company's pension plan trusts, selecting fund managers and reviewing their performance and designating the proportion of pension contributions to be assigned to such managers. The Executive and Finance Committee consists of the following four members: Messrs. Powers (Chairman), Galvin, Midgley and McDonough.

 Nominating Committee

  The Nominating Committee has the responsibility to identify, recruit and nominate prospective members of the Board of Directors. This Committee consists of the following six members: Messrs. Galvin (Chairman), McDonough, Kachur, Midgley, Powers and Dr. Cooney.

 Other Committees

  The Board of Directors may establish such other committees as deemed necessary and appropriate from time to time.

COMPENSATION OF THE BOARD OF DIRECTORS

  Directors who are not employees of the Company receive an annual retainer fee in the amount of $15,000, plus $1,000 for attending each meeting of the Board and $600 for attending each respective committee meeting. Outside directors have the option to make an annual election to receive the retainer and Board meeting fees in deferred stock units instead of cash. Those directors who opt for the stock unit alternative receive a 20 percent premium in stock units versus the cash option. Directors who are employees of the Company do not receive compensation for serving as directors. Outside directors receive non-qualified stock options to purchase 1,000 shares of Common Stock annually and biannually receive 1,000 performance shares. The performance shares are earned based upon the achievement of certain Company financial targets during a three year cycle. Each outside director will receive an award of 5,000 additional performance shares at the time of the Distribution.

EXECUTIVE COMPENSATION

  The following information is provided in accordance with SEC rules and regulations and is not necessarily indicative of the compensation structure which will exist at the Company following the Distribution.

  The following table sets forth information with respect to the cash compensation paid by the Company for services rendered during the fiscal year ended October 31, 1995 to its chief executive officer, or person acting in a similar capacity, and the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during such period (each, a "Named Executive Officer"). The compensation described in this table was paid by Commercial Intertech but charged to the Company. Mr. Powers is not included in this summary compensation table because he did not serve as the chief executive officer of the Company at the end of the last fiscal year.

                                                                           LONG-TERM
                                     ANNUAL COMPENSATION                 COMPENSATION
                          ------------------------------------------ ---------------------
                                                                     RESTRICTED SECURITIES
                                                      OTHER ANNUAL     STOCK    UNDERLYING
          NAME            YEAR SALARY ($) BONUS ($) COMPENSATION ($)   AWARD     OPTIONS
          ----            ---- ---------- --------- ---------------- ---------- ----------
Mark G. Kachur(1).......  1995  247,500    135,000       38,414(2)     24,008     15,000
 President and Chief Op-
 erating Officer
                          1994  134,300    120,000            0       174,375     15,000
                          1993       --         --           --            --         --
Michael H. Croft(3).....  1995  183,000     30,000       36,547(4)         --         --
 Senior Vice President

- --------
(1) During the years presented, Mr. Kachur was Senior Vice President of Commercial Intertech and President of CUNO. Mr. Kachur became an employee of Commercial Intertech on April 11, 1994.
(2) Amount represents relocation and moving expenses and the related gross-up tax payments.
(3) During the year presented, Mr. Croft was President--U.S. Operations of
    CUNO.
(4) Amount represents payments to a supplemental executive retirement plan, foreign service payments, relocation costs, ESOP contributions and contribution matches to retirement plans.

  The following table sets forth, for each of the Named Executive Officers, options granted in respect of Commercial Intertech Common Shares during fiscal year 1995 pursuant to Commercial Intertech's Stock Option and Award Plan. As set forth in the Benefits Agreement, subject to receipt of any necessary consents, stock options for Commercial Intertech Common Shares held by CUNO employees will, as of the Distribution Date, be replaced with stock options for Common Stock, adjusted so that the value thereof after the Distribution Date will equal the value of the replaced award before the Distribution Date. See "Arrangements between the Company and Commercial Intertech--Benefits Agreement."

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIAL
                                                                       REALIZABLE VALUE
                                                                       AT ASSUMED ANNUAL
                                                                         RATE OF STOCK
                                                                             PRICE
                                                                       APPRECIATION FOR
                                       INDIVIDUAL GRANTS                OPTION TERM (2)
                                    -----------------------            -----------------
                         NUMBER OF  % OF TOTAL
                         SECURITIES  OPTIONS
                         UNDERLYING GRANTED TO
                          OPTIONS   EMPLOYEES  EXERCISE OR
                          GRANTED   IN FISCAL   BASE PRICE  EXPIRATION
NAME                      (#) (1)      YEAR    ($/SHARE)(1)    DATE     5% ($)  10% ($)
- ----                     ---------- ---------- ------------ ---------- -------- --------
Mark G. Kachur..........   15,000      12.8%     $19.375     1/24/05   $182,803 $463,256
Michael H. Croft........      -0-       -0-          -0-         -0-        -0-      -0-

- --------
(1) The options listed in the above table were granted subject to a three-year vesting period, with 50% of the options granted becoming exercisable on the second anniversary of the grant date and 50% on the third anniversary. No stock appreciation rights were granted. The exercisability of the options may be accelerated in the event of a change in control or a potential change in control.
(2) Potential Realizable Value is presented net of the option exercise price but before any federal or state income taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains are dependent on the future performance of the Commercial Intertech Common Shares and the option holder's continued employment throughout the vesting period. The amounts reflected in the table may not necessarily be achieved.

  The following table sets forth, for each of the Named Executive Officers, information regarding the exercise of options for Commercial Intertech Common Shares during fiscal year 1995 and unexercised options held as of the end of fiscal year 1995 pursuant to Commercial Intertech's Stock Option and Award Plan. As set forth in the Benefits Agreement, subject to receipt of any necessary consents, stock options for Commercial Intertech Common Shares held by CUNO employees will, as of the Distribution Date, be replaced with stock options for Common Stock, adjusted so that the value thereof after the Distribution Date will equal the value of the replaced award before the Distribution Date. See "Arrangements between the Company and Commercial Intertech--Benefits Agreement."

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                             NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                            UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                                             OPTIONS AT FY-END (#)       AT FY-END(1) ($)
                                           ------------------------- -------------------------
                          SHARES
                         ACQUIRED
                            ON     VALUE
                         EXERCISE REALIZED
  NAME                     (#)      ($)    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
  ----                   -------- -------- ------------------------- -------------------------
Mark G. Kachur..........   -0-      -0-           -0-/30,000                 -0-/20,625
Michael H. Croft........   -0-      -0-              750/750                1,531/1,531

- --------
(1) The value per option is calculated by subtracting the exercise price from the October 31, 1995 closing price of the Commercial Intertech Common Shares on the New York Stock Exchange of $16.875.

  The following table sets forth, for each of the Named Executive Officers, long-term incentive awards made during fiscal year 1995 pursuant to Commercial Intertech's incentive plans. It is anticipated that the Company will have a long-term incentive plan similar to Commercial Intertech's incentive plans. See "Expected Compensation and Employee Benefit Plans Following the Distribution-- Annual Incentive Compensation."

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                       ESTIMATED FUTURE PAYOUTS
                                                        UNDER NON-STOCK PRICE
                         NUMBER OF     PERFORMANCE OR        BASED PLANS
                       SHARES, UNITS    OTHER PERIOD   ------------------------
                      OR OTHER RIGHTS UNTIL MATURATION THRESHOLD TARGET MAXIMUM
  NAME                      (#)         OR PAYOUT(1)      (#)     (#)     (#)
  ----                --------------- ---------------- --------- ------ -------
Mark G. Kachur.......     12,000          1/25/98        6,000   12,000 18,000
Michael H. Croft.....      2,000          1/25/98        1,000    2,000  2,000

  Payouts of awards are tied to achieving specified levels of return on equity ("ROE") over a three-year period. At threshold ROE, 50% of shares will be distributed. 100% of award will be paid at the target amount and 150% of award at maximum possible award. The Compensation Committee of Commercial Intertech's Board of Directors may, at or after grant, accelerate the vesting of all or part of any Performance Share Award.
- --------
(1) The date in the column represents the date on which award payments will be made. The amounts of the awards are based on the three-year performance period ending October 31, 1997.

  Pursuant to the Benefits Agreement, the Company will assume Commercial Intertech's obligations under and thereafter maintain a retirement plan which provides benefits substantially similar to Commercial Intertech's pension plans. Commercial Intertech's pension plans provide that employees may retire with unreduced benefits at age 65 or later with 25 or more years of service. The table below shows the estimated annual pension benefits provided under the Commercial Intertech's defined benefit retirement plans for employees in higher salary classifications retiring at age 65 or later.

   ESTIMATED TOTAL ANNUAL RETIREMENT BENEFITS UNDER THE COMMERCIAL INTERTECH
                                PENSION PLAN FOR
         SALARIED EMPLOYEES AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

                                                  YEARS OF SERVICE
                                    --------------------------------------------
REMUNERATION                           15       20       25       30       35
- ------------                        -------- -------- -------- -------- --------
$150,000........................... $ 40,684 $ 54,245 $ 67,806 $ 71,196 $ 74,587
 200,000...........................   55,684   74,245   92,806   97,446  102,087
 250,000...........................   70,684   94,245  117,806  123,696  129,587
 300,000...........................   85,684  114,245  142,806  149,946  157,087
 400,000...........................  115,684  154,245  192,806  202,446  212,087
 500,000...........................  145,684  194,245  242,806  254,946  267,087
 600,000...........................  175,684  234,245  292,806  307,446  322,087
 700,000...........................  205,684  274,245  342,806  359,946  377,087
 800,000...........................  235,684  314,245  392,806  412,446  432,087
 900,000...........................  265,684  354,245  442,806  464,946  487,087

  Benefits under the plans are calculated generally under a formula of 50% of the participant's final average compensation reduced by 50% of the participant's estimated social security benefits, reflected in the table in the form of a straight life annuity. The compensation covered by the pension plan is base salary as set forth in the salary column of the Summary Compensation Table above. As of November 30, 1995, Mr. Kachur had one credited year of service with Commercial Intertech. Mr. Croft was not a participant in the Commercial Intertech pension plan.

  EXPECTED COMPENSATION AND EMPLOYEE BENEFIT PLANS FOLLOWING THE DISTRIBUTION

ANNUAL INCENTIVE COMPENSATION

  The Compensation Committee will administer two annual incentive plans for management. The Executive Management Incentive Plan ("EMIP") will be a performance-based plan in which payouts will be set in accordance with the requirements of Code Section 162(m). These requirements are:

  . The compensation must be payable on account of the attainment of one or more pre-established objective performance goals;

  . The performance goals must be established by a Compensation Committee that is comprised solely of two or more "outside directors;"

  . The terms of the compensation and the performance criteria must be disclosed to and approved by shareholders before payment;

  . The Compensation Committee must certify in writing that the performance goals have been satisfied before payment.

  In addition, the Compensation Committee will also administer the Management Incentive Plan ("MIP") which will provide compensation that is not performance-based as defined in Code Section 162(m), but which will be based on both objective and subjective evaluations of individual executive performance.

THE EXECUTIVE MANAGEMENT INCENTIVE PLAN

  The EMIP will provide annual incentive compensation opportunities to the Company's two most senior executives based solely on the achievement of predetermined financial performance objectives, including corporate operating and net income, return on net sales, return on assets and cash flow. Target awards, as a percent of salary, will be 37.5 and 60.0 percent for the two executive participants.

THE MANAGEMENT INCENTIVE PLAN

  The MIP will provide opportunities for executives to earn annual incentives based on the achievement of a combination of important financial goals (operating and net income, return on net sales, return on assets and operating cash flow) and individual objectives. A threshold net income level will have to be achieved before any payments are made.

  The Compensation Committee will likely select about 50 individuals for plan participation in fiscal 1996. Associated target award ranges will be determined according to: individual responsibility levels, business judgment and median market data for comparably sized technology and manufacturing companies.

  The Compensation Committee expects to extend an opportunity to EMIP and MIP participants to elect to receive their earned awards in cash, restricted stock or a combination of the two. If participants elect to receive their awards in restricted stock, such awards will be pursuant to the CUNO Incorporated 1996 Incentive Stock Plan described below. This opportunity will be offered to enhance executive stock ownership, which the Compensation Committee believes will be important in a new, publicly-traded company. If the participant elects to receive all or part of an earned award in restricted stock, the Company may increase the stock award by a fixed percentage. The vesting period associated with the stock award will likely be between two and five years, and in the event a participant voluntarily leaves the Company or is terminated "for cause," the shares will be forfeited.

EMPLOYMENT AGREEMENT

  On December 3, 1993, Commercial Intertech entered into an Employment Agreement with Mr. Kachur, which will be assumed by the Company in connection with the Distribution. Mr. Kachur's Employment Agreement is for a term of three years. Mr. Kachur's Employment Agreement provides for a base salary of

$240,000 and provides for participation in the Commercial Intertech's Senior Executive Incentive Plan as well as other Commercial Intertech benefit programs, including group life insurance, hospitalization and medical plans. His Employment Agreement also provides for the grant of stock options under certain stock option plans, subject to vesting requirements, and also provide for participation in a supplemental deferred compensation arrangement. In the event of a change in control of Commercial Intertech, his employment agreement provides for a lump sum severance payment in the amount of two years' cash compensation as well as continued participation in Commercial Intertech benefit programs for two years following termination.

TERMINATION BENEFITS

  On March 25, 1995, Commercial Intertech entered into a Severance Compensation and Consulting Agreement with Mr. Kachur, which will be assumed by the Company in connection with the Distribution. This agreement was the result of a determination by the Commercial Intertech Board of Directors that it is appropriate and in the best interest of Commercial Intertech and its shareholders that, in the event of a possible change in control of Commercial Intertech, the stability and continuity of management would be maintained, free of the distractions incident to any change in control.

  Benefits are payable under this agreement only if a change in control has occurred and within two years after such change in control his employment is terminated involuntarily without cause or voluntarily by him for reasons such as demotion, reduction in base salary, relocation, loss of benefits or other changes. The principal benefits to be provided to Mr. Kachur under this agreement is (i) a lump sum payment equal to two times his annual cash compensation (base salary and incentive compensation) and (ii) continued participation in Commercial Intertech's employee benefit programs for two years following termination. If Mr. Kachur's termination occurs after age 62, separation payments are reduced by a factor based upon the number of months remaining until he reaches age 65. This agreement is not an employment agreement, and does not impair the right of Commercial Intertech to terminate his employment with or without cause prior to a change in control, or the right of Mr. Kachur to voluntarily terminate his employment. This agreement terminates on the earlier of the date on which he reaches age 65 or five years from the date of the agreement, provided that the term of the agreement will be automatically extended for additional one-year periods until Mr. Kachur reaches age 65 or Commercial Intertech or Mr. Kachur determines not to extend the agreement.

CHANGE OF CONTROL AGREEMENTS

  The Company is contemplating entering into termination and change in control agreements with certain of its executives (each a "Termination Agreement") after the Distribution. Under the Termination Agreement, following a "Change in Control," (as defined in the Termination Agreement) if certain management executives (each, an "Executive") are terminated without cause or if the Executive terminates his own employment for certain reasons, such Executive will receive (in addition to certain other benefits described below) (i) three times the sum of the base salary and highest recent annual bonus during the three preceding years and (ii) the value of any shares, dividends or other property payable assuming maximum performance with respect to any performance shares held by such Executive. In certain cases, the Termination Agreement may require the purchase of the Executive's home.

  Following such change in control and termination without cause as defined in the Termination Agreement or termination by such Executive for Good Reason (as defined in the Termination Agreement) such Executive should receive his (i) accrued and unpaid base salary and pro rata portion of his highest recent bonus, (ii) the actuarial value of accrued benefits under such Executive's supplemental retirement plan; (iii) all vested nonforfeitable amounts owing under any comprehensive benefit plans and (iv) certain other benefits and payments. Immediately prior to such change in control, the Company is obligated to set aside in trust, sufficient assets to fund all obligations under the Termination Agreement. During the 30-day period beginning on the first anniversary of such change in control, the Executives may voluntarily terminate their employment and continue to receive all benefits otherwise payable following such change in control. In addition, payment received by the Executives in connection with such change in control will be "grossed up" for any excise taxes imposed by the "Golden Parachute" provisions of the Code. Under the Termination Agreement, each Executive may not compete with the Company for certain periods of time.

STOCK OPTION PLANS

  The Board and Commercial Intertech, as sole Company stockholder, have adopted the CUNO Incorporated 1996 Stock Incentive Plan (the "Employee Stock Plan") and the CUNO Incorporated Non-Employee Directors' Stock Plan (the "Directors' Stock Plan" together with the Employee Stock Plan, the "Stock Option Plans"), both effective upon the Distribution. The purpose of the Stock Option Plans is to motivate non-employee directors, officers, key employees and consultants to the Company ("Participants") by allowing them to participate in the Company's future, to recognize and reward Participants' contributions and achievements and business performance through incentives linked to performance objectives and to enable the Company to attract and retain these persons by offering them an ownership interest in the Company. The Stock Option Plans will be administered by the Compensation Committee. The Employee Stock Plan authorizes the issuance of up to 1,000,000 shares of Common Stock (plus any unused shares under the Directors' Stock Plan) pursuant to the grant or exercise of stock options, stock appreciation rights, restricted stock, performance shares, annual incentive bonuses or deferred stock to officers, key employees and consultants of the Company. The Directors' Stock Plan authorizes the issuance of up to 200,000 shares of Common Stock (plus any unused shares under the Employee Stock Plan) pursuant to the grant or exercise of stock options, deferred stock or performance shares to non-employee directors of the Company. Options granted to certain senior executives, management and other employees will vest or become exercisable over varied periods which will be determined at the time such options are granted. Directors who are not employees of the Company or any affiliate ("Non-Employee Directors") are automatically granted options to purchase 1,000 shares on the date of each annual stockholder's meeting. Such options shall be granted at fair market value on the date of grant. Non-Employee Directors will also be permitted an election to receive their retainer and meeting fees in the form of deferred stock instead of cash. Non-Employee Directors who elect to receive their retainer or meeting fees in such alternate form will receive shares of Common Stock with a value equal to as much as 120% of the value of the retainer or meeting fees the Non-Employee Director would have received in cash. Non-Employee Directors who hold office on the Distribution Date will receive 5,000 performance shares and will also receive on a bi-annual basis performance shares for 1,000 shares of Common Stock, the right to receive such shares will be conditioned upon the successful satisfaction of certain Company financial targets during a specified period.

  Stock Options may be either "incentive stock options" (within the meaning of Section 422 of the Code) or nonstatutory options (collectively, "Stock Options"). (Only nonstatutory stock options may be granted to Non-Employee Directors.) The exercise price per share purchasable under an option shall be determined at the time of grant by the Compensation Committee. Generally, Participants will be given ten years in which to exercise a Stock Option, or a shorter period once a Participant terminates employment. Payment may be made in cash or in the form of unrestricted shares the Participant already owns or by other means. At the Company's option it may provide a Participant with a loan or guarantee of a loan for the exercise price of an option. The right to exercise an option may be conditioned upon the completion of a period of service or other conditions.

  Stock Appreciation Rights ("SARs") entitle a Participant to receive an amount in cash, shares or both, equal in value to (i) the excess of the fair market value of one share over the exercise price per share specified in the related Stock Option multiplied by (ii) the number of shares to which the SAR relates. The right to exercise a SAR may be conditioned upon the completion of a period of service or other conditions. Generally, Participants will be given ten years in which to exercise a SAR, or a shorter period once a Participant terminates employment.

  Shares of Restricted Stock ("Restricted Stock") may also be awarded under the Stock Option Plans, which requires the completion of a period of service or the attainment of specified performance goals by the Participant or the Company or a subsidiary, division or department of the Company or such other criteria as the

Compensation Committee may determine. Upon a participant's Termination of Employment (as defined in the Stock Option Plans), the Restricted Stock still subject to restriction generally will be forfeited by the Participant. The Compensation Committee may waive these restrictions in the event of hardship or other special circumstances.

  Performance Share Awards ("Performance Shares") are grants of shares of Common Stock or the right to receive shares in the future that are subject to restrictions on transfer and retention based on satisfaction of certain performance criteria of the Company, the Participant or both. If the specified performance objectives established by the Committee are attained during the time period specified by the Committee (which will generally be at least a two-year period), and if the Participant continues in employment through the performance period, the restrictions in transfer and retention will be removed.

  Depending on a Participant's responsibilities, the performance criteria will be based on any of the following, either alone or in any combination, and either on a consolidated or business unit level, as the Committee may determine: sales, net asset turnover, earnings per share, cashflow, cashflow from operations, operating profits or income, operating margin, net income, net income margin, return on net assets, return on total assets, return on common equity, return on total capital and total shareholder return. The Committee will specifically determine these criteria, and may include or exclude any or all of the following items: extraordinary, unusual or nonrecurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation or settlements. Capital gains may be included or excluded. The maximum number of performance shares that may be awarded to any Participant under the Plan for any year is one half of the Shares of Common Stock reserved under the plan. Performance Shares in respect of whom the Company's deduction is subject to
Section 162(m) of the Code, may only be paid if the performance objectives are achieved, except where the Participant's employment is terminated for an extraordinary reason, in which case the Participant may receive a proportionate award.

  Deferred Stock ("Deferred Stock") is stock that can be awarded to a Participant in the future, at a specified time and under specified conditions. The Compensation Committee will determine the Participants to whom, and the time or times at which, any Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any Participant, the duration, the period during which and the conditions under which receipt of the shares will be deferred and any other terms and conditions of the Deferred Stock.

  Annual Incentive Awards ("Annual Incentives") are awards each fiscal year granted by the Committee and based on the satisfaction of specified bonus targets. The targets are based on Company performance measurements, as determined by the Committee, and include the following: sales, net asset turnover, earnings per share, cashflow, cashflow from operations, operating profits or income, net income, operating margin, net income margin, return on net assets, return on total assets, return on common equity, return on total capital and total shareholder return. The Committee will specifically determine these criteria, and may include or exclude any or all of the following items: extraordinary, unusual or nonrecurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation or settlements. Capital gains may be included or excluded. The Committee will determine each year whether the objectives have been satisfied and only paid if the deduction is subject to
Section 162(m) of the Code, except for an extraordinary reason for a termination of employment.

  Payment may be made in cash or at the election of the Participant in the form of Restricted Stock. If Restricted Stock is chosen, it will be subject to limitation on transfer and risk of forfeiture for a designated period (generally, three years), and may have a value of as much as 130% of the cash value of the award had it been paid in cash. The maximum compensation that any Participant may receive in connection with an Annual Incentive, including Restricted Stock or Deferred Stock worth 130% of the cash value, is $1.5 million.

  Amendments and Modifications. The Stock Option Plan, as adopted, is not limited as to its duration. The Board may amend, alter, or discontinue the Stock Option Plans, subject to certain limits.

  Change in Control. In the event of a Change in Control of the Company (as defined in the Stock Option Plans):

    (1) any SAR and Stock Options outstanding as of the date of such Change in Control which are not then exercisable and vested will become fully exercisable and vested to the full extent of the original grant; and

    (2) the restrictions and deferred limitations applicable to any shares of Restricted Stock and Deferred Stock will lapse, and such shares of Restricted Stock and Deferred Stock will become free of all restrictions and become fully vested and transferable to the full extent of the original grant. Also, the performance goals and other restrictions with respect to any outstanding award of Performance Shares or Annual Incentives may be deemed to be satisfied in full and fully distributable.

  A Change in Control includes any transaction which would result in any person owning, directly or indirectly, 20% or more of the outstanding Common Stock of the Company or the voting power of the Company; certain changes in the members of the board of directors; certain corporate transactions (such as a merger); and the sale of substantially all of the Company's assets.

  Upon the Distribution, employees of the Company will be granted 294,000 Stock Options at a price equal to the fair market value of the Common Stock on the date of the grant as determined by the Compensation Committee and 192,000 Performance Shares. In addition, each Non-Employee Director of the Company will receive 5,000 shares of Restricted Stock upon the Distribution at a price equal to the fair market value of the Common Stock on the date of the grant as determined by the Compensation Committee.

                           OWNERSHIP OF COMMON STOCK

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  Commercial Intertech will own all of the outstanding shares of the Common Stock until the Distribution Date. The following table sets forth the ownership of the Common Stock expected to be received by the Company's directors, the Named Executive Officers, and all directors and executive officers as a group, and persons anticipated to be the beneficial owner of more than 5% of the Common Stock, following the Distribution Date based on the number of outstanding Commercial Intertech Common Shares on July 23, 1996.

                                       AMOUNT AND
                                       NATURE OF
                                       BENEFICIAL            PERCENT OF VOTING
NAME                                  OWNERSHIP(1)                SHARES
- ----                                  ------------           -----------------
Paul J. Powers.......................   328,005(2)(3)(4)(5)         2.4%
Mark G. Kachur.......................    32,039(3)                   *
John M. Galvin.......................     5,750(3)                   *
Gerald C. McDonough..................     4,500(3)                   *
C. Edward Midgley....................    10,000                      *
Charles L. Cooney....................         0                      *
Michael H. Croft.....................    13,655(3)(4)(6)             *
All directors and executive officers
 as a group (seven persons)..........   393,949                     2.8%

- --------
   *less than 1%
(1) Does not include any ownership of Commercial Intertech Series B Convertible Preferred Shares (the "ESOP Shares") under the Commercial Intertech Employee Stock Ownership Plan (the "ESOP"). The ESOP will not receive Common Stock unless and until the ESOP Shares are converted into Commercial Intertech Common Shares prior to the Record Date. Assuming that the ESOP Shares are not converted into Commercial Intertech Common Shares prior to the Record Date, the conversion price and, accordingly, the conversion ratio, of the ESOP Shares, will be adjusted by multiplying the current conversion price by a fraction, the numerator of which is the market price of the Commercial Intertech Common Shares, prior to the Distribution less the fair market value of the Common Stock and the denominator of which is the market price of the Commercial Intertech Common Shares prior to the Distribution.
(2) Includes the beneficial interest in 1,630 shares credited by the Trustee acting under the provisions of Commercial Intertech's Employee Savings and Stock Purchase Plan.
(3) Includes shares acquirable within 60 days of June 30, 1996 upon exercise of options issued under Commercial Intertech's Stock Option and award plans as follows: Mr. Powers--137,250 shares; Mr. Kachur--7,500 shares; Mr. Galvin-- 2,250 shares; Mr. McDonough--2,250 shares; and Mr. Croft--1,500 shares.
(4) Includes shares credited by the Trustee acting under the provisions of Commercial Intertech's 401(k) plan as follows: Mr. Powers--5,011; Mr. Croft--1,516.
(5) Includes two shares as a result of participation in the ESOP.
(6) Includes 97 shares credited by the Trustee acting under the provisions of Commercial Intertech's Nonqualified Stock Plan and 1,465 shares credited by the Administrator acting under the provisions of Commercial Intertech's Dividend Reinvestment Program.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The name of any person or "group" (as that term is used in the Exchange Act) anticipated to be the beneficial owner of more than five percent (5%) of the Common Stock based on the ownership of Commercial Intertech Common Shares as of June 30, 1996 is set forth below:

 TITLE
   OF          NAME AND ADDRESS OF              AMOUNT AND NATURE            PERCENT
 CLASS          BENEFICIAL OWNER             OF BENEFICIAL OWNERSHIP         OF CLASS
 -----         -------------------           -----------------------         --------
 Common      National City Bank N.E.               989,707(1)                  6.4%
             P.O. Box 450
             Youngstown, OH 44501

- --------
(1) This figure includes 172,409 shares held in trust by National City Bank N.E. (trustee) for the benefit of participants in the Commercial Intertech Employee Savings and Stock Purchase Plan. This figure includes 1,597 shares held in trust by National City Bank N.E. (trustee) for the benefit of participants in the Non-Qualified Stock Purchase Plan of Commercial Intertech. National City Bank N.E. has sole voting power over 644,032 shares and shared voting power over 170,806 shares. National City Bank N.E. has sole investment power over 277,613 shares and shared investment power over 712,094 shares.

            CERTAIN TRANSACTIONS IN CONNECTION WITH THE DISTRIBUTION

  The Company is currently a wholly-owned subsidiary of Commercial Intertech. On July 29, 1996 the Commercial Intertech Board declared the Distribution. The Distribution will be substantially completed by the Distribution Date. It is expected that on the Distribution Date, certain employee benefits assets will be held by Commercial Intertech or employee benefit trusts, subject to agreements to transfer these assets to the Company or trusts established by the Company. See "Arrangements Between the Company and Commercial Intertech-- Distribution and Interim Services Agreement" and "--Employee Benefit Agreement."

  The Distribution and the transactions being undertaken in connection therewith including the Distribution, are being effected pursuant to the Distribution Agreement. See "Arrangements Between the Company and Commercial Intertech--Distribution and Interim Services Agreement."

  In addition, as contemplated by the Distribution Agreement, the Company and Commercial Intertech have entered into certain ancillary agreements which govern various interim and ongoing relationships between and among the two companies (the "Ancillary Agreements"). The Ancillary Agreements include agreements with respect to employee benefit arrangements, the provision of interim services and tax sharing and allocation.

                          DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.001 per share, and 2,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

  The following summary of certain provisions of the Common Stock and the Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Restated Certificate and the Restated Bylaws that are included as exhibits to the Registration Statement of which this Information Statement is a part, and by the provisions of applicable law.

COMMON STOCK

  As of July 15, 1996, there were 1,000 shares of Common Stock outstanding, all of which were held by Commercial Intertech. There will be 13,747,432 shares of Common Stock outstanding after giving effect to the Distribution and excluding shares of Common Stock reserved for issuance upon exercise of options granted under the Company's Stock Option Plans. The Company has applied to list the Common Stock on the Nasdaq National Market under the symbol "CUNO." To date, there exists no market for the Common Stock and there can be no assurance that a market will develop.

  Subject to preferences that may be applicable to any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. Holders of Common Stock are entitled to one vote per share in all matters to be voted upon by shareholders. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of the Company's liabilities and the liquidation preferences of any outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and no rights to convert their Common Stock into any other securities, and there are no redemption provisions with respect to such shares. All of the outstanding shares of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may issue in the future.

PREFERRED STOCK

  The authorized class of Preferred Stock may be issued in series from time to time with such designations, relative rights, priorities, preferences, qualifications, limitations and restrictions thereof as the Board determines. The rights, priorities, preferences, qualifications, limitations and restrictions of different series of Preferred Stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The Board may authorize the issuance of Preferred Stock which ranks senior to the Common Stock with respect to the payment of dividends and the distribution of assets on liquidation. In addition, the Board is authorized to fix the limitations and restrictions, if any, upon the payment of dividends on Common Stock to be effective while any shares of Preferred Stock are outstanding. The Board, without stockholder approval, can issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change of control of the Company. The Company has no present intention to issue shares of Preferred Stock.

CERTAIN CORPORATE PROVISIONS

  The Restated Certificate and the Restated Bylaws contain a number of provisions relating to corporate governance and to the rights of shareholders. Certain of these provisions may be deemed to have a potential "anti-takeover" effect in that such provisions may delay, defer or prevent a change of control of the Company. These provisions include (a) the classification of the Board into three classes, each serving for staggered three year terms, (b) the authority of the Board to issue series of Preferred Stock with such voting rights and other powers as the Board may determine, (c) notice requirements in the Bylaws relating to nominations to the Board and to the raising of business matters at shareholders meetings, (d) a requirement that a vote of at least 80% of shares entitled to vote generally for the election of directors is required to amend provisions of the Restated Certificate relating to the classification of the Board and removal of directors and (e) a prohibition of stockholder action by written consent.

DELAWARE ANTI-TAKEOVER LAW

  The Company is a Delaware corporation that is subject to Section 203 of the Delaware General Corporation Law ("Section 203"). Under Section 203, certain "business combinations" between a Delaware corporation, whose stock generally is publicly traded or held of record by more than 2,000 shareholders, and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its certificate of incorporation not to be governed by Section 203 (the Company has not made such election), (ii) the business combination was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder,
(iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan) or (iv) the business combination is approved by the board of directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as those shareholders who become beneficial owners of 15% or more of a Delaware corporation's voting stock, together with the affiliates or associates of that stockholder.

STOCKHOLDER RIGHTS AGREEMENT

  Prior to the Distribution, the Board will adopt a Stockholder Rights Agreement (the "Rights Agreement") between the Company and Chase Mellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent") pursuant to which the Company will distribute one preferred share purchase right as a dividend for each share of the Common Stock (a "Right") to be issued to holders of Commercial Intertech Common Stock on the Record Date.

  Each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), of the Company at a price of $60 per one one-hundredth of a share of Series A Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement included as an exhibit to the Form 10, of which this Information Statement is a part. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

  Initially, the Rights will be attached to all certificates representing Common Stock then outstanding, and no separate Right Certificates (as defined below) will be distributed. The Rights will separate from the Common Stock upon the earliest to occur of (i) a person or group of affiliated or associated persons having acquired beneficial ownership of 15% or more of the outstanding Common Stock (except pursuant to a Permitted Offer, as hereinafter defined); or
(ii) 10 days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person (as hereinafter defined) (the earliest of such dates being called the "Rights Distribution Date"). A person or group whose acquisition of Common Stock causes a Rights Distribution Date pursuant to clause (i) above is an "Acquiring Person." The date that a person or group becomes an Acquiring Person is the "Shares Acquisition Date."

  The Rights Agreement provides that, until the Rights Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Rights Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Rights Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Rights Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Rights Distribution Date (and to each initial record holder of certain Common Stock issued after the Rights Distribution
Date), and such separate Right Certificates alone will evidence the Rights.

  The Rights are not exercisable until the Rights Distribution Date and will expire at the close of business on July 29, 2006, unless earlier redeemed by the Company as described below.

  In the event that any person becomes an Acquiring Person (except pursuant to a tender or exchange offer which is for all outstanding Common Stock at a price and on terms which a majority of certain members of the Board determines to be adequate and in the best interests of the Company, its stockholders and other relevant constituencies, other than such Acquiring Person, its affiliates and associates (a "Permitted Offer")), each holder of a Right will thereafter have the right (the "Flip-In Right") to receive upon exercise the number of shares of Common Stock or one one-hundredths of a share of Series A Preferred Stock (or, in certain circumstances, other securities of the Company) having a value (immediately prior to such triggering event) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of the event described above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void.

  In the event that, at any time following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the holders of all of the outstanding Common Stock immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of the Company's assets or earning power is sold or transferred, in either case with or to an Acquiring Person or any affiliate or associate or any other person in which such Acquiring Person, affiliate or associate has an interest or any person acting on behalf of or in concert with such Acquiring Person, affiliate or associate, or, if in such transaction all holders of Common Stock are not treated alike, then each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the Right. The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises or surrenders the Flip-In Right.

  The Purchase Price payable, and the number of shares of Preferred Stock, Common Stock or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) upon the grant to holders of the Series A Preferred Stock of certain rights or warrants to subscribe for or purchase Series A Preferred Stock at a price, or securities convertible into Series A Preferred Stock with a conversion price, less than the then current market price of the Series A Preferred Stock, or (iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

  The number of outstanding Rights and the number of one one-hundredths of a share of Series A Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the

Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Rights Distribution Date.

  Series A Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series A Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but, if greater, will be entitled to an aggregate dividend per share of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Series A Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share; thereafter, and after the holders of the Common Stock receive a liquidation payment of $1.00 per share, the holders of the Series A Preferred Stock and the holders of the Common Stock will share the remaining assets in the ratio of 100 to 1 (as adjusted) for each share of Series A Preferred Stock and share of Common Stock so held, respectively. Finally, in the event of any merger, consolidation or other transaction in which Common Stock are exchanged, each share of Series A Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions. In the event that the amount of accrued and unpaid dividends on the Series A Preferred Stock is equivalent to six full quarterly dividends or more, the holders of the Series A Preferred Stock shall have the right, voting as a class, to elect two directors in addition to the directors elected by the holders of the Common Stock until all cumulative dividends on the Series A Preferred Stock have been paid through the last quarterly dividend payment date or until noncumulative dividends have been paid regularly for at least one year.

  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Series A Preferred Stock will be issued (other than fractions which are one one-hundredth or integral multiples of one one-hundredth of a share of Series A Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading day prior to the date of exercise.

  At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the Common Stock, the Board of the Company may exchange the Rights (other than the Rights owned by the Acquiring Person or its Associates and Affiliates, which shall have become void) at an exchange ratio of one share of Common Stock per Right (subject to Adjustment).

  At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, and under certain other circumstances, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") which redemption shall be effective upon the action of the Board. Additionally, following the Shares Acquisition Date, the Company may redeem the then outstanding Rights in whole, but not in part, at the Redemption Price, provided that such redemption is in connection with a merger or other business combination transaction or series of transactions involving the Company in which all holders of Common Stock are treated alike but not involving an Acquiring Person or its affiliates or associates.

  All of the provisions of the Rights Agreement may be amended by the Board of the Company prior to the Rights Distribution Date. After the Rights Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement.

  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders of the Company, stockholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

            LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

LIMITATION OF LIABILITY OF DIRECTORS

  The Restated Certificate provides that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

  While the Restated Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Restated Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Restated Certificate described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to officers of the Company who are not directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Restated Certificate provides that each person who is or was or had agreed to become a director or officer of the Company, or each such person who is or was serving or who had agreed to serve at the request of the Board or an officer of the Company as an employee of the Company or as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), will be indemnified by the Company, in accordance with the Bylaws, to the fullest extent permitted from time to time by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. In addition, the Company may enter into one or more agreements with any person providing for indemnification greater or different than that provided in the Restated Certificate.

  The Restated Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, will be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law as the same exists or may in the future be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974, as amended, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director, officer or employee and will inure to the benefit of his or her heirs, executors and administrators; however, except as described in the following paragraph with respect to Proceedings to enforce rights to indemnification, the Company will indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board.

  Pursuant to the Restated Bylaws, if a claim described in the preceding paragraph is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. The Restated Bylaws provide that it will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to CUNO) that the claimant has not met the standards of conduct which make it permissible under the Delaware Law for CUNO to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on CUNO. Neither the failure of CUNO (including the Board, independent legal counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by CUNO (including the Board, independent legal counsel or stockholder) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

  The Restated Bylaws provide that the right of indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in the Restated Bylaws will not be exclusive of any other right which any person may have or may in the future acquire under any statute, provision of the Restated Certificate, the Restated Bylaws, agreement, vote of shareholders or disinterested directors or otherwise. The Restated Bylaws permit CUNO to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of CUNO or another corporation, partnership, joint venture, trust or other enterprise against any expenses, liability or loss, whether or not CUNO would have the power to indemnify such person against such expense, liability or loss under the Delaware Law. CUNO intends to obtain directors and officers liability insurance providing coverage to its directors and officers. In addition, the Restated Bylaws authorize CUNO, to the extent authorized from time to time by the Board, to grant rights to indemnification, and rights to be paid by CUNO the expense incurred in defending any Proceeding in advance of its final disposition, to any agent of CUNO to the fullest extent of the provisions of the Restated Bylaws with respect to the indemnification and advancement of expenses of directors, officers and employees of CUNO.

  The Restated Bylaws provide that the right to indemnification conferred therein is a contract right and includes the right to be paid by CUNO the expenses incurred in defending any such Proceeding in advance of its final disposition, except that if Delaware Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, will be made only upon delivery to CUNO of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if its is ultimately determined that such director or officer is not entitled to be indemnified under the Restated Bylaws or otherwise.

  Prior to the Distribution, the Company will enter into indemnification agreements with each of its directors providing for such indemnification and providing for certain additional rights, including the advancement of expenses.

  CUNO intends to purchase and maintain insurance on behalf of any person who is or was a director or officer of CUNO or is or was serving at the request of CUNO as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not CUNO would have the power or the obligation to identify him or her against such liability under the Restated Certificate.

                            ADDITIONAL INFORMATION

  The Company has filed with the Commission a Registration Statement on Form 10 under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, with respect to the Common Stock described herein. This Information Statement does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Information Statement as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information, reference is made to the Registration Statement and exhibits thereto. The information so omitted, including exhibits, may be obtained from the Commission at its principal office in Washington, D.C. upon the payment of the prescribed fees, or may be examined without charge at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549-1004 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxies and other information regarding registrants that file electronically with the Commission.

                               CUNO INCORPORATED

                     INDEX TO COMBINED FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Report of Ernst & Young LLP, Independent Auditors........................   F-2
Combined Balance Sheets as of October 31, 1994 and October 31, 1995......   F-3
Statements of Combined Income for the Year Ended October 31, 1993, 1994
 and 1995 ...............................................................   F-4
Statements of Combined Shareholder's Equity for the Year Ended October
 31, 1993, 1994 and 1995.................................................   F-5
Statements of Combined Cash Flows for the Year Ended October 31, 1993,
 1994 and 1995...........................................................   F-6
Notes to Combined Financial Statements...................................   F-7
Combined Balance Sheets as of October 31, 1995 and April 30, 1996 (unau-
 dited)..................................................................  F-18
Statements of Combined Income (unaudited) for the Six Months Ended April
 30, 1995 and April 30, 1996.............................................  F-19
Statements of Combined Cash Flows (unaudited) for the Six Months Ended
 April 30, 1995 and
 April 30, 1996..........................................................  F-20
Notes to Condensed Combined Financial Statements (unaudited) as of April
 30, 1996 ...............................................................  F-21
Pro Forma Condensed Combined Balance Sheets (unaudited) as of April 30,
 1996....................................................................  F-23
Pro Forma Statements of Condensed Combined Income (unaudited) for the Six
 Months Ended
 April 30, 1996..........................................................  F-25
Pro Forma Statements of Condensed Combined Income (unaudited) for the
 Year Ended
 October 31, 1995........................................................  F-26

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Shareholder and Board of Directors
CUNO Incorporated
Youngstown, Ohio

  We have audited the accompanying combined balance sheets of CUNO Incorporated and combined affiliates (formerly known as the Fluid Purification group of Commercial Intertech Corp.) as of October 31, 1994 and 1995, and the related statements of combined income, shareholder's equity and cash flows for each of the three years in the period ended October 31, 1995. Our audits also included the financial statement schedule included in this Information Statement. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of CUNO Incorporated and combined affiliates at October 31, 1994 and 1995, and the combined results of their operations and their cash flows for each of the three years in the period ended October 31, 1995 in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP

Cleveland, Ohio
July 12, 1996

                   CUNO INCORPORATED AND COMBINED AFFILIATES

                            COMBINED BALANCE SHEETS

                                                                 OCTOBER 31,
                                                              -----------------
                                                                1994     1995
                                                              -------- --------
                                                               (IN THOUSANDS)
                           ASSETS
                           ------
Current assets
  Cash (including equivalents of $871,000 in 1994 and
   $1,582,000 in 1995)....................................... $  4,408 $  6,740
  Accounts and notes receivable..............................   30,687   34,517
    Less allowances for doubtful accounts . .................      873    1,136
                                                              -------- --------
                                                                29,814   33,381
  Inventories................................................   20,995   21,763
  Deferred income tax benefits...............................    5,117    5,766
  Prepaid expenses and other current assets .................    2,272    2,511
  Receivables from affiliates................................   15,104   18,767
                                                              -------- --------
    Total current assets.....................................   77,710   88,928
Noncurrent assets
  Intangible assets..........................................   24,143   21,663
  Pension assets.............................................    1,800    3,264
  Other noncurrent assets....................................    1,086    1,041
                                                              -------- --------
    Total noncurrent assets..................................   27,029   25,968
Property, plant and equipment
  Land and land improvements.................................    6,457    6,672
  Buildings..................................................   27,631   27,706
  Machinery and equipment....................................   53,048   56,550
  Construction in progress...................................    1,671    2,451
                                                              -------- --------
                                                                88,807   93,379
  Less allowances for depreciation and amortization..........   40,475   45,448
                                                              -------- --------
                                                                48,332   47,931
                                                              -------- --------
    Total assets............................................. $153,071 $162,827
                                                              ======== ========
            LIABILITIES AND SHAREHOLDER'S EQUITY
            ------------------------------------
Current liabilities
  Bank loans................................................. $  9,972 $ 10,440
  Accounts payable...........................................    9,904   10,780
  Accrued payrolls and related taxes.........................    6,824    8,446
  Accrued expenses...........................................    6,708    6,105
  Accrued income taxes.......................................    1,207    2,947
  Current portion of long-term debt..........................      868    1,036
                                                              -------- --------
    Total current liabilities................................   35,483   39,754
Noncurrent liabilities
  Long-term debt.............................................    5,175    4,060
  Deferred income taxes......................................    4,653    4,067
  Retirement benefits........................................    1,294    2,757
                                                              -------- --------
    Total noncurrent liabilities.............................   11,122   10,884
Shareholder's equity
  Equity.....................................................  100,689  105,650
  Translation adjustments....................................    5,777    6,539
                                                              -------- --------
                                                               106,466  112,189
                                                              -------- --------
    Total liabilities and shareholder's equity............... $153,071 $162,827
                                                              ======== ========

                  See notes to combined financial statements.

                   CUNO INCORPORATED AND COMBINED AFFILIATES

                         STATEMENTS OF COMBINED INCOME

                                                     YEAR ENDED OCTOBER 31,
                                                   ----------------------------
                                                     1993      1994      1995
                                                   --------  --------  --------
                                                         (IN THOUSANDS)
Net sales......................................... $130,771  $143,111  $162,699
Less costs and expenses:
  Cost of products sold...........................   90,166    92,507    99,772
  Selling, administrative and general expenses....   42,283    45,626    52,087
                                                   --------  --------  --------
                                                    132,449   138,133   151,859
                                                   --------  --------  --------
Operating income (loss)...........................   (1,678)    4,978    10,840
Nonoperating income (expense):
  Interest income.................................      167        88       145
  Interest expense................................     (281)     (706)     (691)
  Exchange losses.................................     (672)     (933)     (449)
  Loss on sales of assets.........................        0    (1,053)        0
  Other...........................................      (85)     (331)     (282)
                                                   --------  --------  --------
                                                       (871)   (2,935)   (1,277)
                                                   --------  --------  --------
Income (loss) before income taxes.................   (2,549)    2,043     9,563
Provision (benefit) for income taxes:
  Current.........................................     (328)    1,491     4,697
  Deferred........................................   (1,520)   (1,255)   (1,235)
                                                   --------  --------  --------
                                                     (1,848)      236     3,462
                                                   --------  --------  --------
Net income (loss)................................. $   (701) $  1,807  $  6,101
                                                   ========  ========  ========


                  See notes to combined financial statements.

                   CUNO INCORPORATED AND COMBINED AFFILIATES

                  STATEMENTS OF COMBINED SHAREHOLDER'S EQUITY

                                                     YEAR ENDED OCTOBER 31,
                                                   ----------------------------
                                                     1993      1994      1995
                                                   --------  --------  --------
                                                         (IN THOUSANDS)
Shareholder's equity
  Equity:
    Balance at beginning of year.................. $102,870  $100,912  $100,689
    Net income (loss).............................     (701)    1,807     6,101
    Dividends paid to parent......................     (460)   (1,958)        0
    Divisional income and other...................     (797)      (72)   (1,140)
                                                   --------  --------  --------
    Balance at end of year........................  100,912   100,689   105,650
  Translation adjustments.........................    2,831     5,777     6,539
                                                   --------  --------  --------
      Total shareholder's equity.................. $103,743  $106,466  $112,189
                                                   ========  ========  ========



                  See notes to combined financial statements.

                   CUNO INCORPORATED AND COMBINED AFFILIATES

                       STATEMENTS OF COMBINED CASH FLOWS

                                                     YEAR ENDED OCTOBER 31,
                                                     -------------------------
                                                      1993     1994     1995
                                                     -------  -------  -------
                                                         (IN THOUSANDS)
Operating activities:
  Net income (loss)................................. $  (701) $ 1,807  $ 6,101
  Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
    Provision for depreciation and amortization.....   7,664    8,154    7,929
    Loss on sale of fixed assets....................       0    1,053        0
    Pension plan credits............................     506      676    1,019
    Change in deferred income taxes.................  (1,083)  (1,143)  (1,222)
    Change in current assets and liabilities:
      (Increase) in accounts receivable ............    (954)    (756)  (3,839)
      Decrease (increase) in inventories............      81    1,301     (636)
      (Increase) decrease in prepaid expenses and
       other current assets.........................    (289)     166     (292)
      Decrease (increase) in receivables from
       affiliate....................................   2,742   (4,814)  (3,128)
      Increase in accounts payable and accrued
       expenses.....................................       8    1,323    1,477
      (Decrease) increase in accrued income taxes...  (5,073)     229      335
                                                     -------  -------  -------
        Net cash provided by operating activities...   2,901    7,996    7,744
Investing activities:
  Proceeds from sale of fixed assets................      16      109      113
  Investment in intangibles.........................    (209)    (207)    (343)
  Capital expenditures..............................  (3,245)  (2,927)  (5,234)
                                                     -------  -------  -------
        Net cash (used) in investing activities.....  (3,438)  (3,025)  (5,464)
Financing activities:
  Proceeds from long-term debt......................   1,400        0    4,012
  Principal payments on long-term debt..............    (593)    (882)  (4,900)
  Net borrowings under bank loan agreements.........    (535)    (104)     880
  Conversion of other assets........................    (263)      32        1
  Dividends paid to parent..........................    (460)  (1,958)       0
                                                     -------  -------  -------
        Net cash (used) by financing activities.....    (451)  (2,912)      (7)
Effect of exchange rate changes on cash.............    (278)     396       59
                                                     -------  -------  -------
Net (decrease) increase in cash and cash
 equivalents........................................  (1,266)   2,455    2,332
Cash and cash equivalents at beginning of year......   3,219    1,953    4,408
                                                     -------  -------  -------
Cash and cash equivalents at end of year............ $ 1,953  $ 4,408  $ 6,740
                                                     =======  =======  =======
Supplemental disclosures:
  Cash paid during the year for:
    Interest........................................ $   948  $   703  $   716
    Income taxes....................................     514    1,149    4,338

                  See notes to combined financial statements.

                   CUNO INCORPORATED AND COMBINED AFFILIATES

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                        OCTOBER 31, 1995, 1994 AND 1993

NOTE A--ACCOUNTING POLICIES

 Organization:

  On July 11, 1996, Commercial Intertech Corp. ("Commercial Intertech") initiated a plan to separate its Fluid Purification group (or Cuno) subsidiaries and divisions from the rest of Commercial Intertech's businesses in a tax-free transaction, subject to regulatory approval. The following companies and divisions make up the Fluid Purification group companies--Cuno Pacific Pty., Ltd., Australia; Commercial Intertech do Brasil, Ltda., Brazil; Cuno Europe S.A., France; Cuno KK, Japan; Cuno Filtration Asia Pte. Ltd., Singapore; and divisions are located in England, Germany and Italy. Management intends to transfer Commercial Intertech's interest in the companies and transfer specific assets of the divisions to CUNO Incorporated (the "Company") and then distribute all shares of the Company to existing Commercial Intertech common shareholders.

  The accounts of the Company represent the combination of all entities formerly organized as the Fluid Purification group of Commercial Intertech. The accompanying combined financial statements represent the financial condition of the Company and the results of operations as if the Company were a stand-alone corporation during the years shown. References to subsidiaries include those companies and divisions which will be organized under the consolidated Company. All significant transactions between the Company and the combined affiliates have been eliminated.

  Commercial Intertech provides certain management and administrative services to the Company. Amounts of Commercial Intertech's general corporate, accounting, legal, and other administrative costs related to such services have been allocated to the Company based on actual dollars spent or the relative percentage of time each department spent providing services to the Company. Management believes that this allocation method provides the Company with a reasonable amount of such expenses.

 Inventories:

  Inventories are stated at the lower of cost or market. Inventories in the United States are primarily valued on the last-in, first-out (LIFO) cost method. The method used for all other inventories is first-in, first-out
(FIFO). Approximately 49 percent (58 percent in 1994) of worldwide inventories are accounted for using the LIFO method. Inventories as of October 31 consisted of the following:

                                                                  1994    1995
                                                                 ------- -------
                                                                 (IN THOUSANDS)
      Raw materials............................................. $ 3,136 $ 3,063
      Work in process...........................................   8,769   6,784
      Finished goods............................................   9,090  11,916
                                                                 ------- -------
                                                                 $20,995 $21,763
                                                                 ======= =======

  If all inventories were priced using the FIFO method, which approximates replacement cost, inventories would have been $1,674,000 higher in 1994 and $2,220,000 higher in 1995.

 Intangibles:

  Intangible assets at October 31 are summarized as follows:

                                                                 1994    1995
                                                                ------- -------
                                                                (IN THOUSANDS)
      Goodwill, less accumulated amortization (1994--
       $4,393,000;
       1995--$4,944,000)......................................  $17,209 $16,739
      Other intangibles, less accumulated amortization (1994--
       $18,313,000; 1995--$20,440,000)........................    6,934   4,924
                                                                ------- -------
                                                                $24,143 $21,663
                                                                ======= =======

                   CUNO INCORPORATED AND COMBINED AFFILIATES

  Excess cost over the fair value of net assets acquired (or goodwill) generally is amortized on a straight-line basis over 40 years. The carrying value of goodwill is reviewed if facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined on the estimated undiscounted cash flows of the entity acquired over the remaining amortization period, the Company's carrying value of the goodwill is reduced by the estimated shortfall of cash flows. In addition, the Company assesses long-lived assets for impairment under Financial Accounting Standards Board Statement No. 121. Under those rules, goodwill associated with assets acquired in a purchase business combination is included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable.

  Other intangibles, including patents, know-how and trademarks, are carried at their appraised value on the acquisition date less accumulated amortization, which is provided using the straight-line method over 10 to 25 years.

 Properties and Depreciation:

  Property, plant and equipment are recorded at cost. Buildings and equipment are depreciated over their useful lives, principally by use of the straight-line method, which range from 10 to 40 years for buildings and 2.5 to 20 years for machinery and equipment.

 Income Taxes:

  The operations of the Company and subsidiaries are included in the income tax returns filed by Commercial Intertech and its subsidiaries. The accompanying combined financial statements reflect income tax expense on a separate company basis.

  The Company uses the liability method as required by Statement of Financial Accounting Standards No. 109 in measuring the provision for income taxes and recognizing deferred tax assets and liabilities on the balance sheet. Deferred income tax assets and liabilities principally arise from differences between the tax basis of the asset or liability and its reported amount in the combined financial statements. These include inventory valuation differences under uniform capitalization rules, depreciation expense, accrued expenses, and net operating loss carryforwards. Deferred tax balances are determined by using provisions of the enacted tax laws; the effects of future changes in tax laws or rates are not anticipated.

  Provisions are made for appropriate income taxes on undistributed earnings of foreign subsidiaries which are expected to be remitted to the parent company in the near term. The cumulative amount of unremitted earnings of subsidiaries, which aggregated approximately $7,708,000 at October 31, 1995, is deemed to be indefinitely reinvested and, accordingly, no provision for U.S. federal and state income taxes has been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign countries. Determination of the amount of unrecognized deferred U.S. tax liability is not practicable because of the complexities associated with its hypothetical calculation; however, unrecognized foreign tax credit carryforwards would be available to reduce some portion of the U.S. liability.

 Translation of Foreign Currencies:

  Other than foreign entities operating in highly inflationary countries, the financial statements of foreign entities are translated in accordance with Financial Accounting Standards Board (FASB) Statement No. 52. Under this method, revenue and expense accounts are translated at the average exchange rate for the year while all assets and liability accounts are translated into U.S. dollars at the current exchange rate. Resulting translation

                   CUNO INCORPORATED AND COMBINED AFFILIATES adjustments are recorded as a separate component of shareholder's equity and do not affect income determination.

 Cash Equivalents:

  The Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents.

 Revenue Recognition:

  Revenue is recognized when the earning process is complete and the risks and rewards of ownership have transferred to the customer, which is considered to have occurred upon shipment of the finished product.

 Advertising:

  Advertising costs are expensed as incurred and included in "selling, administrative and general expenses." Advertising expenses were $2,960,000, $2,738,000 and $2,906,000 for 1993, 1994 and 1995, respectively.

 Newly Issued Accounting Standards:

  In March 1995, Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121), was issued. The Company adopted SFAS No. 121 during fiscal 1995. There was no impact on the Company's financial results or position. SFAS No. 121 requires companies to review long-lived assets and certain identifiable intangibles to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

  In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," was issued. As permitted by this statement, the Company intends to account for such compensation, using the intrinsic value method in accordance with APB No. 25. Pro forma disclosures as required by this pronouncement will apply to stock-based awards granted on or after November 1, 1995 and will first be disclosed in financial statements for 1997.

NOTE B--DEBT

  Long-term debt obligations are summarized below:

                                                                    1994   1995
                                                                   ------ ------
                                                                        (IN
                                                                    THOUSANDS)
      Mortgages................................................... $5,868 $4,973
      Other.......................................................    175    123
                                                                   ------ ------
                                                                    6,043  5,096
      Less current portion........................................    868  1,036
                                                                   ------ ------
                                                                   $5,175 $4,060
                                                                   ====== ======

  Mortgages relate to two manufacturing facilities. Two loans relating to a Japanese manufacturing facility bear interest at 1.75 and 1.88 percent, and mature through the year 2000. One of the two loans is secured with property and equipment at Kita-Ibaragi, Japan (net book value at October 31, 1995-- $6,395,000). The second

                   CUNO INCORPORATED AND COMBINED AFFILIATES loan is unsecured. A facility located in Enfield, Connecticut collateralizes a loan which bears interest at 5.0 percent, also maturing in the year 2000. The Enfield facility's net book value at October 31, 1995 was $4,062,000.

  Principal payments due in the five years after October 31, 1995 are:

                           (IN THOUSANDS)
             1996.............................. $1,036
             1997..............................  1,046
             1998..............................    994
             1999..............................  1,005
             2000..............................  1,015

  The Company had available unused short-term lines of credit in various countries totaling approximately $9.4 million at October 31, 1995. Outstanding bank loans at October 31, 1994 and 1995 had weighted average interest rates of
3.2 percent and 2.5 percent, respectively.

NOTE C--FOREIGN CURRENCY TRANSLATION

  The cumulative effects of foreign currency translation gains and losses are reflected in the Translation Adjustments section of Shareholder's Equity. Translation adjustments increased equity by $1,613,000 in 1993 and $2,946,000 in 1994 and decreased equity by $762,000 in 1995.

  Foreign currency transaction gains and losses, which include U.S. dollar translation losses in Brazil, are reflected in income. For the three-year period reported herein, foreign currency losses were as follows:

                           (IN THOUSANDS)
             1993................................ $672
             1994................................  933
             1995................................  449

NOTE D--OPERATING LEASES

  The Company has entered into certain lease agreements for various facilities and equipment. Rent expense under operating leases was approximately $1,607,000 in 1993, $1,532,000 in 1994, and $1,729,000 in 1995.

  Future minimum lease payments under noncancellable operating leases with an initial term of one year or more were as follows at October 31, 1995:

                           (IN THOUSANDS)
             1996.............................. $  721
             1997..............................    720
             1998..............................    509
             1999..............................    390
             2000..............................    362
             Thereafter........................    599
                                                ------
             Total minimum lease payments...... $3,301
                                                ======

                   CUNO INCORPORATED AND COMBINED AFFILIATES

NOTE E--BENEFIT PLANS

  The Company maintains noncontributory defined benefit pension plans for substantially all of its United States employees. Pension benefits for the hourly employees covered by these plans are expressed as a flat benefit rate times years of continuous service. The salaried employees have previously been included in a defined benefit pension plan sponsored by Commercial Intertech. Benefits for salaried employees are based upon a percentage of the employee's average compensation during the preceding ten years, reduced by 50 percent of the Social Security Retirement Benefit. The Company's funding policy is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as may be deemed appropriate from time to time.

  The Company accounts for pension costs under the provisions of FASB Statement No. 87 for contributory defined benefit pension plans covering its employees in Japan. Benefits under these plans are based on years of service and compensation in the period immediately preceding retirement. Funding is predicated on minimum contributions as required by local laws and regulations plus additional amounts, if any, as may be deemed appropriate. Some employees of other foreign operations also participate in postemployment benefit arrangements not subject to the provisions of FASB Statement No. 87.

  The following table sets forth the funded status and amounts recognized in the Combined Balance Sheets at October 31, 1994 and 1995 for the Company's U.S. and foreign defined benefit pension plans. Other foreign pension plans do not determine net assets or the actuarial present value of accumulated benefits as calculated and disclosed herein:

                                                             1994      1995
                                                           --------  --------
                                                            (IN THOUSANDS)
Actuarial present value of benefit obligations:
Vested benefit obligation................................. $(14,794) $(18,426)
                                                           ========  ========
Accumulated benefit obligation............................ $(16,149) $(20,492)
                                                           ========  ========
Projected benefit obligation.............................. $(20,262) $(26,009)
Market value of plan assets...............................   14,671    16,921
                                                           --------  --------
Projected benefit obligation in excess of plan assets.....   (5,591)   (9,088)
Unrecognized net (gain) loss..............................    2,853     2,887
Unrecognized prior service cost...........................    1,250     1,451
Unrecognized net (asset) obligation.......................      830     3,590
Additional liability......................................   (1,034)   (2,498)
                                                           --------  --------
Net pension liability recognized in the Combined Balance
 Sheet.................................................... $ (1,692) $ (3,658)
                                                           ========  ========

  Plan assets at October 31, 1995 are invested in publicly traded and restricted mutual funds, various corporate and government bonds, guaranteed income contracts and listed stocks, including common stock of Commercial Intertech having a market value of $390,000 at that date. Salaried plan assets have been estimated.

                   CUNO INCORPORATED AND COMBINED AFFILIATES

  A summary of the various components of net periodic pension cost for defined benefit plans and cost information for other plans for the three-year period is shown below:

                                                        1993     1994    1995
                                                       -------  ------  -------
                                                           (IN THOUSANDS)
Defined benefit plans:
  Service cost........................................ $   869  $1,095  $ 1,337
  Interest cost.......................................     815     831    1,065
  Actual return on plan assets........................  (1,130)   (462)  (1,785)
  Net amortization and deferral.......................     533    (150)   1,145
                                                       -------  ------  -------
    Net pension expense...............................   1,087   1,314    1,762
Other plans:
  Foreign plans.......................................     175     184      218
                                                       -------  ------  -------
    Total pension expense............................. $ 1,262  $1,498  $ 1,980
                                                       =======  ======  =======

  Assumptions used in the accounting for the defined benefit plans as of October 31 were:

DOMESTIC PLANS                                                1993  1994   1995
- --------------                                               ------ ----- ------
Weighted-average discount rate..............................  7.25%  8.5%  7.25%
Rates of increase in compensation levels....................  4.5 %  4.5%  4.5 %
Expected long-term rate of return on assets................. 10.0 % 10.0% 10.0 %
CUNO KK PLAN
- ------------
Weighted-average discount rate..............................  4.5 %  5.0%  4.0 %
Rates of increase in compensation levels....................  4.0 %  5.0%  5.0 %
Expected long-term rate of return on assets.................  6.0 %  6.0%  5.5 %

                   CUNO INCORPORATED AND COMBINED AFFILIATES

NOTE F--INCOME TAXES

  The components of income (loss) before income taxes and the provision (benefit) for income taxes are summarized as follows:

                                                       1993     1994     1995
                                                      -------  -------  -------
                                                          (IN THOUSANDS)
Income (loss) before income taxes
    Domestic......................................... $(1,634) $(1,037) $ 3,652
    Foreign..........................................    (915)   3,080    5,911
                                                      -------  -------  -------
                                                       (2,549)   2,043    9,563
Provision (benefit) for income taxes
  Current
    Domestic--Federal................................    (241)      (3)   1,466
        --State and local............................     152      115      368
    Foreign..........................................    (239)   1,379    3,546
  Benefit of operating loss carryforwards............       0        0     (683)
                                                      -------  -------  -------
                                                         (328)   1,491    4,697
  Deferred
    Domestic--Federal................................    (504)    (376)    (633)
        --State and local............................     (19)    (140)     (95)
    Foreign..........................................    (997)    (739)    (507)
                                                      -------  -------  -------
                                                       (1,520)  (1,255)  (1,235)
                                                      -------  -------  -------
                                                       (1,848)     236    3,462
Net income (loss)
    Domestic.........................................  (1,022)    (633)   2,546
    Foreign..........................................     321    2,440    3,555
                                                      -------  -------  -------
                                                      $  (701) $ 1,807  $ 6,101
                                                      =======  =======  =======

  A reconciliation of the effective tax rate to the U.S. statutory rate for 1993, 1994 and 1995 follows:

                                                          1993    1994   1995
                                                          -----   -----  ----
Statutory U.S. federal income tax (benefit) rate......... (34.8)%  35.0% 35.0%
State and local taxes on income net of domestic income
 tax benefit.............................................  (3.4)   (0.8)  1.9
Impact of foreign subsidiaries on effective rate......... (47.5)  (36.6)  4.0
Benefit of operating loss carryforwards..................     0       0  (7.1)
Goodwill with no U.S. tax benefit........................  15.9    21.8   4.7
All other................................................  (2.7)   (7.8) (2.3)
                                                          -----   -----  ----
  Effective income tax rate.............................. (72.5)%  11.6% 36.2%
                                                          =====   =====  ====

                   CUNO INCORPORATED AND COMBINED AFFILIATES

  Significant components of the Company's deferred income tax liabilities and assets as of October 31, are as follows:

                                                            1993    1994   1995
                                                           ------  ------ ------
                                                              (IN THOUSANDS)
Deferred income tax liabilities:
  Tax over book depreciation.............................. $5,627  $5,222 $4,925
  Other...................................................    403     103     87
                                                           ------  ------ ------
    Total deferred income tax liabilities.................  6,030   5,325  5,012
Deferred income tax assets:
  Pension liability.......................................    257     511    684
  Employee benefits.......................................  2,100   2,031  2,209
  Net operating loss carryforwards........................  4,210   3,279  1,832
  Inventory valuation.....................................    715     538    877
  Net operating loss carryback............................  1,446   1,081  1,309
  Other...................................................    721   1,628  1,632
                                                           ------  ------ ------
    Total deferred income tax assets......................  9,449   9,068  8,543
  Valuation allowance for deferred income tax assets......  4,210   3,279  1,832
                                                           ------  ------ ------
    Net deferred income tax assets........................  5,239   5,789  6,711
                                                           ------  ------ ------
    Net deferred income tax assets (liabilities).......... $ (791) $  464 $1,699
                                                           ======  ====== ======

  The valuation allowance has increased by $1,640,000 in 1993 and decreased by $931,000 in 1994 and $1,447,000 in 1995.

  The tax benefits from net operating loss carryforwards relate to the operation in Brazil and are available indefinitely.

NOTE G--RELATED PARTY TRANSACTIONS

  The intercompany accounts with Commercial Intertech included in the balance sheets as "Receivables from affiliates" represent a net balance as the result of various transactions between the Company and Commercial Intertech. The account is non-interest bearing. The balance is primarily the result of the Company's participation in Commercial Intertech's domestic cash management systems as all excess cash is remitted to Commercial Intertech and certain disbursements are made by Commercial Intertech. Also included are transactions relating to the Company's federal income tax liability and other corporate charges. Transactions with other Commercial Intertech subsidiaries are included in the "Other" classification. An analysis of transactions in the intercompany account follows:

                                                            OCTOBER 31,
                                                      -------------------------
                                                       1993     1994     1995
                                                      -------  -------  -------
                                                          (IN THOUSANDS)
      Balance at beginning of year................... $13,959  $10,923  $15,104
      Net cash remitted to (from) parent.............    (926)  11,716   15,084
      Administrative expenses........................  (7,052)  (8,607)  (9,869)
      Other..........................................   4,942    1,072   (1,552)
                                                      -------  -------  -------
                                                      $10,923  $15,104  $18,767
                                                      =======  =======  =======

                   CUNO INCORPORATED AND COMBINED AFFILIATES

NOTE H--PRODUCT DEVELOPMENT COSTS

  The Company maintains ongoing development programs at various facilities to formulate, design and test new products and product alternatives, and to further develop and significantly improve existing products. Costs associated with these activities, which the Company expenses as incurred, are shown for the three-year period below:

                                                          1993    1994    1995
                                                         ------  ------  ------
                                                            (IN THOUSANDS)
      Research and Development.......................... $1,794  $1,884  $2,483
      Engineering.......................................  5,418   5,888   5,825
                                                         ------  ------  ------
                                                         $7,212  $7,772  $8,308
                                                         ======  ======  ======
      Percent of net sales..............................    5.5%    5.4%    5.1%
                                                         ======  ======  ======

NOTE I--SEGMENT REPORTING

  The Company has a single industry segment which is engaged in the design, manufacture and sale of products in the fluid purification industry. In the following table, data in the column labeled "Europe" pertains to subsidiaries operating within the European Economic Community. Data in the "Other" column pertains to operations located in Japan, Asia, Australia and Brazil.

  Operating income represents total revenue less total operating expenses. Identifiable assets are those assets used in the operations of each business or geographic area or which are allocated when used jointly.

                               GEOGRAPHIC AREAS

                          UNITED
                          STATES   EUROPE    OTHER  ELIMINATION CONSOLIDATED
                         --------  -------  ------- ----------- ------------
                                            (IN THOUSANDS)
1993
Sales to customers...... $ 68,842  $20,440  $41,489  $      0     $130,771
Inter-area sales........   11,598      923      105   (12,626)           0
                         --------  -------  -------  --------     --------
Total net sales.........   80,440   21,363   41,594   (12,626)     130,771
Operating income
 (loss).................   (3,095)  (1,825)   3,242         0       (1,678)
Identifiable assets.....   97,306   13,994   32,700         0      144,000
1994
Sales to customers...... $ 71,964  $21,651  $49,496  $      0     $143,111
Inter-area sales........   12,981    1,069      181   (14,231)           0
                         --------  -------  -------  --------     --------
Total net sales.........   84,945   22,720   49,677   (14,231)     143,111
Operating income (loss)
 .......................   (1,413)     373    6,018         0        4,978
Identifiable assets.....   96,174   13,749   38,740         0      148,663
1995
Sales to customers...... $ 74,893  $27,700  $60,106  $      0     $162,699
Inter-area sales........   16,516    1,423      559   (18,498)           0
                         --------  -------  -------  --------     --------
Total net sales.........   91,409   29,123   60,665   (18,498)     162,699
Operating income........    1,607    2,351    6,882         0       10,840
Identifiable assets.....  101,640   11,381   43,066         0      156,087

  Net assets of foreign subsidiaries at October 31, 1994 and 1995 were $30,892,000 and $36,298,000, respectively, of which net current assets were $15,718,000 and $19,558,000, respectively.

                   CUNO INCORPORATED AND COMBINED AFFILIATES

NOTE J--FAIR VALUES OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used by the Company in estimating its fair value disclosures of financial instruments:

  Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and cash equivalents approximate fair value.

  Long and short-term debt: The carrying amounts of the Company's borrowings under its short-term credit agreements approximate their fair value. The fair values of the long-term debt are estimated using discounted cash flow analysis, based on the Company's incremental borrowing rates for similar types of borrowing arrangements.

  The carrying amounts and fair values of the Company's financial instruments at October 31, 1994 and 1995 are as follows:

                                                         OCTOBER 31,
                                               --------------------------------
                                                    1994             1995
                                               --------------- ----------------
                                               CARRYING  FAIR  CARRYING  FAIR
                                                VALUE   VALUE   AMOUNT   VALUE
                                               -------- ------ -------- -------
                                                        (IN THOUSANDS)
      Cash and cash equivalents...............  $4,408  $4,408 $ 6,740  $ 6,740
      Short-term debt.........................   9,972   9,972  10,440   10,440
      Long-term debt..........................  $6,043  $6,251 $ 5,096  $ 5,068

  Foreign currency exchange contracts: The Company utilizes foreign currency exchange contracts to minimize the impact of currency fluctuations on transactions. At October 31, 1995 and 1994, the Company and its combined affiliates held a contract for $500,000 with a fair value of $500,000 at each respective date. The fair value of the foreign currency exchange contract is estimated based on quoted exchange rates at October 31, 1995. The forward contracts are an effective hedge against fluctuations in the value of the foreign currency. Therefore, the contract has no income statement impact.

NOTE K--DISPOSAL

  The Company recorded a loss of $1,053,000 during fiscal 1994 on the disposal of assets it had acquired from Bioken Separation, Inc., a manufacturer of proprietary cross-flow membrane devices and systems. The original cost of the acquisition was $2,224,000.

NOTE L--SUBSEQUENT EVENT (UNAUDITED)

  On July 29, 1996, Commercial Intertech declared a distribution of 100% of its interest in the Company to be effected by the distribution on August 19, 1996 (or the earliest practicable date following approval by Nasdaq or a national securities exchange for trading thereon and the effectiveness of a Form 10 under the Securities and Exchange Act of 1934) of one share of common stock of the Company for each share of Commercial Intertech held by existing shareholders of Commercial Intertech, based on a record date of August 9, 1996.

  As part of the distribution, the Articles of Incorporation were amended to provide for the authorization of 2,000,000 shares of $.001 par value Preferred Stock and 50,000,000 shares of $.001 par value common stock. No preferred shares will be issued at the time of distribution. The actual number of common shares to be issued will be based on the number of shares of Commercial Intertech outstanding on the record date. On July 23, 1996, 13,747,432 Commercial Intertech shares were outstanding.

  Immediately prior to the distribution, the Company will declare a dividend of approximately $35,675,000 payable to Commercial Intertech and will assume $30,000,000 of Commercial Intertech's debt.

  The Company has received a commitment for a credit facility providing for an aggregate borrowing availability of up to $55,000,000, consisting of a $30,000,000 term facility and a $25,000,000 revolving facility. The facilities will be secured by all the domestic assets and 65% of the stock of the foreign affiliates of the Company and expires on January 30, 1998. The term facility will be completely drawn down immediately upon distribution and the proceeds used to repay the $30,000,000 borrowing from Commercial Intertech.

  The Company and Commercial Intertech will enter into a Tax Allocation Agreement providing, among other things, for the respective rights and obligations of Commercial Intertech and the Company concerning tax liabilities (including the allocation of and indemnification for tax liabilities) in connection with the distribution.

  As part of the distribution, the Company will adopt a stock option and award plan which provides for the award of qualified and nonqualified stock options, stocks appreciation rights, and restricted and performance shares. Upon distribution, options for 314,000 common shares and 192,000 performance shares will be granted. An additional 694,000 shares will be reserved for future awards under the stock option and award plan.

                   CUNO INCORPORATED AND COMBINED AFFILIATES

                       CONDENSED COMBINED BALANCE SHEETS

                                  (UNAUDITED)

                                                           OCTOBER 31,  APRIL
                                                              1995     30, 1996
                                                           ----------- --------
                                                              (IN THOUSANDS)
                          ASSETS
                          ------
Current assets
  Cash (including equivalents of $1,582,000 in 1995 and
   $845,000 in 1996)......................................  $  6,740   $  5,521
  Accounts and notes receivable...........................    34,517     37,319
    Less allowances for doubtful accounts.................     1,136        980
                                                            --------   --------
                                                              33,381     36,339
  Inventories.............................................    21,763     18,566
  Deferred income tax benefits............................     5,766      4,993
  Prepaid expenses and other current assets...............     2,511      2,456
  Receivables from affiliates.............................    18,767     27,122
                                                            --------   --------
    Total current assets..................................    88,928     94,997
Noncurrent assets
  Intangible assets.......................................    21,663     20,528
  Pension assets..........................................     3,264      3,233
  Other noncurrent assets.................................     1,041      1,370
                                                            --------   --------
    Total noncurrent assets...............................    25,968     25,131
Property, plant and equipment
  Land and land improvements..............................     6,672      6,364
  Buildings and equipment.................................    84,256     83,062
  Construction in progress................................     2,451      3,134
                                                            --------   --------
                                                              93,379     92,560
  Less allowances for depreciation and amortization.......    45,448     45,488
                                                            --------   --------
                                                              47,931     47,072
                                                            --------   --------
    Total assets..........................................  $162,827   $167,200
                                                            ========   ========
           LIABILITIES AND SHAREHOLDER'S EQUITY
           ------------------------------------
Current liabilities
  Bank loans..............................................  $ 10,440   $ 11,948
  Accounts payable........................................    10,780     11,485
  Accrued payrolls and related taxes......................     8,446      7,786
  Accrued expenses........................................     6,105      6,060
  Accrued income taxes....................................     2,947      4,267
  Current portion of long-term debt.......................     1,036      1,014
                                                            --------   --------
    Total current liabilities.............................    39,754     42,560
Noncurrent liabilities
  Long-term debt..........................................     4,060      3,484
  Deferred income taxes...................................     4,067      4,023
  Retirement benefits.....................................     2,757      2,727
                                                            --------   --------
    Total noncurrent liabilities..........................    10,884     10,234
Shareholder's equity
  Equity..................................................   105,650    108,696
  Translation adjustments.................................     6,539      5,710
                                                            --------   --------
                                                             112,189    114,406
                                                            --------   --------
    Total Liabilities and Shareholder's Equity............  $162,827   $167,200
                                                            ========   ========

             See notes to condensed combined financial statements.

                   CUNO INCORPORATED AND COMBINED AFFILIATES

                    STATEMENTS OF CONDENSED COMBINED INCOME
                                  (UNAUDITED)

                                                                 SIX MONTHS
                                                               ENDED APRIL 30,
                                                               ----------------
                                                                1995     1996
                                                               -------  -------
                                                               (IN THOUSANDS)
Net sales..................................................... $77,343  $86,094
Less costs and expenses:
  Cost of products sold.......................................  48,422   51,886
  Selling, administrative and general expenses................  24,229   26,584
                                                               -------  -------
                                                                72,651   78,470
                                                               -------  -------
Operating income..............................................   4,692    7,624
Nonoperating income (expense):
  Interest income.............................................      55       56
  Interest expense............................................    (421)    (199)
  Exchange gains (losses).....................................     (61)     (22)
  Other.......................................................    (206)      22
                                                               -------  -------
                                                                  (633)    (143)
                                                               -------  -------
Income before income taxes....................................   4,059    7,481
Provision for income taxes:
  Current.....................................................   2,159    1,649
  Deferred....................................................    (757)     730
                                                               -------  -------
                                                                 1,402    2,379
                                                               -------  -------
Net income.................................................... $ 2,657  $ 5,102
                                                               =======  =======


             See notes to condensed combined financial statements.

                   CUNO INCORPORATED AND COMBINED AFFILIATES

                  STATEMENTS OF CONDENSED COMBINED CASH FLOWS
                                  (UNAUDITED)

                                                                SIX MONTHS
                                                              ENDED APRIL 30,
                                                              ----------------
                                                               1995     1996
                                                              -------  -------
                                                              (IN THOUSANDS)
Operating activities:
  Net income................................................. $ 2,657  $ 5,102
  Adjustments to reconcile net income to net cash provided by operating activities:
    Provision for depreciation and amortization..............   3,850    3,818
    Pension plan credits.....................................     492      610
    Change in deferred income taxes..........................    (757)     730
    Change in current assets and liabilities:
      (Increase) in accounts receivable .....................  (2,324)  (3,627)
      (Increase) decrease in inventories.....................    (990)   2,895
      Decrease (increase) in prepaid expenses and other
       current assets........................................      81      (29)
      Decrease (increase) in receivables from affiliates.....   2,055   (7,651)
      (Decrease) in accounts payable and accrued expenses....    (481)    (154)
      Increase in accrued income taxes.......................     117       65
                                                              -------  -------
        Net cash provided by operating activities............   4,700    1,759
Investing activities:
  Proceeds from sale of fixed assets.........................      37       32
  Investment in intangibles..................................    (225)       0
  Capital expenditures.......................................  (2,754)  (2,408)
                                                              -------  -------
        Net cash (used) in investing activities..............  (2,942)  (2,376)
Financing activities:
  Proceeds from long-term debt...............................       0        0
  Principal payments on long-term debt.......................    (343)    (473)
  Net borrowings under bank loan agreements..................     101    1,788
  Conversion of other assets.................................     (38)    (469)
  Dividends paid to parent...................................       0   (1,268)
                                                              -------  -------
        Net cash (used) by financing activities..............    (280)    (422)
Effect of exchange rate changes on cash......................      80     (180)
                                                              -------  -------
Net increase (decrease) in cash and cash equivalents.........   1,558   (1,219)
Cash and cash equivalents at beginning of period.............   4,408    6,740
                                                              -------  -------
Cash and cash equivalents at end of period................... $ 5,966  $ 5,521
                                                              =======  =======
Supplemental disclosures:
  Cash paid during the period for:
    Interest................................................. $   428  $   195
    Income taxes.............................................   2,042    1,585

             See notes to condensed combined financial statements.

                   CUNO INCORPORATED AND COMBINED AFFILIATES

               NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                APRIL 30, 1996

NOTE A--BASIS OF PRESENTATION

  The accompanying unaudited condensed combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended April 30, 1996 are not necessarily indicative of the results that may be expected for the full year ended October 31. For further information, refer to the combined financial statements and footnotes included herein.

NOTE B--INVENTORIES

  Inventories consisted of the following:

                                                                          APRIL
                                                             OCTOBER 31,   30,
                                                                1995      1996
                                                             ----------- -------
                                                               (IN THOUSANDS)
      Raw materials.........................................   $ 3,063   $ 2,924
      Work-in-process.......................................     6,784     5,451
      Finished goods........................................    11,916    10,191
                                                               -------   -------
                                                               $21,763   $18,566
                                                               =======   =======

         PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

  The pro forma condensed combined income statement of the Company for the year ended October 31, 1995 presented below reflects the effect of adjustments to the historical results of operations of the Company necessary to give pro forma effect to the Distribution as if it had occurred at the beginning of the year presented. The pro forma condensed combined income statement of the Company for the six months ended April 30, 1996 presented below reflects the effect of adjustments to the historical results of operations of the Company necessary to give pro forma affect to the Distribution as if it had occurred at November 1, 1995. The pro forma condensed combined balance sheet as of April 30, 1996 gives effect to the Distribution as if it had occurred on that date. The pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the historical combined financial statements of the Company included elsewhere herein.

  Management believes that the assumptions used provide a reasonable basis on which to present the pro forma financial data. The pro forma condensed combined income statements are provided for informational purposes only and should not be construed to be indicative of the Company's results of operations had the transactions and events described above been consummated on the date assumed and are not intended to project the Company's results of operations for any future period.

                   CUNO INCORPORATED AND COMBINED AFFILIATES

             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                                 APRIL 30, 1996

                                                ACTUAL                 PRO FORMA
                                                APRIL    PRO FORMA     APRIL 30,
                    ASSETS                     30, 1996 ADJUSTMENTS      1996
                    ------                     -------- -----------    ---------
                                                       (IN THOUSANDS)
Current assets
  Cash and cash equivalents................... $  5,521  $      0      $  5,521
  Accounts receivables........................   36,339         0        36,339
  Inventories.................................   18,566         0        18,566
  Prepaid expenses and other current assets...    7,449         0         7,449
  Receivables from affiliates.................   27,122         0        27,122
                                               --------  --------      --------
    Total current assets......................   94,997         0        94,997
Noncurrent assets
  Intangible assets...........................   20,528         0        20,528
  Pension assets..............................    3,233         0         3,233
  Other assets................................    1,370         0         1,370
                                               --------  --------      --------
    Total noncurrent assets...................   25,131         0        25,131
Property, plant and equipment.................   92,560         0        92,560
  Less allowance for depreciation.............   45,448         0        45,448
                                               --------  --------      --------
                                                 47,072         0        47,072
                                               --------  --------      --------
    Total assets.............................. $167,200  $      0      $167,200
                                               ========  ========      ========
     LIABILITIES AND SHAREHOLDER'S EQUITY
     ------------------------------------
Current liabilities
  Bank loans.................................. $ 11,948  $      0      $ 11,948
  Accounts payable and other accruals.........   25,331         0        25,331
  Accrued income taxes........................    4,267     2,500 (2)     6,767
  Dividend payable to parent..................        0    35,675 (4)    35,675
  Current portion of long-term debt...........    1,014         0         1,014
                                               --------  --------      --------
    Total current liabilities.................   42,560    38,175        80,735
Noncurrent liabilities
  Long-term debt..............................    3,484         0         3,484
  Affiliate loan payable......................        0    30,000 (1)    30,000
  Deferred income taxes.......................    4,023         0         4,023
  Postretirement benefits.....................    2,727         0         2,727
                                               --------  --------      --------
    Total noncurrent liabilities..............   10,234    30,000        40,234
Shareholder's equity:
    Equity.................................... $108,696  $(30,000)(1)  $    --
                                                          (35,675)(4)
                                                           (2,500)(2)
                                                          (40,521)(3)
Stockholders' equity
  Preferred Stock, $.001 par value; 2,000,000
   shares authorized as adjusted; no shares
   issued and outstanding as adjusted.........      --        --            --
  Common Stock, $.001 par value; 50,000,000
   shares authorized, 13,747,432 shares issued
   and outstanding as adjusted................      --         14 (3)        14
  Additional paid-in-capital..................      --     40,507 (3)    40,507
                                               --------  --------      --------
                                                108,696   (68,175)       40,521
  Translation adjustments.....................    5,710                   5,710
                                               --------  --------      --------
Total shareholder's equity....................  114,406
Total stockholders' equity....................                           46,231
                                               --------  --------      --------
    Total liabilities and shareholder's
     equity................................... $167,200  $      0      $167,200
                                               ========  ========      ========

            See notes to pro forma condensed combined balance sheet.

        NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                                 APRIL 30, 1996

(1) Reflects the allocation of $30 million of long-term debt from Commercial Intertech to the Company, which will be replaced immediately with the $30 million term facility from Mellon Bank, N.A.
(2) Reflects the capital gain tax of approximately $2.5 million incurred because the Distribution is considered a change in the ownership group of CUNO Pacific Pty., Ltd. under Australian tax law. The Tax Allocation Agreement provides for the payment of the capital gain tax by the Company.
(3) Reflects the issuance of 13,747,432 shares of the Company common stock, $.001 par value.
(4) Reflects the dividend of $35.7 million declared by the Company and payable to Commercial Intertech.

                   CUNO INCORPORATED AND COMBINED AFFILIATES

         PRO FORMA STATEMENTS OF CONDENSED COMBINED INCOME (UNAUDITED)
                        SIX MONTHS ENDED APRIL 30, 1996

                                            ACTUAL                    PRO FORMA
                                          SIX MONTHS                  SIX MONTHS
                                            ENDED                       ENDED
                                          APRIL 30,   PRO FORMA       APRIL 30,
                                             1996    ADJUSTMENTS         1996
                                          ---------- -----------      ----------
                                                   (IN THOUSANDS)
Net sales...............................   $86,094     $     0         $86,094
Less costs and expenses:
  Cost of products sold.................    51,886           0          51,886
  Selling, administrative and general
   expenses.............................    26,584           0          26,584
                                           -------     -------         -------
                                            78,470           0          78,470
                                           -------     -------         -------
Operating income........................     7,624           0           7,624
Nonoperating income (expense):
  Interest income.......................        56           0              56
  Interest expense......................      (199)     (1,275)(1)      (1,474)
  Exchange gains (losses)...............       (22)          0             (22)
  Other.................................        22           0              22
                                           -------     -------         -------
                                              (143)     (1,275)         (1,418)
                                           -------     -------         -------
Income before income taxes..............     7,481      (1,275)          6,206
Provision for income taxes:
  Current...............................     1,649        (501)(2)(3)    1,148
  Deferred..............................       730           0             730
                                           -------     -------         -------
                                             2,379        (501)          1,878
                                           -------     -------         -------
Net income..............................   $ 5,102     $  (774)        $ 4,328
                                           =======     =======         =======
Pro Forma net income per share of common
 stock:
  Net income per share..................                               $  0.31
  Shares used to calculate net income
   per share............................                                13,747

- --------
(1) Adjusts actual interest expense to reflect the interest expense on the $30 million of long-term debt allocated to the Company from Commercial Intertech, which will be replaced immediately with the $30 million term facility from Mellon Bank, N.A., based on an 8.5% per annum interest rate, as if the debt had been outstanding for the entire period. Interest rates under the term facility will be variable with each 1/8% point movement in the interest rate resulting in a change in annual interest expense of $37,500 ($22,800, net of tax) based on the $30 million term facility balance.
(2) Represents the income tax effect of the adjustment described in (1) above based on the statutory federal and state tax rates.
(3) Does not include the capital gain tax of approximately $2.5 million, incurred because the Distribution is considered a change in the ownership group of CUNO Pacific Pty., Ltd. under Australian tax law, as the capital gain tax results directly from the Distribution and is a nonrecurring charge.

                   CUNO INCORPORATED AND COMBINED AFFILIATES

         PRO FORMA STATEMENTS OF CONDENSED COMBINED INCOME (UNAUDITED)
                          YEAR ENDED OCTOBER 31, 1995

                                         ACTUAL                      PRO FORMA
                                       YEAR ENDED                   YEAR ENDED
                                       OCTOBER 31,  PRO FORMA       OCTOBER 31,
                                          1995     ADJUSTMENTS         1995
                                       ----------- -----------      -----------
                                                 (IN THOUSANDS)
Net sales.............................  $162,699     $     0         $162,699
Less costs and expenses:
  Cost of products sold...............    99,772           0           99,772
  Selling, administrative and general
   expenses...........................    52,087           0           52,087
                                        --------     -------         --------
                                         151,859           0          151,859
                                        --------     -------         --------
Operating income......................    10,840           0           10,840
Nonoperating income (expense):
  Interest income.....................       145           0              145
  Interest expense....................      (691)     (2,550)(1)       (3,241)
  Exchange gains (losses).............      (449)          0             (449)
  Other...............................      (282)          0             (282)
                                        --------     -------         --------
                                          (1,277)     (2,550)          (3,827)
                                        --------     -------         --------
Income before income taxes............     9,563      (2,550)           7,013
Provision for income taxes:
   Current............................     4,697      (1,002)(2)(3)     3,695
   Deferred...........................    (1,235)          0           (1,235)
                                        --------     -------         --------
                                           3,462      (1,002)           2,460
                                        --------     -------         --------
Net income............................  $  6,101     $(1,548)        $  4,553
                                        ========     =======         ========
Pro forma net income per share of
 common stock:
  Net income per share................                               $   0.33
  Shares used to calculate net income
   per share..........................                                 13,747

- --------
(1) Adjusts actual interest expense to reflect the interest expense on the $30 million of long-term debt allocated to the Company from Commercial Intertech, which will be replaced immediately with the $30 million loan facility from Mellon Bank, N.A., based on an 8.5% per annum interest rate, as if the debt had been outstanding for the entire period. Interest rates under the term facility will be variable with each 1/8% point movement in the interest rate resulting in a change in annual interest expense of $37,500 ($22,800, net of tax) based on the $30 million term facility balance.
(2) Represents the income tax effect of the adjustment described in (1) above based on the statutory federal and state tax rates.
(3) Does not include the capital gain tax of approximately $2.5 million, incurred because the Distribution is considered a change in the ownership group of CUNO Pacific Pty., Ltd. under Australian tax law, as the capital gain tax results directly from the Distribution and is a nonrecurring charge.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                          CUNO Incorporated

Dated: July 29, 1996                                /s/ Paul J. Powers
                                          By: _________________________________
                                                      Paul J. Powers
                                              Chairman of the Board and Chief
                                                     Executive Officer

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                   CUNO INCORPORATED AND COMBINED AFFILIATES
                  YEARS ENDED OCTOBER 31, 1995, 1994 AND 1993

       COLUMN A          COLUMN B       COLUMN C            COLUMN D     COLUMN E
       --------         ---------- -------------------     ----------   ----------
                                        ADDITIONS
                                   -------------------
                                   CHARGED  CHARGED TO
                        BALANCE AT TO COSTS   OTHER                     BALANCE AT
                        BEGINNING    AND    ACCOUNTS--                    END OF
      DESCRIPTION       OF PERIOD  EXPENSES  DESCRIBE      DEDUCTIONS     PERIOD
      -----------       ---------- -------- ----------     ----------   ----------
Year ended October 31,
 1995
  Deducted from asset
   accounts:
    Allowance for
     doubtful accounts
     receivable........ $  873,259 $643,310 $        0      $380,653(A) $1,135,916
                        ========== ======== ==========      ========    ==========
  Valuation allowance
   for deferred income
   tax assets.......... $3,279,000 $      0 $ (764,000)(C)  $683,000(C) $1,832,000
                        ========== ======== ==========      ========    ==========
Year ended October 31,
 1994
  Deducted from asset
   accounts:
    Allowance for
     doubtful accounts
     receivable........ $  702,025 $193,249 $        0      $ 22,015(A) $  873,259
                        ========== ======== ==========      ========    ==========
  Valuation allowance
   for deferred income
   tax assets.......... $4,210,000 $      0 $ (931,000)(C)  $      0(C) $3,279,000
                        ========== ======== ==========      ========    ==========
Year ended October 31,
 1993
  Deducted from asset
   accounts:
    Allowance for
     doubtful accounts
     receivable........ $  700,192 $222,898 $        0      $221,065(A) $  702,025
                        ========== ======== ==========      ========    ==========
  Valuation allowance
   for deferred income
   tax assets.......... $2,570,000 $      0 $1,640,000 (B)  $      0    $4,210,000
                        ========== ======== ==========      ========    ==========

- --------
(A) Uncollectible accounts written off, net of recoveries.
(B) Increase in net operating loss carryforward for the year.
(C) Net operating loss carryforwards utilized or expired.

                               INDEX TO EXHIBITS

 EXHIBIT                                                             SEQUENTIAL
   NO.                          DESCRIPTION                           PAGE NO.
 -------                        -----------                          ----------
    3.1  Amended and Restated Certificate of Incorporation of CUNO
         Incorporated
    3.2  Amended and Restated Bylaws of CUNO Incorporated
    4.1  Form of CUNO Incorporated Rights Agreement dated July   ,
         1996
    8.1  Opinion of Katten Muchin & Zavis as to certain federal income tax consequences of the Distribution
    8.2  Opinion of Fried, Frank, Harris, Shriver & Jacobson as to
         certain federal income tax consequences of the
         distribution
   10.1  CUNO Incorporated Non-Employee Directors' Stock Option
         Plan
   10.2  CUNO Incorporated 1996 Stock Incentive Plan
   10.3  Form of CUNO Incorporated Distributorship Agreement
   10.4  Form of Distribution and Interim Services Agreement by
         and between CUNO Incorporated and Commercial Intertech
         Corp.
   10.5  Form of Tax Allocation Agreement by and between CUNO
         Incorporated and Commercial Intertech Corp.
   10.6  Form of Employee Benefit Agreement by and between CUNO
         Incorporated and Commercial Intertech Corp.
   10.7  Form of CUNO Incorporated Termination and Change of
         Control Agreement
  *10.8  Severance Compensation Agreement dated March 25, 1995 between Commercial Intertech Corp. and Mark G. Kachur
  *10.9  Employment Agreement dated December 3, 1993 between
         Commercial Intertech Corp. and Mark G. Kachur
     21  Subsidiaries of the Company
   23.1  Consent of Katten Muchin & Zavis (included in its opinion filed as Exhibit 8.1 herewith)
   23.2  Consent of Fried, Frank, Harris, Shriver & Jacobson
         (included in its opinion filed as Exhibit 8.2 herewith)
     27  Financial Data Schedule

- --------
*To be filed by amendment

                                                                     EXHIBIT 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               CUNO INCORPORATED
                               -----------------


           (Original Certificate of Incorporation filed May 22, 1985)


     CUNO Incorporated (the "CORPORATION"), originally incorporated as AMF Specialty Materials Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that the Amended and Restated Certificate of Incorporation of the Corporation set forth below has been duly adopted in accordance with Sections 242 and 245 of the DGCL:


                                   ARTICLE I
                                   ---------

     The name of the corporation is CUNO Incorporated (the "CORPORATION").


                                  ARTICLE II
                                  ----------

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange St., Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III
                                  -----------

     The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.


                                  ARTICLE IV
                                  ----------

     A.  Authorized Stock
         ----------------

          1. The Corporation shall have authority to issue the following classes of stock, in the number of shares and at the par value as indicated opposite the name of the class:

                                                          NUMBER OF
                                                            SHARES                    PAR VALUE
                        CLASS                             AUTHORIZED                  PER SHARE
         -------------------------------              -----------------           ----------------
                     Common Stock                         50,000,000                  $0.001

                   Preferred Stock                         2,000,000                  $0.001

     B. The designations and the powers, preferences and relative, participating, or other rights of the capital stock and optional the qualifications, limitations or restrictions thereof are as follows:

     1.   Common Stock.
          ------------

          a. Voting Rights: Except as otherwise required by law or expressly provided herein, the holders of shares of Common Stock shall be entitled to one vote per share on each matter submitted to a vote of the stockholders of the Corporation.

          b. Dividends: Subject to the rights of the holders, if any, of Preferred Stock, the holders of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation.

          c. Liquidation Rights: In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding shares of Preferred Stock shall be entitled upon dissolution, liquidation or winding up, the assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of the shares of Common Stock.

     2.   Preferred Stock.
          ---------------

          Preferred Stock may be issued from time to time in one or more series. Subject to the other provisions of this Certificate of Incorporation and any limitations prescribed by law, the Board of Directors is authorized to provide for the issuance of and issue shares of the Preferred Stock in series and, by filing a certificate pursuant to the laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.


                                   ARTICLE V
                                   ---------

     The business and affairs of the Corporation shall be managed by or under the direction of a board of directors consisting of not less than five (5) nor more than twelve (12) directors. The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. Initially, the number of directors shall be five (5) and shall consist of the following persons: John M. Galvin, Mark G. Kachur, Gerald C. McDonough, C. Edward Midgley and Paul J. Powers.

     The directors shall be divided into three classes, Class I, Class II and Class III; with Class I having one member and each of Class II and Class III having two members. Class I shall initially consist of the following director:
John M. Galvin. Class II shall initially consist of the following directors:
Mark G. Kachur and Gerald C. McDonough . Class III shall initially consist of the following directors: C. Edward Midgley and Paul J. Powers. The initial term of office of the Class I, Class II and Class III directors shall expire at the annual meeting of stockholders in 1997, 1998 and 1999, respectively. Beginning in 1997, at each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as is reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting of the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of the shares entitled to vote generally in the election of directors. Except as required by law or the provisions of this Certificate of Incorporation, all vacancies on the Board of Directors and newly-created directorships shall be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of this Certificate of Incorporation and any resolutions of the Board of Directors applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this
Article V.

                                  ARTICLE VI
                                  ----------

     A. No Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation shall be effected at a duly called annual or special meeting of stockholders of the Corporation and shall not be effected by consent in writing by the holders of outstanding stock pursuant to Section 228 of the DGCL or any other provision of the DGCL.

     B. Special Meetings. Special meetings of stockholders of the Corporation may be called upon not less than 10 nor more than 60 days' written notice only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors.

     C. Amendment. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article VI.


                                  ARTICLE VII
                                  -----------

     In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-laws of the Corporation. The By-laws of the Corporation may be altered, amended, or repealed, or new By-laws may be adopted, by the Board of Directors in accordance with the preceding sentence or by the vote of the holders of at least two-thirds of the voting power of the shares of the Corporation entitled to be cast generally in the election of directors at an annual or special meeting of stockholders, provided that if such alteration, amendment, repeal or adoption of new By-laws is effected at a duly called special meeting, notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of such special meeting.


                                 ARTICLE VIII
                                 ------------

     A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of the Corporation by reason of the fact that he, or any firm of which he is a member or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in a manner provided in the DGCL for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest.

                                  ARTICLE IX
                                  ----------

     Meetings of stockholders may be held within or without the State of Delaware as the By-laws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the By-laws of the Corporation. Election of directors need not be by written ballot unless the By-laws of the Corporation so provide.

                                   ARTICLE X
                                   ---------

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of
Section 279 of the DGCL, order a meeting of the creditors or class of creditors and/or the stockholders or class of stock of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing two-thirds of the value of the creditors or class of creditors and/or the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement or to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement of the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


                                  ARTICLE XI
                                  ----------

     The Board of Directors of the Corporation may adopt a resolution proposing to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.


                                  ARTICLE XII
                                  -----------

     A.   Indemnification of Officers and Directors:  The Corporation shall:

          1. indemnify, to the fullest extent permitted by the DGCL, any director and any officer, employee or agent of the Corporation selected by the Board of Directors for indemnification, such selection to be evidenced by an indemnification agreement, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or if such person has previously been designated for indemnification by a resolution of the Board of Directors, an officer, employee or agent of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful; and

          2. indemnify any director and any officer, employee or agent of the Corporation selected by the Board of Directors for indemnification, such selection to be evidenced by an indemnification agreement, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or if such person has previously been designated for indemnification by a resolution of the Board of Directors, an officer, employee or agent of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and

          3. indemnify any director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, to the extent that such director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article XII.A. (a) and (b), or in defense of any claim, issue or matter therein; and

          4. make any indemnification under Article XII.A. (a) and (b) (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in
     Article XII.A. (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
     (3) by the stockholders of the Corporation; and

          5. pay expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this
     Article XII. Notwithstanding the foregoing, the Corporation shall not be obligated to pay expenses incurred by a director or officer with respect to any threatened, pending, or completed claim, suit or action, whether civil, criminal, administrative, investigative or otherwise ("Proceedings") initiated or brought voluntarily by a director or officer and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under the provisions of this Article XII unless a court of competent jurisdiction determines that each of the material assertions made by the director or officer in such proceeding were not made in good faith or were frivolous). The Corporation shall not be obligated to indemnify the director or officer for any amount paid in settlement of a Proceeding covered hereby without the prior written consent of the Corporation to such settlement; and

          6. not deem the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article XII as exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such director's or officer's official capacity and as to action in another capacity while holding such office; and

          7. have the right, authority and power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the

     Corporation would have the power to indemnify such person against such liability under the provisions of this Article XII; and

          8. deem the provisions of this Article XII to be a contract between the Corporation and each director, or appropriately designated officer, employee or agent who serves in such capacity at any time while this
     Article XII is in effect and any repeal or modification of this Article XII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts. The provisions of this Article XII shall not be deemed to be a contract between the Corporation and any directors, officers, employees or agents of any other Corporation (the "Second Company") which shall merge into or consolidate with this Corporation when this Corporation shall be the surviving or resulting Corporation, and any such directors, officers, employees or agents of the Second Company shall be indemnified to the extent required under the DGCL only at the discretion of the board of directors of this Corporation; and

          9. continue the indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.


     B. Elimination of Certain Liability of Directors: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article XII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed on July __, 1996.



                                       CUNO INCORPORATED


                                    By:______________________________________
                                       [Name]
                                       [Title]

                                                                     EXHIBIT 3.2

                               CUNO INCORPORATED
                               -----------------

                          AMENDED AND RESTATED BY-LAWS
                          ----------------------------

         (ADOPTED MAY 22, 1985 AND AMENDED AND RESTATED JULY __, 1996)
         -------------------------------------------------------------


                                   ARTICLE 1
                                   ---------

                                    OFFICES
                                    -------

     Section 1.1 Registered Office. The registered office of CUNO Incorporated (the "CORPORATION") shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation may from time to time determine or the business of the Corporation may require.


                                   ARTICLE 2
                                   ---------

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

     Section 2.1 Place of Meeting. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated by the Board of Directors in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.2 Voting Lists. The officer who has charge of the ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list, with respect to each issue to be considered at such meeting, of the stockholders entitled to vote at the meeting on such issue, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 2.3 Time of Annual Meeting. Annual meetings of all stockholders shall be held on the second Tuesday in February, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which stockholders shall elect directors to hold office for the term provided in SECTION 3.2 of these By-laws and conduct such other business as shall be considered.

     Section 2.4 Annual Meeting Agenda Items. At the annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth below in the time herein provided. For business to be properly brought before an annual meeting by a stockholder, the stockholder must deliver written notice to, or mail such written notice so that it is received by, the secretary of the Corporation, at the principal executive offices of the Corporation, not less than 45 nor more than 60 days prior to the first anniversary of the date of the Corporation's consent solicitation or proxy statement released to stockholders in connection with the previous year's election of directors or meeting of stockholders, except that if no annual meeting of stockholders or election by consent was held in the previous year, a proposal must be received by the Corporation within 10 days after the Corporation has "publicly disclosed" the date of the meeting in the manner provided below. The stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (C) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (D) any material interest of the stockholder in such business. At the annual meeting, the presiding officer shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this SECTION 2.4, and if he or she should so determine, he or she shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Whether or not the foregoing procedures are followed, no matter which is not a proper matter for stockholder consideration shall be brought before the meeting. For purposes of these By-laws, "publicly disclosed" or "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

     Section 2.5 Notice of Annual Meetings. Except as otherwise required by law, written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

     Section 2.6 Director Nominations. Only persons who are nominated in accordance with the following procedure shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this SECTION 2.6. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received by, the secretary of the Corporation at the principal executive offices of the Corporation not less than 60 nor more than 90 days prior to the meeting; provided, however, that if the Corporation has not "publicly disclosed" (in the manner provided in the last sentence of SECTION 2.4) the date of the meeting at least 70 days prior to the meeting date, notice may be timely made by a stockholder under this Section if received by the secretary of the Corporation not later than the close of business on the tenth day following the day on which the Corporation "publicly disclosed" the meeting date. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving notice (A) the name and address, as they appear on the Corporation's books, of such stockholder, and (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedure set forth herein. The presiding officer shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-laws, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 2.7 Special Meetings of the Stockholders. Special meetings of all of the stockholders of the Corporation may only be called by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors. The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice for the meeting transmitted to stockholders.

     Section 2.8 Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given by the secretary of the Corporation not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

     Section 2.9 Quorum and Adjournments. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or the Corporation's Certificate of Incorporation. If, however, such quorum shall not be present or represented at any such meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed by the directors for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 2.10 Fixing of Record Date. For purposes of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which shall be (i) not more than 60 nor less than 10 days before the date of a meeting, and (ii) not more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for any adjourned meeting.

     Section 2.11 Vote Required. When a quorum is present at any meeting of all stockholders, the affirmative vote of holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation requires a different vote, in which case such express provision shall govern and control the decision of such question.

     Section 2.12 Voting Rights. Unless otherwise provided in the Certificate of Incorporation, each stockholder having voting power shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that, such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. All voting, including the election of directors but except where otherwise required by law, may be by a voice vote; provided, however, that upon demand by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

     Section 2.13 Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the presiding officer of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The presiding officer of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

     Section 2.14 The chairman of the Board of Directors shall preside at all meetings of the stockholders. In the absence or inability to act of the chairman, the chief executive officer, the president, the chief financial officer or an executive vice president (in that order) shall preside, and in their absence or inability to act another person designated by one of them shall preside. The secretary of the Corporation shall act as secretary of each meeting of the stockholders. In the event of his or her absence or inability to act, the chairman of the meeting shall appoint a person who need not be a stockholder to act as secretary of the meeting.

     Section 2.15 Meetings of the stockholders shall be conducted in a fair manner but need not be governed by any prescribed rules of order. The presiding officer of the meeting shall establish an agenda for the meeting. The presiding officer's rulings on procedural matters shall be final. The presiding officer is authorized to impose reasonable time limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner.


                                   ARTICLE 3
                                   ---------

                                   DIRECTORS
                                   ---------

     Section 3.1 General Powers. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not required by statute, by the Certificate of Incorporation, or by these By-laws to be done by the stockholders. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

     Section 3.2 Election. Directors shall be elected as specified in the Certificate of Incorporation, and each director elected shall hold office during the term for which he or she is elected and until his or her successor is elected and qualified.

     Section 3.3 Removal. Directors may only be removed for cause by the holders of at least 80 percent of the voting power of the shares entitled to vote generally in the election of directors.

     Section 3.4 Vacancies. Any vacancies occurring in the Board of Directors and newly created directorships shall be filled in the manner provided in the Certificate of Incorporation of the Corporation.


     Section 3.5 Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the annual meeting of the stockholders at the same place as such annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 3.6 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

     Section 3.7 Special Meetings. Special meetings of the Board of Directors may be called by the chairman, the chief executive officer, the president or the chief financial officer on at least one days' notice to each director, either personally, or by courier, telephone, facsimile, mail or telegram. Special meetings shall be called by the chairman, the chief executive officer, the president or the chief financial officer in like manner and on like notice at the written request of one-half or more of the directors comprising the Board of Directors stating the purpose or purposes for which such meeting is requested. Notice of any meeting of the Board of Directors for which a notice is required may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. Attendance of a director at any such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors for which a notice is required need be specified in the notice, or waiver of notice, of such meeting. The chairman shall preside at all meetings of the Board of Directors. In the absence or inability to act of the chairman, the chief executive officer, the president, the chief financial officer or an executive vice president (in that order) shall preside, and in their absence or inability to act another director designated by one of them shall preside.

     Section 3.8 Quorum; No Action on Certain Matters. At all meetings of the Board of Directors, a majority of the then duly elected directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.9 Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the chairman, the chief executive officer, the president, the chief financial officer or the secretary of the Corporation. Such resignation shall take effect at the time specified therein and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.10 Informal Action. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 3.11 Participation by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by such Board of Directors, may participate in a meeting of such Board of Directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

     Section 3.12 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 3.13 Compensation. In the discretion of the Board of Directors, the directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                 ARTICLE 4
                                 ---------

                            COMMITTEES OF DIRECTORS
                            -----------------------

     Section 4.1 Appointment and Powers. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in subsection (a) of Section 151 of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), and if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide, such other items or tasks as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 4.2 Committee Minutes. Each committee shall keep regular minutes of its meetings and shall file such minutes and all written consents executed by its members with the Secretary of the Corporation. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.


                                   ARTICLE 5
                                   ---------

                                    NOTICES
                                    -------

     Section 5.1 Manner of Notice. Whenever, under applicable law or the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, unless otherwise provided in the Certificate of Incorporation or these By-laws, such notice may be given in writing, by courier or mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with freight or postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall have been deposited with such courier or in the United States mail. Notice to directors may also be given by telegram, mailgram, telex or telecopier.

     Section 5.2 Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE 6
                                   ---------

                                    OFFICERS
                                    --------

     Section 6.1 Number and Qualifications. The officers of the Corporation shall be chosen by the Board of Directors and shall be a chairman of the board, a chief executive officer, a president, a chief financial officer, one or more vice-presidents and a secretary. The Board of Directors may also choose additional co-chairman, additional vice-presidents, a treasurer, one or more assistant secretaries and assistant treasurers and such additional officers as the Board of Directors may deem necessary or appropriate from time to time. Membership on the Board of Directors shall not be a prerequisite to the holding of any other office. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide.

     Section 6.2 Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a chairman of the board, a chief executive officer, a president, a chief financial officer, one or more vice-presidents (one of whom may be chosen as executive vice-president), and a secretary, and may choose a treasurer, one or more assistant secretaries and assistant treasurers and such other officers as the Board of Directors shall deem desirable.

     Section 6.3 Other Officers and Agents. The Board of Directors may choose such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 6.4 Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     Section 6.5 Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

     Section 6.6 The Chairman of the Board. The chairman of the board shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. The chairman of the board shall perform such duties as may be assigned to him by the Board of Directors.

     Section 6.7 The Chief Executive Officer. The chief executive officer shall be the principal executive officer of the Corporation and shall, in general, supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board of Directors. In the absence of the chairman of the board, he or she shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. He or she may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these By-laws to some other officer or agent of the Corporation. He or she shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his or her decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to its Board of Directors.

     Section 6.8 The President. Unless another party has been designated as chief operating officer, the president shall be the chief operating officer of the Corporation responsible for the day-to-day active management of the business of the Corporation, under the general supervision of the chief executive officer. In the absence of the chief executive officer, the president shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. He or she shall have concurrent power with the chief executive officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors, or by these By-laws to some other officer or agent of the Corporation. In general, he or she shall perform all duties incident to the office of president and such other duties as the chief executive officer or the Board of Directors may from time to time prescribe.

     Section 6.9 The Chief Operating Officer. The Board of Directors shall designate whether the president or some other party shall be the chief operating officer of the Corporation. If the president has not been designated as chief operating officer, the chief operating officer shall have such duties and responsibilities, under the general supervision of the president, as the president or Board of Directors may from time to time prescribe.

     Section 6.10 The Chief Financial Officer. The chief financial officer shall be the principal accounting and financial officer of the Corporation. He or she shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (b) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of the chief financial officer and such other duties as from time to time may be assigned to him by the president or by the Board of Directors. If required by the Board of Directors, the chief financial officer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors may determine.

     Section 6.11 The Vice-Presidents. In the absence of the president or in the event of his or her inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the executive vice-president and then the other vice-president or vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the chief executive officer or the Board of Directors may from time to time prescribe.

     Section 6.12 The Secretary. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, or cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

     Section 6.13 The Treasurer. In the absence of the chief financial officer or in the event of his or her inability or refusal to act, the treasurer shall perform the duties of the chief financial officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief financial officer. The treasurer shall perform such other duties and have such other powers as the chief executive officer or the Board of Directors may from time to time prescribe.

     Section 6.14 The Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the chief executive officer or the Board of Directors may from time to time prescribe.

     Section 6.15 The Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the chief executive officer or the Board of Directors may from time to time prescribe.

                                   ARTICLE 7
                                   ---------

               CERTIFICATES OF STOCK, TRANSFERS, AND RECORD DATES
               --------------------------------------------------

     Section 7.1 Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, a vice-president, the treasurer, an assistant treasurer, the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designation, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Subject to the foregoing, certificates for stock of the Corporation shall be in form as the Board of Directors may from time to time prescribe.

     Section 7.2 Facsimile Signatures. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     Section 7.3 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnifying against any claim that may be made against the Corporation or its transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 7.4 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 7.5 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                   ARTICLE 8
                                   ---------

                               GENERAL PROVISIONS
                               ------------------

     Section 8.1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock or rights to acquire the same, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 8.2 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 8.3 Fiscal Year. The fiscal year of the Corporation shall end on the last day of October of each year unless otherwise fixed by resolution of the Board of Directors.

     Section 8.4 Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 8.5 Stock in Other Corporations. Shares of any other corporation which may from time to time be held by this Corporation may be represented and voted at any meeting of shareholders of such corporation by the chairman of the board, the chief executive officer, the president, the chief financial officer or a vice president, or by any proxy appointed in writing by the chairman of the board, the chief executive officer, the president, the chief financial officer or a vice-president of the Corporation, or by any other person or persons thereunto authorized by the Board of Directors. Shares represented by certificates standing in the name of the Corporation may be endorsed for sale or transfer in the name of the Corporation by the chairman of the board, the chief executive officer, the president, the chief financial officer or any vice-president or by any other officer or officers thereunto authorized by the Board of Directors. Shares belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the individual name of the chief financial officer or of any other nominee designated for the purpose of the Board of Directors.


                                   ARTICLE 9
                                   ---------

                                   AMENDMENTS
                                   ----------

     These By-laws may be altered, amended or repealed or new By-laws may be adopted only in the manner provided in the Corporation's Certificate of Incorporation.


                                   ARTICLE 10
                                   ----------

                             CONFLICT OF INTERESTS
                             ---------------------

     Section 10.1 No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

              (i) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

              (ii) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

              (iii) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

     Section 10.2 Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                   __________________________________________



                               CUNO INCORPORATED

                                      AND

                    CHASEMELLON SHAREHOLDER SERVICES L.L.C.
                                AS RIGHTS AGENT

                                RIGHTS AGREEMENT

                       DATED AS OF ________________, 1996



                   __________________________________________

                               TABLE OF CONTENTS

                                                                                                    PAGE
Section 1.    Certain Definitions..................................................................    1
Section 2.    Appointment of Rights Agent..........................................................    5
Section 3.    Issuance of Right Certificates.......................................................    6
Section 4.    Form of Right Certificate............................................................    7
Section 5.    Countersignature and Registration....................................................    8
Section 6.    Transfer, Split-Up, Combination and Exchange of Right Certificates; Mutilated,
              Destroyed, Lost or Stolen Right Certificate..........................................    9
Section 7.    Exercise of Rights; Purchase Price; Expiration Date of Rights........................   10
Section 8.    Cancellation and Destruction of Right Certificates...................................   12
Section 9.    Reservation and Availability of Preferred Shares.....................................   12
Section 10.   Preferred Shares Record Date.........................................................   14
Section 11.   Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights..........   14
Section 12.   Certificate of Adjusted Purchase Price or Number of Shares...........................   21
Section 13.   Consolidation, Merger or Sale or Transfer of Assets or Earning Power.................   22
Section 14.   Fractional Rights and Fractional Shares..............................................   24
Section 15.   Rights of Action.....................................................................   26
Section 16.   Agreement of Right Holders...........................................................   26
Section 17.   Right Certificate Holder Not Deemed a Stockholder....................................   27
Section 18.   Concerning the Rights Agent..........................................................   28
Section 19.   Merger or Consolidation or Change of Name of Rights Agent............................   28
Section 20.   Duties of Rights Agent...............................................................   29
Section 21.   Change of Rights Agent...............................................................   31
Section 22.   Issuance of New Right Certificates...................................................   32
Section 23.   Redemption and Termination...........................................................   33
Section 24.   Exchange.............................................................................   34
Section 25.   Notice of Certain Events.............................................................   36
Section 26.   Notices..............................................................................   36
Section 27.   Supplements and Amendments...........................................................   37
Section 28.   Determination and Actions by the Board of Directors, etc.............................   38
Section 29.   Successors...........................................................................   39
Section 30.   Benefits of this Agreement...........................................................   39
Section 31.   Severability.........................................................................   39
Section 32.   Governing Law........................................................................   39
Section 33.   Counterparts.........................................................................   39
Section 34.   Descriptive Headings.................................................................   39
DEFINED TERM CROSS REFERENCE SHEET
Acquiring Person..........................................................................  Section 1(a)
Act.......................................................................................  Section 1(b)
Adjustment Shares....................................................................  Section 11(a)(ii)
Adjusted Number of Shares...........................................................  Section 11(a)(ill)
Adjusted Purchase Price.............................................................  Section 11(a)(iii)


Affiliate............................................................................................................Section 1(c)
Agreement.................................................................................................................Preface
Appointment of Rights Agent.............................................................................................Section 2
Associate............................................................................................................Section 1(c)
Beneficial Owner.....................................................................................................Section 1(d)
Beneficially Own.....................................................................................................Section 1(d)
Business Day.........................................................................................................Section 1(e)
Capital Stock Equivalent.......................................................................................Section 11(a)(iii)
Close of Business....................................................................................................Section 1(f)
Common Shares........................................................................................................Section 1(g)
Corporation...............................................................................................................Preface
Current Per Market Price.............................................................................................Section 11(d)
Current Per Share Market Price....................................................................................Section 11(d)(1)
Distribution Date.....................................................................................................Section 3(a)
Equivalent Preferred Shares.........................................................................................Section 11 (b)
Exchange Act..........................................................................................................Section 1(c)
Exchange Ratio.......................................................................................................Section 24(a)
Final Expiration Date.................................................................................................Section 7(a)
Interested Stockholder.................................................................................................Section 10)
Permitted Offer.......................................................................................................Section 1(k)
Person................................................................................................................Section 1(l)
Preferred Shares......................................................................................................Section 1(m)
Principal Party......................................................................................................Section 13(b)
Proration Factor................................................................................................Section 11(a)(iii)
Purchase Price........................................................................................................Section 4(a)
Record Date................................................................................................................Preface
Redemption Date.......................................................................................................Section 7(a)
Redemption Price........................................................................................................Section 23
Right......................................................................................................................Preface
Right Certificate.....................................................................................................Section 3(a)
Rights Agent...............................................................................................................Preface
Rights Agreement.........................................................................................................Section 3
Section 11(a)(ii) Event...............................................................................................Section 1(o)
Section 13 Event......................................................................................................Section 1(p)
Security..........................................................................................................Section 11(d)(i)
Shares Acquisition Date...............................................................................................Section 1(q)
Subsidiary............................................................................................................Section 1(r)
Summary of Rights.....................................................................................................Section 3(b)
Then Outstanding.................................................................................................Section 1(d)(iii)
Trading Day.......................................................................................................Section 11(d)(1)
Transaction...........................................................................................................Section 1(s)
Transaction Person....................................................................................................Section 1(t)
Triggering Event......................................................................................................Section 1(u)
Voting Securities....................................................................................................Section 13(a)

                               RIGHTS AGREEMENT

     RIGHTS AGREEMENT, dated as of ________________, 1996 (the "Agreement"), between CUNO Incorporated, a Delaware corporation (the "Corporation"), and ChaseMellon Shareholder Services L.L.C. (the "Rights Agent").

     The Board of Directors of the Corporation has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Corporation outstanding at the close of business on ____________________, 1996 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to Common Shares that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date in accordance with the provisions of Section 22 of this Agreement.

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1.  Certain Definitions.

     For purposes of this Agreement, the following terms have the meanings indicated:

     (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the then outstanding Common Shares (other than as a result of a Permitted Offer (as hereinafter defined)) or was such a Beneficial Owner at any time after the date hereof, whether or not such person continues to be the Beneficial Owner of 15% or more of the then outstanding Common Shares. Notwithstanding the foregoing, (A) the term "Acquiring Person" shall not include
(i) the Corporation, (ii) any Subsidiary of the Corporation, (iii) any employee benefit plan of the Corporation or of any Subsidiary of the Corporation, (iv) any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan, or (v) any Person, who or which together with all Affiliates and Associates of such Person becomes the Beneficial Owner of 15% or more of the then outstanding Common Shares as a result of the acquisition of Common Shares directly from the Corporation, and
(B) no Person shall be deemed to be an "Acquiring Person" either (X) as a result of the acquisition of Common Shares by the Corporation which, by reducing the number of Common Shares outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person; except that if (i) a Person would become an Acquiring Person (but for the operation of this subclause (X) as a result of the acquisition of Common Shares by the Corporation, and (ii) after such share acquisition by the Corporation, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional Common Shares, then such Person shall be deemed an Acquiring

Person, or (Y) if the Board of Directors of the Corporation determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

     (b) "ACT" shall mean the Securities Act of 1933, as amended and as in effect on the date of this Agreement.

     (c) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the "EXCHANGE ACT") provided that the limited partners of a limited partnership shall not be deemed to be Associates of such limited partnership solely by virtue of their limited partnership interest.

     (d) A Person shall be deemed the "BENEFICIAL OWNER" of and shall be deemed to "BENEFICIALLY OWN" any securities:

         (i) of which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has "beneficial ownership" as determined in accordance with Rule 13d-3 of the General Rules and Regulations under the Exchange Act;

         (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote or dispose of pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report); or

         (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) relating to the acquisition, holding, voting (except to the extent contemplated by the proviso to Section l(d)(ii)(B)) or disposing of any securities of the Corporation.

     (e) "Business Day" shall mean any day other than a Saturday, Sunday or U.S. federal holiday.

     (f) "Close of Business" on any given date shall mean 5:00 P.M., Meriden, Connecticut time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Meriden, Connecticut time, on the next succeeding Business Day.

     (g) "Common Shares" when used with reference to the Corporation shall mean the shares of Common Stock, par value $0.001 per share, of the Corporation or, in the event of a subdivision, combination or consolidation with respect to such shares of Common Stock, the shares of Common Stock resulting from such subdivision, combination or consolidation. "Common Shares" when used with reference to any Person other than the Corporation shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

     (h) "Distribution Date" shall have the meaning set forth in Section 3 hereof.

     (i) "Final Expiration Date" shall have the meaning set forth in Section 7 hereof.

     (j) "Interested Stockholder" shall mean any Acquiring Person or any Affiliate or Associate of an Acquiring Person or any other Person in which any such Acquiring Person, Affiliate or Associate has an interest, or any other Person acting directly or indirectly on behalf of or in concert with any such Acquiring Person, Affiliate or Associate.

     (k) "Permitted Offer" shall mean a tender or exchange offer which is for all outstanding Common Shares at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board of Directors who are not officers of the Corporation and who are not Acquiring Persons or Affiliates, Associates, nominees or representatives of an Acquiring Person or a Transaction Person, to be adequate (taking into account all factors that such Directors deem relevant including, without limitation, prices that could reasonably be achieved if the Corporation or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Corporation and its stockholders (other than the Person or any Affiliate or Associate thereof on whose basis the offer is being made) taking into account all factors that such directors may deem relevant.

     (l) "Person" shall mean any individual, firm, partnership, corporation, trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

     (m) "Preferred Shares" shall mean shares of Series A Junior Participating Preferred Stock, with a par value of $0.001 per share of the Corporation having the relative rights, preferences and limitations set forth in the Form of Certificate of Designations attached to this Agreement as Exhibit A.

     (n) "Redemption Date" shall have the meaning set forth in Section 7 hereof.

     (o) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii) hereof.

     (p) "Section 13 Event" shall mean any event described in clause (x), (y) or
(z) of Section 13(a) hereof.

     (q) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to the Exchange Act) by the Corporation or an Acquiring Person that an Acquiring Person has become such; provided, that, if such Person is determined not to have become an Acquiring Person pursuant to Section l(a)(Y) hereof, then no Shares Acquisition Date shall be deemed to have occurred.

     (r) "Subsidiary" of any Person shall mean any corporation or other Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     (s) "Transaction" shall mean any merger, consolidation or sale of assets described in Section 13(a) hereof or any acquisition of shares of Common Stock of the Company which would result in a Person becoming a Transaction Person.

     (t) "Transaction Person" with respect to a Transaction shall mean (x) any Person who (i) is or will become an Acquiring Person or a Principal Party (as such term is defined in Section 13(b) hereof) if the Transaction were to be consummated and (ii) directly or indirectly proposed or nominated a director of the Company which director is in office at the time of consideration of the Transaction, or (y) an Affiliate or Associate of such a Person.

     (u) "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 13 Event.

     Section 2.  Appointment of Rights Agent.

     The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

     Section 3.  Issuance of Right Certificates

     (a) Until the earlier of (i) the Shares Acquisition Date, (ii) the close of business on the tenth day (or such later date as may be determined by action of the Corporation's Board of Directors) after the date of the commencement by any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan) to commence (which intention to commence remains in effect for five Business Days after such announcement), a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person or (iii) twenty days prior to the date on which a Transaction is reasonably expected to become effective or be consummated (including, in the case of (i), (ii) and (iii), any such date which is after the date of this Agreement and prior to the issuance of the Rights), the earliest of such dates being herein referred to as the "Distribution Date," (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Corporation); provided, however, that if a tender offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender offer. As soon as practicable after the Distribution Date, the Corporation will prepare and execute, the Rights Agent will countersign, and the Corporation will send or cause to be sent by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Corporation, a Right Certificate, substantially in the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Common Share so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

     (b) As promptly as practicable following the Record Date, the Corporation will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Corporation. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration
Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with such Common Shares.

     (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, shall be deemed also to be certificates for Rights, and shall bear the following legend:

     This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between CUNO Incorporated and ChaseMellon Shareholder Services L.L.C., dated as of __________, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of CUNO Incorporated. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. CUNO Incorporated will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.
In the event that the Corporation purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Corporation shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

          Section 4.  Form of Right Certificate.

          (a) The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

          (b) Any Right Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights which are null and void pursuant to Section 7(e) of this Agreement and any Right Certificate issued pursuant to Section 6 or
Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

               The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby are null and void.

               Provisions of Section 7(e) of this Rights Agreement shall be operative whether or not the foregoing legend is contained on any such Right Certificate.

          Section 5.  Countersignature and Registration.

          The Right Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Corporation's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Corporation who shall have signed any of the Right Certificates shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery by the Corporation, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Corporation with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Corporation; and any Right Certificate may be signed on behalf of the Corporation by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Corporation to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of such Right Certificate or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the certificate number and the date of each of the Right Certificates.

          Section 6. Transfer, Split-Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificate.

          Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredth of a Preferred Share (or, following a Triggering Event, other securities, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and
Section 14 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. the Corporation may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

          Upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Corporation's request, reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Corporation will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          Section 7. Exercise Of Rights; Purchase Price; Expiration Date of Rights.

          (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of one one-hundredth of a Preferred Share (or other securities, as the case may be) as to which such surrendered Rights are exercised, at or prior to
the earliest of (i) the close of business on               , 2006 (the "Final
Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date") or (iii) the time at which the Rights are exchanged pursuant to Section 24 hereof.

          (b) The Purchase Price for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right shall initially be $60, shall be subject to adjustment from time to time as provided in the next sentence and in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below. Anything in this Agreement to the contrary notwithstanding, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Corporation shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case, each Common Share outstanding following such subdivision, combination or consolidation shall continue to have a Right associated therewith and the Purchase Price following any such event shall be proportionately adjusted to equal the result obtained by multiplying the Purchase Price immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event. The adjustment provided for in the preceding sentence shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

          (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the Preferred Shares (or other securities, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 6 hereof by certified check, cashier's check or money order payable to the order of the Corporation, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Corporation hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Corporation, in its sole discretion, shall have elected to deposit the Preferred Shares issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Corporation will direct the depositary agent to comply with such requests, (ii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Corporation is obligated to issue other securities (including Common Shares) of the Corporation pursuant to Section 11 (a) hereof, the Corporation will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when appropriate.

          In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11 (a)(ii), the Rights Agent shall return such Right Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the rights represented by such Right Certificate no longer include the rights provided by Section 11(a)(ii) of the Rights Agreement and if less than all the Rights represented by such Right Certificate were so exercised, the Rights Agent shall indicate on the Right Certificate the number of Rights represented thereby which continue to include the rights provided by Section 11(a)(ii).

          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof, or the Rights Agent shall place an appropriate notation on the Right Certificate with respect to those Rights exercised.

          (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring

Person or to any Person with whom the Acquiring Person has a continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Corporation has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Corporation shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

          (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial owner) or Affiliates or Associates thereof as the Corporation shall reasonably request.

          Section 8.  Cancellation and Destruction of Right Certificates.

          All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

          Section 9.  Reservation and Availability of Preferred Shares

          The Corporation covenants and agrees that at all times prior to the occurrence of a Section 11(a)(ii) Event it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares, or any authorized and issued Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights and, after the occurrence of a Section 11(a)(ii) Event, shall, to the extent reasonably practicable, so reserve and keep available a sufficient number of Common Shares (and/or other securities) which may be required to permit the exercise in full of the Rights pursuant to this Agreement.

          So long as the Preferred Shares (and, after the occurrence of a Section 11(a)(ii) Event, Common Shares or any other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange, the Corporation shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          The Corporation covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (or Common Shares and/or other securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares or securities.

          The Corporation further covenants and agrees that it will pay when due and payable any and all U.S. federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights. The Corporation shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares (or Common Shares and/or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or to deliver any certificates or depositary receipts for Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of any Rights, until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Corporation's reasonable satisfaction that no such tax is due.

          The Corporation shall use its best efforts to (i) file, as soon as practicable following the Shares Acquisition Date, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the date of the expiration of the rights provided by Section 11(a)(ii). The Corporation will also take such action as may be appropriate under the blue sky laws of the various states.

          Section 10.  Preferred Shares Record Date.

          Each person in whose name any certificate for Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Corporation are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Corporation are open.

     Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.

     The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

              (a) (i) In the event the Corporation shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or
(D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), except as otherwise provided in this Section 11 (a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(11).

              (ii) In the event any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, then proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall, for a period of 60 days after the later of the occurrence of any such event or the effective date of an appropriate registration statement under the Act pursuant to Section 9 hereof, have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement, such number of Common Shares (or, in the discretion of the Board of Directors, one one-hundredth of a Preferred Share) as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and dividing that product by (y) 50% of the then current per share market price of the Corporation's Common Shares (determined pursuant to Section 11(d) hereof) on the date of such first occurrence (such number of shares being referred to as the "ADJUSTMENT SHARES"); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii);

              (iii) In the event that there shall not be sufficient treasury shares or authorized but unissued (and unreserved) Common Shares to permit the exercise in full of the Rights in accordance with the foregoing subparagraph
(ii) and the Rights become so exercisable (and the Board has determined to make the Rights exercisable into fractions of a Preferred Share), notwithstanding any other provision of this Agreement, to the extent necessary and permitted by applicable law, each Right shall thereafter represent the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, (x) a number of (or fractions of) Common Shares (up to the maximum number of Common Shares which may permissibly be issued) and (y) one one-hundredth of a Preferred Share or a number of, or fractions of other equity securities of the Corporation (or, in the discretion of the Board of Directors, debt) which the Board of Directors of the Corporation has determined to have the same aggregate current market value (determined pursuant to Section 11(d)(i) and (ii) hereof, to the extent applicable,) as one Common Share (such number of, or fractions of, Preferred Shares, debt, or other equity securities or debt of the Corporation) being referred to as a "CAPITAL STOCK EQUIVALENT"), equal in the aggregate to the number of Adjustment Shares; provided, however, if sufficient Common Shares and/or capital stock equivalents are unavailable, then the Corporation shall, to the extent permitted by applicable law, take all such action as may be necessary to authorize additional Common Shares or capital stock equivalents for issuance upon exercise of the Rights, including the calling of a meeting of stockholders; and provided, further, that if the Corporation is unable to cause sufficient Common Shares and/or capital stock equivalents to be available for issuance upon exercise in full of the Rights, then each Right shall thereafter represent the right to receive the Adjusted Number of Shares upon exercise at the Adjusted Purchase Price (as such terms are hereinafter defined). As used herein, the term "ADJUSTED NUMBER OF SHARES" shall be equal to that number of (or fractions of) Common Shares (and/or capital stock equivalents) equal to the product of (x) the number of Adjustment Shares and (y) a fraction, the numerator of which is the number of Common Shares (and/or capital stock equivalents) available for issuance upon exercise of the Rights and the denominator of which is the aggregate number of Adjustment Shares otherwise issuable upon exercise in full of all Rights (assuming there were a sufficient number of Common Shares available) (such fraction being referred to as the "PRORATION FACTOR"). The "ADJUSTED PURCHASE PRICE" shall mean the product of the Purchase Price and the Proration Factor. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Shares and capital stock equivalents upon exercise of the Rights among holders of Rights.

              (b) In case the Corporation shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("EQUIVALENT PREFERRED SHARES")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price, and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Preferred Shares owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Corporation shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price (as determined pursuant to Section 11(d) hereof) of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) (i) For the purpose of any computation hereunder, the "CURRENT PER SHARE MARKET PRICE" of any security (a "SECURITY" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Security, the fair value of the Security on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "TRADING DAY" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

               (ii) For the purpose of any computation hereunder, the "CURRENT PER SHARE MARKET PRICE" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "CURRENT PER SHARE MARKET PRICE" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "CURRENT PER SHARE MARKET PRICE" shall mean the fair value per share as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.

          (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-hundredth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this
Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment or (ii) the Final Expiration Date.

          (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Corporation other than Preferred Shares, thereafter the number of other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in
Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Corporation subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) The Corporation may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(h), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to
Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (i) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

          (j) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-hundredths of a Preferred Share, Common Shares or other securities issuable upon exercise of the Rights, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue such number of fully paid and non-assessable one one-hundredths of a Preferred Share, Common Shares or other securities at such adjusted Purchase Price.

          (k) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the Preferred Shares, Common Shares or other securities of the Corporation, if any, issuable upon such exercise over and above the Preferred Shares, Common Shares or other securities of the Corporation, if any, issuable upon exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (l) Anything in this Section 11 to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that (i) any consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Corporation to holders of its Preferred Shares shall not be taxable to such stockholders.

          (m) The Corporation covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Corporation in a transaction which does not violate
Section 11 (n) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Corporation in a transaction which does not violate Section 11(n) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 11(n) hereof), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any charter or by-law provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect or other actions taken, which would materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the "PRINCIPAL PARTY" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The Corporation shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Corporation and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(m).

          (n) The Corporation covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of such action is to, materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.
          (o) The exercise of Rights under Section 11(a)(ii) shall only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Rights Agreement, including the rights represented by Section 13.

          Section 12.  Certificate of Adjusted Purchase Price or Number of
Shares.

          Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Corporation shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares and the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with
Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

          Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

          (a) In the event that, on or following the Shares Acquisition Date or, if a Transaction is proposed, the Distribution Date, directly or indirectly, (x) the Corporation shall consolidate with, or merge with and into, any Interested Stockholder or, if in such merger or consolidation all holders of Common Shares are not treated alike, any other Person, (y) the Corporation shall consolidate with, or merge with, any Interested Stockholder or, if in such merger or consolidation all holders of Common Shares are not treated alike, any other Person, and the Corporation shall be the continuing or surviving corporation of such consolidation or merger (other than, in a case of any transaction described in (x) or (y), a merger or consolidation which would result in all of the securities generally entitled to vote in the election of directors ("VOTING SECURITIES") of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation), or (z) the Corporation shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any Interested Stockholder or Stockholders or, if in such transaction all holders of Common Shares are not treated alike, any other Person (other than the Corporation or any Subsidiary of the Corporation in one or more transactions each of which does not violate Sections 11(m) or 11(n) hereof), then, and in each such case (except as provided in Section 13(d) hereof), proper provision shall be made so that (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of freely tradable Common Shares of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii)) and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Corporation pursuant to this Agreement; (iii) the term "Corporation" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights.

          (b)  "Principal Party" shall mean

              (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Corporation are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation (including, if applicable, the Corporation if it is the surviving corporation); and

              (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any of the foregoing cases, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under
Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "PRINCIPAL PARTY" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "PRINCIPAL PARTY" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "SUBSIDIARY" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

          (c) The Corporation shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of its authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this

Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in paragraph (a) of this
Section 13, the Principal Party at its own expense shall:

              (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and
(B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date;

              (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

              (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

          The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The rights under this
Section 13 shall be in addition to the rights to exercise Rights and adjustments under Section 11 (a)(ii) and shall survive any exercise thereof.

          (d) Notwithstanding anything in this Agreement to the contrary,
Section 13 shall not be applicable to a transaction described in subparagraphs
(x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired Common Shares pursuant to a Permitted Offer (or a wholly owned Subsidiary of any such Person or Persons); (ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such Permitted Offer; and (iii) the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this
Section 13(d), all Rights hereunder shall expire.

          Section 14.  Fractional Rights and Fractional Shares.

          (a) The Corporation shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the

Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Corporation shall be used.

          (b) The Corporation shall not be required to issue fractions of Preferred Shares (other than fractions which are one one-hundredth or integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are one one-hundredth or integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Corporation, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not one one-hundredth or integral multiples of one one-hundredth of a Preferred Share, the Corporation shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to Section 11 (d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) Following the occurrence of one of the transactions or events specified in Section 11 giving rise to the right to receive Common Shares, capital stock equivalents (other than Preferred Shares) or other securities upon the exercise of a Right, the Corporation shall not be required to issue fractions of shares or units of such Common Shares, capital stock equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractions of such Common Shares, capital stock equivalents or other securities. In lieu of fractional shares or units of such Common Shares, capital stock equivalents or other securities, the Corporation may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share or unit of such Common Shares, capital stock equivalents or other securities. For purposes of this Section 14(c), the current market value shall be determined in the manner set forth in Section 11(d) hereof for the Trading Day immediately prior to the date of such exercise and, if such capital stock equivalent is not traded, each such capital stock equivalent shall have the value of one one-hundredth of a Preferred Share.

          (d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional share upon exercise of a Right (except as provided above).

          Section 15.  Rights of Action.

          All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

          Section 16.  Agreement of Right Holders.

          Every holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:
               (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

               (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate form fully executed;

               (c) subject to Section 6 and Section 7(f) hereof, the Corporation and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Shares certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent, subject to the last sentence of
Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

               (d) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Corporation must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

          Section 17.  Right Certificate Holder Not Deemed a Stockholder.

          No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any right certificate, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          Section 18. Concerning the Rights Agent.

          The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided for herein shall survive the expiration of the Rights and the termination of this Agreement.

          The Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Shares or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.


          SECTION 19. Merger or Consolidation or Change of Name of Rights Agent.

          Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or all or substantially all of the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such

Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor or in the name of the successor Rights Agent; an d in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          SECTION 20.  Duties of Rights Agent.

          The Rights Agent undertakes only those duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of an Acquiring Person and the determination of the current market price of any Security) be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature on such Right Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the

Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) hereof) or any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of the certificate described in Section 12 hereof); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares or Common Shares will, when issued, be validly authorized and issued, fully paid and non-assessable.

          (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered by it in good faith or lack of action in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Corporation may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Corporation actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instruction in response to such application specifying the action to be taken or omitted.

          (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (xi) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Corporation.

          Section 21.  Change of Rights Agent.

          The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Corporation and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Corporation may remove the Rights Agent or any successor Rights Agent upon sixty (60) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of sixty (60) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Corporation), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States in good standing which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 22.  Issuance of New Right Certificates.

          Notwithstanding any of the provisions of this Agreement or of the Rights to the Contrary, the corporation may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

          In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Corporation (a) shall with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Corporation, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Corporation, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) the Corporation shall not be obligated to issue any such Right Certificates if, and to the extent that, the Corporation shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Corporation or the Person to whom such Right Certificate would be issued, and (ii) no Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

          Section 23.    Redemption and Termination.

                     (a) (i) The Board of Directors of the Corporation may, at its option, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"), at any time prior to the earlier of (x) the occurrence of a Section 11 (a)(ii) Event, or (y) the Final Expiration Date.

                         (ii) In addition, the Board of Directors of the
Corporation may, at its option, at any time following the occurrence of a
Section 11(a)(ii) Event and the expiration of any period during which the holder of Rights may exercise the rights under Section 11(a)(ii) but prior to any
Section 13 Event redeem all but not less than all of the then outstanding Rights at the Redemption Price (x) in connection with any merger, consolidation or sale or other transfer (in one transaction or in a series of related transactions) of assets or earning power aggregating 50% or more of the earning power of the Corporation and its subsidiaries (taken as a whole) in which all holders of Common Shares are treated alike and not involving (other than as a holder of Common Shares being treated like all other such holders) an Interested Stockholder or a Transaction Person or (y)(aa) if and for so long as the Acquiring Person is not thereafter the Beneficial Owner of 15% of the Common Shares, and (bb) at the time of redemption no other Persons are Acquiring Persons.

                     (b) In the case of a redemption permitted under Section 23(a)(i), immediately upon the date for redemption set forth (or determined in the manner specified in) in a resolution of the Board of Directors of the Corporation ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. In the case of a redemption permitted only under Section 23(a)(ii), evidence of which shall have been filed with the Rights Agent, the right to exercise the Rights will terminate and represent only the right to receive the Redemption Price upon the later of ten Business Days following the giving of such notice or the expiration of any period during which the rights under
Section 11(a)(ii) may be exercised. The Corporation shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such date for redemption set forth in a resolution of the Board of Directors ordering the redemption of the Rights, the Corporation shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Corporation nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this
Section 23 and other than in connection with the purchase of Common Shares prior to the Distribution Date.
                     (c) The Corporation may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights in accordance with this Agreement and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent of the Common Shares, and upon such action, all outstanding Rights and Right Certificates shall be null and void without any further action by the Corporation.

          Section 24.  Exchange.

          (a) The Board of Directors of the Corporation may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares of the Corporation at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or any such Subsidiary, any entity holding Common Shares for or pursuant to the terms of any such plan or any trustee, administrator or fiduciary of such a plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.
          (B) Immediately upon the action of the Board of Directors of the Corporation ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such rights held by such holder multiplied by the Exchange Ratio. The Corporation shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

          (c) In any exchange pursuant to this Section 24, the Corporation, at its option, may substitute Preferred Shares (or equivalent preferred shares, as such term is defined in Section 11(b) hereof) for some or all of the Common Shares exchangeable for Rights, at the initial rate of one-hundredth of a Preferred Share (or equivalent preferred share) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one Common Share.

          (d) In the event that there shall not be sufficient Common Shares or Preferred Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Corporation shall take such action as may be necessary to authorize additional Common Shares or Preferred Shares for issuance upon exchange of the Rights.

          Section 25.  Notice of Certain Events.

          (a) In case the Corporation shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regularly quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Corporation in a transaction which does not violate Section 11(n) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer) in one or more transactions, of 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation and/or any of its Subsidiaries in one or more transactions each of which does not violate
Section 11(n) hereof, or (v) to effect the liquidation, dissolution or winding up of the Corporation, then, in each such case, the Corporation shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action to the extent feasible and file a certificate with the Rights Agent to that effect, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares, whichever shall be the earlier.

          (b) In case of a Section 11(a)(ii) Event, then (i) the Corporation shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph (a) to Preferred Shares shall be deemed thereafter to refer also to Common Shares and/or, if appropriate, other securities of the Corporation.

          Section 26.  Notices.

          Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Corporation shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                             CUNO INCORPORATED

                             400 Research Parkway

                             Meriden, Connecticut 06450

                             Attention: Corporate Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

                    ChaseMellon Shareholder Services L.L.C.
                    4 Station Square
                    3rd Floor
                    Pittsburgh, Pennsylvania 15219
                    Attention:  Administrative Department

Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Right Certificate or, if prior to the Distribution Date, to the holder of certificates representing Common Shares shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation.

          Section 27.  Supplements and Amendments.

          Prior to the Distribution Date, the Corporation and the Rights Agent shall, if the Corporation so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date, the Corporation and the Rights Agent shall, if the Corporation so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,
(iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Corporation may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Corporation which states that the proposed supplement or amendment is in compliance with the terms of this
Section 27, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights or obligations of the Rights Agent under Section 18 or Section 20 of this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

          Section 28.  Determination and Actions by the Board of Directors, etc.

          The Board of Directors of the Corporation shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Corporation, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (II) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend the Agreement and whether any proposed amendment adversely affects the interests of the holders of Right Certificates). For all purposes of this Agreement, any calculation of the number of Common Shares or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(I) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Right Certificates and all other parties, and
(y) not subject the Board to any liability to the holders of the Right Certificates.

          Section 29.  Successors.

          All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 30.    Benefits of this Agreement.

          Nothing in this Agreement shall be construed to give to any person or corporation other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

          Section 31.    Severability.

          If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 32.    Governing Law.

          This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          Section 33.    Counterparts.

          This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 34.    Descriptive Headings.

          Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the date and year first above written.



                                   CUNO INCORPORATED


Attest:


By____________________________     By____________________________
Name:                              Name:
Title:                             Title:

                                   CHASEMELLON SHAREHOLDER SERVICES L.L.C.


Attest:


By____________________________    By______________________________
Name:                             Name:
Title:                            Title:

                                                                       Exhibit A
                                    FORM OF

                          CERTIFICATE OF DESIGNATIONS

                                       OF

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                               CUNO INCORPORATED

                        (PURSUANT TO SECTION 151 OF THE
                       DELAWARE GENERAL CORPORATION LAW)

          CUNO INCORPORATED, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly called and held on July 2, 1996.

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of the Amended and Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Series A Junior Participating Preferred Stock, with a par value of $0.001 per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof (in addition to the provisions set forth in the Certificate of Incorporation which are applicable to the Preferred Stock of all classes and series) as follows:

          Series A Junior Participating Preferred Stock

          SECTION 1. DESIGNATION, PAR VALUE AND AMOUNT. The shares of such series shall be designated as "SERIES A JUNIOR PARTICIPATING PREFERRED STOCK" (hereinafter referred to as "SERIES A PREFERRED STOCK"), the shares of such series shall be with par value of $0.001 per share, and the number of shares constituting such series shall be _____________; provided, however, that, if more than a total of _______________ shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "RIGHTS") issued pursuant to the Rights Agreement, dated as of _______________, 1996 between the Corporation and ChaseMellon Shareholder Services L.L.C., as Rights Agent (as amended from time to time) (the "RIGHTS AGREEMENT"), the Board of Directors of the Corporation, pursuant to Section 151 of the General Corporation Law of the State of Delaware, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged and filed providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Amended and Restated Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of the Rights.

          Section 2. Dividends and Distributions.

               (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for the purpose, quarterly dividends payable in cash on the first business day of November, February, May and August in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $ 1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $0.001 per share, of the Corporation (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.

               (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

               (a) Except as provided in paragraph C of this Section 3 and subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.

               (b) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (c) (i) If, on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, a default in preference dividends (as defined in subparagraph (v) below) on the Series A Preferred Stock shall exist, the holders of the Series A Preferred Stock shall have the right, voting as a class as described subparagraph (ii) below, to elect two directors (in addition to the directors elected by holders of Common Stock of the Corporation). Such right may be exercised (a) at any meeting of stockholders for the election of directors or (b) at a meeting of the holders of shares of Voting Preferred Stock (as hereinafter defined), called for the purpose in accordance with the Amended and Restated By-laws of the Corporation, until all such cumulative dividends(referred to above) shall have been paid in full or until non-cumulative dividends have been paid regularly for at least one year.
                    (ii) The right of the holders of Series A Preferred Stock to elect two directors, as described above, shall be exercised as a class concurrently with the rights of holders of any other series of Preferred Stock upon which voting rights to elect such directors have been conferred and are then exercisable. The Series A Preferred Stock and any additional series of Preferred Stock which the Corporation may issue and which may provide for the right to vote with the foregoing series of Preferred Stock are collectively referred to herein as "Voting Preferred Stock."

                    (iii) Each director elected by the holders of shares of Voting Preferred Stock shall be referred to herein as a "Preferred Director." A Preferred Director so elected shall continue to serve as such director for a term of one year, except that upon any termination of the right of all of such holders to vote as a class for Preferred Directors, the term of office of such directors shall terminate. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class (a) at a meeting of the stockholders, or (b) at a meeting of the holders of shares of such Voting Preferred Stock, called for the purpose in accordance with the Amended and Restated By-laws of the Corporation, or (c) by written consent signed by the holders of a majority of the then outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, taken together as a single class.

                    (iv) So long as a default in any preference dividends on the Series A Preferred Stock shall exist or the holders of any other series of Voting Preferred Stock shall be entitled to elect Preferred Directors, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote or written consent of the holders of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class, at such time as the removal shall be effected. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever (x) no default in preference dividends on the Series A Preferred Stock shall exist and (y) the holders of other series of Voting Preferred Stock shall no longer be entitled to elect such Preferred Directors, then the number of directors constituting the Board of Directors of the Corporation shall be reduced by two.

              (v) For purposes hereof, a "DEFAULT IN PREFERENCE DIVIDENDS" on the Series A Preferred Stock shall be deemed to have occurred whenever the amount of cumulative and unpaid dividends on the Series A Preferred Stock shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all cumulative dividends on all shares of the Series A Preferred Stock then outstanding shall have been paid through the last Quarterly Dividend Payment Date or until, but only until, non-cumulative dividends have been paid regularly for at least one year.

          (d) Except as set forth herein (or as otherwise required by applicable law), holders of Series A Preferred Stock shall have no general or special voting rights and their consent shall not be required for taking any corporate action.

          SECTION 4.       Certain Restrictions.

          (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

              (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

              (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

              (iii) redeem or purchase or otherwise acquire for consideration (except as provided in (iv) below) shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

              (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Certificate of Incorporation, in any other Certificate of Designations creating a series of Preferred Stock or as otherwise required by law.

          Section 6. Liquidation, dissolution or winding Up.

          (a) Subject to the prior and superior rights of holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to rights upon liquidation, dissolution or winding up (voluntary or otherwise), no distribution shall be made to the holders of shares of stock ranking junior(either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Capital Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Capital Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series A Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Capital Adjustment then such remaining assets shall be distributed ratably to the holders of Common Stock.

          Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

          Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

          Section 9. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          Section 10. Amendment. The Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

          IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board and attested by its Secretary as of the ______ day of __________, 1996.



                                    ____________________________________
                                    Chairman of the Board, President and
                                    Chief Executive Officer

Attest:

________________________________
Secretary

                                                                       Exhibit B
                           Form of Right Certificate


Certificate No. R-                                     __________________ Rights

         NOT EXERCISABLE AFTER __________,2006 OR EARLIER IF REDEEMED
       BY THE CORPORATION.  THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01
           PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                               Right Certificate

                               CUNO Incorporated

          This certifies that ______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of ____________, 1996 (the "RIGHTS AGREEMENT"), between CUNO INCORPORATED, a Delaware corporation (the "CORPORATION"), and CHASEMELLON SHAREHOLDER SERVICES L.L.C. (the "RIGHTS AGENT"), to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Meriden, Connecticut time, on ________________, 2006, unless the Rights evidenced hereby shall have been previously redeemed by the Corporation, at the principal office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, without par value (the "PREFERRED SHARES"), of the Corporation, at a purchase price of $60 per one one-hundredth of Preferred Share (the "PURCHASE PRICE"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of ___________, 1996, based on the Preferred Shares as constituted at such date.

          Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after the Acquiring Person becomes such, or
(iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

          As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Corporation and the principal office or offices of the Rights Agent.

          This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares or other securities as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at a redemption price of $.01 per Right (subject to adjustment as provided in the Rights Agreement) payable in cash.

          No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are one one-hundredth or integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Corporation, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal. Dated as of _____________.

[SEAL]
ATTEST:                                     CUNO INCORPORATED


                                            By
- -----------------------------------           ---------------------------------

Countersigned:

ChaseMellon Shareholder Services L.L.C.
 as Rights Agent


By:
 Authorized Signatory

                   Form of Reverse Side of Right Certificate

                              FORM OF ASSIGNMENT

               (To be executed by the registered holder if such
              holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED _____________________ hereby sells, assigns and transfers unto ____________________________________________________________________
                 (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ Attorney, to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.

Dated: ________________, ____


                                    ________________________________
                                    Signature
Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

- --------------------------------------------------------------------------------

          The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Right Agreement) and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).


                                    ________________________________
                                    Signature

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------
                   (To be executed by the registered holder if such holder desires to exercise Rights represented by the Right Certificate.)

To the Rights Agent:

          The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Right Certificate to purchase the Preferred Shares, Common Shares or other securities issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares, Common Shares or other securities be issued in the name of:

Please insert social security or other identifying number: _____________________

______________________________________________
(Please print name and address)

- --------------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number: _____________________

____________________________________________
(Please print name and address)

- -------------------------------------------------------------------------Dated:

___________________, ________


                                       _________________________________________
                                       Signature

Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

- --------------------------------------------------------------------------------

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).


                                    _______________________________
                                    Signature

- --------------------------------------------------------------------------------

                                     NOTICE

          The signature on the foregoing Forms of Assignment and Election and certificates must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Corporation and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

[Since the Right Plan will be adopted pre-spin-off, Exhibit C is unnecessary. It is retained, however, as a useful summary of the terms of the Plan.]

                                                                       EXHIBIT C
                         SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES

          On ___________, 1996, the Board of Directors of CUNO Incorporated (the "Corporation") declared a dividend distribution of one preferred share purchase right (a "RIGHT") for each outstanding share of Common Stock, par value $0.001 per share (the "Common Shares"), of the Corporation. The dividend is payable to the stockholders of record on _________________, 1996 (the "Record Date"), and with respect to Common Shares issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, with respect to Common Shares issued after the Distribution Date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Corporation one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.001 per share (the "Preferred Shares"), of the Corporation at a price of $__________ per one one-hundredth of a Preferred Share (the "PURCHASE PRICE"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Corporation and __________________________________, as Rights Agent (the "Rights
Agent"), dated as of _______________, 1996.

          Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares upon the earliest to occur of (i) a person or group of affiliated or associated persons having acquired beneficial ownership of 15% or more of the outstanding Common Shares (except pursuant to a Permitted Offer, as hereinafter defined); or (ii) 10 days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person (as hereinafter defined) (the earliest of such dates being called the "Distribution Date"). A person or group whose acquisition of Common Shares causes a Distribution Date pursuant to clause (i) above is an "Acquiring Person." The date that a person or group becomes an Acquiring Person is the "Shares Acquisition Date."

          The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights) new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.
As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right

Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (and to each initial record holder of certain Common Shares issued after the Distribution Date), and such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date and will expire at the close of business on _____________, 2006, unless earlier redeemed by the Corporation as described below.

          In the event that any person becomes an Acquiring Person (except pursuant to a tender or exchange offer which is for all outstanding Common Shares at a price and on terms which a majority of certain members of the Board of Directors determines to be adequate and in the best interests of the Corporation, its stockholders and other relevant constituencies, other than such Acquiring Person, its affiliates and associates (a "Permitted Offer")), each holder of a Right will thereafter have the right (the "Flip-In Right") to receive upon exercise the number of Common Shares or one one-hundredths of a share of Preferred Shares (or, in certain circumstances, other securities of the Corporation) having a value (immediately prior to such triggering event) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of the event described above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void.

          In the event that, at any time following the Shares Acquisition Date,
(i) the Corporation is acquired in a merger or other business combination transaction in which the holders of all of the outstanding Common Shares immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of the Corporation's assets or earning power is sold or transferred, in either case with or to an Acquiring Person or any affiliate or associate or any other person in which such Acquiring Person, affiliate or associate has an interest or any person acting on behalf of or in concert with such Acquiring Person, affiliate or associate, or, if in such transaction all holders of Common Shares are not treated alike, any other person, then each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the Right. The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises or surrenders the Flip-In Right.

          The Purchase Price payable, and the number of Preferred Shares, Common Shares or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

          The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

          Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but, if greater, will be entitled to an aggregate dividend per share of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share; thereafter, and after the holders of the Common Shares receive a liquidation payment of $1.00 per share, the holders of the Preferred Shares and the holders of the Common Shares will share the remaining assets in the ratio of 100 to 1 (as adjusted) for each Preferred Share and Common Share so held, respectively. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions. In the event that the amount of accrued and unpaid dividends on the Preferred Shares is equivalent to six full quarterly dividends or more, the holders of the Preferred Shares shall have the right, voting as a class, to elect two directors in addition to the directors elected by the holders of the Common Shares until all cumulative dividends on the Preferred Shares have been paid through the last quarterly dividend payment date or until non-cumulative dividends have been paid regularly for at least one year.

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are one one-hundredth or integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Corporation, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

          At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the Common Shares, the Board of Directors of the Company may exchange the Rights (other than the Rights owned by the Acquiring Person or its Associates and Affiliates, which shall have become void) at an exchange ratio of one Common Shares per Right (subject to Adjustment).

          At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, and under certain other circumstances, the Corporation may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") which redemption shall be effective upon the action of the Board of Directors. Additionally, following the Shares Acquisition Date, the Corporation may redeem the then outstanding Rights in whole, but not in part, at the Redemption Price, provided that such redemption is in connection with a merger or other business combination transaction or series of transactions involving the Corporation in which all holders of

Common Shares are treated alike but not involving an Acquiring Person or its affiliates or associates.

          All of the provisions of the Rights Agreement may be amended by the Board of Directors of the Corporation prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders of the Corporation, stockholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 10 dated __________, 1996. A copy of the Rights Agreement is available free of charge from the Corporation. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

                                                                  (312) 902-5277
                      [KATTEN MUCHIN & ZAVIS LETTERHEAD]

                                 July 29, 1996


Commercial Intertech Corp.
1775 Logan Avenue
Youngstown, Ohio 44501

Gentlemen:

     We have acted as special counsel to Commercial Intertech Corp., an Ohio corporation ("Commercial Intertech"), in connection with the distribution (the "Spin-off") by Commercial Intertech to its stockholders (the "Stockholders") of all the outstanding stock of CUNO Incorporated, a Delaware corporation ("CUNO"), pursuant to, and in accordance with, the Distribution and Interim Services Agreement by and between Commercial Intertech and CUNO, substantially in the form of the draft thereof dated July 26, 1996 (the "Agreement").

     You have requested our opinion as to whether the Spin-off should qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as presently in force (the "Code"), and as to certain attendant consequences (specified below) as a result of such qualification. We have not been requested to render, and are not rendering, any opinion regarding (i) the tax consequences of the Spin-off under any other federal tax laws, under the tax laws of the several states of the United States or the political subdivisions thereof, or under the tax laws of any foreign country or (ii) any tax consequences of any transaction other than the Spin-off. In particular, this opinion does not address the tax consequences of any of the

Commercial Intertech Corp.
July 29, 1996
Page 2


transactions undertaken or to be undertaken in contemplation of the Spin-off, including any intercompany sales, contributions, dividends or transfers of assets.

     All capitalized terms used, but not defined herein, have the same meaning assigned to them in the Agreement.

     In reaching our opinion, we have reviewed and are relying upon (without independent investigation) the completeness and accuracy at all times, of the facts, representations and warranties contained in the following documents (including all amendments, schedules and exhibits thereto): (i) the Agreement,
(ii) the Information Statement on Form 10 of CUNO, dated July 29, 1996, (iii) the Commercial Intertech and CUNO Officers' Certificate, dated July 29, 1996 (the "Officers' Certificate"), (iv) the Schedule 14D-9, dated July 12, 1996, of Commercial Intertech, (v) the Rule 13d-1 Transaction Statement, dated July 12, 1996, of Commercial Intertech, (vi) the letter to Commercial Intertech from Goldman Sachs & Co., dated July 29, 1996, (vii) the letter to Commercial Intertech from William M. Mercer Incorporated, dated July 29, 1996 and (viii) the pro forma separate company Form 1120s of Commercial Intertech and CUNO with respect to the taxable years ended October 31, 1991, 1992, 1993, 1994 and 1995 prepared in connection with the filing of the consolidated federal income tax return for Commercial Intertech for such years. In addition, we have relied upon information contained in both oral or written communications obtained in our consultations with officers, employees and representatives of Commercial Intertech and CUNO.

Commercial Intertech Corp.
July 29, 1996
Page 3


Opinion
- -------

     In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without independent investigation) that:

          (i) Original documents (including signatures) are authentic; documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Spin-off) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

         (ii) Any representation or statement referred to above made "to the best knowledge of" or otherwise similarly qualified is correct without such qualification;

        (iii) The Spin-off is being consummated, in whole or in substantial part, for the corporate business purposes set forth in the Officers' Certificate, including:

                (a) to provide an equity interest in CUNO to its current and future key employees by establishing an employee stock compensation program that will directly relate to the performance of such employees;

                (b) to allow CUNO to facilitate subsequent acquisitions of other corporations in the filtration industry using CUNO stock as consideration;

                (c) to enhance the abilities of the management of Commercial Intertech and CUNO to focus more closely on the objectives of their respective businesses; and

                (d) to allow investors to better evaluate the merits of both Commercial Intertech and CUNO so that each will achieve separate market recognition commensurate with each company's performance;

         (iv) Neither Commercial Intertech nor CUNO (nor any member of the Commercial Intertech affiliated group) will recognize gain under

Commercial Intertech Corp.
July 29, 1996
Page 4


                regulations promulgated under Code (S) 1502 as a result of the Spin-off; and

          (v)   The Spin-off will be consummated pursuant to the Agreement.

         (vi) There will be no significant or material changes to any of the documents upon which we have relied in rendering this opinion.

     Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications (especially as discussed below in the section "Potential Change of Control") set forth herein, we are of the opinion, for federal income tax purposes, that the Spin-off should qualify as a tax-free distribution under Section 355 of the Code and, assuming such qualification, for federal income tax purposes:

     1. Commercial Intertech will not recognize gain or loss upon the distribution of the CUNO stock to the Stockholders.

     2.   CUNO will not recognize gain or loss as a result of the Spin-off.

     3. The Stockholders will not recognize gain or loss (nor will they include any amount in income) upon receipt of CUNO stock.

     4. The basis of the stock of Commercial Intertech and CUNO in the hands of the Stockholders after the Spin-off will be the same as the aggregate basis of the Commercial Intertech stock held immediately before the Spin-off. Such basis will be allocated between the Commercial Intertech and CUNO stock in proportion to the fair market value of each.

     5. The holding period of the CUNO stock received in the Spin-off will include the holding period of the Commercial Intertech stock with respect to which the Distribution will be made, provided that such stock is held as a capital asset on the date of the Spin-off.

Potential Change of Control
- ---------------------------

     On June 27, 1996, United Dominion Industries Limited ("UDI") offered to purchase all of the outstanding Commercial Intertech stock. The Board of Directors of Commercial Intertech

Commercial Intertech Corp.
July 29, 1996
Page 5

rejected this offer. On July 12, 1996, UDI announced a tender offer to acquire for cash all of the outstanding Commercial Intertech common stock. Commercial Intertech is vigorously resisting the tender offer and has urged the Stockholders not to tender their shares to UDI.

     The requirements of Section 355 contemplate that the spin-off transaction not be used principally as a "device" for the distribution of the earnings or profits of either Commercial Intertech or CUNO. Whether a transaction is used principally as a device will be determined from all the facts and circumstances, including the presence of device factors specified in Treasury Regulations promulgated under Code Section 355. Pursuant to these regulations, sales of stock after a spin-off transaction are evidence of device, particularly where a large percentage of the stock is sold and such sales occur shortly after the spin-off transaction. Moreover, the regulations indicate that a sale or exchange of the stock of either the distributing company or the spun-off company pursuant to an arrangement negotiated before the distribution is substantial evidence of device, and a subsequent sale or exchange not pursuant to an arrangement negotiated before the distribution is evidence of device. The regulations also indicate that substantial evidence of device exists where an enforceable right to sell exists prior to the distribution, which (subject to the satisfaction of certain conditions) will be the case if UDI's tender offer is not withdrawn prior to the Spin-off.

     The requirements of Section 355 also contemplate that the Stockholders will retain a significant continuing equity interest in both Commercial Intertech and CUNO following the Spin-off. There is, however, no specific legislative, regulatory, judicial authority or Internal Revenue Service formal pronouncement addressing how this continuity requirement would apply to a post

Commercial Intertech Corp.
July 29, 1996
Page 6

Spin-off acquisition of Commercial Intertech or CUNO in a hostile takeover announced prior to the Spin-off. Analogous authority, however, suggests that the continuity requirement may not be satisfied in this circumstance.

     Our opinion is based specifically on the assumption that neither UDI nor any other party acquires (in a transaction other than a tax-free reorganization in which either no gain or loss is recognized or only an insubstantial amount of gain is recognized) all or a significant portion of the outstanding stock of either Commercial Intertech or CUNO in a transaction that could reasonably be anticipated to occur as of the date of the Spin-off. We express no view as to the reasonableness of that assumption. If that assumption proves to be incorrect
(i) we may no longer hold the opinion expressed in this letter and (ii) our opinion may no longer be relied upon.

     If the Spin-off does not qualify under Section 355 of the Code, then Commercial Intertech will be treated as if it sold the stock of CUNO in a taxable transaction for its fair market value and Commercial Intertech will incur a tax liability based on the difference between its tax basis in CUNO stock and the stock's fair market value. In addition, all of the Stockholders will be treated as if they received a taxable dividend in the amount of the fair market value of the CUNO stock received (to the extent Commercial Intertech has accumulated or current earnings and profits).

QUALIFICATIONS

     Our opinion is based solely upon the documents we have examined, the representations in the Officers' Certificate, and the additional information we have obtained. Our opinion

Commercial Intertech Corp.
July 29, 1996
Page 7

assumes that each of the statements contained in such documents, each of the representations contained in the Officer's Certificate and any of such additional information will be true and complete at all times from the date hereof through and including the Distribution Date. Accordingly, our opinion cannot be relied upon if this assumption proves to be incorrect, or if such statements, representations, or additional information is, or later becomes, inaccurate or incomplete. Similarly, our opinion cannot be relied upon if, subsequent to the date of this letter, any of the terms of relevant agreements are modified, or the parties to the agreements take action inconsistent with the terms of such agreements.

     Our opinion represents our best legal judgment on the matters set forth above based upon our review of existing authorities and the facts and assumptions set forth above. The opinion is based upon existing statutory, regulatory, administrative, and judicial authority, any of which may be changed at any time with retroactive effect. In particular, legislation proposed by the Administration would render the Spin-off taxable to Commercial Intertech if within two years following the Spin-off there is a more than 50 percent change in control transaction involving either Commercial Intertech or CUNO which is related to the Spin-off. The explanation to the proposed legislation indicates that hostile acquisitions commenced before the Spin-off occurs may be treated as related. The Administration proposed that this legislation apply to all transactions occurring after March 19, 1996, although Congressional leaders have indicated that it would not be effective until after appropriate Congressional action. We assume no obligation to modify or supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof. Our opinion does not bind the Internal Revenue Service, any other entity, or any court. Accordingly, the Internal Revenue Service or a court considering the issue addressed in our opinion could reach a conclusion contrary to our opinion.

     Our opinion is limited to the federal income tax issues specifically addressed in the opinion. We have not been asked to address, and have not addressed, any other tax consequences of the transactions described above.

     This opinion is being delivered in connection with the decision of Commercial Intertech's Board of Directors to affect the Spin-off. This opinion may not be relied upon or utilized for any other

Commercial Intertech Corp.
July 29, 1996
Page 8

purpose, or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do, however, consent to the filing of this opinion as an exhibit to the Registration Statement on Form 10. We further consent to the use of our name in the Registration Statement wherever it appears.

                                       Very truly yours,




                                       Katten Muchin & Zavis

                                                                  (312) 902-5277
         [FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LETTERHEAD]

                                 July 29, 1996


Commercial Intertech Corp.
1775 Logan Avenue
Youngstown, Ohio 44501

Gentlemen:

     We have acted as special counsel to Commercial Intertech Corp., an Ohio corporation ("Commercial Intertech"), in connection with the distribution (the "Spin-off") by Commercial Intertech to its stockholders (the "Stockholders") of all the outstanding stock of CUNO Incorporated, a Delaware corporation ("CUNO"), pursuant to, and in accordance with, the Distribution and Interim Services Agreement by and between Commercial Intertech and CUNO, substantially in the form of the draft thereof dated July 26, 1996 (the "Agreement").

     You have requested our opinion as to whether the Spin-off should qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as presently in force (the "Code"), and as to certain attendant consequences (specified below) as a result of such qualification. We have not been requested to render, and are not rendering, any opinion regarding (i) the tax consequences of the Spin-off under any other federal tax laws, under the tax laws of the several states of the United States or the political subdivisions thereof, or under the tax laws of any foreign country or (ii) any tax consequences of any transaction other than the Spin-off. In particular, this opinion does not address the tax consequences of any of the

Commercial Intertech Corp.
July 29, 1996
Page 2


transactions undertaken or to be undertaken in contemplation of the Spin-off, including any intercompany sales, contributions, dividends or transfers of assets.

     All capitalized terms used, but not defined herein, have the same meaning assigned to them in the Agreement.

     In reaching our opinion, we have reviewed and are relying upon (without independent investigation) the completeness and accuracy at all times, of the facts, representations and warranties contained in the following documents (including all amendments, schedules and exhibits thereto): (i) the Agreement,
(ii) the Information Statement on Form 10 of CUNO, dated July 29, 1996, (iii) the Commercial Intertech and CUNO Officers' Certificate, dated July 29, 1996 (the "Officers' Certificate"), (iv) the Schedule 14D-9, dated July 12, 1996, of Commercial Intertech, (v) the Rule 13d-1 Transaction Statement, dated July 12, 1996, of Commercial Intertech, (vi) the letter to Commercial Intertech from Goldman Sachs & Co., dated July 29, 1996, (vii) the letter to Commercial Intertech from William M. Mercer Incorporated, dated July 29, 1996 and (viii) the pro forma separate company Form 1120s of Commercial Intertech and CUNO with respect to the taxable years ended October 31, 1991, 1992, 1993, 1994 and 1995 prepared in connection with the filing of the consolidated federal income tax return for Commercial Intertech for such years. In addition, we have relied upon information contained in both oral or written communications obtained in our consultations with officers, employees and representatives of Commercial Intertech and CUNO.

Commercial Intertech Corp.
July 29, 1996
Page 3


Opinion
- -------

     In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without independent investigation) that:

          (i) Original documents (including signatures) are authentic; documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Spin-off) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

         (ii) Any representation or statement referred to above made "to the best knowledge of" or otherwise similarly qualified is correct without such qualification;

        (iii) The Spin-off is being consummated, in whole or in substantial part, for the corporate business purposes set forth in the Officers' Certificate, including:

                (a) to provide an equity interest in CUNO to its current and future key employees by establishing an employee stock compensation program that will directly relate to the performance of such employees;

                (b) to allow CUNO to facilitate subsequent acquisitions of other corporations in the filtration industry using CUNO stock as consideration;

                (c) to enhance the abilities of the management of Commercial Intertech and CUNO to focus more closely on the objectives of their respective businesses; and

                (d) to allow investors to better evaluate the merits of both Commercial Intertech and CUNO so that each will achieve separate market recognition commensurate with each company's performance;

         (iv) Neither Commercial Intertech nor CUNO (nor any member of the Commercial Intertech affiliated group) will recognize gain under

Commercial Intertech Corp.
July 29, 1996
Page 4


                regulations promulgated under Code (S) 1502 as a result of the Spin-off; and

          (v)   The Spin-off will be consummated pursuant to the Agreement.

         (vi) There will be no significant or material changes to any of the documents upon which we have relied in rendering this opinion.

     Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications (especially as discussed below in the section "Potential Change of Control") set forth herein, we are of the opinion, for federal income tax purposes, that the Spin-off should qualify as a tax-free distribution under Section 355 of the Code and, assuming such qualification, for federal income tax purposes:

     1. Commercial Intertech will not recognize gain or loss upon the distribution of the CUNO stock to the Stockholders.

     2.   CUNO will not recognize gain or loss as a result of the Spin-off.

     3. The Stockholders will not recognize gain or loss (nor will they include any amount in income) upon receipt of CUNO stock.

     4. The basis of the stock of Commercial Intertech and CUNO in the hands of the Stockholders after the Spin-off will be the same as the aggregate basis of the Commercial Intertech stock held immediately before the Spin-off. Such basis will be allocated between the Commercial Intertech and CUNO stock in proportion to the fair market value of each.

     5. The holding period of the CUNO stock received in the Spin-off will include the holding period of the Commercial Intertech stock with respect to which the Distribution will be made, provided that such stock is held as a capital asset on the date of the Spin-off.

Potential Change of Control
- ---------------------------

     On June 27, 1996, United Dominion Industries Limited ("UDI") offered to purchase all of the outstanding Commercial Intertech stock. The Board of Directors of Commercial Intertech

Commercial Intertech Corp.
July 29, 1996
Page 5

rejected this offer. On July 12, 1996, UDI announced a tender offer to acquire for cash all of the outstanding Commercial Intertech common stock. Commercial Intertech is vigorously resisting the tender offer and has urged the Stockholders not to tender their shares to UDI.

     The requirements of Section 355 contemplate that the spin-off transaction not be used principally as a "device" for the distribution of the earnings or profits of either Commercial Intertech or CUNO. Whether a transaction is used principally as a device will be determined from all the facts and circumstances, including the presence of device factors specified in Treasury Regulations promulgated under Code Section 355. Pursuant to these regulations, sales of stock after a spin-off transaction are evidence of device, particularly where a large percentage of the stock is sold and such sales occur shortly after the spin-off transaction. Moreover, the regulations indicate that a sale or exchange of the stock of either the distributing company or the spun-off company pursuant to an arrangement negotiated before the distribution is substantial evidence of device, and a subsequent sale or exchange not pursuant to an arrangement negotiated before the distribution is evidence of device. The regulations also indicate that substantial evidence of device exists where an enforceable right to sell exists prior to the distribution, which (subject to the satisfaction of certain conditions) will be the case if UDI's tender offer is not withdrawn prior to the Spin-off.

     The requirements of Section 355 also contemplate that the Stockholders will retain a significant continuing equity interest in both Commercial Intertech and CUNO following the Spin-off. There is, however, no specific legislative, regulatory, judicial authority or Internal Revenue Service formal pronouncement addressing how this continuity requirement would apply to a post

Commercial Intertech Corp.
July 29, 1996
Page 6

Spin-off acquisition of Commercial Intertech or CUNO in a hostile takeover announced prior to the Spin-off. Analogous authority, however, suggests that the continuity requirement may not be satisfied in this circumstance.

     Our opinion is based specifically on the assumption that neither UDI nor any other party acquires (in a transaction other than a tax-free reorganization in which either no gain or loss is recognized or only an insubstantial amount of gain is recognized) all or a significant portion of the outstanding stock of either Commercial Intertech or CUNO in a transaction that could reasonably be anticipated to occur as of the date of the Spin-off. We express no view as to the reasonableness of that assumption. If that assumption proves to be incorrect
(i) we may no longer hold the opinion expressed in this letter and (ii) our opinion may no longer be relied upon.

     If the Spin-off does not qualify under Section 355 of the Code, then Commercial Intertech will be treated as if it sold the stock of CUNO in a taxable transaction for its fair market value and Commercial Intertech will incur a tax liability based on the difference between its tax basis in CUNO stock and the stock's fair market value. In addition, all of the Stockholders will be treated as if they received a taxable dividend in the amount of the fair market value of the CUNO stock received (to the extent Commercial Intertech has accumulated or current earnings and profits).

QUALIFICATIONS

     Our opinion is based solely upon the documents we have examined, the representations in the Officers' Certificate, and the additional information we have obtained. Our opinion

Commercial Intertech Corp.
July 29, 1996
Page 7

assumes that each of the statements contained in such documents, each of the representations contained in the Officer's Certificate and any of such additional information will be true and complete at all times from the date hereof through and including the Distribution Date. Accordingly, our opinion cannot be relied upon if this assumption proves to be incorrect, or if such statements, representations, or additional information is, or later becomes, inaccurate or incomplete. Similarly, our opinion cannot be relied upon if, subsequent to the date of this letter, any of the terms of relevant agreements are modified, or the parties to the agreements take action inconsistent with the terms of such agreements.

     Our opinion represents our best legal judgment on the matters set forth above based upon our review of existing authorities and the facts and assumptions set forth above. The opinion is based upon existing statutory, regulatory, administrative, and judicial authority, any of which may be changed at any time with retroactive effect. In particular, legislation proposed by the Administration would render the Spin-off taxable to Commercial Intertech if within two years following the Spin-off there is a more than 50 percent change in control transaction involving either Commercial Intertech or CUNO which is related to the Spin-off. The explanation to the proposed legislation indicates that hostile acquisitions commenced before the Spin-off occurs may be treated as related. The Administration proposed that this legislation apply to all transactions occurring after March 19, 1996, although Congressional leaders have indicated that it would not be effective until after appropriate Congressional action. We assume no obligation to modify or supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof. Our opinion does not bind the Internal Revenue Service, any other entity, or any court. Accordingly, the Internal Revenue Service or a court considering the issue addressed in our opinion could reach a conclusion contrary to our opinion.

     Our opinion is limited to the federal income tax issues specifically addressed in the opinion. We have not been asked to address, and have not addressed, any other tax consequences of the transactions described above.

     This opinion is being delivered in connection with the decision of Commercial Intertech's Board of Directors to affect the Spin-off. This opinion may not be relied upon or utilized for any other

Commercial Intertech Corp.
July 29, 1996
Page 8

purpose, or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do, however, consent to the filing of this opinion as an exhibit to the Registration Statement on Form 10. We further consent to the use of our name in the Registration Statement wherever it appears.

                                       Very truly yours,




                                       Fried, Frank, Harris, Shriver & Jacobson

                               CUNO INCORPORATED

                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                           Effective July ___, 1996

                               CUNO INCORPORATED
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                               TABLE OF CONTENTS
                               -----------------



ARTICLE I

ESTABLISHMENT.........................................................  1
     1.1   Purpose....................................................  1

ARTICLE II

DEFINITIONS  .........................................................  1
     2.1   "Affiliate"................................................  1
     2.2   "Agreement" or "Award Agreement"...........................  1
     2.3   "Award"....................................................  1
     2.4   "Beneficiary"..............................................  1
     2.5   "Board of Directors" or "Board"............................  1
     2.6   "Change in Control"........................................  2
     2.7   "Code" or "Internal Revenue Code"..........................  3
     2.8   "Commission"...............................................  3
     2.9   "Committee"................................................  3
     2.10  "Common Stock".............................................  3
     2.11  "Company"..................................................  3
     2.12  "Conversion Election" or "Election"........................  3
     2.13  "Deferred Stock"...........................................  4
     2.14  "Director".................................................  4
     2.15  "Disability"...............................................  4
     2.16  "Effective Date"...........................................  4
     2.17  "Exchange Act".............................................  4
     2.18  "Fair Market Value"........................................  4
     2.19  "Grant Date"...............................................  4
     2.20  "NASDAQ"...................................................  5
     2.21  "Notice Date"..............................................  5
     2.22  "Option" or "Stock Option".................................  5
     2.23  "Option Period"............................................  5
     2.24  "Option Price".............................................  5
     2.25  "Participant"..............................................  5
     2.26  "Performance Shares".......................................  5
     2.27  "Plan".....................................................  5
     2.28  "Representative"...........................................  5
     2.29  "Retainer".................................................  6
     2.30  "Rule 16b-3" or "Rule 16a-1(c)(3)".........................  6
     2.31  "Securities Act"...........................................  6

     2.32 "Valuation Date"..........................................  6

ARTICLE III

ADMINISTRATION .....................................................  6
     3.1  Committee Structure and Authority.........................  6

ARTICLE IV

STOCK SUBJECT TO PLAN...............................................  7
     4.1   Number of Shares.........................................  7
     4.2   Release of Shares........................................  7
     4.3   Restrictions on Shares...................................  7
     4.4   Reasonable Efforts To Register...........................  8
     4.5   Adjustments..............................................  8
     4.6   Limited Transfer During Offering.........................  8

ARTICLE V

OPTIONS.............................................................  9
     5.1  Eligibility...............................................  9
     5.2  Grant and Exercise........................................  9
     5.3  Terms and Conditions......................................  9
     5.4  Termination............................................... 11

ARTICLE VI

RETAINER ELECTION................................................... 11
     6.1  Right to Elect............................................ 11
     6.2  Election Procedures....................................... 11

ARTICLE VII

PERFORMANCE SHARES.................................................. 12
     7.1  General................................................... 12
     7.2  Price..................................................... 12
     7.3  Performance Share Agreement............................... 12





     7.4  Performance Periods....................................... 12
     7.5  Performance Goals......................................... 12
     7.6  Earning of Performance Shares............................. 13
     7.7  Termination or Service as.................................
     7.8  Nontransferability........................................ 13

ARTICLE VIII

DEFERRED STOCK...................................................... 14
     8.1  General................................................... 14
     8.2  Terms and Conditions...................................... 14

ARTICLE IX

MISCELLANEOUS........................................................ 15
     9.1  Amendments and Termination................................. 15
     9.2  General Provisions......................................... 16
     9.3  Special Provisions Regarding a Change in Control........... 17
     9.7  Headings................................................... 18
     9.8  Severability............................................... 18
     9.9  Successors and Assigns..................................... 18
     9.10 Entire Agreement........................................... 18


                               CUNO INCORPORATED

                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


                                   ARTICLE I
                                   ---------

                                 ESTABLISHMENT
                                 -------------

     1.1 Purpose. The CUNO Incorporated Non-Employee Directors' Stock Option Plan ("Plan") is hereby established by CUNO Incorporated ("Company"), effective July 24, 1996 ("Effective Date"). The purpose of the Plan is to promote the overall financial objectives of the Company and its stockholders by motivating directors of the Company who are not employees, to further align the interests of such directors with those of the stockholders of the Company and to achieve long-term growth and performance of the Company. The Plan is adopted effective as of July 24, 1996.

                                  ARTICLE II
                                  ----------

                                  DEFINITIONS
                                  -----------

     For purposes of the Plan, the following terms are defined as set forth below:

     2.1 "Affiliate" means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company, including, without limitation, any member of an affiliated group of which the Company is a common parent corporation as provided in Section 1504 of the Code.

     2.2 "Agreement" or "Award Agreement" means, individually or collectively, any agreement entered into pursuant to this Plan pursuant to which an Award is granted to a Participant.

     2.3 "Award" means any Stock Option, Performance Shares or Deferred Stock granted pursuant to the Plan.

     2.4 "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefit specified under the Plan to the extent permitted. If there is no designated beneficiary, then the term means the person or persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

     2.5 "Board of Directors" or "Board" means the Board of Directors of the Company.

     2.6  "Change in Control" means

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company,
     (iv) any acquisition by a lender to the Company pursuant to a debt restructuring of the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.6;

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

          (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than twenty percent (20%) of, respectively, the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     2.7 "Code" or "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, Treasury Regulations (including proposed regulations) thereunder and any subsequent Internal Revenue Code.

     2.8 "Commission" means the Securities and Exchange Commission or any successor agency.

     2.9 "Committee" means the person or persons appointed by the Board of Directors to administer the Plan, as further described in the Plan.

     2.10 "Common Stock" means the shares of the common stock, par value $.001 per share, of the Company, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter or the common stock of any successor to the Company which is designated for the purpose of the Plan.

     2.11 "Company" means CUNO Incorporated, a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities all or substantially all of the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

     2.12 "Conversion Election" or "Election" means an election by a Director to
(a) either receive all of his or her Retainer on a current basis or (b) to reduce his or her Retainer by an amount or percentage specified in the Election and to receive a right to Deferred Stock. The Committee may require that an Election shall be effective only with respect to a Notice Date that is at least six months prior to the transaction to which the Election relates and is irrevocable for such period as the Committee may determine.

     2.13 "Deferred Stock" means an award to receive Commmon Stock at the end of a specified period in exchange for a Participant's reduction of the Retainer otherwise payable to the Participant.

     2.14 "Director" means each and any director who serves on the Board and who is not an officer or employee of the Company or any of its Affiliates.

     2.15 "Disability" means a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company or an Affiliate. Notwithstanding the foregoing, a Disability shall not qualify under the Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred, while participating in a criminal offense. The determination of Disability shall be made by the Committee. The determination of Disability for purposes of the Plan shall not be construed to be an admission of disability for any other purpose.

     2.16 "Effective Date" means July 24, 1996.

     2.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     2.18 "Fair Market Value" means the value determined on the basis of the good faith determination of the Committee, without regard to whether the Common Stock is restricted or represents a minority interest, pursuant to the applicable method described below:

          (a) if the Common Stock is listed on a national securities exchange or quoted on NASDAQ, the closing price of the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by NASDAQ, as the case may be;

          (b) if the Common Stock is not listed on a national securities exchange or quoted on NASDAQ, but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), or the most recent preceding date for which such quotations are reported; and

          (c) if, on the relevant date, the Common Stock is not publicly traded or reported as described in (a) or (b), the value determined in good faith by the Committee.

     2.19 "Grant Date" means the date as of which an Award is granted pursuant to the Plan.

     2.20 "NASDAQ" means The Nasdaq Stock Market, including the Nasdaq National Market.

     2.21 "Notice Date" means the date established by the Committee as the deadline for it to receive an Election or any other notification with respect to an administrative matter in order to be effective under this Plan.

     2.22 "Option" or "Stock Option" means the right to purchase the number of shares of Common Stock specified by the Plan at a price and for a term fixed by the Plan, and subject to such other limitations and restrictions as the Plan and the Committee imposes.

     2.23 "Option Period" means the period during which the Option shall be exercisable in accordance with the Agreement and Article V.

     2.24 "Option Price" means the price at which the Common Stock may be purchased under an Option as provided in Section 5.3.

     2.25 "Participant" means a Director to whom an Award has been granted under the Plan, and in the event a Representative is appointed for a Participant or another person becomes a Representative, then the term "Participant" shall mean such appointed Representative. The term shall also include a trust for the benefit of the Participant, the Participant's parents, spouse or descendants; a partnership the interests in which are for the benefit of the Participant, the Participant's parents, spouse or descendants; or a custodian under a uniform gifts to minors act or similar statute for the benefit of the Participant's descendants, to the extent permitted by the Committee and not inconsistent with an application of Rule 16b-3. Notwithstanding the foregoing, the term "Termination of Directorship" shall mean the Termination of Directorship of the Director.

     2.26 "Performance Shares" means an Award granted under Article VII.

     2.27 "Plan" means CUNO Incorporated Non-Employee Directors' Stock Incentive Plan, as herein set forth and as may be amended from time to time.

     2.28 "Representative" means (a) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the Beneficiary of the Participant upon or following the Participant's death; or (d) any person to whom an Option has been permissibly transferred by the Committee or by operation of law; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

    2.29 "Retainer" means the retainer provided to the Participant for services rendered as a Director, including service on a committee or attendance at meetings, but not the reimbursement of expenses, in his or her capacity as a Director.

     2.30 "Rule 16b-3" or "Rule 16a-1(c)(3)" mean Rule 16b-3 and Rule 16a-1(c)(3), as promulgated under the Exchange Act, as amended from time to time, or any successor thereto, in effect and applicable to the Plan and Participants.

     2.31 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     2.32 "Valuation Date" means the date or dates designated by the Committee for converting the Retainer to Deferred Stock pursuant to an Election.

     In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

                                  ARTICLE III
                                  -----------

                                ADMINISTRATION
                                --------------

     3.1 Committee Structure and Authority. The Plan shall be administered by the Committee which, except as provided herein, shall be comprised of one or more persons. The Committee shall be the Compensation Committee of the Board of Directors, unless such committee does not exist or the Board establishes another committee whose purpose is the administration of the Plan. In the absence of an appointment, the Board shall be the Committee; provided that only those members of the Compensation Committee of the Board who participate in the decision relative to Options under the Plan shall be deemed to be part of the "Committee" for purposes of the Plan. A majority of the Committee shall constitute a quorum at any meeting thereof (including telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of the Plan. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

     The Committee shall have the authority, subject to (i) the terms of the Plan and (ii) the limitations of Rule 16b-3(c)(2)(ii), to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Option issued under the Plan and to otherwise supervise the administration of the Plan. The

Committee's policies and procedures may differ with respect to Awards granted at different times or to different Participants.

     Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to de novo review if challenged in court.

                                  ARTICLE IV
                                  ----------

                             STOCK SUBJECT TO PLAN
                             ---------------------

     4.1 Number of Shares. Subject to the adjustment under Section 4.5, the total number of shares of Common Stock reserved and available for issuance pursuant to Awards under the Plan shall be 200,000 shares of Common Stock authorized for issuance on the Effective Date, plus any unused Shares under, or shares allocated by the Committee from, the Company's 1996 Stock Incentive Plan. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     4.2 Release of Shares. The Committee shall have full authority to determine the number of shares of Common Stock available for Awards, and in its discretion may include (without limitation) as available for distribution any shares of Common Stock that have ceased to be subject to Awards, any shares of Common Stock subject to any Awards that are forfeited, any Awards that otherwise terminate without issuance of shares of Common Stock being made to the Participant, or any shares (whether or not restricted) of Common Stock that are received by the Company in connection with the exercise of an Award, including the satisfaction of any tax liability or the satisfaction of a tax withholding obligation. If any shares could not again be available for Awards to a particular Participant under applicable law, such shares shall be available exclusively for Awards to Participants who are not subject to such limitations.

     4.3 Restrictions on Shares. Shares of Common Stock issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Agreement. The Company shall not be required to issue or deliver any certificates for shares of Common Stock, cash or other property prior to (i) the listing of such shares on any stock exchange, NASDAQ or other public market on which the Common Stock may then be listed (or regularly traded), (ii) the completion of any registration or qualification of such shares under federal or state law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable, and
(iii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction with respect to an Award. The Company may cause any certificate for any share of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in the Plan or as the Committee may otherwise require. The Committee may require any person receiving Common Stock to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

     4.4 Reasonable Efforts To Register. The Company will register under the Securities Act the Common Stock delivered or deliverable pursuant to Awards on Commission Form S-8 if available to the Company for this purpose (or any successor or alternate form that is substantially similar to that form to the extent available to effect such registration), in accordance with the rules and regulations governing such forms, as soon as such forms are available for registration to the Company for this purpose. The Company will use its reasonable efforts to cause the registration statement to become effective as soon as possible and will file such supplements and amendments to the registration statement as may be necessary to keep the registration statement in effect until the earliest of (a) one year following the expiration of the relevant period of the last Award outstanding, (b) the date the Company is no longer a reporting company under the Exchange Act and (c) the date all Participants have disposed of all shares delivered pursuant to any Award. The Company may delay the foregoing obligation if the Committee reasonably determines that any such registration would materially and adversely affect the Company's interests or if there is no material benefit to Participants.

     4.5 Adjustments. In the event of a stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company stock offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee may adjust or substitute, as the case may be, the number of shares of Common Stock available for Awards under the Plan, the number of shares of Common Stock covered by outstanding Awards, the exercise price per share of outstanding Options, and any other characteristics or terms of the Awards as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Committee.

     4.6 Limited Transfer During Offering. In the event there is an effective registration statement under the Securities Act pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares received directly or indirectly pursuant to an Award.

                                   ARTICLE V
                                   ---------

                                    OPTIONS
                                    -------

     5.1 Eligibility. Each Director shall be granted Options to purchase shares of Common Stock as provided herein.

     5.2 Grant and Exercise. Each person who is elected as a Director shall become a Participant and shall, on his or her date of initial election and on each subsequent annual stockholders' meeting (or such other annual date as selected by the Committee) for as long as such person remains a Director, without further action by the Board or the Committee, be granted an Option to purchase 1,000 shares of Common Stock. If any Director is required to retire pursuant to the policies of the Board during the 12-month period beginning on any Grant Date, or if the Director has notified the Board that he or she intends to resign for any reason during the 12-month period beginning on any Grant Date, said Director shall instead be granted on the relevant Grant Date an Option to purchase the number of shares of Common Stock equal to (i) 1,000 multiplied by
(ii) a fraction, the numerator of which is the number of full calendar months the Director will serve during the period beginning on the Grant Date and ending on the Director's last date of service and the denominator of which is 12. If after 1996, a Director is appointed to the Board effective on any date other than the date of the annual stockholders' meeting, said Director shall automatically be granted on the Grant Date he or she joined the Board an Option to purchase the number of shares of Common Stock equal to (i) 1,000, multiplied by (ii) a fraction, the numerator of which is the number of full months such Director will serve on the Board during the period beginning on the date he or she joins the Board and ending on the date of the next following annual stockholders' meeting and the denominator of which is 12. If the number of shares of Common Stock available to grant under the Plan on a scheduled date of grant is insufficient to make all automatic grants required to be made pursuant to the Plan on such date, then each eligible Director shall receive an Option to purchase a pro rata number of the remaining shares of Common Stock available under the Plan; provided further, however, that if such proration results in fractional shares of Common Stock, then such Option shall be rounded down to the nearest number of whole shares of Common Stock. If there is no whole number of shares remaining to be granted, then no grants shall be made under the Plan. Each Option granted under the Plan shall be evidenced by an Agreement, in a form approved by the Committee, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in the Plan. Such Agreement shall become effective upon execution by the Participant.

     5.3 Terms and Conditions. Options shall be subject to such terms and conditions as shall be determined by the Committee, including in each case the following:

          (a) Option Period. The Option Period of each Option shall be ten (10) years unless otherwise provided by the Committee.

          (b) Option Price. The Option Price per share of the Common Stock purchasable under an Option shall be the Fair Market Value as of the Grant Date.

          (c) Exercisability. Unless otherwise specified in an Agreement, and subject to the provisions of Section 9.3, Options granted thereafter shall become exercisable on the first anniversary of the Grant Date. An Option only shall be exercisable during the Option Period.

          (d) Method of Exercise. Subject to the provisions of this Article V, a Participant may exercise Stock Options, in whole or in part, at any time during the Option Period by the Participant's giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Except when waived by the Committee, such notice shall be accompanied by payment in full of the purchase price by cash or check or such other form of payment as the Company may accept. If approved by the Committee (including approval at the time of exercise), payment in full or in part may also be made (i) by delivering Common Stock already owned by the Participant having a total Fair Market Value on the date of such delivery equal to the Option Price; (ii) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee; (iii) by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option Price; (iv) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called "cashless" exercise); (v) by certifying ownership of shares of Common Stock owned by the Participant to the satisfaction of the Committee for later delivery to the Company as specified by the Committee; or (vi) by any combination of the foregoing or by any other method permitted by the Committee.

          (e) Nontransferability of Options. Except as provided herein or in an Agreement, no Option or interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant's lifetime only by the Participant. If and to the extent transferability is permitted by Rule 16b-3 and except as otherwise provided herein or by an Agreement, every Option granted hereunder shall be freely transferable, but only if such transfer does not result in liability under Section 16 of the Exchange Act to the Participant or other Participants and is consistent with registration of the Option and sale of Common Stock on Form S-8 (or a successor form) or the Committee's waiver of such condition.

     5.4 Termination. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant ceases to be a Director due to death, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable for a period of one (1) year following the date of the appointment of a Representative (or such other period or no period as the Committee may specify) or until the expiration of the Option Period, whichever period is the shorter. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant ceases to be a Director for any reason other than death, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable by the Participant for the period of one
(1) year (or such other period or no period as the Committee may specify) immediately following the date the Participant ceases to be a Director or until the expiration of the Option Period, whichever period is shorter, and the Participant's death at any time following the date the Participant ceases to be a Director shall not affect the foregoing.

                                   ARTICLE VI
                                   ----------

                               RETAINER ELECTION
                               -----------------

     6.1  Right to Elect

          (a) A Director may have all or a portion of his or her Retainer credited as Deferred Stock on his or her behalf. A director who desires to receive all or a portion of his or her Retainer in the form of Deferred Stock shall file an Election by the relevant Notice Date pursuant to the procedures of the Committee authorizing his or her Retainer otherwise payable to be reduced and to be distributed in the form of Deferred Stock.

          (b) As of the relevant Valuation Date determined by the Committee, the number of shares of Deferred Stock shall equal (1) the value of Retainer subject to the Conversion Election multiplied by 1.20, divided by (2) the Fair Market Value per share of the Common Stock on the effective date of the Conversion Election.

     6.2 Election Procedures. If properly executed and received by the Committee, an Election shall be effective only with respect to a Retainer paid in the period to which the Election applies and only with respect to a Retainer paid after the Notice Date for the Election. The Election shall be effective only if received on or prior to the Notice Date to which the Election relates and, shall only be revocable to the extent determined by the Committee. An Election may be deemed to be continuing and applicable to calendar years after the year in which the Election is filed, and may be continuing for such period of time as determined by the Committee. The Committee may establish rules and procedures governing when an Election will be effective and what Retainer will be subject to the Election.


                                  ARTICLE VII
                                  -----------

                               PERFORMANCE SHARES
                               ------------------

     7.1 General. Subject to the terms and conditions described below, Performance Shares may be granted to Participants at any time and from time to time as determined by the Committee. Each Director on the date of the Company's Initial public offering shall receive an Award for 5,000 Performance Shares; and each Director shall thereafter receive an Award for 1,000 Performance Shares on the date of every other (i.e., biannual) annual stockholders' meeting (or such other annual date selected by the Committee) beginning with calendar year 1997 (or such later year as determined by the Committee).

     7.2 Price. The purchase price for Performance Shares shall be zero unless otherwise specified by the Committee.

     7.3 Performance Share Agreement. Prior to the beginning of the applicable Performance Period (as defined below), subject to the provisions of this Plan, all the terms and conditions of an award of Performance Shares shall be determined by the Committee in its discretion and shall be confirmed by a Performance Share Award Agreement which shall be executed by the Company and the Participant.

     7.4 Performance Periods. Unless otherwise determined by the Committee, any time period (the "Performance Period") relating to a Performance Share award shall be at least two years in length.

     7.5 Performance Goals. Performance Shares shall be earned based upon the financial performance of the Company or an operating group of the Company during a Performance Period. Prior to the beginning of the applicable Performance Period, the Committee will establish in writing targets for the Company (and/or an operating group of the Company, if applicable) over the Performance Period ("Performance Goals"), which shall be based on any of the following performance criteria, either alone or in any combination, and on either a consolidated or business unit level, as the Committee may determine; sales, net asset turnover, earnings per share, cash flow, cash flow from operations, operating profit or income, net income, operating margin, net income margin, return on net assets, return on total assets, return on common equity, return on total capital, and total shareholder return. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify; extraordinary, unusual or nonrecurring items; effects of accounting changes; effects of financing activities (e.g., effect on earnings per share of issuance of convertible debt securities); expenses for restructuring or productivity initiatives; other nonoperating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the Participant's Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify. Unless the Committee determines otherwise for any Performance Period, extraordinary items, such as capital gains and losses, which affect any performance criterion applicable to the Award (including but not limited to the criterion of net income) shall be excluded or included in determining the extent to which the corresponding performance goal has been achieved, whichever will produce the greater Award. The Performance Goals may vary for different Performance Periods and need not be the same for each Participant receiving an Award for a Performance Period. The Committee may, in its discretion, vary the terms and conditions of any Performance Share Award, including, without limitation, the Performance Period and Performance Goals.

     7.6 Earning of Performance Shares. After the applicable Performance Period shall have ended, the Committee shall determine the extent to which the established Performance Goals have been achieved. Subsequently, each recipient of Performance Shares shall be entitled to receive the number of Performance Shares under the Award, if any, earned by the Participant over the Performance Period.

A Participant may earn more or less than the number of Performance Shares originally awarded, or no Performance Shares at all. Performance Shares shall be paid in the form of Company Stock. Unrestricted certificates representing such number of shares of Stock as equals the number of Performance Shares earned under the Award shall be delivered to the Participant as soon as practicable after the end of the applicable Performance Period. Participants shall also be entitled to any dividends or other distributions that would have been paid or earned in respect of such shares of Common Stock had such shares been outstanding during the period from the initial Award date to the final payout on the Performance Shares. Unless otherwise provided, in its discretion, by the Committee, any such dividends or other distributions shall not bear interest.

     7.7 Termination or Service as a Director, unless otherwise determined by the Committee, in the event the status of a Participant as a Director is terminated by reason of death or Disability during a Performance Period, the Participant shall receive a prorated payout with respect to the Performance Shares relating to such Performance Period. The prorated payout shall be determined by the Committee, in its sole discretion, and shall be based upon the length of time that the Participant held the Performance Shares during the Performance Period and based upon the achievement of the established Performance Goals. Distribution of earned Performance Shares shall be made at the same time payments are made to Participants whose service as a Director does not terminate during the applicable Performance Period. In the event that a Participant ceases to be a Director for any reason other than death or Disability, all Performance Shares shall be forfeited by the Participant to the Company, unless otherwise determined by the Committee.

     7.8 Nontransferability. Except as provided in an Agreement Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal Representative.


                                 ARTICLE VIII
                                 ------------

                                DEFERRED STOCK
                                --------------

     8.1 General. The Committee shall have authority to grant Deferred Stock under this Plan at any time or from time to time, including in connection with a Conversion Election. Shares of Deferred Stock may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the persons to whom and the time or times at which Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any Participant, the duration of the period (the "Deferral Period") prior to which the Common Stock will be delivered, and the conditions under which receipt of the Common Stock will be deferred and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement. The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals by the Participant or by the Company or an Affiliate, including a division or department of the Company or an Affiliate for or within which the Participant is primarily employed or upon such other factors or criteria as the Committee shall determine. The provisions of Deferred Stock Awards need not be the same with respect to any Participant.

     8.2 Terms and Conditions. Deferred Stock Awards shall be subject to the following terms and conditions:

          (a) Limitations on Transferability. Subject to the provisions of this Plan and except as may otherwise be provided in an Agreement, neither Deferred Stock Awards, nor any interest therein, may be sold, assigned, margined, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period as defined in Section 8.2(e), where applicable), the Committee shall deliver Common Stock to the Participant for the shares covered by the Deferred Stock Award.

          (b) Rights. Unless otherwise determined by the Committee and subject to this Plan, cash dividends on the Common Stock that is the subject of the Deferred Stock Award shall be automatically deferred and reinvested in additional Deferred Stock, and dividends on the Common Stock that is the subject of the Deferred Stock Award payable in Common Stock shall be paid in the form of Deferred Stock of the same class as the Common Stock on which such dividend was paid.

          (c) Criteria. Based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of deferral limitations in installments and may accelerate the vesting of all or any part of any Award and waive the deferral limitations for all or any part of such Award.

          (d) Forfeiture. Unless otherwise provided in an Agreement or determined by the Committee, if the Participant ceases to be a Director during the Deferral Period due to death or Disability, the restrictions shall lapse and the Participant shall be fully vested in the Deferred Stock and shares of Common Stock shall be delivered to the Participant. Unless otherwise provided in an Agreement or determined by the Committee, upon a Participant's ceasing to be a Director for any reason during the Deferral Period other than death or Disability, the rights to the shares still covered by the Award shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining deferral limitations with respect to any or all of such Participant's Deferred Stock.

          (e) Election. A Participant may elect to further defer receipt of the Deferred Stock payable under an Award (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must be made at one (1) year prior to completion of the Deferral Period for the Award.

                                  ARTICLE IX
                                  ----------

                                 MISCELLANEOUS
                                 -------------

     9.1 Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Award, theretofore granted without the Participant's consent, except such an amendment (a) made to avoid an expense charge to the Company or an Affiliate, (b) made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (c) made to permit the Company or an Affiliate a deduction under the Code. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement. To the extent required by law and notwithstanding the foregoing, the Plan may not be amended more than once every six (6) months to change the Plan provisions listed in section (c)(2)(ii)(A) of Rule 16b-3, other than to comport with changes in the Code or Rule 16b-3.

     The Committee may amend, alter or discontinue the Plan or an Award at any time on the same conditions and limitations (and exceptions to limitations) as applies to the Board's authority to amend the Plan and further subject to any approval or limitations the Board may impose.

     The Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Board or the Committee may modify or adjust the right so that pooling of interest accounting is available.

     9.2  General Provisions.

          (a) Representation. The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof in violation of the Securities Act. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

          (b) Withholding. If determined to be required to protect the Company, no later than the date as of which an amount first becomes includable in the gross income of the Participant for Federal income tax purposes with respect to any Option, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Option that gives rise to the withholding requirement, provided that any applicable requirements under
     Section 16 of the Exchange Act are satisfied. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

          (c) Controlling Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its law respecting choice of law).
     The Plan shall be construed to comply with all applicable law, and to avoid liability to the Company, an Affiliate or a Participant, including, without limitation, liability under Section 16(b) of the Exchange Act.

          (d) Offset. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under the Plan or an Agreement to be transferred to the Participant, and no shares of Common Stock, cash or other thing of value under the Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

          (e) Fail-Safe. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or Rule 16a-1(c)(3). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 or Rule 16a-1(c)(3) to be stated therein, such provision shall be deemed to be incorporated by reference into the Plan with respect to Participants subject to Section 16.

      9.3 Special Provisions Regarding a Change in Control. Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided in an Agreement, in the event of a Change in Control or a Potential Change of Control:

          (a) Any Stock Options outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant;

          (b) Any restrictions or deferrals applicable to Deferred Stock shall lapse, and such Award shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

          (c) Any Performance Goal or other condition with respect to any Performance Shares shall be deemed to have been satisfied in full, and the Award shall be fully distributable;

          (d) The Committee shall have full discretion, notwithstanding anything herein or in an Agreement to the contrary, to do any or all of the following with respect to an outstanding Award:

               (1) To cause any Award to be cancelled, provided notice of at least 15 days thereof is provided before the date of cancellation;

               (2) To provide that the securities of another entity be substituted hereunder for the Common Stock and to make equitable adjustment with respect thereto;

               (3) To grant the Participant by giving notice during a pre-set period to surrender all or part of an Award to the Company and to receive cash in an amount equal to the amount by which the "Change Control Price" (as defined in Section 9.4(c)) per share of Common Stock on the date of such election shall exceed the amount which the Participant must pay to exercise the Award per share of Common Stock under the Award (the "Spread") multiplied by the number of shares of Common Stock granted under the Award;

               (4) To require the assumption of the obligation of the Company under the Plan subject to appropriate adjustment; and

               (5)  To take any other action the Committee determines to take.

          9.4  For purposes of this Section, "Change in Control Price" means
(i) the highest reported sales price of a share of Common Stock in any transaction reported on the principal exchange on which such shares are listed or on NASDAQ during the sixty (60)-day period prior to and including the date of a Change in Control, or (ii) if the Change in Control is the result of a corporate transaction, the highest price per share of Common Stock paid in such tender or exchange offer or a corporate transaction. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Committee.

     9.5 Awards in Substitution for Awards Granted by Other Corporations. Awards may be granted under this Plan from time to time in substitution for awards held by Directors in respect of other plans of other entities. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this

Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

     9.6 Delay. If at the time, the Participant is subject to "short-swing" liability under Section 16 of the Exchange Act, any time period provided for under the Plan, to the extent necessary to avoid the imposition of liability, shall be suspended and delayed during the period the Participant would be subject to such liability.

     9.7 Headings. The headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

     9.8 Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

     9.9 Successors and Assigns. The Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

     9.10 Entire Agreement. The Plan and the Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of the Plan shall control.

     Executed on this ____ day of July, 1996.


                                       CUNO INCORPORATED


                                       By:  ___________________________________
                                            NAME


                                            Title: ____________________________

                               CUNO INCORPORATED

                           1996 STOCK INCENTIVE PLAN



                                     DRAFT
                                 JULY 17, 1996


                                                        CUNO INCORPORATION
                                                     1996 STOCK INCENTIVE PLAN
                                                         TABLE OF CONTENTS
                                                         -----------------

ARTICLE I
ESTABLISHMENT..............................................................................................................  1
      1.1   Purpose........................................................................................................  1

ARTICLE II

DEFINITIONS................................................................................................................  1
      2.1  "Affiliate".....................................................................................................  1
      2.2  "Agreement" or "Award Agreement"................................................................................  1
      2.3  "Annual Incentive Award"........................................................................................  1
      2.4  "Award," "Performance Shares," or "Annual Incentive Awards".....................................................  1
      2.5  "Board of Directors" or "Board".................................................................................  1
      2.6  "Cause".........................................................................................................  2
      2.7  "Change in Control," "Change in Control Price," and "Potential Change in Control"...............................  2
      2.8  "Code" or "Internal Revenue Code"...............................................................................  2
      2.9  "Commission"....................................................................................................  2
      2.10 "Committee".....................................................................................................  2
      2.11 "Common Stock"..................................................................................................  2
      2.12 "Company".......................................................................................................  2
      2.13 "Deferred Stock"................................................................................................  2
      2.14 "Disability"....................................................................................................  2
      2.15 "Disinterested Person"..........................................................................................  3
      2.16 "Effective Date"................................................................................................  3
      2.17 "Exchange Act"..................................................................................................  3
      2.18 "Extraordinary Termination of Employment".......................................................................  3
      2.19 "Fair Market Value".............................................................................................  3
      2.20 "Grant Date"....................................................................................................  3
      2.21 "Incentive Stock Option"........................................................................................  3
      2.22 "Nonqualified Stock Option".....................................................................................  3
      2.23 "Option Period".................................................................................................  3
      2.24 "Option Price"..................................................................................................  3
      2.25 "Participant"...................................................................................................  3
      2.26 "Performance Shares"............................................................................................  3
      2.27 "Plan"..........................................................................................................  3
      2.28 "Representative"................................................................................................  3
      2.29 "Restricted Stock"..............................................................................................  4
      2.30 "Retirement"....................................................................................................  4
      2.31 "Rule 16b-3" and "Rule 16a-1(c)(3)".............................................................................  4
      2.32 "Stock Appreciation Right"......................................................................................  4
      2.33 "Stock Option" or "Option"......................................................................................  4
      2.34 "Termination of Employment".....................................................................................  4

                                                                 i


ARTICLE III
ADMINISTRATION ...........................................................   5
      3.1  Committee Structure and Authority .............................   5

ARTICLE IV

STOCK SUBJECT TO PLAN .....................................................  7
      4.1  Number of Shares ...............................................  7
      4.2  Release of Shares ..............................................  7
      4.3  Restrictions on Shares .........................................  7
      4.4  Stockholder Rights .............................................  8
      4.5  Best Efforts To Register .......................................  8
      4.6  Anti-Dilution ..................................................  8

ARTICLE V

ELIGIBILITY ...............................................................  9
      5.1  Eligibility ....................................................  9

ARTICLE VI

STOCK OPTIONS ............................................................   9
      6.1  General .......................................................   9
      6.2  Grant and Exercise ............................................   9
      6.3  Terms and Conditions ..........................................  10
      6.4  Termination by Reason of Death ................................  12
      6.5  Termination by Reason of Disability ...........................  12
      6.6  Other Termination .............................................  12
      6.7  Cashing Out of Option .........................................  12

ARTICLE VII

STOCK APPRECIATION RIGHTS ................................................  13
      7.1  General .......................................................  13
      7.2  Grant .........................................................  13
      7.3  Terms and Conditions ..........................................  13

ARTICLE VIII

RESTRICTED STOCK .........................................................  15
      8.1  General .......................................................  15
      8.2  Awards and Certificates .......................................  15
      8.3  Terms and Conditions ..........................................  15



ARTICLE IX
DEFERRED STOCK ...........................................................  16
      9.1  General .......................................................  16
      9.2  Terms and Conditions ..........................................  17

ARTICLE X

PERFORMANCE SHARES .......................................................  18
     10.1  General .......................................................  18
     10.2  Price .........................................................  18
     10.3  Performance Share Agreement ...................................  18
     10.4  Performance Periods ...........................................  18
     10.5  Performance Goals .............................................  18
     10.6  Earning of Performance Shares .................................  19

ARTICLE XI

ANNUAL INCENTIVE AWARDS ..................................................  20
     11.1  Eligibility ...................................................  20
     11.2  Earning of Annual Incentive Awards ............................  20
     11.3  Payments and Election .........................................  20

ARTICLE XII

PROVISIONS APPLICABLE TO STOCK ACQUIRED UNDER THIS PLAN ..................  21
     12.1  Transfer of Shares ............................................  21
     12.2  Limited Transfer During Offering ..............................  21
     12.3  Committee Discretion ..........................................  22

ARTICLE XIII

CHANGE IN CONTROL PROVISIONS .............................................  22
     13.1  Impact of Event ...............................................  22
     13.2  Definition of Change in Control ...............................  23
     13.3  Change in Control Price .......................................  24
     13.4  Potential Change in Control ...................................  24

ARTICLE XIV

MISCELLANEOUS ............................................................  25
     14.1  Amendments and Termination ....................................  25
     14.2  Unfunded Status of Plan .......................................  25
     14.3  Status of Awards Under Code Section 162(m) ....................  25
     14.4  General Provisions ............................................  26
     14.5  Mitigation of Excise Tax ......................................  27
     14.6  Rights with Respect to Continuance of Employment ..............  28



     14.7   Awards in Substitution for Awards Granted by Other Corporations.. 28
     14.8   Procedure for Adoption .......................................... 28
     14.9   Procedure for Withdrawal ........................................ 28
     14.10  Delay ........................................................... 29
     14.11  Headings ........................................................ 29
     14.12  Severability .................................................... 29
     14.13  Successors and Assigns .......................................... 29
     14.14  Entire Agreement ................................................ 29


                               CUNO INCORPORATED

                           1996 STOCK INCENTIVE PLAN


                                   ARTICLE I
                                   ---------

                                 ESTABLISHMENT
                                 -------------

     1.1  Purpose.

     The CUNO Incorporated 1996 Stock Incentive Plan ("Plan") is hereby established by CUNO Incorporated ("Company"). The purpose of this Plan is to promote the overall financial objectives of the Company and its stockholders by motivating those persons selected to participate in this Plan to achieve long-term growth in stockholder equity in the Company and by retaining the association of those individuals who are instrumental in achieving this growth. This Plan and the grant of awards hereunder is expressly conditioned upon the Plan's approval by the security holders of the Company to the extent the Committee deems necessary or advisable. If such approval is not obtained, then this Plan and all Awards hereunder shall be null and void ab initio. This Plan is adopted effective as of July ____, 1996.

                                   ARTICLE II
                                   ----------

                                  DEFINITIONS
                                  -----------

     For purposes of this Plan, the following terms are defined as set forth below:

     2.1 "Affiliate" means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company including, without limitation, any member of an affiliated group of which the Company is a common parent corporation as provided in Section 1504 of the Code.

     2.2 "Agreement" or "Award Agreement" means any agreement entered into pursuant to this Plan pursuant to which an Award is granted to a Participant.

     2.3  "Annual Incentive Award" means an award granted pursuant to Article
XI.

     2.4 "Award" means any Stock Option, Stock Appreciation Right, Restricted Stock, Deferred Stock, Performance Share or Annual Incentive Award granted to a Participant under the Plan.

     2.5 "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefit specified under the Plan to the extent permitted. If there is no designated beneficiary, then the term means the person or persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

     2.6 "Board of Directors" or "Board" means the Board of Directors of the Company.

     2.7 "Cause" shall mean, for purposes of whether and when a Participant has incurred a Termination of Employment for Cause, any act or omission which permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for Cause as defined in such agreement or arrangement, or in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term "cause," then Cause shall mean (a) any act or failure to act deemed to constitute cause under the Company's established practices, policies or guidelines applicable to the Participant or (b) the Participant's act or omission constituting gross misconduct with respect to the Company or an Affiliate in any material respect.

     2.8 "Change in Control," "Change in Control Price," and "Potential Change in Control" have the meanings set forth in Sections 13.2, 13.3 and 13.4, respectively.

     2.9 "Code" or "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, final Treasury Regulations thereunder and any subsequent Internal Revenue Code.

     2.10 "Commission" means the Securities and Exchange Commission or any successor agency.

     2.11 "Committee" means the person or persons appointed by the Board of Directors to administer this Plan, as further described herein; provided, however, the Committee shall consist of directors who are "disinterested" persons within the meaning of Rule 16b-3 and each of whom is an "outside" director under Section 162(m) of the Code.

     2.12 "Common Stock" means the shares of the regular voting Common Stock, $[ ] par value, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter or the common stock of any successor to the Company which is designated for the purpose of this Plan.

     2.13 "Company" means CUNO Incorporated, a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities all or substantially all of the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

     2.14 "Covered Employee" means a Participant who is a "covered employee" within the meaning of Section 162(m) of the Code.

     2.15 "Deferred Stock" means an award made pursuant to Article IX to receive Common Stock at the end of a specified period.

     2.16 "Disability" means a mental or physical illness that entitles the Participant to receive benefits under the long term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company or an Affiliate. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred, while participating in a criminal offense. The determination of Disability shall be made by the Committee. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

     2.17  "Effective Date" means July ____, 1996,.

     2.18 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     2.19 "Extraordinary Termination of Employment" means the Termination of Employment of the Participant due to death, Disability or Retirement.

     2.20 "Fair Market Value" means the fair market value of Common Stock, Awards, or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value per share by Common Stock as of any date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which the Common Stock is traded on the date as of which such value is being determined or, if there is no sale ont that date, then on the last previous day on which a sale was reported.

     2.21 "Grant Date" means the date that as of which an Award is granted pursuant to this Plan.

     2.22 "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

     2.23 "Nonqualified Stock Option" means an Option to purchase Common Stock in the Company granted under this Plan the taxation of which is pursuant to
Section 83 of the Code.

     2.24 "Option Period" means the period during which the Option shall be exercisable in accordance with the Agreement and Article VI.

     2.25 "Option Price" means the price at which the Common Stock may be purchased under an Option as provided in Section 6.3.

     2.26 "Participant" means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under this Plan, and in the event a Representative is appointed for a Participant or another person becomes a Representative, then the term "Participant" shall mean such Representative. The term shall also include a trust for the benefit of the Participant, a partnership the interest of which is by or for the benefit of the

Participant, the Participant's parents, spouse or descendants, or a custodian under a uniform gifts to minors act or similar statute for the benefit of the Participant's descendants, to the extent permitted by the Committee and not inconsistent with the Rule 16b-3 or the status of the Option as an Incentive Stock Option to the extent intended. Notwithstanding the foregoing, the term "Termination of Employment" shall mean the Termination of Employment of the employee.

     2.27 "Performance Shares" means a right, granted under Article X, to receive Awards based upon criteria specified by the Committee.

     2.28 "Plan" means this CUNO Incorporated 1996 Stock Incentive Plan, as the same may be amended from time to time.

     2.29 "Representative" means (a) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the Beneficiary of the Participant upon or following the Participant's death; or (d) any person to whom an Option has been transferred with the permission of the Committee or by operation of law; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

     2.30 "Restricted Stock" means an award of Common Stock under Article VIII that is subject to certain restrictions and a risk of forfeiture.

     2.31 "Retirement" means the Participant's Termination of Employment after attaining either the normal retirement age or the early retirement age as defined in the principal (as determined by the Committee) tax-qualified plan of the Company or an Affiliate, if the Participant is covered by such plan, and if the Participant is not covered by such a plan, then age 65, or age 55 with the accrual of 10 years of service.

     2.32 "Rule 16b-3 and "Rule 16a-1(c)(3)" means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under
Section 16 of the Exchange Act.

     2.33  "Stock Appreciation Right" means a right granted under Article VII.

     2.34 "Stock Option" or "Option" means a right to purchase stock on specified conditions granted under Article VI.

     2.35 "Termination of Employment" means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person's ceasing, for whatever reason, to be an officer, independent contractor, director or employee of the Company or of any Affiliate, or to be an officer, independent contractor, director or employee of any entity that provides services to the Company or an Affiliate, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, Retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of all businesses owned or operated by the Company or its Affiliates. With respect to any person who is not an employee with respect to the Company or an Affiliate, the Agreement shall establish what act or event shall constitute a Termination of Employment for purposes of this Plan. A transfer of employment from the Company to an Affiliate, or from an Affiliate to the Company, shall not be a Termination of Employment, unless expressly determined by the Committee. A Termination of Employment shall occur to an employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate.

     In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

                                  ARTICLE III
                                  -----------

                                 ADMINISTRATION
                                 --------------

     3.1 Committee Structure and Authority. This Plan shall be administered by the Committee which shall be comprised of one or more persons. The Committee shall be the Compensation Committee of the Board of Directors, unless such committee does not exist or the Board establishes a committee whose purpose is the administration of this Plan. In the absence of an appointment, the Board or the portion that qualifies as the Committee shall be the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under this Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

     Among other things, the Committee shall have the authority, subject to the terms of this Plan:

          (a) to select those persons to whom Awards may be granted from time to time;

          (b) to determine whether and to what extent Awards are to be granted hereunder;

          (c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

          (d) to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the Option Price, the Option Period, any exercise restriction or limitation; any exercise acceleration or forfeiture waiver or any performance criteria regarding any Award and the shares of Common Stock relating thereto);

     (e) to adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations of Section 14.1;

     (f) to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred;

     (g) to determine under what circumstances an Award may be settled in cash or Common Stock.

     (h) to provide for the forms of Agreement to be utilized in connection with this Plan;

     (i) to determine whether a Participant has a Disability or a Retirement;

     (j) to determine what securities law requirements are applicable to this Plan, Awards, and the issuance of shares of Common Stock and to require of a Participant that appropriate action be taken with respect to such requirements;

     (k) to cancel, with the consent of the Participant or as otherwise provided in this Plan or an Agreement, outstanding Awards;

     (l) to interpret and make a final determination with respect to the remaining number of shares of Common Stock available under this Plan;

     (m) to require as a condition of the exercise of an Award or the issuance or transfer of a certificate of Common Stock, the withholding from a Participant of the amount of any federal, state or local taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

     (n) to determine whether and with what effect an individual has incurred a Termination of Employment;

     (o) to determine whether the Company or any other person has a right or obligation to purchase Common Stock from a Participant and, if so, the terms and conditions on which such Common Stock is to be purchased;

     (p) to determine the restrictions or limitations on the transfer of Common Stock;

     (q) to determine whether an Award is to be adjusted, modified or purchased, or is to become fully exercisable, under this Plan or the terms of an Agreement;

     (r) to determine the permissible methods of Award exercise and payment, including cashless exercise arrangements;

          (s) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan; and

          (t) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Agreement) and to otherwise supervise the administration of this Plan. The Committee's policies and procedures may differ with respect to Awards granted at different times or to different Participants.

     Any determination made by the Committee pursuant to the provisions of this Plan shall be made in its sole discretion, and in the case of any determination relating to an Award, may be made at the time of the grant of the Award or, unless in contravention of any express term of this Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of this Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to de novo review if challenged in court.

                                   ARTICLE IV
                                   ----------

                             STOCK SUBJECT TO PLAN
                             ---------------------

     4.1 Number of Shares. Subject to the adjustment under Section 4.6, the total number of shares of Common Stock reserved and available for distribution pursuant to Awards under this Plan shall be 1,000,000 shares of Common Stock authorized for issuance on the Effective Date plus any unused shares under, or shares allocated by the Committee from, the Company's Non-Employee Directors' Stock Option Plan. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     4.2 Release of Shares. The Committee shall have full authority to determine the number of shares of Common Stock available for Award, and in its discretion may include (without limitation) as available for distribution any shares of Common Stock that have ceased to be subject to an Award, any shares of Common Stock subject to any Award that are forfeited, any Award that otherwise terminates without issuance of shares of Common Stock being made to the Participant, or any shares (whether or not restricted) of Common Stock that are received by the Company in connection with the exercise of an Award including the satisfaction of any tax liability or the satisfaction of a tax withholding obligation. If any shares could not again be available for Awards to a particular Participant under any applicable law, such shares shall be available exclusively for Awards to Participants who are not subject to such limitations.

     4.3 Restrictions on Shares. Shares of Common Stock issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for shares of Common Stock, cash or other property prior to (i) the listing of such shares on any stock exchange (or other public market) on which the Common Stock may then be listed (or regularly traded), (ii) the completion of any registration or qualification of such shares under federal or state law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable, and (iii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction with respect to the exercise of an Award. The Company may cause any certificate for any share of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

     4.4 Stockholder Rights. No person shall have any rights of a stockholder as to shares of Common Stock subject to an Award until, after proper exercise of the Award or other action required, such shares shall have been recorded on the Company's official stockholder records as having been issued and transferred. Upon exercise of the Award or any portion thereof, the Company will have thirty
(30) days in which to issue the shares, and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company's official stockholder records, except as provided herein or in an Agreement.

     4.5 Best Efforts To Register. If there has been a Public Offering, the Company will register under the Securities Act the Common Stock delivered or deliverable pursuant to Awards on Commission Form S-8 if available to the Company for this purpose (or any successor or alternate form that is substantially similar to that form to the extent available to effect such registration), in accordance with the rules and regulations governing such forms, as soon as such forms are available for registration to the Company for this purpose. The Company will use its best efforts to cause the registration statement to become effective as soon as possible and will file such supplements and amendments to the registration statement as may be necessary to keep the registration statement in effect until the earliest of (a) one year following the expiration of the last relevant period of the last Award outstanding, (b) the date the Company is no longer a reporting company under the Exchange Act and
(c) the date all Participants have disposed of all shares of Common Stock delivered pursuant to any Award. The Company may delay the foregoing obligation if the Committee reasonably determines that any such registration would materially and adversely affect the Company's interests or if there is no material benefit to Participants.

     4.6 Anti-Dilution. In the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company share offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee may adjust or substitute, as the case may be, the number of shares of Common Stock available for Awards under this Plan, the number of shares of Common Stock covered by outstanding Awards, the exercise price per share of outstanding Awards, and any other characteristics or terms of the Awards as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that the Committee may limit any such adjustment so as to maintain the deductibility of the Awards under Section 162(m) of the Code, and that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Committee.

                                   ARTICLE V
                                   ---------

                                  ELIGIBILITY
                                  -----------

     5.1 Eligibility. Except as herein provided, the persons who shall be eligible to participate in this Plan and be granted Awards shall be those persons who are officers, employees and consultants of the Company or any subsidiary, who shall be in a position, in the opinion of the Committee, to make contributions to the growth, management, protection and success of the Company and its subsidiaries. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee may give consideration to the functions and responsibilities of the person's contributions to the Company and its subsidiaries, the value of the individual's service to the Company and its subsidiaries and such other factors deemed relevant by the Committee. The Committee may designate any person who is not eligible to participate in this Plan if such person would otherwise be eligible to participate in this Plan (and members of the Committee are expressly excluded from participation to the extent necessary for purposes of Rule 16h-3, Section 162(m) of the Code or any other legal reason).

                                   ARTICLE VI
                                   ----------

                                 STOCK OPTIONS
                                 -------------

     6.1 General. The Committee shall have authority to grant Options under this Plan at any time or from time to time. Stock Options may be granted alone or in addition to other Awards and may be either Incentive Stock Options or Non-Qualified Stock Options. An Option shall entitle the Participant to receive shares of Common Stock upon exercise of such Option, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with this Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including without limitation, payment of the Option Price. During any three-calendar-year period, Options for no more than one-half of all shares of Common Stock available for grant under the Plan shall be granted to any Participant.

     6.2 Grant and Exercise. The grant of a Stock Option shall occur as of the date the Committee determines. Each Option granted under this Plan shall be evidenced by an Agreement, in a form approved by the Committee, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in this Plan. Such Agreement shall become effective upon execution by the Participant. Only a person who is a common-law employee of the Company, any parent corporation of the Company or a subsidiary

(as such terms are defined in Section 424 of the Code) on the Grant date shall be eligible to be granted an Option which is intended to be and is an Incentive Stock Option. To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

     6.3 Terms and Conditions. Stock Options shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

          (a) Option Period. The Option Period of each Stock Option shall be fixed by the Committee; provided that no Non-Qualified Stock Option shall be exercisable more than fifteen (15) years after the date the Stock Option is granted. In the case of an Incentive Stock Option, the Option Period shall not exceed ten (10) years from the date of grant or five (5) years in the case of an individual who owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company or any subsidiary of the Company (each as defined in Section 424 of the Code). No Option which is intended to be an Incentive Stock Option shall be granted more than ten
     (10) years from the date this Plan is adopted by the Company or the date this Plan is approved by the stockholders of the Company, whichever is earlier.

          (b) Option Price. The Option Price per share of the Common Stock purchasable under an Option shall be determined by the Committee. If such Option is intended to qualify as an Incentive Stock Option, the Option Price per share shall be not less than the Fair Market Value per share on the date the Option is granted, or where granted to an individual who owns or who is deemed to own stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company or any subsidiary of the Company (each as defined in Section 424 of the Code), not less than one hundred ten percent (110%) of such Fair Market Value per share.

          (c) Exercisability. Subject to Section 13.1, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part. In addition, the Committee may at any time accelerate the exercisability of any Stock Option. If the Committee intends that an Option be an Incentive Stock Option, the Committee shall, in its discretion, provide that the aggregate Fair Market Value (determined at the Grant Date) of Incentive Stock Option which is exercisable for the first time during the calendar year shall not exceed $100,000.

          (d) Method of Exercise. Subject to the provisions of this Article VI, a Participant may exercise Stock Options, in whole or in part, at any time during the Option Period by the Participant's giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or check or such other form of payment as the Company may accept. If approved by the Committee (including approval at the time of exercise), payment in full or in part may also be made (i) by delivering Common Stock already owned by the Participant having a total Fair Market Value on the date of such delivery equal to the Option Price; (ii) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee and permitted in accordance with Section 6.3(e); (iii) by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option Price; (iv) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called "cashless" exercise); (v) by certifying ownership of shares of Common Stock owned by the Participant to the satisfaction of the Committee for later delivery to the Company as specified by the Company; or (vi) by any combination of the foregoing. If payment of the Option Price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, the number of shares of Common Stock to be received upon such exercise equal to the number of shares of Restricted Stock or Deferred Stock used for payment of the Option Price shall be subject to the same forfeiture restrictions or deferral limitations to which such Restricted Stock or Deferred Stock was subject, unless otherwise determined by the Committee. In the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted. No shares of Common Stock shall be issued until full payment therefor, as determined by the Committee, has been made. Subject to any forfeiture restrictions or deferral limitations that may apply if a Stock Option is exercised using Restricted Stock or Deferred Stock, a Participant shall have all of the rights of a stockholder of the Company holding the class of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the Participant has given written notice of exercise, has paid in full for such shares and such shares have been recorded on the Company's official stockholder records as having been issued and transferred.

     (e) Company Loan or Guarantee. Upon the exercise of any Option and subject to the pertinent Agreement and the discretion of the Committee, the Company may at the request of the Participant:

     (i) lend to the Participant, with recourse, an amount equal to such portion of the Option Price as the Committee may determine; or

     (ii) guarantee a loan obtained by the Participant from a third-party for the purpose of tendering the Option Price.

The terms and conditions of any loan or guarantee, including the term, interest rate, and any security interest thereunder, shall be determined by the Committee, except that no extension of credit or guarantee shall obligate the Company for an amount to exceed the lesser of the aggregate Fair Market Value per share of the Common Stock on the date of exercise, less the par value of the shares of Common Stock to be purchased upon the exercise of the Award, or the amount permitted under applicable laws or the regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

          (f) Non-transferability of Options. Except as provided herein or in an Agreement and then only consistent with the intent that the Option be an Incentive Stock Option, no Stock Option or interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution or by a designation of beneficiary effective upon the death of the Participant, and all Stock Options shall be exercisable during the Participant's lifetime only by the Participant. If and to the extent transferability is permitted by Rule 16b-3 and except as otherwise provided herein or by an Agreement, every Option granted hereunder shall be freely transferable, but only if such transfer does not result in liability under Section 16 of the Exchange Act to the Participant or other Participants and is consistent with registration of the Option and sale of Common Stock on Form S-8 (or a successor form) or the Committee's waiver of such condition.

     6.4 Termination by Reason of Death. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to death, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable for a period of one (1) year (or such other period or no period as the Committee may specify) immediately following the date of such death or until the expiration of the Option Period, whichever period is the shorter.

     6.5 Termination by Reason of Disability. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to a Disability, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable by the Participant for the period of one (1) year (or such other period or no period as the Committee may specify) immediately following the date of such Termination of Employment or until the expiration of the Option Period, whichever period is shorter, and the Participant's death at any time following such Termination of Employment due to Disability shall not affect the foregoing. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     6.6 Other Termination. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to Retirement, or the Termination of Employment is involuntary on the part of the Participant (but is not due to death, Disability or with Cause), any Stock Option held by such Participant shall thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the lesser of the three-month period commencing with the date of such Termination of Employment or until the expiration of the Option Period. Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment which is either (a) voluntary on the part of the Participant (and is not due to Retirement) or (b) with Cause, the Option shall terminate immediately. Unless otherwise provided in an Agreement or determined by the Committee, the death or Disability of a Participant after a Termination of Employment otherwise provided herein shall not extend the exercisability of the time permitted to exercise an Option.

     6.7 Cashing Out of Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of any Stock Option by paying the Participant an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock that is subject to the Option over the Option Price times the number of shares of Common Stock subject to the Option on the effective date of such cash out.


                                  ARTICLE VII
                                  -----------


                           STOCK APPRECIATION RIGHTS
                           -------------------------

     7.1 General. The Committee shall have authority to grant Stock Appreciation Rights under this Plan at any time or from time to time. Subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with this Plan or an Agreement, a Stock Appreciation Right shall entitle the Participant to surrender to the Company the Stock Appreciation Right and to be paid therefor in shares of the Common Stock, cash or a combination thereof as herein provided, the amount described in
Section 7.3(b).

     7.2 Grant. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under this Plan in which case the exercise of the Stock Appreciation Right shall require the cancellation of a corresponding portion of the Stock Option, and the exercise of the Stock Option will result in cancellation of a corresponding portion of the Stock Appreciation Right. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right may also be granted on a stand alone basis. The grant of a Stock Appreciation Right shall occur as of the date the Committee determines. Each Stock Appreciation Right granted under this Plan shall be evidenced by an Agreement, which shall embody the terms and conditions of such Stock Appreciation Right and which shall be subject to the terms and conditions set forth in this Plan. During any three-calendar-year period, no
more than               Stock Appreciation Rights shall be granted to any
Participant.

     7.3 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

          (a) Period and Exercise. The term of a Stock Appreciation Right shall be established by the Committee. If granted in conjunction with a Stock Option, the Stock Appreciation Right shall have a term which is the same as the Option Period and shall be exercisable only at such time or times and to the extent the related Stock Options would be exercisable in accordance with the provisions of Article VI. A Stock Appreciation Right which is granted on a stand alone basis shall be for such period and shall be exercisable at such times and to the extent provided in an Agreement.
     Stock Appreciation Rights shall be exercised by the Participant's giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the portion of the Stock Appreciation Right to be exercised.

          (b) Amount. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash, shares of Common Stock or both as determined by the Committee or as otherwise permitted in an Agreement equal in value to the excess of the Fair Market Value per share of Common Stock over the Option Price per share of Common Stock specified in the related Agreement multiplied by the number of shares in respect of which the Stock Appreciation Right is exercised. In the case of a Stock Appreciation Right granted on a stand alone basis, the Agreement shall specify the value to be used in lieu of the Option Price per share of Common Stock. The aggregate Fair Market Value per share of the Common Stock shall be determined as of the date of exercise of such Stock Appreciation Right.

          (c) Special Rules. In the case of Stock Appreciation Rights relating to Stock Options held by Participants who are actually or potentially subject to Section 16(b) of the Exchange Act to the extent required by Rule 16b-3:

               (i) The Committee may require that such Stock Appreciation Rights be exercised only in accordance with the applicable "window period" provisions of Rule 16b-3;

              (ii) The Committee may provide that the amount to be paid upon exercise of such Stock Appreciation Rights (other than those relating to Incentive Stock Options) during a Rule 16b-3 "window period" shall be based on the highest mean sales price of the Common Stock on the principal exchange on which the Common Stock is traded, NASDAQ or other relevant market for determining value on any day during such "window period"; and

             (iii) no Stock Appreciation Right shall be exercisable during the first six months of its term, except that this limitation shall not apply in the event of death or Disability of the Participant prior to the expiration of the six-month period.

          (d) Non-transferability of Stock Appreciation Rights. Stock Appreciation Rights shall be transferable only when and to the extent that a Stock Option would be transferable under this Plan unless otherwise provided in an Agreement.

          (e) Termination. A Stock Appreciation Right shall terminate at such time as a Stock Option would terminate under this Plan, unless otherwise provided in an Agreement.

          (f) Effect on Shares Under this Plan. To the extent required by Rule 16b-3, upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 4.2 on the number of shares of Common Stock to be issued under this Plan, but only to the extent of the number of shares of Common Stock covered by the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

          (g) Incentive Stock Option. A Stock Appreciation Right granted in tandem with an Incentive Stock Option shall not be exercisable unless the Fair Market Value of the Common Stock on the date of exercise exceeds the Option Price. In no event shall any amount paid pursuant to the Stock Appreciation Right exceed the difference between the Fair Market Value on the date of exercise and the Option Price.

                                 ARTICLE VIII
                                 ------------

                               RESTRICTED STOCK
                               ----------------

     8.1 General. The Committee shall have authority to grant Restricted Stock under this Plan at any time or from time to time. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the persons to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares of Restricted Shares to be awarded to any Participant, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals by the Participant or by the Company or an Affiliate (including a division or department of the Company or an Affiliate) for or within which the Participant is primarily employed or upon such other factors or criteria as the Committee shall determine. The provisions of Restricted Stock Awards need not be the same with respect to any Participant.

     8.2 Awards and Certificates. Notwithstanding the limitations on issuance of shares of Common Stock otherwise provided in this Plan, each Participant receiving an Award of Restricted Stock shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined by the Committee. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     8.3 Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

          (a) Limitations on Transferability. The purchase price for shares of Restricted Stock shall be set by the Committee and may be zero. Subject to the provisions of this Plan and the Agreement, during a period set by the Committee, commencing with the date of such Award (the "Restriction Period"), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber any interest in shares of Restricted Stock. Unless otherwise determined by the Committee, awards of Restricted Stock must be accepted by a Participant within a period of 60 days (or such shorter periods as the Committee may specify at grant) after the Grant Date, by executing a Restricted Stock Agreement and paying whatever price, if any, is required. The Participant shall not have any rights with respect to such Award, unless and until such Participant has executed an agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

          (b) Rights. Except as provided in Section 8.3(a), the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee and subject to this Plan, cash dividends on the class of Common Stock that is the subject of the Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock, and dividends on the class of Common Stock that is the subject of the Restricted Stock payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock on which such dividend was paid.

          (c) Criteria. Based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of restrictions in installments and may accelerate the vesting of all or any part of any Award and waive the restrictions for all or any part of such Award.

          (d) Forfeiture. Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment during the Restriction Period due to death or Disability, the restrictions shall lapse and the Participant shall be fully vested in the Restricted Stock. Except to the extent otherwise provided in the applicable Agreement and this Plan, upon a Participant's Termination of Employment for any reason during the Restriction Period other than death or Disability, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such Participant's shares of Restricted Stock.

          (e) Delivery. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the Participant.

          (f) Election. A Participant may elect to further defer receipt of the Restricted Stock for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must be made one (1) year prior to completion of the Restriction Period.

                                  ARTICLE IX
                                  ----------

                                DEFERRED STOCK
                                --------------

     9.1 General. The Committee shall have authority to grant Deferred Stock under this Plan at any time or from time to time. Shares of Deferred Stock may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the persons to whom and the time or times at which Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any Participant, the duration of the period (the "Deferral Period") prior to which the Common Stock will be delivered, and the conditions under which receipt of the Common Stock will be deferred and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement. The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals by the Participant or by the Company or an Affiliate, including a division or department of the Company or an Affiliate for or within which the Participant is primarily employed or upon such other factors or criteria as the Committee shall determine. The provisions of Deferred Stock Awards need not be the same with respect to any Participant.

     9.2 Terms and Conditions. Deferred Stock Awards shall be subject to the following terms and conditions:

          (a) Limitations on Transferability. Subject to the provisions of this Plan and except as may otherwise be provided in an Agreement, neither Deferred Stock Awards, nor any interest therein, may be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period as defined in Section 9.2(e), where applicable), the Committee may elect to deliver Common Stock, cash equal to the Fair Market Value of such Common Stock or a combination of cash and Common Stock, to the Participant for the shares covered by the Deferred Stock Award.

          (b) Rights. Unless otherwise determined by the Committee and subject to this Plan, cash dividends on the Common Stock that is the subject of the Deferred Stock Award shall be automatically deferred and reinvested in additional Deferred Stock, and dividends on the Common Stock that is the subject of the Deferred Stock Award payable in Common Stock shall be paid in the form of Deferred Stock of the same class as the Common Stock on which such dividend was paid.

          (c) Criteria. Based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of deferral limitations in installments and may accelerate the vesting of all or any part of any Award and waive the deferral limitations for all or any part of such Award.

          (d) Forfeiture. Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment during the Deferral Period due to death or Disability, the restrictions shall lapse and the Participant shall be fully vested in the Deferred Stock. Unless otherwise provided in an Agreement or determined by the Committee, upon a Participant's Termination of Employment for any reason during the Deferral Period other than death or Disability, the rights to the shares still covered by the Award shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining deferral limitations with respect to any or all of such Participant's Deferred Stock.

          (e) Election. A Participant may elect to further defer receipt of the Deferred Stock payable under an Award (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must be made at one (1) year prior to completion of the Deferral Period for the Award.

                                   ARTICLE X
                                   ---------

                              PERFORMANCE SHARES
                              ------------------

     10.1 General. Subject to the terms and conditions described below, Performance Shares may be granted to any Participant at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant; provided, however, that no Participant who is a Covered Employee may earn more than ________ Performance Shares with respect to any Performance Period (as defined below).

     10.2 Price. The purchase price for Performance Shares shall be zero unless otherwise specified by the Committee.

     10.3 Performance Share Agreement. Subject to the provisions of this Plan, all the terms and conditions of an Award of Performance Shares shall be determined by the Committee in its discretion and shall be confirmed by a Performance Share Award Agreement which shall be executed by the Company and the Participant. Not later than the date required or permitted for "qualified performance-based compensation" under Code Section 162(m), the Committee shall determine the Participants who will potentially receive individual Performance Share Awards for the Performance Period and the amount or method for determining the amount of such Participant's number of Performance Shares.

     10.4 Performance Periods. Any time period (the "Performance Period") relating to a Performance Share Award (commencing with the Grant Date) shall be at least two calendar or Company fiscal years in length unless otherwise provided by the Committee.

     10.5 Performance Goals. Not later than the date required or permitted for "qualified performance-based compensation" under Section 162(m), the Committee shall establish in writing the performance goals ("Performance Goals") for such Performance Period, which shall be based on any of the following performance criteria, either alone or in any combination, and on either a consolidated or business unit level, as the Committee may determine: sales, net asset turnover, earnings per share, cash flow, cash flow from operations, operating profit, net income, operating margin, net income margin, return on net assets, return on total assets, return on common equity, return on total capital, and total shareholder return. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify; extraordinary, unusual or nonrecurring items; effects of accounting changes; effects of financing activities (e.g., effect on earnings per share of issuance of convertible debt securities); expenses for restructuring or productivity initiates; other nonoperating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the Participant's Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify. Unless the Committee determines otherwise for any Performance Period, extraordinary items, such as capital gains and losses, which affect any performance criterion applicable to the Award (including but not limited to the criterion of net income) shall be excluded or included in determining the extent to which the correspondence performance goal has been achieved, whichever will produce the higher Award.
The Committee may, in its discretion, vary the terms and conditions of any Performance Share Award, including, without limitation, the Performance Period and Performance Goals, without shareholder approval, as applied to any recipient who is not a Covered Employee with respect to the Company. In the event applicable tax or securities laws change to permit the Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

     10.6 Earning of Performance Shares. After the applicable Performance Period shall have ended, the Committee shall certify the extent to which the established Performance Goals have been achieved. The retention of Performance Shares shall be a direct function of the extent to which the Company's Performance Goals have been achieved. A Participant may earn more or less than the number of Performance Shares originally awarded, or no Performance Shares at all. Performance Shares shall be paid in the form of Company Stock. Unrestricted certificates representing such number of shares of Common Stock as equals the number of Performance Shares earned under the Award shall be delivered to the Participant as soon as practicable after the end of the applicable Performance Period. Participants shall also be entitled to any dividends or other distributions that would have been paid or earned in respect of such shares of Common Stock had such shares been outstanding during the period from the initial award date to the final payout on the Performance Shares, and may be paid in the form of Common Stock. Unless otherwise provided, in its discretion, by the Committee, any such dividends or other distributions shall not bear interest. All determinations by the Committee as to the establishment of Performance Goals and the potential Awards related to such Performance Goals and as to the achievement of Performance Goals relating to such Awards, and the number of any Performance Shares shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Awards.

     10.7 Termination of Employment Due to Death, Disability or Retirement or at the Request of the Company Without Cause. In the event of an Extraordinary Termination of Employment or a termination of Employment by the Company without Cause during a Performance Period, the Participant shall receive a prorated payout with respect to the Performance Shares relating to such Performance Period. The prorated payout shall be determined by the Committee, in its sole discretion, and shall be based upon the length of time that the Participant held the Performance Shares during the Performance Period and based upon the achievement of the established Performance Goals. Distribution of earned Performance Shares shall be made at the same time payments are made to Participants who did not incur a Termination of Employment during the applicable Performance Period.

     10.8 Termination of Employment for Other Reasons. In the event that a Participant's employment terminates for any reason other than those reasons set forth in Section 10.7, all Performance Shares shall be forfeited by the Participant to the Company.

     10.9 Nontransferability. Unless otherwise provided in an Agreement Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or a Representative.

                                  ARTICLE XI
                                  ----------

                            ANNUAL INCENTIVE AWARDS
                            -----------------------

     11.1 Eligibility. Participants designated by the Committee shall be eligible for an Annual Incentive Award, the amount of which will be based on the satisfaction of specified bonus targets ("Award Targets"). Not later than the date required as permitted for "qualified performance-based compensation" under Code, Section 162(m), the Committee shall establish in writing (i) the Award Targets and (ii) the Annual Incentive Awards which may be earned by Participants, based upon the extent to which the Award Targets are achieved ("Award Opportunities"). The Award Targets and Award Opportunities shall be confirmed in Agreements between the Company and the Participants. The Award Targets shall be based on any of the following performance criteria, either alone or in any combination, and on either a consolidated or business unit level, as the Committee may determine: sales, net asset turnover, earnings per share, cash flow, cash flow from operations, operating profit, net income, operating margin, net income margin, return on net assets, return on total assets, return on common equity, return on total capital, and total shareholder return. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items; effects of accounting changes; effects of financing activities (e.g., effect on earnings per share of issuance of convertible debt securities); expenses for restructuring or productivity initiates; other nonoperating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the Participant's Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify. Unless the Committee determines otherwise for any Performance Period, extraordinary items, such as capital gains and losses, which affect any performance criterion applicable to the Award (including but not limited to the criterion of net income) shall be excluded or included in determining the extent to which the corresponding performance goal has been achieved, whichever will produce the higher Award. The Committee may specify the amount of the individual Award as a percentage of such business criteria, a percentage thereof in excess of a threshold amount, or another amount which need not bear a strictly mathematical relationship to such relationship criteria. With respect to any Performance Period, the Committee may establish an aggregate limit or individual with respect to the value of the Awards.

     11.2 Earning of Annual Incentive Awards. After the applicable fiscal year shall have ended, the Committee shall certify in writing, the extent to which the established Award Targets have been achieved. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Bonus Award, including a determination to make no final Award whatsoever, but the Committee may not exercise discretion to increase any such amount in the case of an individual Award with respect to a Covered Employee intended to qualify under Code Section 162(m). Unless otherwise determined by the Company or its Affiliates during the Performance Period. Unless otherwise determined by the Committee, during a Performance Period, an Award shall be payable under this Plan to the Participant who incurs an Extraordinary Termination of Employment or a termination of Employment by the Company without cause, which shall be adjusted, pro rata, for the period of time during the year the Participant actually worked. Unless otherwise provided by the Committee, a Participant who incurs a Termination of Employment other than an Extraordinary Termination of Employment or a termination of Employment by the Company without cause prior to the end of the Performance Period shall not be entitled to any Award under the Performance Period. Subsequently, the Committee shall calculate the Annual Incentive Award (if any) for each Participant, based upon the Award Opportunities established by the Committee prior to the beginning of the applicable year. Each Annual Incentive Award shall be solely a function of the degree to which the established Award Targets have been achieved.

     11.3 Payments and Election. Participants may elect to receive Annual Incentive payouts in cash, Common Stock, Deferred Stock, Restricted Stock or a combination of the foregoing, provided that any election for payment in Common Stock is subject to the approval of the Committee. Payouts with respect to a fiscal year will be made within seventy-five (75) days of the end of such year. To elect the payout of a portion of an Annual Incentive Award in Common Stock, a Participant must inform the Committee in writing prior to the start of the fiscal year with respect to which payout would be made. Unless modified by the Committee before the beginning of a fiscal year of the Company, terms and conditions of Deferred or Restricted Stock payouts shall include the following:

          (a) Any portion of an Annual Incentive Award can be elected for payout in Restricted Stock, either in a dollar amount or as a percentage of the total Annual Incentive Award.

          (b) Deferred or Restricted Stock will be issued on the same date that cash payouts would be made, based on the closing price of the Common Stock as of the date of the award ("Closing Price") on the principal exchange on which the Common Stock shall then be listed or quoted.

          (c) Deferred or Restricted Stock will be issued pursuant to, and shall be subject to the terms and conditions contained in this Plan. Unless otherwise agreed, the Deferral Period or Restriction Period, respectively, will be for a period determined by the Committee of at least three (3) years in duration, after which time the Common Stock will be distributed or released to the Participant.

          (d) The number of shares of Deferred Stock or Restricted Stock granted to a Participant will equal the product of (A) such number of shares of Common Stock as have an aggregate closing price equal to the dollar amount of the Annual Incentive Award elected to be received in the form of Deferred Stock or Restricted Stock, multiplied by (B) a factor greater than 1.00 but less than or equal to 1.30, as determined by the Committee prior to the beginning of the Company's applicable fiscal year.

          (e) If the Participant incurs a termination of employment by reason of death, Disability or Retirement or by the Company without Cause, the Committee, at its discretion, may provide for waiver of all, or a portion of the deferrals or restrictions applicable to, unvested restricted Awards. If the Participant's incurs a termination of employment for any other reason, the shares of Common Stock may be forfeited.

     11.4 Amendment of Awards. The Committee has discretion, subject to the Plans ___________ a plan of performance-based compensation under Code Section 162 (iv), to vary the terms and conditions of any Annual Incentive Award, including, without limitation, the Award Targets, without shareholder approval, as applied to any participant who is not a "covered employee" with respect to the Company as defined in Section 162(m) of the Code.

     11.5 Performance Threshold. The Committee may establish minimum levels of Company performance which must be achieved during a fiscal year before any Annual Incentive Awards shall be paid to Participants.

     11.6 Maximum Awards. The Committee may establish guidelines governing the maximum Annual Incentive Awards that may be earned by Participants (either in the aggregate, by employee class or among individual Participants), provided that no participant may receive an Annual Incentive Awards in an amount (including the value of any Common Stock constituting any portion of such Annual Incentive Awards) of greater than $1,500,000 with respect to any fiscal year of the Company.

     11.7 Termination of Employment. In the event a participant's employment is terminated for any reason, such participant shall not be entitled to receive any Annual Incentive Award with respect to the fiscal year in which the termination occurs.


                                  ARTICLE XII
                                  -----------

            PROVISIONS APPLICABLE TO STOCK ACQUIRED UNDER THIS PLAN
            -------------------------------------------------------

     12.1 Limited Transfer During Offering. In the event there is an effective registration statement under the Securities Act pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares received directly or indirectly pursuant to an exercise of an Award.

     12.2 No Company Obligation. None of the Company, an Affiliate or the Committee shall have any duty or obligation to affirmatively disclose to a record or beneficial holder of Common Stock or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise of an Award or the Company's purchase of Common Stock or an Award from such holder in accordance with the terms hereof.

                                 ARTICLE XIII
                                 ------------

                         CHANGE IN CONTROL PROVISIONS
                         ----------------------------

     13.1 Impact of Event. Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control (as defined in Section 13.2), the Committee shall have full discretion, notwithstanding anything herein or in an Agreement to the contrary, to do any or all of the following with respect to an outstanding Award:

          (a) to provide that the Stock Options and Stock Appreciation Rights outstanding as of the date of the Change in Control which are not then exercisable shall become fully exercisable to the full extent of the original grant;

          (b) to provide that the restrictions and deferral limitations applicable to any Restricted Stock, Deferred Stock or other Award shall lapse, and such Restricted Stock, Deferred Stock or other Award shall become free of all restrictions and become fully vested and transferrable to the full extent of the original grant;

          (c) to deem any performance goal or other condition with respect to any Performance Shares or Annual Incentive Award to have been satisfied in full, and such Award shall be fully distributable;

          (d) to cause any Award to be cancelled, provided notice of at least 15 days thereof is provided before the date of cancellation;

          (e) to provide that the securities of another entity be substituted hereunder for the Common Stock and to make equitable adjustment with respect thereto;

          (f) to grant the Participant the right to elect by giving notice during a set period of time from and after a Change in Control to surrender all or part of a stock-based Award to the Company and to receive cash in an amount equal to the amount by the "Change in Control Price" (as defined in Section 13.3) per share of the Common Stock on the date of the election exceeds the amount the Participant must pay to exercise the Award per share of Common Stock under the Award (the "Spread") multiplied by the number of shares of Common Stock granted under the Award; and

          (g)  to take any other action the Committee determines to take.

     13.2 Definition of Change in Control. For purposes of this Plan, a "Change in Control" shall mean the happening of any of the following events:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company,
     (iv) any acquisition by a lender to the Company pursuant to a debt restructuring of the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 13.2;

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

          (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than ______ percent (__%) of, respectively, the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     13.3 Change in Control Price. For purposes of this Plan, "Change in Control Price" means the higher of (a) the highest reported sales price of a share of Common Stock in any transaction reported on the principal exchange on which such shares are listed or on Nasdaq during the 60-day period prior to and including the date of a Change in Control or (b) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or a Corporate Transaction, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Committee.

     13.4 Definition of Potential Change in Control. For purposes of Section ____, a "Potential Change in Control" means the happening of any one of the following:

          (i) The entering into an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in
     Section 13.2; or

          (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or any Company employee benefit plan, including any trustee of such plan acting as such trustee) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities, and the adoption by the Board of a resolution to the effect that a "Potential Change in Control" of the Company has occurred for the purposes of this Plan.

                                  ARTICLE XIV
                                  -----------

                                 MISCELLANEOUS
                                 -------------

     14.1 Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant's consent, except such an amendment (a) made to avoid an expense charge to the Company or an Affiliate, (b) made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (d) made to permit the Company or an Affiliate a deduction under the Code. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement. The Committee may amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as the Board and further subject to any approval or limitations the Board may impose.

     Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Common Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

     14.2 Unfunded Status of Plan. It is intended that this Plan be an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of this Plan.

     14.3 Status of Awards Under Code Section 162(m). It is the intent of the Company that Awards granted to persons who are Covered Employees within the meaning of Code Section 162(m) shall constitute "qualified performance-based compensation" satisfying the requirements of Code Section 162(m). Accordingly, the provisions of the Plan shall be interpreted in a manner consistent with Code
Section 162(m). If any provision of the Plan or any agreement relating to such an Award does not comply or is inconsistent with the requirements of Code
Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     14.4 General Provisions.

          (a) Representation. The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

          (b) No Additional Obligation. Nothing contained in this Plan shall prevent the Company or an Affiliate from adopting other or additional compensation arrangements for its employees.

          (c) Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount required in order for the Company or an Affiliate to obtain a current deduction. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement provided that any applicable requirements under Section 16 of the Exchange Act are satisfied. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.
     If the Participant disposes of shares of Common Stock acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under the Code, the Participant must give written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Participant.

          (d) Reinvestment. The reinvestment of dividends in additional Deferred or Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available for such reinvestment (taking into account then outstanding Options and other Awards).

          (e) Representation. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a Representative to whom any amounts payable in the event of the Participant's death are to be paid.

          (f) Controlling Law. This Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its law respecting choice of law). This Plan shall be construed to comply with all applicable law, and to avoid liability to the Company, an Affiliate or a Participant, including, without limitation, liability under Section 16(b) of the Exchange Act.

          (g) Offset. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Plan or an Agreement to be transferred to the Participant, and no shares of Common Stock, cash or other thing of value under this Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

          (h) Fail-Safe. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or Rule 16a-1(c)(3), as applicable. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 or Rule 16a-1(c)(3) to be stated herein, such provision (other than one relating to eligibility requirements or the price and amount of Awards) shall be deemed to be incorporated by reference into the Plan with respect to Participants subject to Section 16.

          (i) Right to Capitalize. The grant of an Award shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidation, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     14.5 Mitigation of Excise Tax. Subject to any other agreement between the Participant and the Company or an Affiliate, if any payment or right accruing to a Participant under this Plan (without the application of this Section 14.5), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate ("Total Payments") would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the

Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 14.5 shall apply with respect to any person only if after reduction for any applicable federal excise tax imposed by Section 4999 of the Code and federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of this Plan and after reduction for only federal income taxes.

     14.6 Rights with Respect to Continuance of Employment. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant's employment or service as existed prior to the individual becoming a Participant in this Plan.

     14.7 Awards in Substitution for Awards Granted by Other Corporations. Awards may be granted under this Plan from time to time in substitution for awards in respect of other plans of other entities. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

     14.8 Procedure for Adoption. Any Affiliate of the Company may by resolution of such Affiliate's board of directors, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, adopt this Plan for the benefit of its employees as of the date specified in the board resolution.

     14.9 Procedure for Withdrawal. Any Affiliate which has adopted this Plan may, by resolution of the board of directors of such direct or indirect subsidiary, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, terminate its adoption of this Plan.

     14.10 Delay. If at the time a Participant incurs a Termination of Employment (other than due to Cause) or if at the time of a Change in Control, the Participant is subject to "short-swing" liability under Section 16 of the Exchange Act, any time period provided for under this Plan or an Agreement to the extent necessary to avoid the imposition of liability shall be suspended and delayed during the period the Participant would be subject to such liability, but not more than six (6) months and one (1) day and not to exceed the Option Period, or the period for exercise of a Stock Appreciation Right as provided in the Agreement, whichever is shorter. The Company shall have the right to suspend or delay any time period described in this Plan or an Agreement if the Committee shall determine that the action may constitute a violation of any law or result in liability under any law to the Company, an Affiliate or a stockholder of the Company until such time as the action required or permitted shall not constitute a violation of law or result in liability to the Company, an Affiliate or a stockholder of the Company. The Committee shall have the discretion to suspend the application of the provisions of this Plan required solely to comply with Rule 16b-3 if the Committee shall determine that Rule 16b-3 does not apply to this Plan.

     14.11 Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

     14.12 Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

     14.13 Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

     14.14 Entire Agreement. This Plan and the Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between this Plan and the Agreement, the terms and conditions of the Agreement shall control.

     Executed on this ____ day of ________, 199__.



                                       CUNO INCORPORATED


                                       By_________________________

                                                                    EXHIBIT 10.3
                                                                    ------------

                               CUNO INCORPORATED
                           DISTRIBUTORSHIP AGREEMENT


     AGREEMENT made as of the ____ day of __________________ ___________, ______
between CUNO, INCORPORATED, with an office and place of business at 400 Research Parkway, Meriden, Connecticut 06450 (hereinafter referred to as "CUNO") and

________________________________________________________________________________

________________________________________________________________________________
a [corporation, partnership, individual proprietorship] with an office and place of business at

________________________________________________________________________________

________________________________________________________________________________
(hereinafter referred to as the "DISTRIBUTOR");

                                  WITNESSETH:

I.   APPOINTMENT

CUNO hereby appoints DISTRIBUTOR, for the term of this Agreement, an exclusive distributor for the sale and services solely within the Territory described in
Article II hereof (the "Territory") of the products shown on Exhibit A hereto (the "Products") to the specific market described in Article II hereof (the "Market") in accordance with and subject to the terms, conditions, reservations and limitations set forth herein.

II.  TERRITORY, MARKET

DISTRIBUTOR agrees that the sole area in which DISTRIBUTOR will sell, distribute and service the Products (the Territory) and the specific Market to which such efforts shall be directed shall be as shown on Exhibit B hereto. CUNO reserves to itself the right to sell, distribute and service, directly or indirectly, Products into markets within the Territory not specifically assigned to DISTRIBUTOR by this Agreement.

III. PRODUCTS; ORDERS

CUNO reserves to itself the right at any time and from time to time to make changes to or discontinue the manufacture and supply of any of the Products without liability to the DISTRIBUTOR. Additional products may be added under this Agreement and shall be deemed added to Schedule A, and thereby covered hereunder, by written notice from CUNO to the DISTRIBUTOR describing such items.

IV.  DISTRIBUTOR'S RESPONSIBILITIES

The DISTRIBUTOR agrees that so long as this Agreement is in effect, it will:

A. Use its best efforts to vigorously develop business in the Territory, to promote the sale of the Products, to sell the Products and otherwise act in accordance with the terms of this Agreement and the announced policies of CUNO, which, best efforts will include causing technically and personally suitable employees of the DISTRIBUTOR to call regularly, frequently and in a systematic manner upon customers and potential customers located in the Territory.

B.   Maintain its principal office and place of business in the Territory.

C. Achieve such reasonable annual sales objectives within the Territory as CUNO shall, from time to time, establish following consultation with the DISTRIBUTOR. CUNO's evaluations of the DISTRIBUTOR's performance, conducted at appropriate intervals, will be based on the DISTRIBUTOR's overall performance in the Territory. CUNO will also consider the additional factors outlined in Exhibit E hereto, as amended by mutual agreement.


D. Maintain a representative and adequate stock of the Products, giving consideration to the customers served and the competitive requirements with regard to availability as it may vary from normal factory lead times.


E. Maintain a stock of service parts and have qualified personnel capable of efficiently servicing the Products. The DISTRIBUTOR will service any Products within the Territory, regardless of sale origin, unless requested not to do so by CUNO.


F. Include a representative listing of the Products in any catalogs issued by it.


G.  Supply CUNO an annual sales forecast for the DISTRIBUTOR's Territory.


H. Unless otherwise agreed to by CUNO, DISTRIBUTOR shall bear all expenses incurred by DISTRIBUTOR for advertising and sales of the Products in the Territory.


I. Supply CUNO with such information about the DISTRIBUTOR's sales efforts and the Market as CUNO may reasonabley request including, but not limited to, unpriced invoices showing part number, quantity, customer name and address.


J. Provide to CUNO, at such time as may be reasonably requested by CUNO, the DISTRIBUTOR's audited financial statements, including balance sheets and profit-and-loss statements. All such statements and reports shall be treated as confidential information for the benefit of CUNO only, and it shall not be disclosed to others.


K. Not sell or solicit orders for the purchase of goods which, in the opinion of CUNO, are directly competitive with any or all of the Products of CUNO unless such action is authorized in writing by an officer of CUNO.


This Agreement does authorize the DISTRIBUTOR to appoint or utilize any sub-agent or other assisting sales organization except as specifically approved by CUNO.


V.  TERMS OF SALE


A. CUNO shall, during the term of this Agreement, sell Products to the DISTRIBUTOR at the then-current price of the respective Products in Exhibit A and upon such other terms and conditions as CUNO shall establish as its standard terms and conditions, as set forth in Exhibit E and as they may be amended from time to time by CUNO.

B. The DISTRIBUTOR agrees that the terms and conditions of this Agreement, including those set forth in Exhibit E, will govern each purchase order submitted by the DISTRIBUTOR hereunder and, accordingly, that none of the provisions of the DISTRIBUTOR's purchase orders, except those specifying the quantity and character of the Products ordered, dates of shipment, invoice information and shipping instructions, shall be considered applicable to its purchases of Products. Company hereby rejects any term or condition in DISTRIBUTOR's forms or other purchase documents that are inconsistent with this Subparagraph B.


C. CUNO will endeavor to give the DISTRIBUTOR advance notice of any price changes to the extent reasonably practicable. However, CUNO shall at all times have the right, either with or without advance notice, to change, with immediate affect, prices and terms and conditions applicable to the purchase of its Products under this Agreement. CUNO shall give the DISTRIBUTOR written notice of any such changes in prices or terms and conditions. Payments shall become due in accordance with invoicing as shipments are made.


D. No purchase order from the DISTRIBUTOR shall be binding on CUNO until accepted in writing by a duly authorized officer or employee of CUNO. CUNO may refuse to accept any purchase order for any reason. The DISTRIBUTOR's orders shall be subject to such reasonable allocation as, in the sole judgment of CUNO, may be necessary or equitable in the event of any shortages of Products or parts at any time.


E. The DISTRIBUTOR may cancel orders, reduce quantities, revise specifications or extend schedules only by mutual agreement with CUNO, and in such event, the DISTRIBUTOR agrees to pay CUNO reasonable and proper cancellation charges which shall take into account expenses already incurred and commitments made by CUNO as well as any other loss incurred by CUNO by reason thereof.


F. Ownership of each Product purchased by DISTRIBUTOR under this Agreement will pass to DISTRIBUTOR upon delivery to the carrier or to DISTRIBUTOR, whichever occurs first, but CUNO will retain a security interest, in, and right to repossess, and such Product until paid thereof.


G. All orders are subject to minimum values, as specified in Exhibit D, which may be revised from time to time by CUNO, in its sole discretion.


VI.  DIRECT SALES


A. Orders and inquiries concerning the Products listed on Schedule A received by CUNO directly from customers from the Market in the DISTRIBUTOR's Territory will customarily be referred to the DISTRIBUTOR.

B. CUNO may make sales of specialty products directly to customers from the Market in the Territory but in such case, will pay to the DISTRIBUTOR a commission for work reasonably requested by CUNO in connection with such sale. Such commission shall be according to the then prevailing CUNO commission policy.


VII.  WARRANTY AND RETURNS


The following provisions shall apply to the return of Products by customers:


A. Repair or Replacement. Products or parts may be returned to CUNO by the DISTRIBUTOR or his customer for repair or replacement if the defect is covered under CUNO's standard limited express warranty, which may be revised from time to time, provided, however, that the DISTRIBUTOR must give CUNO written notice thereof in advance of the return on CUNO's returned goods form. Thereafter, CUNO will provide the DISTRIBUTOR with shipping instructions, and the DISTRIBUTOR may then return the item in accordance with such instructions.


B. Credit. CUNO will accept no returns for credit unless CUNO's written permission, in each case, has been given in advance. Only Products which are then (i) in good, merchantable condition, comparable to CUNO's prevailing standards, (ii) in CUNO's standard Product line, and (iii) in active demand, will be considered by CUNO for return or credit. In cases where CUNO gives its written permission for a specific return for credit, the credit given will be based upon prices prevailing at the time that the permission is granted or upon the originally invoiced price of the returned Product, whichever is lower, and subject in each case to deductions, determined by CUNO, for handling and for time and expense incurred in restoring goods to saleable condition.


C. The DISTRIBUTOR is not authorized to extend to its customers any other warranty, whether express or implied, relating to the Products, other than the CUNO standard limited express warranty. The DISTRIBUTOR agrees to include in its provisions of sale to its customers CUNO's standard limited express warranty (and all exclusions of implied warranties and the limitations of liability). The DISTRIBUTOR agrees to indemnify and hold CUNO harmless from any claims or costs (including, but not limited to, actual attorneys' fees), damages and liabilities resulting from any warranty or representation not specifically authorized by CUNO in writing or by reason of the DISTRIBUTOR's failure to effectively disclaim any other express warranty or implied warranty or any claim for consequential damages.


D. CUNO agrees to defend, indemnify and hold DISTRIBUTOR harmless for any claim, loss, suit, action or judgment brought against DISTRIBUTOR solely by virtue of an allegation that a Product is defective in design or manufacture and has thereby caused personal injury or property damage.


E. DISTRIBUTOR agrees to indemnify and hold CUNO harmless for any claim, loss, suit, action or judgment, including attorneys' fees, brought against CUNO by virtue of or arising out of an alleged improper sale, application or servicing of Products by DISTRIBUTOR, or any other alleged improper or negligent action of DISTRIBUTOR, its employees, agents or assigns.


VIII.  DISTRIBUTOR MODIFICATIONS


The DISTRIBUTOR may not make modifications to Products sold to it by CUNO, except to the extent necessary to include CUNO authorized accessories parts. The CUNO limited express warranty shall be null and void with respect to any Products by otherwise modified. All liability for unauthorized modifications to Products by the DISTRIBUTOR shall be borne by the DISTRIBUTOR, and the DISTRIBUTOR shall indemnify and hold CUNO harmless from any claims relating to said modification.


IX.  STOCK ADJUSTMENT POLICY


An initial stock adjustment without penalty and with written notice to CUNO is allowed according to the prevailing CUNO policy on stock adjustment.


X.  CONFIDENTIAL INFORMATION


During the term of this Agreement, it may become appropriate for CUNO to submit information to the DISTRIBUTOR which is proprietary and/or confidential commercial or technical information that is not publicly available and that should not be made available to others. With respect to any such information submitted in writing and identified as "Proprietary" or "Confidential," it is agreed that the DISTRIBUTOR will not disclose such information to others or use such information except as contemplated herein, without prior written authorization of CUNO. No such obligation shall apply to information which:(a) is or becomes publicly available other than through breach of this provision; or
(b) was known to the DISTRIBUTOR at the time of disclosure, as demonstrated by written records; or (c) later becomes known to the DISTRIBUTOR from another source without restriction. Upon termination of this Agreement or any amendment or renewal thereof for any reason, all information that is "Proprietary" or "Confidential" shall be returned by the DISTRIBUTOR to CUNO immediate.

XI.  TRADEMARKS


During the term of this Agreement, DISTRIBUTOR is authorized to use CUNO's trade name or any of CUNO's trademarks relating to the Products in a manner approved by CUNO, but only for display purposes in connection with DISTRIBUTOR's solicitation of orders for Products from customers in the Territory. DISTRIBUTOR shall not use CUNO's trade name of any of its trademarks as part of DISTRIBUTOR's trade or business name or in any other way which CUNO considers misleading or objectionable. Upon termination, the DISTRIBUTOR agrees to discontinue any previously approved use of CUNO trademarks, and to discontinue indicating that it is associated in any manner with CUNO.

XII. DURATION AND TERMINATION

This Agreement shall be for an initial period from _______ to _______ and, where permitted by applicable law, shall thereafter be renewed automatically for successive two-year terms unless no later than 60 days prior to the end of the initial or any renewal term, either party gives written notice of nonrenewal.

This Agreement may be terminated earlier as noted below. To the extent that the form of notice or the time period of notice permitted herein shall conflict with applicable law, then such alternate form of notice or notice period of such applicable law shall be deemed to be incorporated into this Agreement.

A. CUNO shall have good cause to terminate this Agreement upon 30 days' written notice in the event any of the following events shall occur and shall remain uncured for a period of 60 days from the DISTRIBUTOR's receipt of notice thereof:

    1. Failure by the DISTRIBUTOR to achieve established performance objectives and/or a reasonable market share in the assigned Territory;

    2. Failure by the DISTRIBUTOR to maintain and properly train a staff of sales and service personnel of adequate size for the Products;

    3. Failure by the DISTRIBUTOR to furnish the information required by Paragraphs IV(I) and (J) hereof; or

    4. Failure by the DISTRIBUTOR to perform any of the other obligations, duties or responsibilities under this Agreement.

B. CUNO shall also have good cause to terminate this Agreement immediately upon any of the following:

    1. The transfer by any means of more than 25 percent of the assets of the DISTRIBUTOR (other than in the ordinary course of business) or the transfer of more than 25 percent of the stock of the DISTRIBUTOR if the DISTRIBUTOR is a corporation; or the transfer, removal, resignation, withdrawal, elimination or any other change of principal owners or principal managers of the DISTRIBUTOR for any reason without prior written approval of CUNO, which shall not be unreasonably withheld;

    2. Failure by the DISTRIBUTOR to make timely payment of any obligation owing to CUNO, following written notice of default and 30 days' right to cure;

    3. A misrepresentation to CUNO by the DISTRIBUTOR or by any principal owner or principal manager in applying for the appointment as the DISTRIBUTOR under this Agreement or, after appointment, as to the records of the DISTRIBUTOR, the status of current accounts or orders for Products or concerning the beneficial ownership or management of the DISTRIBUTOR;

    4. Any attempted sale, transfer or assignment, voluntarily or involuntarily, by operation of law or otherwise, including merger, consolidation or reorganization to which the DISTRIBUTOR is a party, by the DISTRIBUTOR of this Agreement or any of the rights granted to the DISTRIBUTOR under the provisions of this Agreement; or any attempted transfer, assignment or delegation, voluntarily or involuntarily, by operation of law or otherwise, by the DISTRIBUTOR of any of the responsibilities assumed by the DISTRIBUTOR under the provisions of this Agreement, without the prior written consent of CUNO;

    5. Closure of the DISTRIBUTOR's business for five or more consecutive business days, without the prior written consent of CUNO;

    6. Conviction of any principal owner or principal manager of the DISTRIBUTOR of any crime which in the opinion of CUNO, may adversely affect the reputation of CUNO or the reputation of CUNO's Products;

    7. Any submission by the DISTRIBUTOR to CUNO of any false or fraudulent claim, or statement in support thereof, for payment, for parts, for compensation or for any discount, allowance, refund or credit, warranty claim, or any claim made by the DISTRIBUTOR to CUNO; or

    8. Willful failure of the DISTRIBUTOR to comply with the provisions of any law or regulation relating to the operation of its business as a distributor or to the sales or servicing of the Products.

C. This Agreement may also be terminated upon decision by CUNO to: (a) discontinue the Product line or lines that are the subject matter of this Agreement, or; (b) withdraw from all or a substantial portion of the geographic market in which the Territory is located, or; (c) sell, convey, merge or otherwise transfer all or a substantial portion of the part or parts of the business of CUNO responsible for the Product line or lines that are the subject matter of this Agreement.

D. In the event either party shall be declared a bankrupt or insolvent, or shall have a receiver appointed over its property or shall petition for reorganization or other remedy under the bankruptcy laws as now or hereafter existing, or make any assignment for the benefit of creditors or pursue any other remedy under any other insolvency laws, to the extent permitted by law, this Agreement may be terminated by either party, effective immediately upon the mailing of a notice of such termination by certified mail. In the event of termination of this Agreement under this Subparagraph D, all amounts owed by each party to the other shall be immediately due and payable.

 XII.   TRANSACTIONS AFTER TERMINATION

 A. In the even of termination of this Agreement by either party as provided herein, CUNO is relieved from any obligation to make any further shipments hereunder, and may cancel all of the DISTRIBUTOR's unshipped orders for any Products, irrespective of previous acceptance by CUNO, except those Products which are proved to CUNO's satisfaction to be the subject of a binding order for shipment within 30 days of termination received from a customer prior to the receipt by the DISTRIBUTOR of notice of termination. CUNO shall have no obligation or liability to the DISTRIBUTOR or its prospective customers in connection with any such cancellation. If CUNO accepts such an order and the Product is shipped, CUNO will arrange for the delivery and warranty service of the Product. The acceptance of orders from the DISTRIBUTOR or the continuous sale of Products to the DISTRIBUTOR or any other act after termination of this Agreement shall not be construed as a renewal of this Agreement for any further term nor as a waiver of the termination. At CUNO's option, any such order shall be on payment terms established by CUNO, including cash in advance.

B. Upon termination of this Agreement or of any schedule hereto, the DISTRIBUTOR shall return to CUNO, upon CUNO's request and at CUNO's expense, promptly and without charge (except as hereinafter provided) all books regarding Products, price books, maintenance manuals, parts and service policy manuals, service bulletins, parts cross-reference manuals, sales aids, such as filmstrips and recordings, and other publications of CUNO and its affiliates which the DISTRIBUTOR has on hand relating to Products.

C. The DISTRIBUTOR shall be solely responsible for all commitments incurred or assumed by it during the term of this Agreement or hereafter, and CUNO shall not be held responsible in any manner therefor, irrespective of any suggestion or recommendation with respect thereto by CUNO or any of its employees or representatives unless CUNO has expressly agreed in writing to assume the responsibility.

D. In the event of any termination of this Agreement, all obligations owed by the DISTRIBUTOR to CUNO shall become immediately due and payable on the effective date of termination whether otherwise then due or not (without presentment, demand, protest or notice of any kind, all of which are hereby waived by the DISTRIBUTOR); and CUNO may offset and deduct from any or all sums owed to the DISTRIBUTOR any or all sums owed by the DISTRIBUTOR, rendering to the DISTRIBUTOR the excess, if any.

E. Neither CUNO nor the DISTRIBUTOR shall, by reason of the termination of the Agreement, be liable to the other for compensation, reimbursement, or damages either on account of present or prospective profits on sales or anticipated sales, or on account of expenditures, investments or commitments made in connection therewith or in connection with the establishment, development or maintenance of the business or goodwill of CUNO or the

    DISTRIBUTOR, or on account of any cause or thing whatsoever; provided, however, that such termination shall not affect the rights or liabilities of the parties with respect to Products previously sold hereunder or with respect to any indebtedness then owing by either party to the other.

F. Upon termination of this Agreement by CUNO, the DISTRIBUTOR shall have the right to return Products, at the price at which DISTRIBUTOR purchased them, with no restocking charge. The Products must be in full case quantities, in the current CUNO price list, in the original packaging and in salable condition.

XIV.  ARBITRATION

Any and all disputes of whatever nature arising between the parties to this Agreement, including disputes arising out of or relating to this Agreement or the underlying business relationship, including termination thereof and including statutory claims, and which are not resolved between the parties themselves, shall be submitted to binding arbitration in Hartford, Connecticut before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof. Any and all disputes shall be submitted to arbitration hereunder within one year from the date the dispute first arose or shall be forever barred. Arbitration hereunder shall be in lieu of all other remedies and procedures available to the parties, provided that either party hereto may seek preliminary injunctive or other interlocutory relief prior to the commencement or during such proceedings.

XV. MISCELLANEOUS

A. All questions arising out of or related to the negotiation, preparation, revision, execution, delivery, performance or breach of this Agreement or any of its terms shall be governed by the laws of the State of Connecticut as applied to contracts wholly made and wholly to be performed within that State and without regard to that State's conflict-of-laws provisions.

B. The relationship of CUNO and the DISTRIBUTOR shall be that of independent parties and not that of agent and principal or franchisor and franchisee.

C. CUNO may assign its rights under this Agreement in the event of the sale or other transfer of all or substantially all of CUNO's business regardless of the form of such transaction.

D. This Agreement, including all Exhibits and Appendices attached hereto and any documents incorporated by reference, constitutes the entire understanding between the parties respecting the sale to the DISTRIBUTOR and the purchase and distribution by the DISTRIBUTOR of the Products of CUNO. Any representation, promise or condition not incorporated herein shall not be binding upon either party. This Agreement may not be discharged, extended, amended or modified in any way except by a written instrument signed by a duly authorized representative of each party.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

    CUNO, INCORPORATED



    By ___________________________
    Name:________________________
    Title:_______________________

    _________________(Distributor)



    By ___________________________
    Name:________________________
    Title:_______________________

                               CUNO INCORPORATED
                           DISTRIBUTORSHIP AGREEMENT
                              DATED JUNE 1, 1996

                                  MWM COMPANY
                                  -----------

                                   EXHIBIT A
                                 THE PRODUCTS

All products included in the Cuno Incorporated 1995 suggested Manufacturer Price List effective December 1, 1995 for the Process Group.

                               CUNO INCORPORATED
                           DISTRIBUTORSHIP AGREEMENT
                              DATED JUNE 1, 1996

                                  MWM COMPANY
                                  -----------

                                   EXHIBIT B
                                 THE TERRITORY


Entire State of Maine, State of Massachusetts, westerly to and including the county of Worcester. Entire state of New Hampshire. Entire state of Rhode Island. State of Vermont, except the county of Bennington.

                               CUNO INCORPORATED
                           DISTRIBUTORSHIP AGREEMENT
                              DATED JUNE 1, 1996

                                  MWM COMPANY
                                  -----------

                                  EXHIBIT B
                                    MARKETS

                                   SIC CODES

Markets are defined by the Standard Industrial Classification System developed by the U.S. Government, and are commonly referred to as SIC code. The SIC codes constituting this agreement are as follows:

                                                   SIC Code
                                                   --------

     Agriculture, Forestry and Fishing             0111-0971
     Mining                                        1011-1499
     Construction                                  1500-1799
     Manufacturing                                 2000-3999
                                                   excluding 2835, 3821, 3941
     Transportation, Communications, Utilities     4000-4999
     Wholesale Trade                               5000-5199

These are all the current SIC codes considered to constitute the Cuno Process market. Specifically excluded from this agreement is the diagnostic membrane market comprised of SIC codes:

                               2835          Invitro/Vivo Diagnostics
                               3821          Lab apparatus and Furniture
                               3941          Surgical/Medical Instruments

and those markets and applications handled by the Cuno Consumer Division.

                               CUNO INCORPORATED
                           DISTRIBUTORSHIP AGREEMENT
                              Dated June 1, 1996

                                  MWM Company

                                   Exhibit C

                              Additional Factors

                                     None

                                  Schedule D
GENERAL SALES POLICY                                                      CUNO
(EFFECTIVE DECEMBER 1, 1994                                     FILTER SYSTEMS
                                                             -----------------

===============================================================================

ORDER QUALIFICATIONS

  Orders processed by Cuno Filter Systems will be subject to the following minimum values and guidelines:

* All line items must be in multiples of standard packaged quantities in effect at the time of the order. Cuno Filter Systems reserves the right to increase media and parts order quantities to conform to standard packaging.

* All SPA numbers must be referenced at the time the purchase order is placed.

* Minimum Distributor Net Order Value:



- --------------------------------------------------------
                          DROP             STOCK
                       SHIPMENT($)      SHIPMENT($)
- --------------------------------------------------------
    STANDARD              $500            $5,000
     ITEMS
- --------------------------------------------------------
     PARTS                $200            $  500
- --------------------------------------------------------

A $75 HANDLING FEE WILL BE ASSESSED FOR THOSE ORDERS
      NOT IN COMPLIANCE WITH THE ABOVE VALUES.
- --------------------------------------------------------

* Standard items cannot be combined with Special Products to meet minimum order value requirements.

* Cuno Filter Systems reserves the right to partial ship Distributor stock orders for standard products.

* Drop shipments should be utilized only when required for competitive or customer service reasons. Drop shipments, if abused, will ultimately result in shipping delays due to an excessive number of small orders being handled by the plant. Shipment will be governed by the longest lead time item on any order, unless partial shipments are accepted and so stated on the Distributor Purchase Order.

* All orders for special products, both media and housings, are subject to minimum values as determinedby Cuno Filter Systems. All orders for special products are also subject to minimum lead times. The plant should be consulted in each instance.

BLANKET ORDERS

POLICY
    It is recognized that for various reasons, customers may wish to issue a single purchase order covering multiple purchases and shipments of Cuno standard products. It is the policy of Cuno to accept such orders.

TERMS & ACCEPTANCE
    Blanket Orders will be accepted subject to negotiated minimum release quantities. Blanket orders shall not extend beyond 12 months from the issue date of the Distributor Purchase Order.

BLANKET ORDER: SPECIAL PRODUCTS
    Provisions to be negotiated by Sales Manager.

PRICING
    Quantity discounts on Standard Products reflect economies affected by manufacturing and shipping in one lot. Therefore, quantity discounts are granted on the basis of the quantity released for any given shipment.

RUSH ORDER CHARGES
    The following Rush Order adders will be charged:
              Order required to ship with 48 hours of receipt
                                .....15% surcharge of order value
              Order required to ship within 72 hours of receipt
                                ......5% surcharge of order value

    Special note: All time frame parameters are by business day (Monday through Friday) exclusive of weekends. By way of example, a 72-hour Rush Order being received on Friday, would provide for shipment up through the following Tuesday. Likewise, the service norm for a 24-hour Rush Order being received at 2:00 P.M. on a Friday afternoon would allow for shipment by Monday P.M.

RETURN GOODS POLICY
    Cuno Incorporated will authorize the return of goods shipped in error, ordered in error, defective goods, or goods for repair, subject to written approval and the following conditions:

GOODS SHIPPED IN ERROR
    Goods shipped by Cuno in error may be returned, freight collect and full credit allowed as soon as written approval is received by the Distributor. Contact your Customer Service Representative for a Return Goods Authorization Number.

===============================================================================

    LITSSP2.1294                  SUBJECT TO CHANGE              PAGE 1 0F 2

                                  Schedule E

GENERAL SALES POLICY                                          CUNO

BASIC SALES AGREEMENT
(TERMS & CONDITIONS)                                          FILTER SYSTEMS
===============================================================================
QUOTATIONS

Quotations submitted by Seller are good for acceptance only within 30 days from date of quotation unless otherwise specified. Prices quoted do not include any sales, use, excise, occupational or other similar tax. Delivery lead times contained within quotations hall date from receipt by Seller of all necessary engineering and manufacturing information including approved drawings if required by Buyer.

ACCEPTANCE

All orders are subject to approval and acceptance by Seller. A written acknowledgment sent to Buyer of orders so approval shall constitute such acceptance by Seller. Seller may at any time alter or suspend credit, refuse shipment, or cancel unfilled orders when, in Seller's opinions, the financial condition of Buyer or the status of his account warrants it, or when delivery is delayed by fault of Buyer or Buyer is delinquent in any payment. No order accepted by Seller will be subject to cancellations, termination, suspension, change, reduction, cutback or any other modifications except with Seller's prior written consent. Any such modifications may be subject to a charge as determined by Seller.

CANCELLATION

Orders may be canceled or deliveries deferred only upon the condition the Buyer assumes immediate liability for and makes prompt payment to Seller of all expenses incurred, charges for commitments made by Seller, profit on work in process and contract value of items completed and ready for shipment.

DELIVERY

Shipment schedules are approximate only and are as accurate as present conditions permit. Seller assumes no responsibility or liability for failure or delay in making delivery or otherwise performing hereunder when such failure or delay is due to any cause beyond its control and without its fault or negligence. If for any reason Seller's supply of items ordered hereunder is caused to be limited, Seller shall have the right to prorate the supply in such manner as it, in its discretion shall determine. Delivery to a common carrier shall constitute delivery to Buyer and all risk of loss or damage in transit shall be borne by Buyer. If, because of Buyer's inability to take delivery, the materials or equipment are not shipped, Seller may have them stored for Buyer at Buyer's expense, risk and account, and for all other purposes they shall be considered "shipped".

PARTIAL DELIVERIES

Seller may make partial deliveries which Buyer shall accept and pay for at the prices specified on the reverse side hereof upon maturity of bills therefore.
If any part of the order is not delivered by Seller or is not in accordance with the order, the remaining part of the order and Buyer's obligation hereunder shall not be affected.

PACKAGING

All items sold hereunder shall be packed or crated and shipped in accordance with Seller's best judgment. Any special packing, crating, or shipping instructions or Buyer must be noted on Buyer's original order and acknowledged by Seller.

INSPECTION

Buyer shall inspect all items upon arrival and shall give written notice to Seller with ten (10) days of arrival of any claim for shortage or non-conformance with the terms hereof. If Buyer shall fail to give such notice, all items shall be deemed to confirm with, and Buyer shall be bound to accept and pay for all items in accordance with the Terms hereof.

RETURNS

No product may be returned without Seller's prior written approval. Transportation charges are to be prepaid by Buyer. Returned goods are subject to the Seller's inspection and acceptance. Seller may, in its discretion, replace an or all returned items within a reasonable time after Seller determines that the returned goods are not in accordance herewith, and in such event Seller shall not be liable for any damages arising from the defective delivery or delay caused thereby. When expressly authorized by Seller in writing, unused products may be returned to Seller, subject to service handling, restocking charges and rebuilding charges to "as new" condition.

REPAIRS, ALTERATIONS AND MODIFICATION

Any repairs made to products shipped by Seller shall be at the expense of the Buyer unless specifically authorized in writing by the Seller.

Alterations or modifications to the product involving welding, brazing, soldering, drilling or machining by the Buyer are not permitted or approved by the Seller without specific authorization in writing by the Seller. Any unauthorized alteration or modification by the Buyer will void the warranty.

WARRANTY

Seller warrants its equipment against defects in workmanship and material for a period of 12 months from date of shipment from the factory under normal use and service and otherwise when such equipment is used in accordance with instructions furnished by Seller and for purposes disclosed in writing at the time of purchase, if any. Any unauthorized alteration or modification of the equipment by Buyer will void this warranty. Seller's liability under this warranty shall be limited to replacement or repair, F.O.B. Point of manufacture, of any defective equipment or part which, having been returned to the factory, transportation charges prepaid, has been inspected and determined by the Seller to be defective.

                               SUBJECT TO CHANGE

                                 DISTRIBUTION

                             AND INTERIM SERVICES

                                   AGREEMENT



                                BY AND BETWEEN



                          COMMERCIAL INTERTECH CORP.



                                      AND



                               CUNO INCORPORATED

                               TABLE OF CONTENTS
                               -----------------

                                                                                 PAGE
                                                                                 ----
ARTICLE I

DEFINITIONS.....................................................................    1
     SECTION 1.01    General....................................................    1
     SECTION 1.02    Annexes, etc...............................................    6
     SECTION 1.03    References to Time.........................................    6

ARTICLE II

THE DISTRIBUTION................................................................    7

     SECTION 2.01    The Distribution...........................................    7
     SECTION 2.02    Cooperation Prior to the Distribution......................    7
     SECTION 2.03    Conditions to the Distribution.............................    8

ARTICLE III

TRANSACTIONS RELATING TO THE DISTRIBUTION.......................................    8
     SECTION 3.01    Intercorporate Reorganization..............................    8
     SECTION 3.02    Repayment of Intercompany Indebtedness.....................    9
     SECTION 3.03    The CUNO Board.............................................    9
     SECTION 3.04    Business, Administrative and Support Services..............    9
     SECTION 3.05    Insurance .................................................   10
     SECTION 3.06    Use of Names ..............................................   12
     SECTION 3.07    Transfers Not Effected Prior to the Distribution;
                     Transfers Deemed Effective as of the Cutoff Date...........   12
     SECTION 3.08    Commercial Intertech Guarantees............................   13

ARTICLE IV

INDEMNIFICATION.................................................................   14
     SECTION 4.01     Indemnification by Commercial Intertech...................   14
     SECTION 4.02     Indemnification by CUNO...................................   14
     SECTION 4.03     Limitations on Indemnification Obligations................   15
     SECTION 4.04     Procedures for Indemnification............................   16
     SECTION 4.05     Remedies Cumulative.......................................   18
     SECTION 4.06     Survival of Indemnities...................................   18

ARTICLE V

                                      (i)

                                                                                 PAGE
                                                                                 ----
ACCESS TO INFORMATION.........................................................     18
     SECTION 5.01    Access to Information....................................     18
     SECTION 5.02    Production of Witnesses..................................     19
     SECTION 5.03    Retention of Records.....................................     19
     SECTION 5.04    Confidentiality..........................................     19

ARTICLE VI

MISCELLANEOUS................................................................      20
     SECTION 6.01    Complete Agreement; Construction........................      20
     SECTION 6.02    Survival of Agreements..................................      20
     SECTION 6.03    Expenses................................................      20
     SECTION 6.04    Governing Law...........................................      20
     SECTION 6.05    Notices.................................................      20
     SECTION 6.06    Dispute Resolution......................................      21
     SECTION 6.07    Binding Arbitration.....................................      21
     SECTION 6.08    Amendments..............................................      22
     SECTION 6.09    Successors and Assigns..................................      22
     SECTION 6.10    Omitted
     SECTION 6.11    No Third Party Beneficiaries............................      22
     SECTION 6.12    Titles and Headings.....................................      23
     SECTION 6.13    Legal Enforceability....................................      23
     SECTION 6.14    No Waivers..............................................      23
     SECTION 6.15    Counterparts............................................      23
     SECTION 6.16    Performance.............................................      23

Annex A:  Form of Employee Benefits and Compensation Allocation Agreement
Annex B:  Form of Tax Allocation Agreement
Annex C:  Form of By-laws of CUNO
Annex D:  Form of Amended and Restated Certificate of Incorporation of CUNO

                                   SCHEDULES

Schedule 1.02.........................................Commercial Intertech Guarantees
Schedule 3.03...............................................Members of the CUNO Board

                                      (ii)

                  DISTRIBUTION AND INTERIM SERVICES AGREEMENT
                  -------------------------------------------


     DISTRIBUTION AND INTERIM SERVICES AGREEMENT (this "Agreement"), dated as of ______________, 1996, by and between COMMERCIAL INTERTECH CORP., an Ohio corporation ("Commercial Intertech") and CUNO INCORPORATED, a Delaware corporation and, as of the date hereof, a wholly-owned subsidiary of Commercial Intertech ("CUNO").

     WHEREAS, the Commercial Intertech Board (as defined herein) has determined that it is appropriate and desirable to distribute all outstanding shares of CUNO Common Stock (as defined herein) on a pro rata basis to the holders of Commercial Intertech Common Stock (as defined herein); and

     WHEREAS, Commercial Intertech and CUNO have determined that it is appropriate and desirable to set forth the principal corporate transactions required to effect such distribution and certain other agreements that will govern certain matters relating to such distribution;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     SECTION 1.01 General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     Action: any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

     Affiliate: with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided, however, that for purposes of this Agreement, no member of either Group shall be deemed to be an Affiliate of any member of the other Group.

     Agent: the distribution agent for the stockholders of Commercial Intertech, as selected by Commercial Intertech, to distribute the CUNO Common Stock in connection with the Distribution.

     Ancillary Agreements: collectively, all of the agreements, instruments, understandings, assignments or other arrangements entered into in connection with the transactions contemplated hereby, including, without limitation, the Conveyance and Assumption Instruments, the Employee Benefits and Compensation Allocation Agreement and the Tax Allocation Agreement.

     By-Laws:  CUNO's By-laws substantially in the form attached hereto as ANNEX
C.

     Certificate of Incorporation: CUNO's amended and restated certificate of incorporation substantially in the form attached hereto as ANNEX D.

     Chairman:  the chair of the arbitration panel.

     Claims Administration: (i) the processing of claims made under the Policies, including the reporting of claims to the insurance carrier, management and defense of claims, and providing for appropriate releases upon settlement of claims, (ii) in the case of the CUNO Business, the reporting to Commercial Intertech of any losses or claims which may cause the per-occurrence deductible or self-insured retention or limits of any Policy to be exceeded, (iii) the collection of the proceeds of Policies, and (iv) the reporting to excess insurance carriers of any losses or claims which may cause the per-occurrence deductible or self-insured retention or limits of any Policy to be exceeded.

     Code:  the Internal Revenue Code of 1986, as amended.

     Commercial Intertech Assets: collectively, all the assets of Commercial Intertech and the Commercial Intertech Subsidiaries, including, without limitation, the Commercial Intertech Patents and Trademarks, other than the CUNO Assets.

     Commercial Intertech Assumed Liabilities: collectively, all Liabilities relating to or arising in connection with the Commercial Intertech Assets or the Commercial Intertech Businesses, whether arising before, on or after the Distribution Date, which are to be assumed by Commercial Intertech or a Commercial Intertech Subsidiary, as appropriate, pursuant to the transactions contemplated by SECTION 3.01.

     Commercial Intertech Board:  the Board of Directors of Commercial
Intertech.

     Commercial Intertech Businesses: the businesses currently conducted by Commercial Intertech and its Subsidiaries other than the CUNO Business.

     Commercial Intertech Common Stock: the Common Stock, par value $1.00 per share, of Commercial Intertech.

     Commercial Intertech Group: Commercial Intertech and its Affiliates, whether now or hereafter existing, other than members of the CUNO Group.

     Commercial Intertech Guarantees: collectively, the guarantees by Commercial Intertech set forth on SCHEDULE 1.02 which were entered into by Commercial Intertech with respect to the duties and obligations of the CUNO Group.

     Commercial Intertech Indemnitees: Commercial Intertech, each Affiliate of Commercial Intertech and each of their respective directors, officers and employees and each of the heirs, executors, successors and assigns of any of the foregoing.

     Commercial Intertech Liabilities: collectively, all of (i) the Liabilities of any member of the Commercial Intertech Group under this Agreement or any Ancillary Agreement to which it is or becomes a party, (ii) the Liabilities arising out of or in connection with the businesses, assets or operations of the Commercial Intertech Group (other than such businesses, assets or operations which, pursuant to this Agreement, shall, after the Distribution Date, be part of the CUNO Group), as heretofore, currently, or hereafter conducted, (iii) the Commercial Intertech Assumed Liabilities, and (iv) the Liabilities retained or assumed by Commercial Intertech or any Commercial Intertech Subsidiary pursuant to the Employee Benefits and Compensation Allocation Agreement.

     Commercial Intertech Patents and Trademarks: collectively, the patents and trademarks of Commercial Intertech or any Commercial Intertech Subsidiary.

     Commercial Intertech Subsidiary: any subsidiary of Commercial Intertech other than CUNO or any CUNO Subsidiary.

     Commission:  the Securities and Exchange Commission.

     Conveyance and Assumption Instruments: collectively, the various agreements, instruments and other documents to be entered into to effect the transfer of assets and the assumption of Liabilities contemplated by the transactions set forth in SECTION 3.01 of this Agreement.

     CUNO Assets: collectively, all assets which are currently owned by Commercial Intertech or a Commercial Intertech Subsidiary (including, without limitation, the Commercial Intertech Patents and Trademarks) which are used in connection with the CUNO Business, and which pursuant to, or as a consequence of, this Agreement are to be transferred to CUNO or a CUNO Subsidiary and which, as of and after the Distribution Date are to be owned by the CUNO Group.

     CUNO Assumed Liabilities: collectively, all Liabilities relating to or arising in connection with the CUNO Assets or the CUNO Business, whether arising before, on or after the Distribution Date, which are to be assumed by CUNO or a CUNO Subsidiary, as appropriate, pursuant to the transactions contemplated by
SECTION 3.01.

     CUNO Board:  the Board of Directors of CUNO.

     CUNO Business: the fluid purification business conducted, as of the date hereof, by Commercial Intertech, CUNO and their respective Subsidiaries through the use of the CUNO Assets, and after the Distribution Date to be conducted by CUNO and the CUNO Subsidiaries.

     CUNO Common Stock: collectively, the Common Stock, par value $.001 per share, of CUNO and the rights issued pursuant to the Rights Plan.

     CUNO Group: CUNO and that portion of any corporation or other entity, whether now or hereafter existing, which conduct the CUNO Business.

     CUNO Indemnitees: CUNO, each Affiliate of CUNO and each of their respective directors, officers and employees and each of the heirs, executors, successors and assigns of any of the foregoing.

     CUNO Liabilities: collectively, all of (i) the Liabilities of any member of the CUNO Group under this Agreement or any Ancillary Agreement to which it is or becomes a party, (ii) the Liabilities arising out of or in connection with the businesses, assets or operations of the CUNO Group (other than such businesses, assets or operations which, pursuant to this Agreement shall, after the Distribution Date, be part of the Commercial Intertech Group), as heretofore, currently, or hereafter conducted, (iii) the CUNO Assumed Liabilities, and (iv) the Liabilities retained or assumed by CUNO or any CUNO Subsidiary pursuant to the Employee Benefits and Compensation Allocation Agreement.

     CUNO Subsidiary: any subsidiary of CUNO that, as of the Distribution Date, will be a subsidiary of CUNO, and any other subsidiary of CUNO which thereafter may be organized or acquired.

     Cut-off Date: shall mean the Distribution Date or such other date as determined by the parties hereto.

     Dispute Resolution Committee: a joint committee composed of two representatives from the managerial staff of each of Commercial Intertech and CUNO.

     Distribution: the distribution on a pro rata basis to holders of Commercial Intertech Common Stock of the shares of CUNO Common Stock owned by Commercial Intertech on the Distribution Date.

     Distribution Date: the date determined by the Commercial Intertech Board on which the Distribution shall be effected.

     Employee Benefits and Compensation Allocation Agreement: an employee benefits and compensation allocation agreement between Commercial Intertech and CUNO substantially in the form attached hereto as ANNEX A.

     Exchange Act:  the Securities Exchange Act of 1934, as amended.

     Group:  the Commercial Intertech Group or the CUNO Group.

     Indemnifying Party:  any party who is required to make payment pursuant to
SECTION 4.01 or SECTION 4.02.

     Indemnitee:  any party who is entitled to receive payment pursuant to
SECTION 4.01 or SECTION 4.02.

     Indemnity Payment: the amount of any payment made by an Indemnifying Party pursuant to this Agreement.

     Information: all records, books, contracts, instruments, computer data and other data and information.

     Information Statement: the information statement to be sent to the holders of Commercial Intertech Common Stock in connection with the Distribution.

     Insurance Amount: one hundred twenty percent (120%) of the current annual premium expended by Commercial Intertech.

     IRS:  the Internal Revenue Service.

     Liabilities: with respect to any Person, any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, choate or inchoate, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this Agreement), including, without limitation, all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

     Losses: any and all losses, Liabilities, claims, damages, obligations, payments, costs and expenses, matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, whenever arising (including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating thereto, and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions).

     Nasdaq:  the Nasdaq National Market.

     Person: an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

     Policies: various forms of insurance coverage historically provided by Commercial Intertech.

     Premium Administration: with respect to each Policy, the accounting for premiums, retrospectively rated premiums, defense costs, indemnity payments, deductibles and retentions as appropriate under the terms and conditions of each of the Policies.

     Record Date: the close of business on the date to be determined by the Commercial Intertech Board, or a committee thereof, as the record date for the Distribution.

     Representative: with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

     Rights Plan: the rights agreement, to be entered into on or prior to the Distribution Date, between CUNO and ChaseMellon Shareholder Services, L.L.C N.A., as rights agent, substantially in the form filed as an exhibit to the Form 10.

     Services: the business services currently provided by Commercial Intertech to the CUNO Group, including but not limited to services relating to accounting, payroll, legal, information technology, benefits, human resources, risk management, consulting, tax, human resources and administration.

     Subsidiary: with respect to any Person, any corporation or other legal entity of which such Person or any Subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interest, or more than 50% of the voting power entitled to vote on the election of members to the board of directors or similar governing body; provided, however, that for purposes of this Agreement neither CUNO nor any CUNO Subsidiary shall be deemed to be a Commercial Intertech Subsidiary.

     Tax Opinion: an opinion of tax counsel to the effect that, among other things, for United States federal income tax purposes, the Distribution will qualify as a tax-free distribution under Section 355 of the Code.

     Tax Allocation Agreement: the Tax Sharing Agreement between Commercial Intertech and CUNO, substantially in the form attached hereto as ANNEX B.

     Third Party Claim: the assertion by a Person (including, without limitation, any governmental entity) who is not a party to the Agreement (or an Affiliate thereof) or to any Ancillary Agreement of any claim or the commencement by any such Person of any Action.

     SECTION 1.02 Annexes, etc. References to an "Annex" or "Schedule" are, unless otherwise specified, to one of the Annexes or Schedules attached to this Agreement, and references to "Section" or "Article" are, unless otherwise specified, to one of the Sections or Articles of this Agreement.

     SECTION 1.03 References to Time. All references in this Agreement to times of day shall be to Youngstown, Ohio time.

                                  ARTICLE II

                               THE DISTRIBUTION
                               ----------------

     SECTION 2.01 The Distribution. Subject to SECTION 2.03 hereof and prior to the Distribution Date, Commercial Intertech will deliver to the Agent for the benefit of holders of record of Commercial Intertech Common Stock on the Record Date, a single stock certificate, endorsed by Commercial Intertech in blank, representing all of the then outstanding shares of CUNO Common Stock owned by Commercial Intertech, and shall instruct the Agent to distribute on, or as soon as practicable following, the Distribution Date the appropriate number of such shares of CUNO Common Stock to each such holder or designated transferee or transferees of such holder. The Distribution shall be effective as of 5:00 p.m. Youngstown, Ohio time, on the Distribution Date. CUNO will provide to the Agent all share certificates and any information required in order to complete the Distribution on the basis of one share of CUNO Common Stock for each share of Commercial Intertech Common Stock outstanding on the Record Date.

     SECTION 2.02   Cooperation Prior to the Distribution.

     (a) Commercial Intertech and CUNO shall prepare, and Commercial Intertech shall mail to the holders of Commercial Intertech Common Stock on the Record Date, the Information Statement, which shall set forth appropriate disclosure concerning CUNO, the Distribution and other matters. Commercial Intertech and CUNO shall prepare, and CUNO shall file with the Commission, the Form 10, which includes or incorporates by reference the Information Statement. Commercial Intertech and CUNO shall use reasonable efforts to cause the Form 10 to become effective under the Exchange Act as promptly as reasonably practicable.

     (b) Commercial Intertech and CUNO shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans contemplated by the Distribution and the Employee Benefits and Compensation Allocation Agreement.

     (c) Commercial Intertech and CUNO shall take all such action as may be necessary or appropriate under the securities or blue sky laws of the states or other political subdivisions of the United States and the securities laws of any applicable foreign countries or other political subdivision thereof, in connection with the transactions contemplated by this Agreement.

     (d) Commercial Intertech and CUNO shall have prepared, and CUNO shall file and pursue, an application to permit listing of the CUNO Common Stock on Nasdaq and any other national securities exchanges selected by CUNO.

     (e) Commercial Intertech and CUNO shall each take all such action as may be necessary or appropriate to cause the conditions set forth in SECTION 2.03 to be satisfied and to effect the Distribution on the Distribution Date.

     SECTION 2.03 Conditions to the Distribution. The Commercial Intertech Board shall in its discretion establish the Record Date and the Distribution Date and all appropriate procedures in connection with the Distribution, but in no event shall the Distribution Date occur prior to such time as each of the following have occurred or have been waived by the Commercial Intertech Board in its sole discretion: (i) the occurrence of the later of August 19, 1996 or the CUNO Common Stock having been approved for trading on Nasdaq and commencment of such trading and (ii) no order, injunction or decree having been issued by any court of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Distribution shall be in effect.

                                  ARTICLE III

                   TRANSACTIONS RELATING TO THE DISTRIBUTION
                   -----------------------------------------

     SECTION 3.01  Intercorporate Reorganization.

     (a) Subject to SECTION 3.07, prior to or on the Distribution Date, Commercial Intertech and CUNO shall undertake to complete all actions necessary to (i) transfer, or cause to be transferred, to CUNO or a CUNO Subsidiary, as appropriate, effective as of the Cut-off Date, all of the right, title and interest of Commercial Intertech or any Commercial Intertech Subsidiary, as appropriate, in any CUNO Assets and have CUNO or a CUNO Subsidiary, as appropriate, assume and agree to pay, perform and discharge in due course each of the CUNO Assumed Liabilities, and (ii) transfer, or cause to be transferred, to Commercial Intertech or a Commercial Intertech Subsidiary, as appropriate, effective as of the Cut-off Date, all the right, title and interest of CUNO or any CUNO Subsidiary, as appropriate, in any Commercial Intertech Assets and have Commercial Intertech or a Commercial Intertech Subsidiary, as appropriate, assume and agree to pay, perform and discharge in due course each of the Commercial Intertech Assumed Liabilities. Following the Distribution Date, Commercial Intertech and CUNO shall take any additional actions which are necessary to effectuate the foregoing. In connection with the foregoing, to the extent a CUNO Asset has not been duly transferred to CUNO or a CUNO Subsidiary, as appropriate, pursuant to this SECTION 3.01, following the Distribution Date, all CUNO Assets and CUNO Liabilities shall be deemed to be the property of CUNO, and all Commercial Intertech Assets and Commercial Intertech Liabilities shall be deemed to be the property of Commercial Intertech.

     (b) In connection with the transfers of assets other than capital stock and the assumptions of Liabilities contemplated by subsection (a) and subsection (b) of this Section, Commercial Intertech and CUNO shall execute or cause to be executed by the appropriate entities the Conveyance and Assumption Instruments in such forms as Commercial Intertech and CUNO shall reasonably agree, including the transfer of real property by deed. The transfer of capital stock shall be effected by means of delivery of stock certificates duly endorsed or accompanied by duly executed stock powers and notation on the stock records books of the corporation or other legal entities involved and, to the extent required by applicable law, by notation on appropriate registries.

     (c) Each of the parties hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing and warranting in any way as to the value or freedom from encumbrance of, or any other matter concerning, any assets of such party, it being agreed and understood that all assets are being transferred "as is, where is."

     SECTION 3.02   Repayment of Intercompany Indebtedness.

     (a) Elimination of Intercompany Accounts as of the Cut-off Date. All intercompany receivables, payables and loans between CUNO and the CUNO Subsidiaries, on the one hand, and Commercial Intertech and the Commercial Intertech Subsidiaries, on the other hand, shall be settled within twelve (12) months from the Distribution Date, with the exact date of payment (or net payment, including offsets) to be determined by the mutual agreement of the parties hereto. Proceeds from the $30 million term facility will be used to immediately repay the loan payable to Commercial Intertech.

     (b) Cash Management After the Cut-off Date. Commercial Intertech and CUNO shall establish and maintain a separate cash management system with respect to the CUNO Business in accordance with past practice.

     SECTION 3.03 The CUNO Board. At the Distribution Date, the CUNO Board shall consist of, and CUNO and Commercial Intertech shall take all actions which may be required to elect or otherwise appoint as directors of CUNO on or prior to the Distribution Date, the persons named on SCHEDULE 3.03.

     SECTION 3.04  Business, Administrative and Support Services.

     (a) Coverage. Commercial Intertech and its predecessors have historically provided various business, administrative and support Services to its Subsidiaries, including CUNO and the CUNO Subsidiaries. From and after the Distribution Date, CUNO and the CUNO Subsidiaries will be responsible for procuring or providing such Services in their own right. To the extent CUNO and the CUNO Subsidiaries desire to continue certain of the Services following the Distribution Date, Commercial Intertech agrees to provide the Services to CUNO and the CUNO Subsidiaries as set forth in this SECTION 3.04.

     (b) Agreement to Provide Service. Commercial Intertech, to facilitate transition by CUNO to standalone capability, agrees to provide the Services to CUNO or any CUNO Subsidiary following the Distribution Date for a period up to twelve (12) months from the Distribution Date; provided, however, that certain Services, upon mutual agreement of CUNO and Commercial Intertech, may be extended beyond such 12-month period as necessary to assist in the year-end closing process for the first full fiscal year following the Distribution Date. Any and all of the Services to be provided by Commercial Intertech may be terminated prior to completion of the 12-month transition period upon the mutual consent of both parties.

     (c) Scope of Services. If CUNO or any CUNO Subsidiary exercises the election to receive Services set forth in part (b) above, Commercial Intertech shall perform such specified Services in a manner consistent with the manner in which such Services have been performed prior to the Distribution Date. Commercial Intertech will also assist CUNO or the CUNO Subsidiary, as appropriate, in transferring data to CUNO from Commercial Intertech's systems and establishing interconnection between systems, and otherwise transferring the operation of the Services to CUNO or the CUNO Subsidiary.

     (d) Compensation. Commercial Intertech shall be paid by CUNO or the CUNO Subsidiary, as appropriate, for the Services provided, in accordance with past practice and corporate assessment methods at rates comparable to those charged to CUNO by Commercial Intertech for similar services provided prior to the Distribution. Such rates are considered by CUNO and Commercial Intertech to be reasonable approximations of market-based rates for purposes of this Agreement. Such services will be invoiced to CUNO by Commercial Intertech on a monthly basis and are payable by CUNO within 30 days of the invoice date.

     (e) Consents of Third Parties. Commercial Intertech shall use commercially reasonable efforts, at CUNO's direction and expense, to obtain any consents or licenses from third parties necessary for the continuation of the requested Services; provided that Commercial Intertech shall have no obligation to provide Services for which such consent is required and shall not have been obtained.

     SECTION 3.05  Insurance.

     (a) Coverage. Commercial Intertech has historically provided Policies which include CUNO and the CUNO Subsidiaries within the definition of the named insured. Except for those Policies issued in the name of CUNO or any CUNO Subsidiary, coverage of CUNO and the CUNO Subsidiaries shall cease under the Policies as of the Distribution Date. From and after the Distribution Date, CUNO and CUNO Subsidiaries will be responsible for obtaining and maintaining insurance coverages in their own right. Commercial Intertech shall retain the Policies, together with the rights, benefits and privileges thereunder. It is agreed that CUNO and the CUNO Subsidiaries shall have the right to present claims under such Policies for insured incidents occurring from the date said coverage first commenced until the Distribution Date to the extent that the terms and conditions of any such Policies so allow. It is understood that any such Policies written on a "claims made" basis rather than "occurrence" basis may not provide coverage to CUNO and the CUNO Subsidiaries for incidents occurring prior to the Distribution Date but which are first reported after the Distribution Date.

     (b) Administration and Reserves.  From and after the Cut-off Date:

             (i) Commercial Intertech shall be responsible for the (A) Premium Administration of all Policies, and (B) Claims Administration with respect to the Commercial Intertech Liabilities; provided, that the retention of the Policies by Commercial Intertech is in no way intended to limit, inhibit or preclude any right to insurance coverage for any insured claim of a named insured under the Policies, including but not limited to CUNO and the CUNO Subsidiaries;

             (ii) CUNO or a CUNO Subsidiary, as appropriate, shall be responsible for the Claims Administration with respect to the CUNO Liabilities;

             (iii) Commercial Intertech or a Commercial Intertech Subsidiary, as appropriate, shall be entitled to reserves or the benefit of reserves held by any insurance carrier, with respect to Commercial Intertech Liabilities; and

             (iv) CUNO or a CUNO Subsidiary, as appropriate, shall be entitled to reserves, or the benefit of reserves held by any insurance carrier, with respect to CUNO Liabilities.

     (c) Insurance Premiums. Commercial Intertech shall pay the premiums, to the extent that CUNO or a CUNO Subsidiary does not pay premiums with respect to CUNO Liabilities (retrospectively-rated or otherwise), as required under the terms and conditions of the respective Policies, whereupon CUNO or a CUNO Subsidiary, as appropriate, shall upon receipt of a copy of the retrospective-rating adjustment forthwith reimburse Commercial Intertech or a Commercial Intertech Subsidiary, as appropriate, for that portion of such premiums paid by Commercial Intertech as are attributable to the CUNO Liabilities.

     (d) Insurance Proceeds. Proceeds received with respect to claims made under the Policies shall be paid to Commercial Intertech with respect to the Commercial Intertech Liabilities and to CUNO with respect to the CUNO Liabilities.

     (e) Agreement for Waiver of Conflict and Shared Defense. In the event that a Policy or Policies provide coverage for both Commercial Intertech and CUNO relating to the same occurrence, Commercial Intertech and CUNO agree to jointly defend and to waive any conflict of interest necessary to the conduct of that joint defense. Nothing in this subsection (e) shall be construed to limit or otherwise alter in any way the indemnity obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.

     (f) Directors' and Officers' Insurance. Commercial Intertech shall use reasonable efforts to cause the persons currently serving as officers and/or directors of Commercial Intertech who will become effective as of the Distribution Date officers and/or directors of CUNO to be covered for a period of three years from the Distribution Date by the directors' and officers' liability insurance policy maintained by Commercial Intertech (provided that Commercial Intertech may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to matters covered under the existing policy occurring prior to the Distribution Date which were committed by such officers and/or directors in their capacity as such; provided however, that in no event shall Commercial Intertech be required to expend with respect to any year more than the Insurance Amount to maintain or procure insurance coverage pursuant hereto; provided further, that if Commercial Intertech is unable to maintain or obtain the insurance called for by this SECTION 3.07(F) 3.05(F), Commercial Intertech shall use reasonable efforts to obtain as much comparable insurance as available for the Insurance Amount. In the event Commercial Intertech or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Commercial Intertech assume the obligations set forth in this SECTION 3.07(F) 3.05(F). The provisions of this SECTION 3.07(F) 3.05(F) are intended to be for the benefit of, and shall be enforceable by, each such officer and director and his or her heirs and representatives.

     SECTION 3.06  Use of Names.

     (a) Use of CUNO Name. Any existing printed material showing any affiliation or connection of Commercial Intertech or any of its Subsidiaries with CUNO or any CUNO Subsidiary may be used by Commercial Intertech and its Subsidiaries only for a period ending eight (8) months after the Distribution Date. On and after the Distribution Date, Commercial Intertech and its Subsidiaries shall not otherwise represent to third parties that any of them is affiliated with CUNO or any CUNO Subsidiary.

     (b) Use of Commercial Intertech Name. Any existing printed material showing any affiliation or connection of CUNO or any of its Subsidiaries with Commercial Intertech or any Commercial Intertech Subsidiary may be used by CUNO and its Subsidiaries only for a period ending eight (8) months after the Distribution Date. On and after the Distribution Date, CUNO and its Subsidiaries shall not otherwise represent to third parties that any of them is affiliated with Commercial Intertech or any Commercial Intertech Subsidiary.

     SECTION 3.07  Transfers Not Effected Prior to the Distribution;
Transfers Deemed Effective as of the Cutoff Date. To the extent that any transfers and assumptions contemplated by this ARTICLE III shall not have been consummated prior to the Distribution Date, the parties shall cooperate to effect such transfers as promptly following the Distribution Date as shall be practicable, it nonetheless being agreed and understood by all the parties that no party shall be liable in any manner to any other party for any failure of any of the transfers contemplated by this Article III to be consummated prior to the Distribution Date. Subject to the provisions of SECTION 2.03, nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred or assumed; provided, however, that Commercial Intertech and CUNO shall, and shall cause their respective Subsidiaries to, cooperate to seek to obtain any necessary consents or approvals for the transfer of all assets and Liabilities contemplated to be transferred pursuant to this ARTICLE III, In the event that any such transfer of assets (other than capital stock of corporations to be transferred hereunder) or Liabilities has not been consummated, effective as of and after the Cut-off Date, the party retaining such asset or Liability shall thereafter hold such asset for the party entitled thereto (at the expense of the party entitled thereto) and retain such Liability for the account of the party by whom such Liability is to be assumed, and take such other action as may be reasonably requested by the party to whom such asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as reasonably possible, in the same position as would have existed had such asset or Liability been transferred as of the Cut-off Date. As and when any such asset or Liability becomes transferable, such transfer shall be effected forthwith. The parties agree that, as of the Cut-off Date, each party hereto shall be deemed to have assumed in accordance with the terms of this Agreement and the Ancillary Agreements all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such party is required to assume pursuant to the terms hereof and thereof.

     SECTION 3.08 Commercial Intertech Guarantees. CUNO shall use its reasonable efforts to cause itself or one of its Affiliates to be substituted in all respects for Commercial Intertech in respect of all obligations of Commercial Intertech under any guarantee each of the guarantees and comfort letters set forth on SCHEDULE 1.02, effective as of the next maturity date after the date hereof of each of the related agreements with respect to which such guaranty or comfort letter was issued.

     SECTION 3.09. Corporate Opportunities. The parties hereto acknowledge that certain of the directors and officers of CUNO or a CUNO Subsidiary may also be a director or officer of Commercial Intertech or a Commercial Intertech Subsidiary following the Distribution Date. In connection with the foregoing, the parties hereto agree that following the Distribution Date, no opportunity, transaction, agreement or other arrangement of which an officer or director of Commercial Intertech, a Commercial Intertech Subsidiary, or any other Person in which Commercial Intertech acquires a financial interest or is a party, has knowledge, shall be the property or corporate opportunity of CUNO or any CUNO Subsidiary, even if such opportunity, transaction, agreement or other arrangement relates to the ownership of interests in or the management and operation of the CUNO Business.

                                  ARTICLE IV

                                INDEMNIFICATION
                                ---------------

     SECTION 4.01 Indemnification by Commercial Intertech. Except with respect to claims for proceeds of Policies or other amounts received, which shall be governed by SECTION 3.05 and SECTION 4.03, Commercial Intertech shall indemnify, defend and hold harmless the CUNO Indemnitees from and against each of the following:

     (a) The Commercial Intertech Liabilities and any and all Losses of the CUNO Indemnitees arising out of, or due to the failure or alleged failure of Commercial Intertech or any of its Affiliates to pay, perform or otherwise discharge in due course any of the Commercial Intertech Liabilities.

     (b) All Losses of any CUNO Indemnitee arising (whether before, on or after the Distribution Date) in connection with the Commercial Intertech Assets or the Commercial Intertech Businesses, whether any such Losses relate to events, occurrences or circumstances occurring or existing, or whether any such Losses are asserted, before, on or after the Distribution Date.

     (c) All Losses of any CUNO Indemnitee arising out of or based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to the information set forth in the following parts of any preliminary or final Form 10 or any amendment thereto: Commercial Intertech's letter to its stockholders or under the headings "Risk Factors -- Effects on Commercial Intertech Common Stock," "Introduction," "The Distribution," "Management -- Executive Compensation," and "Selected Pro Forma Financial and Other Data" (other than with respect to information provided by the CUNO Group), and any information under "Information Statement Summary" derived from information contained under such headings.

     Notwithstanding anything in this SECTION 4.01 to the contrary, neither Commercial Intertech nor any Commercial Intertech Subsidiary shall have any liability whatsoever to either CUNO or any CUNO Subsidiary in respect of any Tax, except as otherwise provided in the Tax Allocation Agreement.

     SECTION 4.02 Indemnification by CUNO. Except with respect to claims for proceeds of Policies or other amounts received, which shall be governed by
SECTION 3.07 3.05 and SECTION 4.03, CUNO shall indemnify, defend and hold harmless the Commercial Intertech Indemnitees from and against each of the following:

     (a) The CUNO Liabilities and any and all Losses of the Commercial Intertech Indemnitees arising out of, or due to the failure or alleged failure of CUNO or any of its Affiliates to pay, perform or otherwise discharge in due course any of the CUNO Liabilities.

     (b) All Losses of any Commercial Intertech Indemnitee arising (whether before, on or after the Distribution Date) in connection with the CUNO Assets or the CUNO Business, whether any such Losses relate to events, occurrences or circumstances occurring or existing, or whether any such Losses are asserted, before, on or after the Distribution Date.

     (c) All Losses of any Commercial Intertech Indemnitee arising out of or based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information set forth in any preliminary or final Form 10 or any amendment thereto, except for information set forth under the headings specified in SECTION 4.01(c), with respect to which Commercial Intertech will indemnify CUNO, and except for information set forth under the headings "Arrangements Between the Company and Commercial Intertech," and "Certain Transactions in connection with the Distribution."

     Notwithstanding anything in this SECTION 4.02 to the contrary, neither CUNO nor any CUNO Subsidiary shall have any liability whatsoever to either Commercial Intertech or any Commercial Intertech Subsidiary in respect of any Tax, except as otherwise provided in the Tax Allocation Agreement.

     SECTION 4.03  Limitations on Indemnification Obligations.

     (a) The amount which any Indemnifying Party is or may be required to pay to any Indemnitee pursuant to SECTION 4.01 or SECTION 4.02 shall be reduced (including, without limitation, retroactively) by any proceeds of Policies or other amounts actually recovered by or on behalf of such Indemnitee, in reduction of the related Loss. If an Indemnitee shall have received the Indemnity Payment required by this Agreement from an Indemnifying Party in respect of any Loss and shall subsequently actually receive proceeds of Policies or other amounts in respect of such Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount actually received (up to but not in excess of the amount of any Indemnity Payment made hereunder). An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof.

     (b) If any Indemnitee realizes a Tax benefit or detriment in one or more Tax periods by reason of having incurred an Indemnifiable Loss for which such Indemnitee receives an Indemnity Payment from an Indemnifying Party, then such Indemnitee shall pay to such Indemnifying Party an amount equal to the Tax benefit or such Indemnifying Party shall pay to such Indemnitee an additional amount equal to the Tax detriment (taking into account any Tax detriment resulting from the receipt of such additional amounts), as the case may be. The amount of any Tax benefit or any Tax detriment for a Tax period realized by an Indemnitee by reason of having incurred an Indemnifiable Loss shall be deemed to equal the product obtained by multiplying (i) the amount of any deduction or inclusion in income for such period resulting from such Indemnifiable Loss or the payment thereof, as the case may be, by (ii) the highest applicable marginal Tax rate for such period (provided, however, that the amount of any Tax benefit attributable to an amount that is creditable shall be deemed to equal the amount of such creditable item). Any payment due under this SECTION 4.03(b) with respect to a Tax benefit or Tax detriment realized by an Indemnitee in a Tax period shall be due and payable within 30 days from the time the return for such Tax period is due, without taking into account any extension of time granted to the party filing such return.

     SECTION 4.04      Procedures for Indemnification.

     (a) Procedures for Indemnification of Third Party Claims shall be as follows:

             (i) If an Indemnitee shall receive notice or otherwise learn of a Third Party Claim with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to SECTION 4.01, SECTION 4.02, or any other Section of this Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third Party Claim; provided that the failure of any Indemnitee to give notice as provided in this SECTION 4.04(a)(i) shall not relieve the related Indemnifying Party of its obligations under this
     ARTICLE IV, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail and, if ascertainable, shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by such Indemnitee.

             (ii) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days of the receipt of notice from an Indemnitee in accordance with SECTION 4.04(a)(i) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this
     ARTICLE IV for any legal or other expenses (except expenses approved in advance by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defense thereof; provided that, if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and in any Indemnitee's reasonable judgment a conflict of interest between one or more of such Indemnitees and such Indemnifying Party exists in respect of such claim or if the Indemnifying Party shall have assumed responsibility for such claim with any reservations or exceptions, such Indemnitees shall have the right to employ separate counsel to represent such Indemnitees and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party. If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this SECTION 4.04(a)(ii), such Indemnitee may defend or (subject to the remainder of this SECTION 4.04(a)(ii)) seek to compromise or settle such Third Party Claim. Notwithstanding the foregoing, neither an Indemnifying Party nor an Indemnitee may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. Neither an Indemnifying Party nor an Indemnitee shall consent to entry of any judgment or enter into any settlement of any Third Party Claim which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee, in the case of a consent or settlement by an Indemnifying Party, or the Indemnifying Party, in the case of a consent or settlement by the Indemnitee, of a written release from all liability in respect to such Third Party Claim.

             (iii) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, the related Indemnitee shall make available to such Indemnifying Party any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, settlement or compromise, and shall otherwise cooperate in the defense, settlement or compromise of such Third Party Claims, subject to the establishment of appropriate confidentiality arrangements which are reasonably satisfactory to Commercial Intertech and CUNO.

             (iv) Notwithstanding anything else in this SECTION 4.04 to the contrary, if an Indemnifying Party notifies the related Indemnitee in writing of such Indemnifying Party's desire to settle or compromise a Third Party Claim on the basis set forth in such notice (provided that such settlement or compromise includes as an unconditional term thereof the giving by the claimant or plaintiff of a written release of the Indemnitee from all liability in respect thereof) and the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third Party Claim, free of any participation by such Indemnifying Party, at such Indemnitee's sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third Party Claim shall be equal to (i) the costs and expenses of such Indemnitee prior to the date such Indemnifying Party notifies such Indemnitee of the offer to settle or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) plus (ii) the lesser of (A) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and (B) the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee's continuing to pursue such Third Party Claim.

     (b) Any claim on account of a Loss which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under this Agreement or under applicable law.

     (c) In addition to any adjustments required pursuant to SECTION 4.03, if the amount of any Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

     (d) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

     SECTION 4.05   Remedies Cumulative. The remedies provided in this
ARTICLE IV shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

     SECTION 4.06 Survival of Indemnities. The obligations of each of Commercial Intertech and CUNO under this ARTICLE IV shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities, with respect to any Loss of the other related to such assets, businesses or Liabilities.

                                   ARTICLE V

                             ACCESS TO INFORMATION
                             ---------------------

     SECTION 5.01 Access to Information. From and after the Distribution Date, Commercial Intertech shall afford to CUNO and its Representatives reasonable access (including using reasonable efforts to give access to Persons or firms possessing information) and duplicating rights during normal business hours to all Information within Commercial Intertech's possession or in the possession of a Commercial Intertech Subsidiary relating to CUNO, any CUNO Subsidiary, any CUNO Assets or the CUNO Business, insofar as such access is reasonably required by CUNO or any CUNO Subsidiary. Similarly, CUNO shall afford to Commercial Intertech and its Representatives reasonable access (including using reasonable efforts to give access to Persons or firms possessing Information) and duplicating rights during normal business hours to Information within CUNO's possession relating to Commercial Intertech or any Commercial Intertech Subsidiary and insofar as such access is reasonably required by Commercial Intertech or any Commercial Intertech Subsidiary. Information may be requested under this ARTICLE V for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

     SECTION 5.02 Production of Witnesses. After the Distribution Date, each of Commercial Intertech and CUNO shall, and shall cause their respective Subsidiaries to, use reasonable efforts to make available to the other party and its Subsidiaries, upon written request, its directors, officers, employees and agents as witnesses to the extent that any such Person may reasonably be required (giving consideration to business demands of such Representatives) in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

     SECTION 5.03 Retention of Records. Except as otherwise required by law or agreed to in writing, each of Commercial Intertech and CUNO shall, and shall cause each of their respective Subsidiaries to, retain for a period of at least seven years following the Distribution Date, all significant Information relating to the business of the other and the other's Subsidiaries. In addition, after the expiration of such seven-year period, such Information shall not be destroyed or otherwise disposed of at any time, unless, prior to such destruction or disposal, (a) the party proposing to destroy or otherwise dispose of such Information shall provide no less than 30 days' prior written notice to the other, specifying in reasonable detail the Information proposed to be destroyed or disposed of and (b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested at the expense of the party requesting, such Information.

     SECTION 5.04 Confidentiality. Each of Commercial Intertech and CUNO shall, and shall cause each of their respective Subsidiaries and Representatives to, hold, in strict confidence, all material Information concerning the other in its possession or furnished by the other or the other's Representatives pursuant to either this Agreement or any Ancillary Agreement (except to the extent that such Information has been (a) in the public domain through no fault of such party or (b) later lawfully acquired from other sources by such party), and each party shall use its best efforts to ensure that such Information shall not be used to the disadvantage of the other, and shall not release or disclose such Information to any other Person, except its Representatives, unless compelled to disclose by judicial or administrative process or, as advised by its counsel, by other requirements of law.

                                  ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

     SECTION 6.01 Complete Agreement; Construction. This Agreement and the Ancillary Agreements, including any schedules and exhibits hereto or thereto, and other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Employee Benefits and Compensation Allocation Agreement or the Tax Allocation Agreement, the provisions of the Employee Benefits and Compensation Allocation Agreement or the Tax Allocation Agreement, as appropriate, shall control.

     SECTION 6.02 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

     SECTION 6.03 Expenses. All costs and expenses related to the Distribution shall be borne solely by Commercial Intertech.

     SECTION 6.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

     SECTION 6.05 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered by hand, mailed by registered or certified mail (return receipt requested), or sent by cable, telegram, telex or telecopy (confirmed by regular, first-class mail), to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

     if to Commercial Intertech:

          Commercial Intertech Corp.
          1775 Logan Avenue
          Youngstown, Ohio 44505
          Attention:  President
     if to CUNO:

          CUNO Incorporated
          400 Research Parkway
          Meridien, Connecticut 06450
          Attention:  President

     SECTION 6.06 Dispute Resolution. Commercial Intertech and CUNO shall each appoint two members from their managerial staffs to serve on the Dispute Resolution Committee. The Dispute Resolution Committee shall meet at either Commercial Intertech's or CUNO's offices, whichever is more appropriate in light of the issue to be discussed, at such time as either party may demand in writing, for the purpose of resolving any dispute arising, under this Agreement or the Ancillary Agreements. If the Dispute Resolution Committee is unable to resolve any dispute submitted to it by any party hereto within 30 days after such submission, the Dispute Resolution Committee shall refer the issue to the Chief Executive Officer of each of Commercial Intertech and CUNO for resolution. If such officers are unable to resolve such dispute within fifteen days after referral, such dispute shall be referred to binding arbitration as provided for in SECTION 6.07. No such dispute shall be the subject of arbitration or other formal proceeding between the parties hereto before being considered by the Dispute Resolution Committee and the Chief Executive Officers of Commercial Intertech and CUNO.

     SECTION 6.07   Binding Arbitration.

     (a) Any controversy, dispute or claim (whether lying in contract or tort) between or among the parties arising out of or related to this Agreement or the Ancillary Agreements shall, after the dispute resolution process set forth in
SECTION 6.06 has been completed, be submitted to arbitration in accordance with this SECTION 6.07.

     (b) Each such controversy, dispute or claim submitted by a party to arbitration shall be heard by an arbitration panel composed of three arbitrators, in accordance with the following provisions. Commercial Intertech and CUNO shall each appoint one arbitrator within fifteen days after the matter has been submitted to arbitration. The two arbitrators appointed by, or on behalf of, the parties shall jointly appoint a third arbitrator, who shall act as Chairman of the arbitration panel. If for any reason an arbitrator is unable to perform his or her function, he or she shall be replaced and a substitute shall be appointed in the same manner as the arbitrator replaced.

     (c) Except as otherwise stated herein, arbitration proceedings shall be conducted in accordance with such rules as the parties mutually determine. In any arbitration proceeding hereunder: (i) proceedings shall, unless otherwise agreed by the parties, be held in Cleveland, Ohio; (ii) the arbitration panel shall have no power to award punitive damages and shall be bound by all statutes of limitation which would otherwise be applicable in a judicial action brought by a party; and (iii) the decision of a majority of the arbitrators (or the Chairman if there is no such majority) shall be final and binding on the parties to this Agreement and shall be enforceable in any court of competent jurisdiction. The parties hereby waive any rights to appeal or to review of such decision by any court or tribunal and also waive any objections to such enforcement. THE PARTIES HEREBY AGREE TO WAIVE ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY, DISPUTE OR CLAIM SUBMITTED TO ARBITRATION UNDER THIS AGREEMENT.

     (d) Notice preliminary to, in conjunction with, or incident to any arbitration proceeding may be sent to the parties by registered or certified mail (return receipt requested) at the address set forth in SECTION 6.05 and personal service is hereby waived. The arbitrators shall award recovery of all costs and fees incurred in connection with the arbitration and the proceeding, and obtaining any judgment related thereto, of each disputed matter (including, reasonable attorney's fees and expenses and arbitrator's fees and expenses and court costs, in each case, with respect to such disputed matter) to the party that substantially prevails in the arbitration proceeding with respect to such disputed matter.

     (e) No provision of this SECTION 6.07 shall limit the right of any party to this Agreement to exercise self-help remedies such as set-off, or to obtain provisional, equitable or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration.

     SECTION 6.08 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

     SECTION 6.09 Successors and Assigns. The rights under this Agreement may not be assigned and duties may not be delegated by any party without the written consent of the other parties, which consent shall not be unreasonably withheld. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     SECTION 6.10   Omitted.

     SECTION 6.11   No Third Party Beneficiaries. Except for the provisions of
ARTICLE IV relating to Indemnitees and SECTION 3.05(f) relating to directors and officers, this Agreement is solely for the benefit of the parties hereto and their respective Affiliates and should not be deemed to confer upon third parties (including any employee of Commercial Intertech or CUNO or of any Commercial Intertech Subsidiary or CUNO Subsidiary) any remedy, claim, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     SECTION 6.12 Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 6.13 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

     SECTION 6.14 No Waivers. No failure by any party hereto to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right, unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

     SECTION 6.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 6.16 Performance. Each party hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such party.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                COMMERCIAL INTERTECH CORP.


                                By:
                                    --------------------------------------
                                    Paul J. Powers
                                    Chairman of the Board, Chief Executive
                                    Officer and President


                                CUNO INCORPORATED


                                By:
                                    --------------------------------------
                                    Mark G. Kachur
                                    Chief Operating Officer

                                 SCHEDULE 1.02
                                 -------------

                        Commercial Intertech Guarantees
                        -------------------------------


            COMPANY                    HOLDER                INSTRUMENT
- --------------------------------  -----------------     ---------------------
CUNO Filtration Asia Pte. Ltd.    ABN Amro              Guarantee for USD
                                                        1,500,000 short-term
                                                        credit facility

CUNO K.K.                         First NBD             Guarantee for JPY
                                                        800,000,000 short-
                                                        term credit facility
                                                        and JPY 150,000,000
                                                        term loan due to
                                                        mature October 31,
                                                        2000

CUNO K.K.                         Sanwa Bank            Comfort letter for
                                                        JPY 400,000,000
                                                        short-term credit
                                                        facility

CUNO K.K.                         The Bank of Tokyo     Comfort letter for
                                                        JPY 350,000,000
                                                        short-term credit
                                                        facility and JPY
                                                        250,000,000 term
                                                        loan due to mature
                                                        October 31, 2000

                                 SCHEDULE 3.03
                                 -------------

                            CUNO Board of Directors
                            -----------------------


        NAME                                      POSITION
- ---------------------                ----------------------------------
Paul J. Powers                       Chairman of the Board of Directors

Mark G. Kachur                       Director

John M. Galvin                       Director

Gerald C. McDonough                  Director

C. Edward Midgley                    Director

Charles L. Cooney                    Director


                                                                    EXHIBIT 10.5
                           TAX ALLOCATION AGREEMENT


TAX ALLOCATION AGREEMENT (the "Agreement") dated as of        , 1996, between
Commercial Intertech Corp, an Ohio corporation (CIC), and Cuno Incorporated, a Delaware Corporation (Cuno).

WHEREAS, CIC is currently the common parent of an affiliated group of corporations (the "Old Company Group") within the meaning of Section 1502 of the Internal Revenue Code of 1986, as amended (the "Code") filing consolidated, combined or unitary income tax returns ("Consolidated Returns"), pursuant to which CIC and one or more other members of the Affiliated Group pay Taxes (as defined herein) on a consolidated basis ("Consolidated Taxes");

WHEREAS CIC will distribute the stock of Cuno to its shareholders ("Spin-Off"), in a transaction intended to qualify as a tax-free spin-off under Section 355 of the Code.

WHEREAS, on the beginning of the first day after the date on which the Spin-Off occurs (the "Distribution Date"), Cuno and its subsidiaries (collectively, the "Cuno Group"), will cease to be members of the Old Company Group;

WHEREAS, CIC and Cuno desire to allocate the liability for the Taxes of members of the Old Company Group for any Tax Period (including short Tax Periods and any portion of any Tax Period) which period (or portion) ends on or before the Distribution Date (a "Pre-Distribution Tax Period") among the members of the Old Company Group in a manner consistent with the tax allocation agreement and practices of the Old Company Group as in effect on the Distribution Date, and to provide for certain other tax-related matters;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows.


                                   ARTICLE I

                              CERTAIN DEFINITIONS

The following terms used herein shall have the meanings set forth below (such terms to be equally applicable to the singular and plural forms of the terms defined or referred to below):

1.1 "Agreement" shall have the meaning set forth in the recitals to this Agreement.

1.2  "Code" shall have the meaning set forth in the recitals to this Agreement.

1.3 "CIC Group" means CIC and any subsidiaries which CIC continues to own following the Distribution that are eligible to join in a consolidated tax return with CIC, together with CIC.

1.4 "Consolidated Return" shall have the meaning set forth in the recitals to this Agreement.

1.5 "Consolidated Group" or "consolidated group" means an affiliated group of corporations filing a consolidated federal income tax return, as defined in Treasury Regulation Section 1.1502-1 (h).

1.6 "Distribution Date" shall have the meaning set forth in the recitals to this Agreement.

1.7 "Income Taxes" means any and all Taxes based upon or measured by net income (including, without limitation, any alternative minimum tax under Section 55 of the Code) imposed by or payable to the U.S., or any state, county, local or foreign government or any subdivision or agency thereof, and such term shall include any interest (whether paid or received), penalties or additions to tax attributable thereto.

1.8 "Income Tax Liabilities" means all liabilities for Income Taxes net of refunds, net of refunds including liabilities for Income Taxes assumed by a party pursuant to a contract.

1.9 "Indemnified Party" means the party that is entitled to indemnification by another party pursuant to this Agreement.

1.10 "Indemnifying Party" means the party that is required to indemnify another party pursuant to this Agreement.

1.11 "Independent Accounting Firm" means a "big six" independent accounting firm, jointly selected by the parties; or, if the parties cannot agree on such accounting firm, Cuno and CIC shall each submit the name of a "big six" independent accounting firm that does not at the time and has not in the prior two years provided services to any member of the Cuno Group or the CIC Group, and the "Independent Accounting Firm" shall mean the firm selected by lot from these two firms.

1.12 "Information Return" means any report, return, declaration or other information or filing (other than a Tax Return) required to be supplied to any taxing authority or jurisdiction.

1.13 "Cuno Group" shall have the meaning set forth in the recitals to this Agreement.

1.14 "Material Tax Election" means any election, change in annual accounting period, change or adoption of any accounting method, filing of any amended Tax Return, entering into any closing agreement, settlement of any Tax claim or Proceeding relating to any member of the Old Company Group or the Cuno Group, surrender of any right to claim a Refund, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment.

1.15 "Old Company Group" shall have the meaning set forth in the recitals to this Agreement.

1.16 "Other Taxes" means all Taxes other than Income Taxes.

1.17 "Overpayment Rate" means the rate specified under Section 6621 (a) (1) of the Code for overpayments of tax.

1.18 "Post-Distribution Tax Period" means any Tax Period ending after the Distribution Date (other than "Pre-Distribution Tax Period" below).

1.19 "Pre-Distribution Tax Period" shall have the meaning set forth in the recitals to this Agreement.

1.20 "Proceeding" means any audit or other examination, judicial or administrative proceeding relating to liability for or refunds or adjustments with respect to Taxes.

1.21 "Property Taxes" shall have the meaning set forth in Section 3.2 (a) (I) of this Agreement.

1.22 "Refund" means any refund of Income Taxes or Other Taxes, including any reduction in liabilities for such taxes.

1.23 "Short Period" shall have the meaning set forth in Section 3.1 (a) of this Agreement.

1.24 "Spin-Off" shall have the meaning set forth in the recitals to this Agreement.

1.25 "Tax Period" means any twelve month period which constitutes the taxable year of a party hereto.

1.26 "Tax Return" means any report, return, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Income Taxes or Other Taxes, including, without limitation, any documents with respect to or accompanying payments of estimated Income Taxes or Other Taxes, or with respect to or accompanying requests for the extension of time in which to tile any such report, return, declaration or other document.

1.27 "Taxes" means any Income Taxes and all taxes, levies or other like assessments, charges or fees, including, without limitation, any excise, real or personal property, gains, sales, use, license, real estate or personal property transfer, net worth, stock transfer, payroll, ad valorem and other governmental taxes and any withholding obligation imposed by or payable to the U.S., or any state, county, local or foreign government or subdivision or agency thereof, and any interest (whether paid or received), penalties or additions to tax attributable thereto.

1.28 "Taxing Authorities" means any governmental authority which imposes, or is responsible for the imposition of a Tax.

1.29 "Transfer" means any transfer of assets by a member of the Old Company Group which occurs in contemplation of or to effectuate the Spinoff and which may give rise to deferred intercompany gain or gain pursuant to Code section 311(b).

1.30 "Distribution" shall mean the distribution of Cuno stock to the shareholders pursuant to the spin-off described in the Recitals to this Agreement.

1.31 "Transfer and Distribution Taxes" means any Taxes imposed or assessed against any member of the Old Company Group, the CIC Group or the Cuno Group, attributable to or occasioned by, the Transfer described in 1.29 and/or a Distribution described in 1.30 above.

                                   ARTICLE II

                  TERMINATION OF PRIOR TAX SHARING AGREEMENTS

     Termination of Prior Tax Sharing Agreement. This AGREEMENT shall take effect on the Distribution Date and shall supersede all other agreements, whether or not written in respect of any Taxes between the Cuno Group and the CIC Group their respective predecessors or successors, except to the extent necessary to effectuate section 4.1 and section 5.1 of this Agreement with respect to the Cuno Group and the CIC Group. All such replaced agreements shall terminate as of the Distribution Date, and any rights or obligations created thereunder thereby shall be settled in the normal course.


                                  ARTICLE III

                RETURN PREPARATION, FILING AND PAYMENT OF TAXES

3.1  Control of Tax Matters.

(a)  Return Preparation and Filing.

(i) Pre-Distribution Tax period. Cuno hereby irrevocably designates, and agrees to cause each of its subsidiaries to so designate, CIC as its agent to take any and all actions, necessary or incidental to the preparation of Consolidated Returns and the filing of such Consolidated Returns and claims for Refunds or forms relating to any Pre-Distribution Tax period.

(ii) Short Period. For any Tax Period that begins prior to the Distribution Date and ends on the Distribution Date (a "Short Period") of CIC or any of its subsidiaries that was a member of the Old Company Group for any Pre-Distribution Tax Period, CIC will timely prepare and file (in a manner consistent with past practice of CIC, unless CIC reasonably determines that such practice is inconsistent with the then existing state of the law) with the appropriate Taxing Authorities all Consolidated Returns required to be filed for such Short Period.

(iii) Separate Company Returns. Each Company that was a member of the Old Company Group shall be responsible for filing all of its Tax Returns for the Tax Period which includes the Distribution Date, other than any Consolidated Federal Income Tax Returns for Short Periods.

3.2  Cooperation and Record Retention.

(a) CIC and Cuno agrees to cooperate fully, and will cause each of their subsidiaries to so cooperate, in a timely manner consistent with existing practice in filing any return or consent contemplated by this Agreement. CIC and Cuno also agree to take, and will cause the appropriate subsidiary to take, such action or actions as CIC or Cuno may reasonably request, including but not limited to the filing of requests for the extension of time within which to file Consolidated Returns, and to cooperate in connection with any refund claim with respect to any Pre-Distribution Tax Period. CIC and Cuno further agree to furnish timely, and to cause each of their subsidiaries to so furnish CIC or Cuno with any and all information reasonably requested in order to carry out the provision of this Agreement. Without limiting the generality of the foregoing sentence, CIC and Cuno specifically agree to provide each other promptly, but in any event within 10 days of receipt thereof, copies of any correspondence or notices received from the Internal Revenue Service of any other Taxing authority with respect to any Consolidated Return of the Old Company Group for a Pre-Distribution Tax Period.

(b) CIC and Cuno shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with any Proceeding. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such Proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. CIC and Cuno agree (i) to retain all books and records with respect to tax matters pertinent to the Old Company Group and the Cuno Group relating to any Pre-Distribution Tax Period, and to abide by all record retention agreements entered into with any Taxing Authority, and (ii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, CIC or Cuno as the case may be, shall allow the requesting party to take possession of such books and records. CIC and Cuno further acknowledge and agree that any such books and records necessary to establish the amount of any loss or tax credit carry forward shall be retained until the expiration of the statute of limitations in respect of the year in which such loss or tax credit carry foward are utilized to reduce taxable income, or tax.

                                  ARTICLE IV

                             REFUNDS AND CONTESTS


4.1 Refunds of Income Taxes or Other Taxes. The Cuno Group shall be entitled to all Refunds attributable to the Cuno Group, and the CIC Group shall be entitled to all Refunds attributable to the CIC Group or the Old Company Group (other than those attributable to the Cuno Group). For this purpose, Refunds attributable to the Cuno Group shall mean Refunds determined pursuant to the prior tax sharing agreement and practices between CIC and Cuno. Refunds attributable to the Old Company Group shall mean Refunds determined pursuant to such tax sharing agreement and practices (other than those attributable to the Cuno Group). A party receiving a Refund to which another party is entitled pursuant to this Agreement shall pay the amount to which such other party is entitled within ten days after the receipt of the Refund.

4.2  Contests.

(a) Except as provided below, in the event that any deficiencies or Refund claims arise with respect to an Income Tax Liability with respect to any Consolidated Return of the Old Company Group for a Pre-Distribution Tax Period except as provided below, CIC shall control all Proceedings with respect thereto. In the event that any issue or issues are raised during such Proceedings that may result, directly or indirectly, in deficiencies or refund claims related to Taxes that would be required to be paid by Cuno pursuant to this Agreement, both Cuno and CIC agree and acknowledge that the contest of any such issue or issues shall be conducted jointly. With respect to such joint contests, neither party shall have the right to accept or enter into the settlement of any Tax liability, or compromise any Tax claim to the extent such liability or claim relates to an item for which the other party has indemnity liability hereunder, without the prior written consent of the other party (which consent shall not be unreasonably withheld).

CIC's right to indemnity hereunder shall be conditioned on compliance with this Agreement. CIC shall be required to give notice to Cuno upon the receipt of oral or written notice from any governmental authority or agent thereof of an issue that may result in Taxes for which a claim for indemnity from Cuno may be made, under this Agreement. Cuno agrees to pay its own expenses incurred in connection with its participation in any such Proceedings.

(b) Cuno and CIC agree to cooperate in all reasonable respects with respect to Tax deficiencies or Refund claims described in Section 4.2 of this Agreement, which cooperation shall include executing and filing such waivers, consents, forms court petitions, refund claims, complaints, powers of attorney and other documents needed from time to time in order to defend, prosecute or resolve such deficiencies or claims.

                                   ARTICLE V

                           INDEMNIFICATION FOR TAXES

5.1 Cuno Group and Cuno Group Income Taxes. The Cuno Group shall pay, and shall indemnify and hold the CIC Group harmless against (i) all Income Tax Liabilities of any member of the Cuno Group for all Tax Periods (Including Tax Periods or portions thereof during which any member of the Cuno Group was a member of the Old Company Group but excluding all Income Tax Liabilities arising from the Transfer and Distribution as provided for in Section 5.3 hereof) and (ii) all Income Tax Liabilities incurred pursuant to Treasury Regulation Section 1.1502-6 or any comparable state, local or other provision providing for several liabilities as a result of any member of the Cuno Group having been a member of any consolidated, combined, unitary or other group (other than the Old Company Group). For purposes of clause (i) of this section 5.1, the Income Tax Liabilities of any member or members of the Cuno Group for any Pre-Distribution Tax Period shall be determined pursuant to the prior tax sharing agreement and practices between CIC and Cuno.

5.2 CIC Group and CIC Group Income Taxes. The CIC Group shall pay, and shall indemnify and hold the Cuno Group harmless against, (i) all Income Tax Liabilities of any member of the Old Company Group (other than Income Tax Liabilities of any member of the Cuno Group for any Tax Period) but excluding all Income Tax Liabilities arising from the Transfer and Distribution as provided for in Section 5.3 hereof and (ii) all Income Tax Liabilities incurred pursuant to Treasury Regulation Section 1.1502-6 or any comparable state, local or other provision providing for several liabilities as a result of any member of the Old Company Group or the CIC Group (other than any member of the Cuno Group) having been a member of any other consolidated, combined, unitary or other group. For purposes of clause (i) of this section 5.2, the Income Tax Liabilities of any member or members of the Old Company Group for any Pre-Distribution Tax Period shall be determined pursuant to the prior tax sharing agreement and practices between CIC and Cuno.

5.3  Transfer and Distribution Taxes.

(a) Cuno shall pay, indemnify and hold the CIC Group harmless from any Transfer and Distribution Taxes other than Income Taxes attributable to (i) the restoration of deferred intercompany gain under the United States consolidated income tax return regulations or (ii) recognition of gain pursuant to Code section 311(b).

(b) Any Income Tax solely attributable to failure of Distribution to qualify under Section 355 (hereafter "Spin-Off Taxes") shall be allocated and apportioned as described in Sections 5(b)(i), (ii), and (iii) below. CIC and Cuno acknowledge and agree that in determining the proper amount of working capital required by each group after the Spin-Off, it is intended by the parties to have the Spin-Off qualify for tax-free treatment under Code sections 368(a)(1)(D) and 355 (i.e., a "Tax-Free Spin-Off"). Therefore, it is contemplated and agreed that neither CIC nor Cuno nor their respective shareholders will take any action that will cause the Spin-Off to fail to qualify for favorable tax treatment under Code sections 368(a)(1)(D) and 355 (i.e., a "Taxable Spin-Off). In the event that the Spin-Off is ultimately determined to be a Taxable Spin-Off, it is possible that CIC will incur Spin-Off Taxes, which taxes shall be allocated and apportioned as follows:

     (i) If the Spin-Off Taxes are incurred due to a change of control, the Group undergoing such change of control shall pay, indemnify and hold the other Group harmless from all Spin-Off Taxes.

    (ii) If the Spin-Off Taxes are incurred due to either CIC or Cuno breaching any of the representation or covenants with respect to the Spin-Off, any Spin-Off Taxes shall be paid by and the responsibility of the breaching party.

   (iii) If the Spin-Off Taxes are incurred for any reason other than (i) or
         (ii) above, Cuno and CIC will each pay, indemnify, and hold harmless the other party, for 50% of such taxes.

Since it is contemplated by the parties that the working capital requirements of The Cuno Group and The CIC Group will be affected by the payment of any Spin-Off Taxes, and that such working capital would be apportioned differently if the Spin-Off Taxes were anticipated before the Spin-Off, it is agreed that any payment or indemnification made pursuant to this section relating to Spin-Off Taxes as well as other Transfer and Distribution Taxes, shall, for Income Tax purposes, relate back and be deemed to have been paid immediately prior to the Spin-Off. In the event that the Indemnified Party is required to pay Income Taxes on the receipt of indemnification for the Spin-Off Taxes, the Indemnifying Party shall further compensate the Indemnified Party by making an additional payment (i.e., a "Gross-up Payment") equal to the Income Tax on the sum of (A) the indemnification for the Spin-Off Taxes and (B) the Gross-up Payment, such that the Indemnified Party will be made whole on an after tax basis for the amounts received pursuant to this Section 5. For purposes of calculating the required Gross-up payment, the highest United States federal marginal income tax rate in the year of payment plus 4% shall be used.

5.4 Other Taxes. (a) The CIC Group shall pay, and shall indemnify and hold the Cuno Group harmless against, all liabilities for all Other Taxes attributable to the income, property or activities of any member of the Old Company Group or the CIC Group (other than, in both cases, a member of the Cuno Group). Except as provided in the preceding sentence, the Cuno Group shall pay, and shall indemnify and hold the CIC Group harmless against, all liabilities for all Other Taxes attributable to the income, property or activities of any member of the Cuno Group.

(b) To the extent that the Indemnifying Party is required to indemnify another party pursuant to this Article V, the Indemnifying Party shall pay to the Indemnifying Party, no later than 10 days prior to the due date of the relevant Tax Return or estimated Tax Return or 10 days after the Indemnifying Party received the Indemnified Party's calculations, whichever occurs later, the amount that the Indemnifying Party is required to pay the Indemnified Party.
The Indemnified Party shall submit its calculations of the amount required to be paid pursuant to this Article V, showing such calculations in sufficient detail so as to permit the Indemnifying Party to understand the calculations. If the Indemnifying Party disagrees with such calculations, it must notify the Indemnified Party of its disagreement in writing within 15 days of receiving such calculations. Any dispute regarding such calculations shall be resolved in accordance with this Agreement.



                                  ARTICLE VI

                              GENERAL PROVISIONS

6.1  Computations.

Other than determinations of whether there are any indemnity obligations under this Agreement, all computations or recomputations of Income Tax Liability and all determinations, computations or recomputations of any amount or any payment (including, but not limited to, computations of the amount of the Income Tax Liability, the amount or effect of any loss, credit or deduction, the effect of a Federal statutory Tax rate change for a taxable year, and the amount of any interest, penalties or additions imposed with respect to any Income Tax) with respect to any Consolidated Return shall be prepared by the CIC and submitted to Cuno for its written approval. Any disagreement as to such computations after submission to Cuno by CIC shall be resolved by an Independent Accounting Firm.

6.2  Offsets.

No payment shall be required to be made by either party to the other pursuant to this Agreement to the extent that there is an amount then due and payable under this Agreement to the party that is to make such payment.

6.3  Assignment.

Neither this Agreement nor any of the rights, interest or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable to, the parties hereto and their respective successors and assigns.

6.4  Survival.

The provisions of this Agreement shall remain in full force until all periods of limitations, including any extensions or waiver periods, for all Tax Periods of CIC and Cuno prior to or including the date of the distribution have expired.

6.5  Notices.

Any notices, payments or other communications required by this Agreement shall be made to the Chief Executive Officer of the Cuno Group and the CIC Group. Copies of such notices, payments or other communications shall also be sent to the attention of the director of taxes of the Cuno Group and the CIC Group.

6.6  Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

6.7  Entire Agreement.

This Agreement (a) constitutes the entire agreement and supersedes all prior agreement and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies. The parties agree that to the extent the provision of any other agreements executed in connection with the Spin-Off are inconsistent with the provisions hereof, the provisions of the Agreement shall prevail.

6.8  Severability.

If any provision of this Agreement or the application of any such provision to any person circumstances shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

6.9  Headings.

The headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part thereof or affect in any way the meaning or interpretation of this Agreement.

6.10  Counterparts.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                                                    EXHIBIT 10.6







                         EMPLOYEE BENEFITS COMPENSATION
                              ALLOCATION AGREEMENT
                                    between
                           Commercial Intertech Corp.
                                      and
                               CUNO Incorporated

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I - DEFINITIONS ......................................  1
     SECTION 1.01   General ..................................  1

ARTICLE II -    EMPLOYEE BENEFITS ............................  4
     SECTION 2.01   Base Retirement Plan .....................  4
     SECTION 2.02   The Retirement Savings Plans .............  5
     SECTION 2.03   Welfare Plans ............................  6
     SECTION 2.04   Stock Plans ..............................  6
     SECTION 2.05   Nonqualified Plans and Programs ..........  8
     SECTION 2.06   Severance Pay ............................  9
     SECTION 2.07   Employment Agreements ....................  9
     SECTION 2.08   Other Liabilities and Obligations ........  9
     SECTION 2.09   Recognition of Commercial Intertech
                    Employment Service, etc. .................  9
     SECTION 2.10   Plan Audits ..............................  9
     SECTION 2.11   Indemnification .......................... 10

ARTICLE III - MISCELLANEOUS .................................. 10
     SECTION 3.01   Guarantee of Subsidiaries' Obligations ... 10
     SECTION 3.02   Failure of Commercial Intertech and CUNO
                    To Agree on Certain Determinations ....... 10
     SECTION 3.03   Sharing of Information ................... 11
     SECTION 3.04   Governing Law ............................ 11
     SECTION 3.05   Notices .................................. 11
     SECTION 3.06   Amendments ............................... 11
     SECTION 3.07   Successors and Assigns ................... 12
     SECTION 3.08   Termination .............................. 12
     SECTION 3.09   Rights to Amend or Terminate Plans; No
                    Third Party Beneficiaries ................ 12
     SECTION 3.10   Titles and Headings ...................... 12
     SECTION 3.11   Legal Enforceability ..................... 12

                       EMPLOYEE BENEFITS AND COMPENSATION
                              ALLOCATION AGREEMENT


     EMPLOYEE BENEFITS AND COMPENSATION ALLOCATION AGREEMENT, dated as of __________________, 1996, by and between COMMERCIAL INTERTECH CORP., an Ohio corporation ("Commercial Intertech"), and CUNO INCORPORATED, a Delaware corporation and, as of the date hereof, a wholly-owned subsidiary of Commercial Intertech ("CUNO").

     WHEREAS, the Commercial Intertech Board has determined that it is appropriate and desirable to distribute all outstanding shares of CUNO Common Stock (as defined herein) on a pro rata basis to the holders of Commercial Intertech Common Stock (the "Distribution"); and

     WHEREAS, Commercial Intertech and CUNO are entering into a Distribution and Interim Services Agreement of even date herewith (the "Distribution Agreement"), which, among other things, sets forth the principal corporate transactions required to effect the Distribution and sets forth other agreements that will govern certain other matters following the Distribution; and

     WHEREAS, in connection with the Distribution, Commercial Intertech and CUNO desire to provide for the allocation of assets and liabilities and other matters relating to employee benefit plans and compensation arrangements.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:


                            ARTICLE I - DEFINITIONS
                                        -----------

     SECTION 1.01 General. Any capitalized terms that are used in this Agreement but not defined herein (other than the names of Commercial Intertech employee benefit plans) shall have the meanings set forth in the Distribution Agreement, and as used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     Audit Liability:  defined in Section 2.10(a).
     ---------------

     Base Retirement Plan Assumption Date:  defined in Section 2.01(a).
     ------------------------------------

     Cash Incentive Plans:  defined in Section 2.05(a).
     --------------------

     Common Non-Employee Director:  defined in Section 2.04(c)(i).
     ----------------------------

     Commercial Intertech Base Retirement Plan:  the Pension Plan for Salaried
     -----------------------------------------
Employees of Commercial Intertech Corp.

     Commercial Intertech Director Option: an option to purchase from Commercial Intertech shares of Commercial Intertech Common Stock granted to a non-employee director of Commercial Intertech pursuant to the Commercial Intertech Corp. Director Stock Plan.

     Commercial Intertech Employee: any individual who is employed by Commercial Intertech or any of its subsidiaries immediately before the Cut-off Date and who is not a CUNO Employee.

     Commercial Intertech Option: an option to purchase shares of Commercial Intertech Common Stock granted pursuant to the Commercial Intertech Stock Plan.

     Commercial Intertech Performance Shares: a right granted under a Commercial Intertech Stock Plan to receive from Commercial Intertech a payment in Commercial Intertech Common Stock based upon satisfaction of certain performance criteria.

     Commercial Intertech Ratio: the amount obtained by dividing the average of the daily high and low trading prices on the New York Stock Exchange for the Commercial Intertech Common Stock on each of the five trading days prior to the ex-dividend date for the Distribution by the average of the daily high and low trading prices on the New York Stock Exchange for the Commercial Intertech Common Stock on each of the five trading days beginning with the ex-dividend date for the Distribution.

     Commercial Intertech Restricted Stock: restricted shares of Commercial Intertech Common Stock granted pursuant to a Commercial Intertech Stock Plan.

     Commercial Intertech Retirement Savings Plans: the Commercial Intertech Retirement Stock Ownership and Savings Plan and the Commercial Intertech Employee Stock Ownership Plan.

     Commercial Intertech Stock Plan: the Commercial Intertech Corp. Stock Option and Award Plan of 1989, the Commercial Intertech Corp. Stock Option and Award Plan of 1993, and the Commercial Intertech Corp. Stock Option and Award Plan of 1995.

     Commercial Intertech Supplemental Plan: the Commercial Intertech Supplemental Executive Retirement Plan and the Supplemental Executive Retirement Plan for Michael Croft.

     Commercial Intertech Welfare Plan: a Welfare Plan sponsored by Commercial Intertech or a Commercial Intertech Subsidiary.

     CUNO Base Retirement Plan: a Qualified Plan of CUNO established pursuant to Section 2.01.

     CUNO Director Option: an option to purchase from CUNO shares of CUNO Common Stock provided to a Common Non-Employee Director or a CUNO Non-Employee Director pursuant to Section 2.04(c).

     CUNO Employee: any individual who, immediately before the Cut-off Date, was employed by Commercial Intertech or any of its subsidiaries (including CUNO and the CUNO Subsidiaries) and who, on or immediately after the Cut-off Date, or otherwise in connection with the Distribution, is employed by CUNO or a CUNO Subsidiary.

     CUNO Former Employee: any individual who was, at any time before the Cut-off Date, employed by any member of the Pre-Distribution Group, who is not a Commercial Intertech Employee or a CUNO Employee, and whose most recent active employment with any such member was with a CUNO Business or a Former CUNO Business.

     CUNO Non-Employee Director:  defined in Section 2.04(c)(i).

     CUNO Option: an option to purchase from CUNO shares of CUNO Common Stock provided to a CUNO Participant pursuant to Section 2.04(a).

     CUNO Participants: CUNO Employees, CUNO Former Employees, and their respective beneficiaries and dependents.

     CUNO Performance Shares: a right to receive from CUNO payment in CUNO Common Stock based upon the satisfaction of certain performance criteria.

     CUNO Qualified Plan:  a Qualified Plan sponsored by CUNO or a CUNO
Subsidiary.

     CUNO Restricted Stock: restricted shares of CUNO Common Stock provided to CUNO Participants pursuant to Section 2.04(b).

     CUNO Retirement Savings Plan: a Qualified Plan of CUNO established pursuant to Section 2.02.

     CUNO Stock Plan:  CUNO Incorporated 1996 Stock Incentive Plan.

     CUNO Supplemental Plan:  defined in Section 2.05(b).

     CUNO Welfare Plan:  a Welfare Plan sponsored by CUNO or a CUNO Subsidiary.

     Distribution Date: the date determined by the Commercial Intertech Board on which the Distribution shall be effected.

     Enrolled Actuary: an enrolled actuary or other party making actuarial or similar determinations pursuant to this Agreement with respect to assets or liabilities relating to a particular employee benefit plan selected by Commercial Intertech with the approval of CUNO, which approval shall not be unreasonably withheld.

     Pre-Distribution Group: Commercial Intertech and its present and former subsidiaries, and their respective present and former affiliates (including without limitation CUNO and its subsidiaries).

     Qualified Plan: an "employee pension benefit plan" as defined in Section 3(2) of ERISA which constitutes or is intended in good faith to constitute a qualified plan under Section 401(a) of the Code.

     Ratio: the amount obtained by dividing the average of the daily high and low trading prices on the New York Stock Exchange for the Commercial Intertech Common Stock on each of the five trading days prior to the ex-dividend date for the Distribution by the average of the daily high and low trading prices on the NASDAQ National Market for the CUNO Common Stock on each of the five trading days beginning with the ex-dividend date for the Distribution.

     Retirement Savings Plans Effective Date:  defined in Section 2.02(a).

     Transition Period:  defined in Section 2.02(a).

     Welfare Plan: an "employee welfare benefit plan" as defined in Section 3(l) of ERISA (whether or not such plan is subject to ERISA).

     SECTION 1.02 Schedules, Etc. Reference to a "Schedule" are, unless otherwise specified, to one of the Schedules attached to this Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.


                         ARTICLE II - EMPLOYEE BENEFITS
                                      -----------------

     SECTION 2.01 Base Retirement Plan. (a) As soon as practicable after the date hereof and effective as of a date (the "Base Retirement Plan Assumption Date") on or before the Distribution Date, CUNO shall establish the CUNO Base Retirement Plan and a related trust to assume liabilities of and receive the offer of assets from the Commercial Intertech Base Retirement Plan provided for in this Section 2.01. As of the Base Retirement Plan Assumption Date, the CUNO Participants shall cease to be participants in the Commercial Intertech Base Retirement Plan and shall become participants (to the extent they are eligible) in the CUNO Base Retirement Plan.

     (b) Commercial Intertech shall direct the trustee of the trust funding the Commercial Intertech Base Retirement Plan to transfer to the trustee of the trust funding the CUNO Base Retirement Plan, in cash, securities, other property or a combination thereof, as agreed by Commercial Intertech and CUNO, an amount equal to (X) less (Y), as adjusted by (Z); where (X) equals that portion of such assets of the Commercial Intertech Base Retirement Plan which represents the minimum amount of assets necessary to satisfy the requirements of Section 414(1) of the Code and Section 4044 of ERISA; where (Y) equals the aggregate payments made from the trust relating to the Commercial Intertech Base Retirement Plan in respect of such participants who are CUNO Participants from the Base Retirement Plan Assumption Date through the date the transfer occurs; and where (Z) equals the amount of the net earnings or losses, as the case may be, from the Base Retirement Plan Assumption Date through the date the transfer occurs, on the average of the daily balances of the foregoing and based upon the actual rate of return earned by the Commercial Intertech Base Retirement Plan during such period. All of the foregoing calculations shall be determined by the Enrolled Actuary.

     (c) CUNO and Commercial Intertech shall, in connection with the transfer described in this Section 2.01, cooperate in making any and all appropriate filings required under the Code or ERISA, and the regulations thereunder and any applicable securities laws, implementing all appropriate communications with participants, transferring appropriate records, and taking all such other actions as may be necessary and appropriate to implement the provisions of this
Section 2.01 and to cause such transfer to take place as soon as practicable after the Base Retirement Plan Assumption Date; provided, however, that such transfer shall not take place until as soon as practicable after the receipt of an opinion of CUNO's counsel satisfactory to Commercial Intertech's counsel to the effect that the CUNO Base Retirement Plan is in form qualified under Section 401(a) of the Code and the related trust is in form exempt under Section 501(a) of the Code. Commercial Intertech agrees to provide to CUNO's counsel such information in the possession of Commercial Intertech or any Commercial Intertech Subsidiary as may be reasonably requested by CUNO's counsel in connection with the issuance of such opinion. Commercial Intertech agrees, during the period ending with the date of the transfer of assets to the CUNO Base Retirement Plan, to cause distributions in respect of participants who are CUNO Participants to be made in the ordinary course from the trust funding the Commercial Intertech Base Retirement Plan in accordance with applicable law and pursuant to plan provisions.

     (d) Except as specifically set forth in this Section 2.01 and Section 2.10, upon the completion of the transfer of assets provided for herein, effective as of the Base Retirement Plan Assumption Date, CUNO, the CUNO Subsidiaries and the CUNO Base Retirement Plan shall assume, and shall be solely responsible for, all Liabilities of the Pre-Distribution Group to or with respect to CUNO Participants under the Commercial Intertech Base Retirement Plan. CUNO, the CUNO Subsidiaries and the CUNO Base Retirement Plan shall be solely responsible for all Liabilities arising out of or relating to the CUNO Base Retirement Plan.

     SECTION 2.02 The Retirement Savings Plans. (a) As soon as practicable after the date hereof and effective as of a date (the "Retirement Savings Plans Effective Date") on or before the Distribution Date, CUNO shall establish the CUNO Retirement Savings Plan and a related trust to receive any eligible rollover distributions as defined in Section 402(c)(4) of the Internal Revenue Code of 1986, as amended ("Eligible Transfer") from the Commercial Intertech Retirement Savings Plans. On and after the Retirement Savings Plans Effective Date, CUNO shall cause contributions by or in respect of CUNO Participants to the CUNO Retirement Savings Plan to be held by the trustee of the CUNO Retirement Savings Plan. On and after the Retirement Savings Plans Effective Date, distributions in respect of CUNO Participants shall be made from the Commercial Intertech Retirement Savings Plans in accordance with applicable law and pursuant to plan provisions. As of the Retirement Savings Plans Effective Date, CUNO Participants shall be treated as terminated participants under such plan and cease to be participants in the Commercial Intertech Retirement Savings Plans (except to the extent of an account balance) and shall, to the extent they are eligible, become participants in the CUNO Retirement Savings Plan.

     (b) CUNO shall deliver to Commercial Intertech, prior to the implementation of an Eligible Transfer, an opinion of CUNO's counsel satisfactory to Commercial Intertech's counsel to the effect that the CUNO Retirement Savings Plan is in form qualified under Section 401(a) of the Code and the related trust is in form exempt under Section 501(a) of the Code.

     (c) Except as specifically set forth in this Section 2.02 and Section 2.10, upon the completion of each Eligible Transfers provided for herein, CUNO, the CUNO Subsidiaries and the CUNO Retirement Savings Plan shall assume or retain, as the case may be, and shall be solely responsible for, all Liabilities of the Pre-Distribution Group to or with respect to CUNO Participants who have elected an Eligible Transfer under the Commercial Intertech Retirement Savings Plans. CUNO, the CUNO Subsidiaries and the CUNO Retirement Savings Plan shall be solely responsible for all Liabilities arising out of or relating to the CUNO Retirement Savings Plan.

     SECTION 2.03 Welfare Plans. CUNO shall take, and shall cause the CUNO Subsidiaries to take, all actions necessary or appropriate to establish, on or before the Distribution Date, CUNO Welfare Plans to provide each CUNO Participant with benefits without gain or loss which are substantially similar to the benefits provided to him or her under the Commercial Intertech Welfare Plans. From and after the Distribution Date, except as specifically set forth in Section 2.10, the CUNO Welfare Plans, CUNO and the CUNO Subsidiaries shall assume or retain, as the case may be, and shall be solely responsible for, all Liabilities of the Pre-Distribution Group in connection with claims by or in respect of CUNO Participants for benefits under the Commercial Intertech Welfare Plans and the CUNO Welfare Plans, whether incurred before, on or after the Distribution Date. Commercial Intertech agrees to provide CUNO or its designated representative with such information (in the possession of Commercial Intertech or a Commercial Intertech Subsidiary and not already in the possession of CUNO or a CUNO Subsidiary) as may be reasonably requested by CUNO in order to carry out the requirements of this Section 2.03. On and after the Distribution Date, CUNO participants shall be treated as terminated participants under the Commercial Intertech Welfare Plans and shall cease to be a participant under the Commercial Intertech Welfare Plans.

     SECTION 2.04 Stock Plans. (a) Commercial Intertech and CUNO shall take all action necessary or appropriate (including obtaining the consent of the holders of Commercial Intertech Options and Commercial Intertech Performance Shares, if required) so that each Commercial Intertech Option and Commercial Intertech Performance Share held by a CUNO Participant that is outstanding as of the Distribution Date shall be replaced with a CUNO Option or a CUNO Performance Share, as the case may be, with respect to a number of shares of CUNO Common Stock equal to the number of shares subject to such Commercial Intertech Option or Commercial Intertech Performance Share, as the case may be, immediately before such replacement, times the Ratio, and then, if any resultant fractional share of CUNO Common Stock exists, rounded [up] [down] to the nearest whole share, and with a per-share exercise price equal to the per-share exercise price of such Commercial Intertech Option immediately before such replacement, divided by the Ratio. Such CUNO Option shall otherwise have the same terms and conditions as the corresponding Commercial Intertech Option, except that references to Commercial Intertech shall be changed to refer to CUNO. Such CUNO Performance Share shall be subject to the performance standards as may be established by the Committee pursuant to the terms of the CUNO Stock Plan.

     (b) Commercial Intertech and CUNO shall take all action necessary (including obtaining the consent of the holders of Commercial Intertech Restricted Stock, if necessary) so that each award of Commercial Intertech Restricted Stock held by a CUNO Participant (including any CUNO Common Stock issued in the Distribution with respect thereto) that is outstanding as of the Distribution Date is converted into an award of a number of shares of CUNO Restricted Stock such that the sum of such number and the number of shares of CUNO Common Stock issued in the Distribution with respect to such Commercial Intertech Restricted Stock equals the number of shares of Commercial Intertech Restricted Stock comprising such award immediately before the Distribution Date, times the Ratio, and then, if any resultant fractional share of CUNO Common Stock exists, rounded [up] [down] to the nearest whole share. Such converted award shall be subject to the same schedule with respect to the lapse of restrictions and the same risks of forfeiture as the corresponding Commercial Intertech Restricted Stock immediately before such conversion, and shall otherwise have the same terms and conditions as the corresponding Commercial Intertech Restricted Stock, except that references to Commercial Intertech shall be changed to references to CUNO.

     (c) (i) Commercial Intertech and CUNO shall take all action necessary or appropriate (including obtaining the consent of the holders of Commercial Intertech Director Options, if required) so that each Commercial Intertech Director Option held by an individual who is a non-employee member of the Board of Directors of both CUNO and Commercial Intertech (a "Common Non-Employee Director") and each Commercial Intertech Director Option held by an individual who is a nonemployee member of the Board of Directors of CUNO but is not a member of the Board of Directors of Commercial Intertech (a "CUNO Non-Employee Director") that is outstanding as of the Distribution Date shall be replaced as set forth below.

     (ii) Each such Commercial Intertech Director Option held by a Common Non-Employee Director shall be replaced with (i) a CUNO Director Option and (ii) a new Commercial Intertech Director Option, in each case as more fully described below. Such CUNO Director Option shall constitute an option to purchase a number of shares of CUNO Common Stock equal to one-half the number of shares subject to such Commercial Intertech Director Option immediately before such replacement, times the Ratio, and then, if any resultant fractional share of CUNO Common Stock exists, rounded [up] [down] to the nearest whole share, and with a per-share exercise price equal to the per-share exercise price of such Commercial Intertech Director Option immediately before such replacement, divided by the Ratio. Such CUNO Director Option shall otherwise have the same terms and conditions as the Commercial Intertech Director Option it replaces in part, except that references to Commercial Intertech shall be changed to refer to CUNO. Such new Commercial Intertech Director Option shall constitute an option to purchase a number of shares of Commercial Intertech Common Stock equal to one-half the number of shares subject to such Commercial Intertech Director Option immediately before such replacement, times the Commercial Intertech Ratio, and then, if any resultant fractional share of Commercial Intertech Common Stock exists, rounded [up] [down] to the nearest whole share, and with a per-share exercise price equal to the per-share exercise price of such Commercial Intertech Director Option immediately before such replacement, divided by the Commercial Intertech Ratio.

     (iii) Each such Commercial Intertech Director Option held by a CUNO Non-Employee Director shall be replaced with a CUNO Director Option to purchase a number of shares of CUNO Common Stock equal to the number of shares subject to such Commercial Intertech Director Option immediately before such replacement, times the Ratio, and then, if any resultant fractional share of CUNO Common Stock exists, rounded [up] [down] to the nearest whole share, and with a per-share exercise price of such Commercial Intertech Director Option immediately before such replacement, divided by the Ratio. Such CUNO Director Option shall otherwise have the same terms and conditions as the Commercial Intertech Director Option it replaces, except that references to Commercial Intertech shall be changed to refer to CUNO.

     (d) Effective as of the Distribution Date, except as specifically set forth in Section 2.10, CUNO and the CUNO Subsidiaries shall assume and be solely responsible for (i) all Liabilities of the Pre-Distribution Group to or with respect to CUNO Participants arising out of or relating to Commercial Intertech Options, Commercial Intertech Performance Shares and Commercial Intertech Restricted Stock that are outstanding as of the Distribution Date, and (ii) all Liabilities of the Pre-Distribution Group to or with respect to Common Non-Employee Directors and CUNO Non-Employee Directors arising out of or relating to Commercial Intertech Director Options to the extent they are to be replaced by CUNO Director Options pursuant to Section 2.04(c). CUNO and the CUNO Subsidiaries shall be solely responsible for all Liabilities arising out of or relating to CUNO Options, CUNO Performance Shares, CUNO Restricted Stock and CUNO Director Options.

     SECTION 2.05 Nonqualified Plans and Programs. (a) Effective as of the Distribution Date, CUNO and the CUNO Subsidiaries shall assume and be solely responsible for all Liabilities of the Pre-Distribution Group to or relating to CUNO Participants under all annual and long-term cash incentive compensation plans of Commercial Intertech, the Commercial Intertech Subsidiaries, CUNO and the CUNO Subsidiaries (the "Cash Incentive Plans"). CUNO and Commercial Intertech shall cooperate in taking all actions necessary or appropriate to adjust the performance goals and other terms and conditions of awards under the Cash Incentive Plans for performance periods that begin before and end after the Distribution Date as appropriate to reflect the Distribution, including, but not limited to, amending any Cash Incentive Plan or grant thereunder and obtaining any necessary consents of affected participants.

     (b) Effective as of the Distribution Date: (i) CUNO and the CUNO Subsidiaries shall establish a plan (the "CUNO Supplemental Plan") substantially similar to the Commercial Intertech Supplemental Plan to provide supplemental retirement benefits to certain management and highly compensated employees; (ii) Commercial Intertech shall amend the Commercial Intertech Supplemental Plan, if necessary, so that no CUNO Employee who is a participant therein shall be deemed to have terminated employment as a result of the Distribution or as a result of becoming a CUNO Employee in connection with the Distribution; and (iii) CUNO and the CUNO Subsidiaries shall assume and be solely responsible for all Liabilities of the Pre-Distribution Group to or relating to CUNO Participants under the Commercial Intertech Supplemental Plan. All deferral elections and beneficiary designations made by CUNO Participants under the Commercial Intertech Supplemental Plan shall remain in effect with respect to the CUNO Supplemental Plan from and after the Distribution Date, until changed in accordance with the CUNO Supplemental Plan. CUNO and Commercial Intertech shall cooperate in taking all actions necessary or appropriate to accomplish the foregoing and to ensure that as of the Distribution Date, Commercial Intertech and the Commercial Intertech Subsidiaries cease to have any Liabilities to or relating to the CUNO Participants under the Commercial Intertech Supplemental Plan, including, but not limited to, amending the Commercial Intertech Supplemental Plan or any grant thereunder and obtaining any necessary consents of affected participants.

     SECTION 2.06 Severance Pay. (a) CUNO and Commercial Intertech agree that individuals who, in connection with the Distribution, cease to be Commercial Intertech Employees and become CUNO Employees shall not be deemed to have experienced a termination or severance of employment from Commercial Intertech and its subsidiaries for purposes of any policy, plan, program or agreement of Commercial Intertech or any of its subsidiaries that provides for the payment of severance, salary continuation or similar benefits.

     (b) CUNO and the CUNO Subsidiaries shall assume and be solely responsible for all Liabilities of the Pre-Distribution Group in connection with claims made by or on behalf of CUNO Employees in respect of severance pay, salary continuation and similar obligations relating to the termination or alleged termination of any such person's employment on or after the Distribution Date.

     SECTION 2.07 Employment Agreements. As of the Distribution Date, CUNO and the CUNO Subsidiaries shall assume and be solely responsible for all Liabilities of Commercial Intertech and its Subsidiaries pursuant to the employment agreement(s) and termination and change of control agreement(s) listed on Schedule A hereto.

     SECTION 2.08 Other Liabilities and Obligations. As of the Distribution Date, except as otherwise agreed by the parties hereto, CUNO and the CUNO Subsidiaries shall assume and be solely responsible for all Liabilities of the Pre-Distribution Group not otherwise provided for in this Agreement to or relating to CUNO Participants arising out of or relating to employment by any of Commercial Intertech, the Commercial Intertech Subsidiaries, CUNO or the CUNO Subsidiaries, or any predecessors thereof.

     SECTION 2.09 Recognition of Commercial Intertech Employment Service, etc. The CUNO Qualified Plans, the CUNO Welfare Plans, and all other employee benefit plans, programs and policies of CUNO shall recognize service before the Distribution with the Pre-Distribution Group as service with CUNO and the CUNO Subsidiaries. Each CUNO Welfare Plan shall provide benefits to CUNO Participants without interruption or change solely as a result of the transition from the corresponding Commercial Intertech Welfare Plans, and without limiting the generality of the foregoing: (i) shall, to the extent applicable, recognize all amounts applied to deductibles, out-of-pocket maximums and lifetime maximum benefits with respect to CUNO Participants under the corresponding Commercial Intertech Welfare Plan for the plan year that includes the Distribution Date and for prior periods (if applicable); (ii) shall, to the extent applicable, not impose any limitations on coverage of pre-existing conditions of CUNO Participants except to the extent such limitations applied to such CUNO Participants under the corresponding Commercial Intertech Welfare Plan immediately before such CUNO Welfare Plan became effective; and (iii) shall not impose any other conditions (such as proof of good health, evidence of insurability or a requirement of a physical examination) upon the participation by CUNO Participants who were participating in the corresponding Commercial Intertech Welfare Plan immediately before such CUNO Welfare Plan became effective.

     SECTION 2.10 Plan Audits. (a) If any audit, examination or similar proceeding with respect to any Commercial Intertech Qualified Plan or Commercial Intertech Welfare Plan by the Internal Revenue Service, the U.S. Department of Labor, or any other governmental authority, or any litigation arising out of such an audit, examination or similar proceeding, that pertains (in whole or in part) to a period before the Distribution Date results in the imposition of any Liability, then the portion of such Liability that pertains to a period before the Distribution Date (an "Audit Liability") shall be allocated between CUNO and Commercial Intertech as set forth in this Section 2.10; provided, that the term "Audit Liability" shall not include any portion of such a Liability that results from the loss of any compensation deduction or any related interest or penalties (which shall be governed by the Tax Sharing Agreement).

     (b) To the extent that an Audit Liability takes the form of a payment to any CUNO Participant or of a benefit under a plan or a contribution to a trust or other funding vehicle relating to a plan, or interest on such a payment or contribution, there shall be allocated to CUNO the portion of such Audit Liability that is attributable to CUNO Participants.

     (c) Any Audit Liability that takes the form of a penalty, fine or other liability imposed as a result of the manner in which a plan was administered (including without limitation as a result of the failure to make a required filing or participant communication) and that is not described in Section 2.10(b) above shall be allocated to CUNO if CUNO or a CUNO Subsidiary was responsible for such administration; to Commercial Intertech if Commercial Intertech or a Commercial Intertech Subsidiary, other than CUNO or a CUNO Subsidiary, was responsible for such administration; and equally between CUNO and Commercial Intertech if the responsibility for such administration was shared or cannot be clearly determined.

     (d) If an Audit Liability arises, the allocation of which is not addressed in Section 2.10(b) or (c), or if there arises any other dispute concerning the allocation of Audit Liabilities, such allocation or dispute shall be subject to the dispute resolution and arbitration provisions of the Distribution Agreement.

     SECTION 2.11 Indemnification. All Liabilities retained or assumed by or allocated to CUNO or any CUNO Subsidiary pursuant to this Agreement shall be deemed to be CUNO Liabilities, as defined in the Distribution Agreement, and all Liabilities retained or assumed by or allocated to Commercial Intertech or any Commercial Intertech Subsidiary pursuant to this Agreement shall be deemed to be Commercial Intertech Liabilities, as defined in the Distribution Agreement and, in each case, shall be subject to the indemnification provisions set forth in
Article IV thereof.


                          ARTICLE III - MISCELLANEOUS
                                        -------------

     SECTION 3.01 Guarantee of Subsidiaries' Obligations. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance and payment of, all actions, agreements, obligations and liabilities set forth herein to be performed or paid by any subsidiary of such party which is contemplated by the Distribution Agreement to be a subsidiary of such party on or after the Distribution Date.

     SECTION 3.02 Failure of Commercial Intertech and CUNO To Agree on Certain Determinations. (a) In any case in which CUNO or Commercial Intertech shall disagree with the determination of an amount which this Agreement requires to be made by the Enrolled Actuary, each such disagreeing party shall have the right within 30 days after receipt of notice of such determination to engage at its own expense, an enrolled actuary to make the determination of such amount. If the amount determined by such actuaries should differ, such amount shall be determined by another enrolled actuary selected by agreement between or among the Enrolled Actuary and the enrolled actuary or enrolled actuaries.

     (b) Any other dispute concerning the matters addressed by this Agreement shall, except as specifically provided in Section 2.10, be subject to the dispute resolution and arbitration provisions of the Distribution Agreement.

     SECTION 3.03 Sharing of Information. Each of Commercial Intertech and CUNO shall, and shall cause each of their respective Subsidiaries to, provide to the other all such information in its possession as the other may reasonably request to enable it to administer its employee benefit plans and programs, and to determine the scope of, and fulfill, its obligations under this Agreement. Such information shall, to the extent reasonably practicable, be provided in the format and at the times and places requested, but in no event shall the party providing such information be obligated to incur any direct expense not reimbursed by the party making such request, nor to make such information available outside its normal business hours and premises. The right of the parties to receive information hereunder shall, without limiting the generality of the foregoing, extend to any and all reports, and the data underlying such reports, prepared by the Enrolled Actuary in making any determination under this Agreement or by any third party engaged pursuant to Section 2.10.

     SECTION 3.04 Governing Law. Subject to applicable federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the principles of conflicts of laws thereof.

     SECTION 3.05 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered by hand, mailed by registered or certified mail (return receipt requested), or sent by cable, telegram, telex or telecopy (confirmed by regular, first-class mail), to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

          if to Commercial Intertech:  Commercial Intertech Corp.
                                       1775 Logan Avenue
                                       Youngstown, OH  44505
                                       Attention:  President

          if to CUNO:                  CUNO Incorporated
                                       400 Research Parkway
                                       Meridien, CT  06450
                                       Attention:  President

     SECTION 3.06 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

     SECTION 3.07 Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     SECTION 3.08 Termination. This Agreement shall be terminated in the event that the Distribution Agreement is terminated and the Distribution abandoned prior to the Distribution Date. In the event of such termination, neither party shall have any liability of any kind to the other party.

     SECTION 3.09 Rights to Amend or Terminate Plans; No Third Party Beneficiaries. No provision of this Agreement shall be construed (a) to limit the right of Commercial Intertech, any Commercial Intertech Subsidiary, CUNO or any CUNO Subsidiary to amend any plan or terminate any plan, or (b) to create any right or entitlement whatsoever in any employee or beneficiary including, without limitation, a right to continued employment or to any benefit under a plan or any other benefit or compensation. This Agreement is solely for the benefit of the parties hereto and their respective subsidiaries and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     SECTION 3.10 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     SECTION 3.11 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                              COMMERCIAL INTERTECH CORP.



                              By:
                                    -----------------------
                                    Paul J. Powers
                                    President


                              CUNO INCORPORATED


                              By:
                                    -----------------------
                                    Mark G. Kachur
                                    President

                                   SCHEDULE A

                             EMPLOYMENT AGREEMENTS
                                TO BE ASSUMED BY
                                      CUNO


Mark Kachur

                               CUNO INCORPORATED
- --------------------------------------------------------------------------------

       TERMINATION AND CHANGE OF CONTROL AGREEMENT FOR CORPORATE OFFICERS

- --------------------------------------------------------------------------------

                               CUNO INCORPORATED
- --------------------------------------------------------------------------------

                TERMINATION AND CHANGE OF CONTROL AGREEMENT FOR

                         ----------------------------

- --------------------------------------------------------------------------------

1.        Term and Application.........................................     1

2.        Office and Duties............................................     2

3.        Salary and Annual Incentive Compensation.....................     2

4.        Long-Term Compensation, Including Stock Options, and Benefits,
          Deferred Compensation, and Expense Reimbursement.............     3

5.        Termination of Employment....................................     4

6.        Termination Due to Normal Retirement, Death, or Disability...     5

7.        Termination of Employment For Reasons Other Than Normal
          Retirement, Death or Disability..............................     6

8.        Termination by the Company Without Cause and Termination
          by Executive for Good Reason During the Extended
          Employment Period............................................     8

9.        Definitions Relating to Termination Events...................    10

10.       Excise Tax Gross-Up..........................................    14

11.       Non-Competition and Non-Disclosure; Executive Cooperation....    17

12.       Governing Law; Disputes; Arbitration.........................    18

13.       Miscellaneous................................................    19

14.       Indemnification..............................................    21

                  TERMINATION AND CHANGE OF CONTROL AGREEMENT
                  -------------------------------------------

     THIS TERMINATION AND CHANGE OF CONTROL AGREEMENT ("Termination Agreement") is dated as of the _____ day of _________________, 1996, by and between CUNO Incorporated, a Delaware corporation (the "Company") and
________________________ ("Executive"), and shall become effective as of
____________________________, 1996 (the "Effective Date").

                              W I T N E S S E T H
                              - - - - - - - - - -

     The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Termination Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. Term and Application. The Term of this Termination Agreement shall commence on the date hereof and shall terminate, except to the extent that any obligation of the Company under this Termination Agreement remains unpaid as of such time, on the date five (5) years from the date hereof (subject to earlier termination in accordance with Section 5 below); provided, however, that on or after the Extension Date (as defined below), the Term of this Termination Agreement shall be the Extended Employment Period (as defined below). As long as the Extension Date has not occurred, commencing on the date five (5) years after the date of this Termination Agreement and each anniversary date of this Termination Agreement thereafter, the Term of this Termination Agreement shall automatically be extended for one (1) additional year unless not later than on
(1) year prior to the date five (5) years after the date of this Termination Agreement or subsequent anniversary date, the Company or Executive shall have given written notice to the other of its intention not to extend this Termination Agreement. If there is a conflict between the Employment Agreement, if any, between the Company and Executive ("Employment Agreement") and this Termination Agreement, this Termination Agreement shall supersede the Employment Agreement; provided the Executive shall receive the more valuable payment, right or benefit under the Employment Agreement (including without limitation, the continuation of medical benefits under the Employment Agreement) and this Termination Agreement. In no event shall Executive receive any payment, right or benefit under both this Termination Agreement and the Employment Agreement with respect to the same Date of Termination (as defined below).

     2.  Office and Duties.
         -----------------

          (a) Generally. During the Extended Employment Period, the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Extension Date.

          During the Extended Employment Period it shall not be a violation of the Executive Employment Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Termination Agreement. It is expressly understood and agreed that, to the extent that any activities have been conducted by the Executive prior to the Extension Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Extension Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

          (b) Place of Employment. During the Extended Employment Period, the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Extension Date or any office or location less than thirty-five (35) miles from such location.

     3.  Salary and Annual Incentive Compensation.
         ----------------------------------------

          (a) Base Salary. During the Extended Employment Period, the Executive shall receive an Annual Base Salary, which shall be paid at a monthly rate, at least equal to twelve (12) times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its affiliated companies in respect of the 12-month period immediately preceding the month in which the Extension Date occurs. During the Extended Employment Period, the Annual Base Salary shall be reviewed no more than twelve (12) months after the last salary increase awarded to the Executive prior to the Extension Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Termination Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Termination Agreement shall refer to Annual Base Salary as so increased. As used in this Termination Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

          (b) Annual Incentive Compensation. During the Extended Employment Period, any annual incentive compensation payable to Executive shall be paid in accordance with the Company's usual practices with respect to payment of incentive compensation of senior executives, including, without limitation, the Company's Senior Management Target Incentive Plan and Salaried Employee Incentive Plan (except to the extent deferred). In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Extended Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the Executive's highest annual incentive compensation target for the last three full fiscal years prior to the Extension Date (annualized in the event that the Executive was not employed by the Company for the whole of such fiscal year) (the "Recent Annual Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

     4. Long-Term Compensation, Including Stock Options, and Benefits, Deferred Compensation, and Expense Reimbursement

          (a) Executive Compensation Plans. During the Extended Employment Period, the compensation plans, practices, policies and programs, in the aggregate, including without limitation the long-term incentive features of the Company's Stock Option and Award Plans, shall provide Executive with benefits, options to acquire Company stock and compensation and incentive award opportunities substantially no less favorable than those provided by the Company under such plans and programs to senior executives in similar capacities.
During the Extended Employment Period, in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), in each case, be less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Extension Date or if more favorable to the Executive, those provided generally at any time after the Extension Date to other peer executives of the Company and its affiliated companies. For purposes of this Termination Agreement, all references to "performance share plans" and "performance shares" refer to such arrangements under the Company's Stock Option and Award Plans and to any performance shares, performance units, stock grants, or other long-term incentive arrangements adopted as a successor or replacement to performance shares under such plans or other plans of the Company.

          (b) Employee and Executive Benefit Plans. During the Extended Employment Period, benefit plans and programs, in the aggregate, shall provide Executive with benefits substantially no less favorable than those provided by the Company to senior executives in similar capacities. During the Extended Employment Period, in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Extension Date or, if more favorable to the Executive, those provided generally at any time after the Extension Date to other peer executives of the Company and its affiliated companies.

     5.   Termination of Employment.
          -------------------------

          (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Term of this Termination Agreement. If the Company determines in good faith that the Disability of the Executive has occurred during the Term of this Termination Agreement, it may give to the Executive written notice in accordance with Section 13(d) of this Termination Agreement of its intention to terminate the Executive's employment. In such event, the Executive's Date of Termination is effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties.

          (b) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(d) of this Termination Agreement. For purposes of this Termination Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Termination Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the Date of Termination (which date shall be not more than thirty (30) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          (c) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such Date of Termination, and (iii) if the Executive's employment is terminated by reason of death or Disability, or due to his voluntary decision to retire on or after his Normal Retirement Date other than for Good Reason, the Date of Termination shall be the date of death of the Executive, the Disability Effective Date, or the date the Executive notifies the Company that the Executive's employment will terminate, as the case may be. Notwithstanding the foregoing, solely the transfer of an Executive to employment with an affiliated companies shall not constitute a termination of employment with the Company.

     6.   Termination Due to Normal Retirement, Death, or Disability
          ----------------------------------------------------------

          Upon an Executive's Date of Termination due to his voluntary decision to retire on or after his Normal Retirement Date (other than for Good Reason during the Extended Employment Period), death or Disability, the Term of this Termination Agreement will immediately terminate and all obligations of the Company and Executive under this Termination Agreement will immediately cease; provided, however, that subject to the provisions of Section 13(c), the Company will pay Executive (or his beneficiaries or estate), and Executive (or his beneficiaries or estate) will be entitled to receive, the following:

          (a) The unpaid portion of Annual Base Salary at the rate payable, in accordance with Section 3(a) hereof, at the Date of Termination, pro rated through such Date of Termination, will be paid;

          (b) All vested, nonforfeitable amounts owing and accrued at the Date of Termination under any compensation and benefit plans, programs, and arrangements in which Executive theretofore participated will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted;

          (c) In lieu of any annual incentive compensation under Section 3(b) for the year in which Executive's employment terminated (unless otherwise payable under (b) above), Executive will be paid an amount equal to the average annual incentive compensation paid to Executive in the three years immediately preceding the year of termination (or, if Executive was not eligible to receive or did not receive such incentive compensation for any year in such three year period, the Executive's target annual incentive compensation for such year(s) shall be used to calculate average annual incentive compensation) multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

          (d) Stock options then held by Executive will be exercisable to the extent and for such periods, and otherwise governed, by the plans and programs and the agreements and other documents thereunder pursuant to which such stock options were granted; and

          (e) If Executive's Date of Termination is due to Disability, for the period extending from such Date of Termination until Executive reaches age 65, Executive shall continue to participate in all employee benefit plans, programs, and arrangements providing health, medical, and life insurance in which Executive was participating immediately prior to the Date of Termination, the terms of which allow Executive's continued participation, as if Executive had continued in employment with the Company during such period or, if such plans, programs, or arrangements do not allow Executive's continued participation, a cash payment equivalent on an after-tax basis to the value of the additional benefits Executive would have received under such employee benefit plans, programs, and arrangements in which Executive was participating immediately prior to the Date of Termination, as if Executive had received credit under such plans, programs, and arrangements for service and age with the Company during such period following Executive's Date of Termination, with such benefits payable by the Company at the same times and in the same manner as such benefits would have been received by Executive under such plans (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating).

Amounts which are immediately payable above will be paid as promptly as practicable after Executive's Date of Termination; provided, however, to the extent that or the Company would not be entitled to deduct any such payments under Internal Revenue Code Section 162(m), such payments shall be made at the earliest time that the payments would be deductible by the Company without limitation under Section 162(m) (unless this provision is waived by the Company). Any deferred payments shall be credited with interest at a rate required to prevent the imputation of taxable income under the Code.

     7. Termination of Employment For Reasons Other Than Normal Retirement, Death or Disability

          (a) Termination by the Company for Cause and Termination by Executive. Upon an Executive's Date of Termination by the Company for Cause, or voluntarily by Executive for reasons other than Good Reason, the Term will immediately terminate, and all obligations of the Company under Sections 1 through 4 of this Termination Agreement will immediately cease; provided, however, that subject to the provisions of Section 13(c), the Company shall pay Executive (or his or her beneficiaries), and Executive (or his or her beneficiaries) shall be entitled to receive, the following:

               (i) The unpaid portion of Annual Base Salary at the rate payable, in accordance with Section 4(a) hereof, at the Date of Termination, pro rated through such Date of Termination, will be paid; and

               (ii) All vested, nonforfeitable amounts owing and accrued at the
                    Date of Termination under any compensation and benefit plans, programs, and arrangements in which Executive theretofore participated will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted.

Amounts which are immediately payable above will be paid as promptly as practicable after the Executive's Date of Termination; provided, however, to the extent that the Company would not be entitled to deduct any such payments under Internal Revenue Code Section 162(m), such payments shall be made at the earliest time that the payments would be deductible by the Company without limitation under Section 162(m) (unless this provision is waived by the Company).

          (b) Termination by the Company Without Cause. Upon an Executive's Date of Termination prior to the Extension Date without Cause, the Term will terminate and all obligations of the Company and Executive under Sections 1 through 4 of this Termination Agreement will immediately cease; provided, however, that subject to the provisions of Section 13(c) the Company shall pay to the Executive (or his or her beneficiaries) and Executive (or his or her beneficiaries) shall be entitled to receive within, or commencing within, thirty
(30) days after the Date of Termination, the following amounts:

               (i) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid;

               (ii) twenty-four (24) bi-monthly payments during a twelve (12) consecutive month period equal to the Executive's Annual Base Salary divided by twenty-four (24); provided, however, notwithstanding anything to the contrary in the Termination Agreement or in the Employment Agreement, none of such amounts shall qualify Executive for any incremental benefit under any plan or program in which he has participated or continues to participate;

               (iii) stock options then held by Executive will be exercisable to the extent and for such periods, and otherwise governed, by the plans and programs and the agreements and other documents thereunder pursuant to which such stock options were granted; and

               (iv) all vested, nonforfeitable amounts owing and accrued at the Date of Termination under any compensation and benefit plans, programs, and arrangements in which Executive theretofore participated will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted.

Amounts which are immediately payable above will be paid as promptly as practicable after Executive's Date of Termination; provided, however, to the extent that or the Company would not be entitled to deduct any such payments under Internal Revenue Code Section 162(m), such payments shall be made at the earliest time that the payments would be deductible by the Company without limitation under Section 162(m) (unless this provision is waived by the Company).

     8. Termination by the Company Without Cause and Termination by Executive for Good Reason During the Extended Employment Period

          Upon an Executive's Date of Termination during the Extended Employment Period by the Company without Cause or voluntarily by the Executive for Good Reason, the Term of this Termination Agreement will immediately terminate and all obligations of the Company and Executive under Sections 1 through 4 of this Termination Agreement will immediately cease; provided, however, that subject to the provisions of Section 13(c) the Company shall pay Executive (or his or her beneficiaries), and Executive (or his or her beneficiaries) shall be entitled to receive, the following:

          (a) the Company shall pay to the Executive in a lump sum in cash on the Date of Termination the aggregate of the following amounts:

                (i) the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, and (2) the product of (x) the higher of (I) the Recent Annual Bonus and (II) the Annual Bonus paid or payable assuming the Executive satisfied all conditions to receive the Annual Bonus and assuming full satisfaction of any performance standards or targets applicable to determining the maximum amount payable, including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year consisting of less than twelve (12) full months or during which the Executive was employed for less than twelve (12) full months), for the most recently completed fiscal year during the Extended Employment Period, if any (such higher amount being referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365;

               (ii) the amount equal to three (3) times the sum of (1) the
                    Executive's Annual Base Salary and (2) the Highest Annual Bonus (Payment of any amount under Section 8(a)(i) shall not constitute a payment or discharge of the Company's obligation under Section 8(a)(ii) and vice versa);

              (iii) in lieu of any payment in respect of performance shares, or other long term incentive awards granted prior to the Extension Date or in accordance with Section 4(a) hereof, for any performance period not completed at the

                    Executive's Date of Termination, an amount equal to the cash amount payable plus the value of any shares, dividends or other property (valued at the Date of Termination) payable upon the achievement of maximum performance in respect of each tranche of such performance shares or awards without proration as if the Date of Termination were the end of the performance period; and

               (iv) to the extent not covered in (i), (ii), (iii) or (iv), all vested, nonforfeitable amounts owing or accrued at the Date of Termination under any other compensation and benefit plans, programs, and arrangements in which Executive theretofore participated will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted.

          (b) Stock options then held by Executive will be exercisable and restricted stock held by the Executive will be vested to the extent and for such periods, and otherwise governed, by the plans and programs (and the agreements and other documents thereunder) pursuant to which such stock options or restricted stock were granted;

          (c) For three (3) years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue welfare plan benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b) of this Termination Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. If such plans, programs, or arrangements do not allow Executive's continued participation, a cash payment equivalent on an after-tax basis to the value of the additional benefits Executive would have received under such employee benefit plans, programs, and arrangements in which Executive was participating immediately prior to the Date of Termination, as if Executive had received credit under such plans, programs, and arrangements for service and age with the Company during such period following Executive's Date of Termination, with such benefits payable by the Company at the same times and in the same manner as such benefits would have been received by Executive under such plans (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating);

          (d) outplacement services the scope and provider of which shall be selected by the Executive in his sole discretion, provided by the Company at its sole expense as incurred;

          (e) for three (3) years after Executive's Date of Termination, a continued application of the Company's auto leasing policy in effect on the Extension Date, including, without limitation, fuel, insurance, maintenance and car phone;

          (f) for three (3) years after Executive's Date of Termination, the provision of reasonable personal tax accounting and financial planning by a firm chosen by Executive and reasonably acceptable to the Company; and

          (g) for three (3) years after the Executive's Date of Termination, the payment of all regular lunch and country club membership dues or fees in respect of any lunch or country club of which Executive is a member on Executive Date or Termination.

     9.   Definitions Relating to Termination Events.
          ------------------------------------------

          (a) "Cause." For purposes of this Termination Agreement, "Cause" shall mean Executive's gross misconduct (as defined herein). For purposes of this definition, "gross misconduct" shall mean (A) a felony conviction in a court of law under applicable federal or state laws which results in material damage to the Company or any of its subsidiaries or materially impairs the value of Executive's services to the Company, or (B) willfully engaging in one or more acts, or willfully omitting to act in accordance with duties hereunder, which is demonstrably and materially damaging to the Company or any of its subsidiaries, including acts and omissions that constitute gross negligence in the performance of Executive's duties under this Termination Agreement. Notwithstanding the foregoing, Executive may not be terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by a majority affirmative vote of the membership of the Board of Directors of the Company (the "Board") (excluding Executive, if he is then a member) at a meeting of the Board called and held for such purpose (after giving Executive reasonable notice specifying the nature of the grounds for such termination and not less than 30 days to correct the acts or omissions complained of, if correctable, and affording Executive the opportunity, together with his counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive was guilty of conduct which constitutes Cause as set forth in this
Section 9(a).

          (b) "Change of Control." For the purpose of this Termination Agreement, a "Change of Control" shall mean:

               (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the

                    Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of
                    Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by a lender to the Company pursuant to a debt restructuring of the Company, or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection
                    (iii) of this Section 9;

               (ii) Individuals who, as of the date hereof, constitute the Board
                    (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

              (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
                    (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          (c) "Disability" means the failure of Executive to render and perform the services required of him under this Termination Agreement, for a total of 180 days or more during any consecutive 12 month period, because of any physical or mental incapacity or disability as determined by a physician or physicians selected by the Company and reasonably acceptable to Executive, unless, within 30 days after Executive has received written notice from the Company of a proposed Date of Termination due to such absence, Executive shall have returned to the full performance of his duties hereunder and shall have presented to the Company a written certificate of Executive's good health prepared by a physician selected by Company and reasonably acceptable to Executive.

          (d) "Extended Employment Period" shall mean the period commencing on the Extension Date and ending on the third anniversary of such date.

          (e) "Extension Date" shall mean the first date during the Term of this Termination Agreement on which a Change of Control occurs. Anything in the

Employment Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of the Employment Agreement the "Extension Date" shall mean the date immediately prior to the date of such termination of employment.

          (f) "Good Reason." For purposes of this Termination Agreement, "Good Reason" shall mean the occurrence of a Change of Control and following which but not later than the third anniversary of the date of the Change of Control there occurs, without Executive's prior written consent:

                (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by
                    Section 2(a) of this Termination Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (ii) any failure by the Company to comply with any of the
                    provisions of Section 4 of this Termination Agreement or the Employment Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

              (iii) the Company's requiring the Executive to be based at any office or location other than as provided in Section 2(b) hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

               (iv) any failure by the Company to perform any material
                    obligation under, or breach by the Company of any material provision of, this Termination Agreement;

               (v) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Termination Agreement; or

               (vi) any failure by the Company to comply with and satisfy
                    Section 12(b) of this Termination Agreement.

For purposes of this Section, any good faith determination of "Good Reason" made by the Executive shall be conclusive. Anything in this Termination Agreement to the contrary notwithstanding, a voluntary Date of Termination by the Executive for any reason during the 30-day period immediately following the first anniversary of the Extension Date shall be deemed to be a termination for Good Reason for all purposes of this Termination Agreement.

          (g) "Normal Retirement Date." For purposes of this Termination Agreement, an Executive's Normal Retirement Date is his or her attainment of age sixty-five (65).

     10.  Excise Tax Gross-Up.
          -------------------

          If Executive becomes entitled to one or more payments (with a "payment" including, without limitation, the vesting of an option or other non-cash benefit or property), whether pursuant to the terms of this Termination Agreement or any other plan, arrangement, or agreement with the Company or any affiliated company (the "Total Payments"), which are or become subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed) (the "Excise Tax"), the Company shall pay to Executive at the time specified below an additional amount (the "Gross-up Payment") (which shall include, without limitation, reimbursement for any penalties and interest that may accrue in respect of such Excise Tax) such that the net amount retained by Executive, after reduction for any Excise Tax (including any penalties or interest thereon) on the Total Payments and any federal, state and local income or employment tax and Excise Tax on the Gross-up Payment provided for by this Section 10, but before reduction for any federal, state, or local income or employment tax on the Total Payments, shall be equal to the sum of (a) the Total Payments, and (b) an amount equal to the product of any deductions disallowed for federal, state, or local income tax purposes because of the inclusion of the Gross-up Payment in Executive's adjusted gross income multiplied by the highest applicable marginal rate of federal, state, or local income taxation, respectively, for the calendar year in which the Gross-up Payment is to be made.

          For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax:

          (a) The Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the written opinion of independent legal counsel, compensation consultants or auditors of nationally recognized standing ("Independent Advisors") selected by the Company and reasonably acceptable to Executive, the Total Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax;

          (b) The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (i) the total amount of the Total Payments or (ii) the total amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (a) above); and

          (c) The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

          For purposes of determining the amount of the Gross-up Payment, Executive shall be deemed (A) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made; (B) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of Executive's adjusted gross income); and (C) to have otherwise allowable deductions for federal, state, and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-up Payment in Executive's adjusted gross income. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to Executive or otherwise realized as a benefit by Executive) the portion of the Gross-up Payment that would not have been paid if such Excise Tax had been applied in initially calculating the Gross-up Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment and shall indemnify and hold Executive harmless in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

          The Gross-up Payment provided for above shall be paid on the 30th day (or such earlier date as the Excise Tax becomes due and payable to the taxing authorities) after it has been determined that the Total Payments (or any portion thereof) are subject to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to Executive on such day an estimate, as determined by the Independent Advisors, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section

1274(b)(2)(B) of the Code), as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). If more than one Gross-up Payment is made, the amount of each Gross-up Payment shall be computed so as not to duplicate any prior Gross-up Payment.

          The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                (i) give the Company any information reasonably requested by the
                    Company relating to such claim,

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

              (iii) cooperate with the Company in good faith in order
                    effectively to contest such claim, and

               (iv) permit the Company to participate in any proceedings
                    relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 10, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or to contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. If, after the receipt by the Executive of an amount advanced by the Company pursuant to this Section 10, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of this Section 10) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to this Section 10, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     11.  Non-Competition and Non-Disclosure; Executive Cooperation.
          ---------------------------------------------------------

          (a) Non-Competition. Without the consent in writing of the Board, upon the Executive's Date of Termination for any reason, Executive will not, for a period of two years thereafter, acting alone or in conjunction with others, directly or indirectly (i) engage (either as owner, investor, partner, stockholder, employer, employee, consultant, advisor or director (other than as below)) in any business in the continental United States in which he has been directly engaged, or has supervised as an executive, during the last two years prior to such Date of Termination and which is directly in competition with a material business then conducted by the Company or any of its subsidiaries; (ii) induce any customers of the Company or any of its subsidiaries with whom Executive has had contacts or relationships, directly or indirectly, during and within the scope of his employment with the Company or any of its subsidiaries, to curtail or cancel their business with such companies or any of them; or (iii) induce, or attempt to influence, any employee of the Company or any of its subsidiaries to terminate employment. The provisions of subparagraphs (i),
(ii), and (iii) above are separate and distinct commitments independent of each of the other subparagraphs. It is agreed that the ownership of not more than one percent of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market shall not, of itself, be deemed inconsistent with clause (i) of this paragraph (a), nor shall service as a member of a board of directors on which Executive is serving on the Date of Termination (including any successor board thereto) be deemed, of itself, to be inconsistent with clause(i) of this paragraph (a). The Executive and the Company agree that the value to be assigned to the obligations of the Executive under this paragraph
(a) is at least $__________.

          (b) Non-Disclosure. Executive shall not at any time (including following Executive's Date of Termination for any reason), disclose, use, transfer, or sell, except in the course of employment with or other service to the Company, any confidential or proprietary information of the Company or any of its subsidiaries so long as such information has not otherwise been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process.

          (c) Cooperation With Regard to Litigation. Executive agrees to cooperate with the Company (including following Executive's Date of Termination for any reason), on a reasonable basis when cooperation would not unreasonably interfere with Executive's employment by making himself available to testify on behalf of the Company or any subsidiary or affiliate of the Company, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any subsidiary or affiliate of the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board and its representatives or counsel, or representatives or counsel of or to the Company, or any subsidiary or affiliate of the Company, as requested; provided, however, this subsection (c) shall not apply to any action between the Executive and the Company to enforce this Termination Agreement. The Company agrees to reimburse Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

          (d) Release of Employment Claims. Executive agrees, as a condition to receipt of the termination payments and benefits provided hereunder, that he will execute a release agreement, in a form satisfactory to the Company, releasing any and all claims arising out of Executive's employment (other than enforcement of this Termination Agreement).

          (e) Survival. Notwithstanding any provision of this Termination Agreement to the contrary, the provisions of this Section 11 shall survive the termination or expiration of this Termination Agreement, shall be valid and enforceable, and shall be a condition precedent to the Executive (or his or her beneficiaries) receiving any amounts payable hereunder. The obligations of Executive under this Section II and any comparable type of obligation under the Employment Agreement are expressly conditioned upon Company's satisfaction of its obligations to Executive under this Termination Agreement and the Employment Agreement.

     12.  Governing Law; Disputes; Arbitration.
          ------------------------------------

          (a) Governing Law. This Termination Agreement is governed by and is to be construed, administered, and enforced in accordance with the laws of the

State of Ohio, without regard to Ohio conflicts of law principles, except insofar as federal laws and regulations may be applicable. If under the governing law, any portion of this Termination Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance, or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Termination Agreement. The invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof. If any court determines that any provision of Section 11 is unenforceable because of the duration or geographic scope of such provision, it is the parties' intent that such court shall have the power to modify the duration or geographic scope of such provision, as the case may be, to the extent necessary to render the provision enforceable and, in its modified form, such provision shall be enforced.

          (b) Reimbursement of Expenses in Enforcing Rights. On and after the Extension Date, all reasonable costs and expenses (including fees and disbursements of counsel) incurred by Executive in seeking to enforce rights pursuant to this Termination Agreement shall be paid on behalf of or reimbursed to Executive promptly by the Company, whether or not Executive is successful in asserting such rights; provided, however, that no reimbursement shall be made of such expenses relating to any unsuccessful assertion of rights if and to the extent that Executive's assertion of such rights was in bad faith or frivolous, as determined by independent counsel mutually acceptable to Executive and the Company and made without reference to or not related to a Change of Control. Immediately prior to the Extension Date but not less than five (5) days prior thereto, the Company agrees to maintain a minimum amount in a rabbi trust (or to provide to the trustee of such rabbi trust) an irrevocable letter of credit in an amount equal to such minimum amount (and callable at will by such trustee) sufficient to fund any such litigation and the aggregate present value of all liabilities potentially owed to the Executive under this Agreement as if he or she had incurred a termination of employment by the Company other than for Cause.

     13.  Miscellaneous.
          -------------

          (a) Integration. This Termination Agreement modifies and supersedes any and all prior agreements and understandings between the parties hereto with respect to the employment of Executive by the Company and its subsidiaries, except for the Employment Agreement and contracts relating to compensation under executive compensation and employee benefit plans of the Company and only to the extent enforceable. This Termination Agreement and the Employment Agreement together constitute the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto.
Executive shall not be entitled to any payment or benefit under this Termination Agreement which duplicates a payment, right or benefit received or receivable by Executive under such prior agreements and understandings with the Company or under any benefit or compensation plan of the Company.

          (b) Non-Transferability. Neither this Termination Agreement nor the rights or obligations hereunder of the parties hereto shall be transferable or assignable by Executive, except in accordance with the laws of descent and distribution or as specified in Section 13(c). The Company may assign this Termination Agreement and the Company's rights and obligations hereunder, and shall assign this Termination Agreement, to any Successor (as hereinafter defined) which, by operation of law or otherwise, continues to carry on substantially the business of the Company prior to the event of succession, and the Company shall, as a condition of the succession, require such Successor to agree to assume the Company's obligations and be bound by this Termination Agreement. For purposes of this Termination Agreement, "Successor" shall mean any person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company's business directly, by merger or consolidation, or indirectly, by purchase of the Company's voting securities or all or substantially all of its assets, or otherwise.

          (c) Beneficiaries. Executive shall be entitled to designate (and change, to the extent permitted under applicable law) a beneficiary or beneficiaries to receive any compensation or benefits payable hereunder following Executive's death.

          (d) Notices. Whenever under this Termination Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express or other similar overnight service or by certified or registered mail, return receipt requested, postage prepaid and addressed to such party at the address set forth below or at such other address as may be designated by such party by like notice:

     If to the Company:    CUNO Incorporated

                           ------------------------

                           ------------------------

                           Attention: Secretary

     With copies to:       CUNO Incorporated

                           ------------------------

                           ------------------------

                           Attention: General Counsel

     If to Executive:
                           --------------------------------------

                           --------------------------------------

                           --------------------------------------


If the parties by mutual agreement supply each other with telecopier numbers for the purposes of providing notice by facsimile, such notice shall also be proper notice under this Termination Agreement. In the case of Federal Express or other similar overnight service, such notice or advice shall be effective when sent, and, in the cases of certified or registered mail, shall be effective 2 days after deposit into the mails by delivery to the U.S. Post Office.

          (e) Reformation. The invalidity of any portion of this Termination Agreement shall not be deemed to render the remainder of this Termination Agreement invalid.

          (f) Headings. The headings of this Termination Agreement are for convenience of reference only and do not constitute a part hereof.

          (g) No General Waivers. The failure of any party at any time to require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions. No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

          (h) No Obligation To Mitigate. Executive shall not be required to seek other employment or otherwise to mitigate Executive's damages on or after Executive's Date of Termination; provided, however, that, to the extent Executive receives from a subsequent employer health or other insurance benefits that are substantially similar to the benefits referred to in this Termination Agreement, any such benefits to be provided by the Company to Executive following the Term shall be correspondingly reduced.

          (i) Offsets; Withholding. The amounts required to be paid by the Company to Executive pursuant to this Termination Agreement shall not be subject to offset. The foregoing and other provisions of this Termination Agreement notwithstanding, all payments to be made to Executive under this Termination Agreement will be subject to required withholding taxes and other required deductions.

          (j) Successors and Assigns. This Termination Agreement shall be binding upon and shall inure to the benefit of Executive, his heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

     14.  Indemnification.
          ---------------

          All rights to indemnification by the Company now existing in favor of Executive as provided in the Company's Articles of Incorporation or Code of Regulations or pursuant to other agreements in effect on or immediately prior to the Extension Date shall continue in full force and effect from the Extension Date (including all periods after the expiration of the Term), and the Company shall also advance expenses for which indemnification may be ultimately claimed as such expenses are incurred to the fullest extent permitted under applicable law, subject to any requirement that Executive provide an undertaking to repay such advances if it is ultimately determined that Executive is not entitled to indemnification; provided, however, that any determination required to be made with respect to whether Executive's conduct complies with the standards required to be met as a condition of indemnification or advancement of expenses under applicable law and the Company's Articles of Incorporation, Code of Regulations, or other agreement shall be made by independent counsel mutually acceptable to Executive and the Company (except to the extent otherwise required by law). After the date hereof, the Company shall not amend its Articles of Incorporation or Code of Regulations or any agreement in any manner which adversely affects the rights of Executive to indemnification thereunder. Any provision contained herein notwithstanding, this Termination Agreement shall not limit or reduce any rights of Executive to indemnification pursuant to applicable law. In addition, the Company will maintain directors' and officers' liability insurance in effect and covering acts and omissions of Executive, during the Term and for a period of six years thereafter, on terms substantially no less favorable as those in effect on the Extension Date.

          IN WITNESS WHEREOF, Executive has hereunto set his hand and the Company has caused this instrument to be duly executed as of the day and year first above written.

                              CUNO Incorporated



                              By:
                                  ---------------------------------
                              Name:
                                    -------------------------------
                              Title:
                                     ------------------------------

                              [NAME OF EXECUTIVE]



                              -------------------------------------

                               Cuno Incorporated
                             List of Subsidiaries

Name                                         Jurisdiction(s)
- ----                                         ---------------
CUNO Europe S.A.                             France
CUNO Filtration Asia Pte. Ltd.               Republic of Singapore
Cuno K.K.                                    Japan
Cuno Pacific Pty Limited                     New South Wales
Water Factory Systems, Inc.                  United States
Cuno do Brazil, Ltd.                         Brazil

[ARTICLE] 5
[MULTIPLIER] 1,000

[PERIOD-TYPE]                   YEAR                  6-MOS
[FISCAL-YEAR-END]                      OCT-31-1995            OCT-31-1996
[PERIOD-START]                         NOV-01-1994            NOV-01-1995
[PERIOD-END]                           OCT-31-1995            APR-30-1996
[CASH]                                       6,740                  5,521
[SECURITIES]                                     0                      0
[RECEIVABLES]                               34,517                 37,319
[ALLOWANCES]                                 1,136                    980
[INVENTORY]                                 21,763                 18,566
[CURRENT-ASSETS]                            88,928                 94,997
[PP&E]                                      93,379                 92,560
[DEPRECIATION]                              45,448                 45,488
[TOTAL-ASSETS]                             162,827                167,200
[CURRENT-LIABILITIES]                       39,754                 42,560
[BONDS]                                      4,060                  3,484
[COMMON]                                         0                      0
[PREFERRED-MANDATORY]                            0                      0
[PREFERRED]                                      0                      0
[OTHER-SE]                                 112,189                114,406
[TOTAL-LIABILITY-AND-EQUITY]               162,827                167,200
[SALES]                                    162,699                 86,094
[TOTAL-REVENUES]                           162,699                 86,094
[CGS]                                       99,772                 51,886
[TOTAL-COSTS]                               99,772                 51,886
[OTHER-EXPENSES]                                 0                      0
[LOSS-PROVISION]                               643                     70
[INTEREST-EXPENSE]                             691                    199
[INCOME-PRETAX]                              9,563                  7,481
[INCOME-TAX]                                 3,462                  2,379
[INCOME-CONTINUING]                          6,101                  5,102
[DISCONTINUED]                                   0                      0
[EXTRAORDINARY]                                  0                      0
[CHANGES]                                        0                      0
[NET-INCOME]                                 6,101                  5,102
[EPS-PRIMARY]                                    0                      0
[EPS-DILUTED]                                    0                      0

The following is a list of the names and shareholdings of individuals who may be deemed to be "participants" in the solicitation of proxies or revocation of agent designations by Commercial Intertech in opposition to United Dominion and OAC's solicitation of proxies for a "control share" meeting and their solicitation of agent designations to call a special meeting (information with respect to shareholdings includes common shares, shares issuable pursuant to options exercisable within 60 days, and preferred shares): Paul J. Powers (329,041 shares); Mark G. Kachur (32,086 shares); Bruce C. Wheatley (34,714 shares); Hubert Jacobs van Merlen (13,103 shares); John Gilchrist (32,032 shares); William J. Bresnahan (300 shares); Charles B. Cushwa III (220,380 shares); William W. Cushwa (238,925 shares); John M. Galvin (5,750 shares); Richard J. Hill (10,397 shares); Neil D. Humphrey (6,635 shares); William E. Kassling (5,000 shares); Gerald C. McDonough (4,500 shares); C. Edward Midgley (10,000 shares); George M. Smart (2,750 shares); Don E. Tucker (136,855 shares); Robert A. Calcagni (58,463 shares); Gilbert M. Manchester (33,994 shares), and Steven J. Hewitt (23,880 shares).